------------------------------------------------------------------------------
     As filed with the Securities and Exchange Commission on
                           September 12, 1997
                        Registration No. 333-31681


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549



                        PRE-EFFECTIVE AMENDMENT NO. 1
                                    TO
                                 FORM SB-2
                           REGISTRATION STATEMENT
                      Under The Securities Act of 1933



                ATLAS-ENERGY FOR THE NINETIES-PUBLIC #6 LTD.
         (Exact name of Registrant as Specified in its Charter)

     311 ROUSER ROAD
     MOON TOWNSHIP, PENNSYLVANIA 15108
     (412) 262-2830
     (Address and Telephone Number of
     Principal Executive Offices and
     Principal Place of Business)

     JAMES R. O'MARA, PRESIDENT
     ATLAS RESOURCES, INC.
     311 ROUSER ROAD, MOON TOWNSHIP, PENNSYLVANIA 15108
     (412) 262-2830
     (Name, Address and Telephone Number of Agent for Service)


     Copies to:
WALLACE W. KUNZMAN, JR., ESQ.       JAMES R. O'MARA
KUNZMAN & BOLLINGER, INC.           ATLAS RESOURCES, INC.
5100 N. BROOKLINE                   311 ROUSER ROAD
SUITE 600                           MOON TOWNSHIP,
OKLAHOMA CITY, OKLAHOMA 73112       PENNSYLVANIA
                                                15108


     Approximate Date of Commencement of Proposed Sale to the Public; AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

If any of the securities being registered on this form are to be offered on a delayed or continous basis pursuant to Rule 415 under the
Securities Act of 1933, check the following box:     [X]

                       CALCILATION OF REGISTRATION FEE
==============================================================================
                                                       Proposed     Proposed
Title of Each        Dollar          Maximum           Maximum      Amount of
Class of Securities  Amount          Offering          Aggregate
Registration
to be Registered     to be Registered  Price per Unit  Offering Price   Fee

Units(1)             $10,000,000      $10,000           $10,000,000    $3,030

(1) "Units" means the Limited Partner interests and the Investor General Partner interests offered to Participants in the Partnership.

THE REGISTRANT HEREBY AMENDS THE REGISTRATION STATEMENT ON SUCH DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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           ATLAS-ENERGY FOR THE NINETIES-PUBLIC NO.6 LTD.
                       CROSS REFERENCE SHEET
                        PURSUANT TO RULE 404

ITEM OF FORM SB-2
----------------------------------
CAPTION IN PROSPECTUS



     1.     Front of Registration

Statement and Outside Front

Cover of Prospectus

----------------------------------

Front Page of Registration
Statement and Outside Front Cover
Page of Prospectus
=================================

     2.     Inside Front and
Outside Back Cover Pages of
Prospectus
---------------------------------
Inside Front and Outside Back
Cover Pages of Prospectus
=================================

     3.     Summary Information and
Risk Factors
--------------------------------
Summary of the Offering; Risk
Factors
================================
     4.     Use of Proceeds
--------------------------------
Summary of the Offering;
Capitalization and Source of Funds
and Use of Proceeds
================================
     5.     Determination of
Offering Price
--------------------------------
Not Applicable
================================
     6.     Dilution
--------------------------------
Not Applicable
================================
     7.     Selling Security
Holders
--------------------------------
Not Applicable
================================
     8.     Plan of Distribution
--------------------------------
Summary of the Offering; Plan of
Distribution
================================
     9.     Legal Proceedings
--------------------------------
Litigation
================================
     10.     Directors, Executive
Officers, Promoters and
Control Persons
-------------------------------
Management
===============================
     11.     Security Ownership of
Certain Beneficial Owners and
Management
------------------------------
Management
===============================
     12.     Description of
Securities
-------------------------------
Summary of the Offering; Terms of
the Offering; Summary of
Partnership Agreement
===============================
     13.     Interest of Named
Experts and Counsel
-------------------------------
Legal Opinions; Experts
===============================
     14.     Disclosure of
Commission Position on
Indemnification for Securities
Act Liabilities
-------------------------------
Fiduciary Responsibilities of the
Managing General Partner
===============================
     15.     Organization Within
Last Five Years
-------------------------------
Management
===============================
     16.     Description of
Business
-------------------------------
Proposed Activities; Management
===============================
     17.     Management's
Discussion and Analysis or
Plan of Operation
-------------------------------
Proposed Activities
===============================
     18.     Description of
Property
A.     Issuers Engaged or to
Be Engaged in Significant
Mining Operations
B.     Supplementing Financial
Information about Oil and
Gas Producing Activities
------------------------------
Proposed Activities

Not Applicable

Not Applicable
=============================
     19.     Certain Relationships
and Related Transactions
-----------------------------
Compensation; Management;
Conflicts of Interest
============================
     20.     Market for Common
Equity and Related Stockholder
Matters
----------------------------
Not Applicable
============================
     21.     Executive Compensation
----------------------------
Management
============================
     22.     Financial Statements
----------------------------
Financial Information Concerning
the Managing General Partner,
Atlas Group and the Partnership
============================
     23.     Changes In and
Disagreements With Accountants
on Accounting and Financial
Disclosure
----------------------------
Not Applicable
============================



------------------------------------------------------------------------------
--
	Preliminary Prospectus (Subject to Completion) Dated September 12, 1997

Prospectus

	ATLAS-ENERGY FOR THE NINETIES-PUBLIC #6 LTD.

	$1,000,000 Minimum Aggregate Capital Contributions
	General and Limited Partner Interests at $10,000 per Unit
	Minimum Purchase: 1 Unit ($10,000)

This Prospectus describes an offering of 800 general and limited partner interests of $10,000 each in Atlas-Energy for the Nineties-Public #6 Ltd., a limited partnership. Investors in the Partnership will be admitted either as Investor General Partners or Limited Partners depending upon their election and whether the requisite suitability standards are met. See "Summary of the Offering - Terms of the Offering - Type of Units" for a discussion of the difference between Investor General Partner Units and Limited Partner Units. Upon commencement of operations, the Partnership will acquire Leases for drilling Development Wells thereon, and produce and market natural gas, if any, derived therefrom. The Partnership is expected to generate significant tax deductions. (See "Proposed Activities" and "Tax Aspects".) The Partnership, upon commencement of the offering of Units, will not have any properties or assets. The Managing General Partner of the Partnership is Atlas Resources, Inc. ("Atlas"), a Pennsylvania corporation. Atlas is responsible for the acquisition and supervision of the Partnership's properties and all other activities of the Partnership. For the meaning of certain capitalized terms used herein, see "Definitions".

THESE SECURITIES ARE SPECULATIVE AND ARE SUBJECT TO CERTAIN RISKS
INCLUDING:
? PURCHASE OF THE UNITS INVOLVES A HIGH LEVEL OF RISK; CONSEQUENTLY, PROSPECTIVE INVESTORS MUST MEET STRICT SUITABILITY STANDARDS ESTABLISHED BY THE MANAGING GENERAL PARTNER;
? THE DRILLING AND COMPLETION OPERATIONS TO BE UNDERTAKEN BY THE PARTNERSHIP FOR THE DEVELOPMENT OF GAS RESERVES INVOLVE THE POSSIBILITY OF A SUBSTANTIAL OR PARTIAL LOSS OF AN INVESTMENT IN THE PARTNERSHIP BECAUSE OF WELLS WHICH ARE PRODUCTIVE BUT DO NOT PRODUCE ENOUGH REVENUE TO RETURN THE INVESTMENT MADE;
? THE REVENUES OF THE PARTNERSHIP ARE DIRECTLY RELATED TO THE ABILITY TO MARKET THE NATURAL GAS AND THE PRICE OF NATURAL GAS WHICH IS CURRENTLY UNSTABLE AND CANNOT BE PREDICTED AND IF THE PRICE OF GAS DECREASES THEN THE PARTICIPANT RETURNS WILL DECREASE;
? UNLIMITED JOINT AND SEVERAL LIABILITY FOR PARTNERSHIP OBLIGATIONS FOR THOSE INVESTORS WHO CHOOSE TO INVEST AS INVESTOR GENERAL
PARTNERS UNTIL THEY CONVERT TO LIMITED PARTNER INTERESTS;
? LACK OF LIQUIDITY OR A MARKET FOR THE UNITS;
? LACK OF CONFLICT OF INTEREST RESOLUTION PROCEDURES, CONSEQUENTLY, CONFLICTS OF INTEREST BETWEEN THE MANAGING GENERAL PARTNER AND THE INVESTORS MAY NOT NECESSARILY BE RESOLVED IN THE BEST INTERESTS OF THE INVESTORS;
? TOTAL RELIANCE ON MANAGING GENERAL PARTNER AND ITS AFFILIATES;
? AUTHORIZATION OF SUBSTANTIAL FEES TO MANAGING GENERAL PARTNER AND ITS AFFILIATES;
? INVESTORS AND THE MANAGING GENERAL PARTNER WILL SHARE IN COSTS DISPROPORTIONATELY TO THEIR SHARING OF REVENUES;
? POSSIBLE ALLOCATION OF TAXABLE INCOME TO INVESTORS IN EXCESS OF THEIR CASH DISTRIBUTIONS FROM THE PARTNERSHIP; AND
? NO GUARANTY OF CASH DISTRIBUTIONS EVERY QUARTER.
 (SEE "RISK FACTORS", PAGE 8.)

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                            Dealer-Manager Fee,
            Price         Commissions and Due-   Proceeds to    Net Proceeds
for
          To Public     Diligence Reimbusment(3) Partnership(4) Drillig
Costs(5)
Per Unit (1)  $10,000       $1,050                  $10,000$        $10,000



Minimum (2)   $1,000,000    $105,000                $1,000,000      $1,000,000


Maximum (2)   $8,000,000    $840,000                $8,000,000      $8,000,000


Potential
Maximum (2)   $10,000,000  $1,050,000               $10,000,000   $10,000,000
----------------------------------------------------------------------------

(1) The minimum required purchase is one (1) Unit or $10,000; however, the Managing General Partner, in its discretion, may accept one-half Unit ($5,000) subscriptions. (See "Terms of the Offering - Suitability Standards".)
(2) The subscription period will terminate on or before December 31, 1997 ("Offering Termination Date"). The maximum amount of subscriptions to be accepted from Participants will be $8,000,000 (800 Units), and the minimum amount of subscriptions will be $1,000,000 (100 Units). However, if subscriptions for all 800 Units being offered are obtained, the Managing General Partner, in its sole discretion, may offer not more than 200 additional Units and increase the maximum aggregate subscriptions with which the Partnership may be funded to not more than 1,000 Units ($10,000,000). Although the Managing General Partner and its Affiliates may buy up to 10% of the Units, which will not be applied towards the minimum Partnership Subscription required for the Partnership to begin operations, the Managing General Partner currently does not anticipate that it and its Affiliates will purchase any Units.

     The subscription proceeds will be deposited in an interest bearing escrow account at National City Bank of Pennsylvania prior to the receipt of the minimum Partnership Subscription. Subject to the receipt of the minimum Partnership Subscription, there will be two closings which are tentatively set for December 1, 1997 ("Initial Closing Date"), and December 31, 1997. The Partnership will begin all activities, including drilling, after the Initial Closing Date.

 A Participant will receive interest on his Agreed Subscription up until the Offering Termination Date at the market rate paid by National City Bank of Pennsylvania.

     If subscriptions for $1,000,000 are not received by December 31, 1997, the sums deposited in the escrow account will be returned to the subscriber with interest thereon. Checks for the full subscription amount should be made payable to "National City Bank, Escrow Agent, Atlas Public #6 Ltd." and sent, together with a copy of the executed subscription, to National City Bank of Pennsylvania., Corporate Trust Department, 300 Fourth Avenue, Pittsburgh, Pennsylvania 15278-2331. (See "Terms of the Offering - Partnership Closings and Escrow".)

(3) The Units will be offered on a "best efforts" basis by Anthem Securities, Inc., a registered broker-dealer which is a member of the NASD and a wholly-owned subsidiary of Atlas Group, acting as Dealer-Manager in all states other than Minnesota and New Hampshire, and by other selected registered broker-dealers, which are members of the NASD, acting as Selling Agents. Bryan Funding, Inc., a member of the NASD, will serve as Dealer-Manager in the states of Minnesota and New Hampshire, and will receive the same compensation as Anthem Securities, Inc. with respect to sales in those states. Best efforts means that the Dealer-Manager and broker-dealers will not guarantee the sale of a certain amount of Units.

     The Dealer-Manager will manage and oversee the offering of the Units as described above and will receive from the Partnership on each Unit sold to investors a 2.5% Dealer-Manager fee, a 7.5% Sales Commission and a .5% reimbursement of the Selling Agents' bona fide accountable due diligence expenses. The 7.5% Sales Commission and the .5% reimbursement of accountable due diligence expenses will be reallowed to the Selling Agents. Atlas is also utilizing the services of three wholesalers. One of the wholesalers is associated with Anthem Securities, Inc., and the other two are associated with Bryan Funding, Inc. (See "Plan of Distribution".) The 2.5% Dealer-Manager fee will be reallowed to the wholesalers for Agreed Subscriptions obtained through such wholesalers' effort.

     Subject to the receipt of the minimum Partnership Subscription and the checks having cleared the banking system, Dealer-Manager fees, Sales Commissions and accountable due diligence reimbursements will be paid to the broker-dealers approximately every two weeks until the Offering Termination Date.

     The Dealer-Manager Fee, Sales Commissions and due diligence reimbursements will be paid by the Managing General Partner and will not be paid with subscription proceeds. (See "Participation in Costs and Revenues".)

(4) The Managing General Partner will pay all Organization Costs associated with the issuance of the Units, which will not exceed
4.5% of Agreed Subscriptions ($450 per Unit). (See "Participation in Costs and Revenues".)

(5)     After the payment of Organization and Offering Costs by the
Managing General Partner, the Partnership will utilize 100% of the Partnership Subscription to drill and complete Development Wells as described herein. (See "Proposed Activities".)
-----------------------------------------------------------------------------

             TABLE OF CONTENTS
Summary of the Offering                  1

The Partnership                          1
Investment Objectives                    1
Investment Features                      1
Terms of the Offering                    2
Reports                                  2
No Additional Assessments                2
Suitability Standards - Long Term
Investment                               3
Partnership Agreement                    3
Application of Proceeds                  3
Required Capital Contributions of
the Managing General Partner             3
Participation in Costs and Revenues      4
Prior Activities                         4
Risk Factors                             4
Actions to be Taken by Managing
General Partner to Reduce Risks of
Additional Payments by Investor
General Partners                         6
Compensation to the Managing General
Partner, the Operator and their
Affiliates                               6
Conflicts of Interest                    7
Distribution                             8
Risk Factors                             8
Special Risks of the Partnership         8
Speculative Nature of Investment         8
Unlimited Liability of Investor
General Partners                         8
Illiquid Investment and Restrictions on
Transferability of Participants'
Interests                                9
Total Reliance upon the Managing
General Partner                          9
Management Obligations of Managing
General Partner Not Exclusive            9
Managing General Partner Liquid
Net Worth IsNot Guaranteed              10
Diversification Depends Upon
Subscription Proceeds                   10
Disproportionate Costs Borne by
Participants                            10
Compensation and Fees to the
Managing General Partner
Regardless of Success of the
Activities                              10
Dry Hole Risk in Development
Drilling                                10
Risk of Unproductive Wells in
Development Drilling                    10
Risks Regarding Marketing of Gas        10
Possible Delays in Production and
Shut-In Wells                           11
Unspecified Location of a Portion
of the Prospects                        11
No Guarantee of Data Regarding
Currently  Proposed Prospects           12
Atlas' Subordination is not a
Guarantee                               12
Borrowings by the Managing General
Partner
Could Reduce Funds Available for
Its Subordination Obligation            12
Possibility of Reduction or
Unavailability of Insurance             12
Possible Nonperformance by
Subcontractors                          12
Risk of Prepayment to Atlas             12
Possible Leasehold Defects              12
Partnership Borrowings May Reduce
or Delay Distributions                  12
Atlas Will Receive Benefit from
Transferof Leases                       13
Other Circumstances Under Which
Distributions May Be Reduced or
Delayed                                 13
Conflicts of Interest                   13
Risk Regarding Participation with
Third Parties                           13
Dissolution of the Partnership or
Withdrawal or Removal of the
Managing General Partner May
Have Adverse Effects                    13
Indemnification and Exoneration of
The Managing General Partner Would
Reduce Distributions                    14
Limited Partner Liability for
Repayment of Certain Distributions      14
Possibility of Unauthorized Acts
of Investor General Partners            14
Risks That Repurchase Obligation
May Not Be Funded and Repurchase
Price May Not Reflect Full Value        14
Possible Participation in Roll-Up       15
General Risks of the Oil and Gas
Business                                15
Speculative Nature of Gas Business      15
Risks of Decrease in the Price of Gas   15
Drilling Hazards May Be Encountered     15
Competition in Marketing Natural Gas
Production                              15
Risk of New Governmental Regulations    15
Potential Liability for Pollution;
Environmental Matters                   16
Uncertainty of Costs                    16
Tax Risks                               16
Tax Consequences May Vary
Depending on Individual Circumstances   16
Risk of Changes in the Law              16
No Advance Ruling from the IRS on
Tax Consequences                        16
Possible Taxes in Excess of Cash
Distributions                           16
Partnership Allocations Are
Subject to Challenge
by the IRS in the Event of an Audit     16
1997 Tax Deductions Are Subject to
Challenge
by the IRS in the Event of an Audit     17
Possible Alternative Minimum Tax
Liability                               17
Investment Interest Deductions May
Be
Limited                                 17
Lack of Tax Shelter Registration
                                        17
State and Local Taxes May Apply         17
Capitalization and Source of Funds and
Use of Proceeds                         17
In General                              17
Source of Funds                         18
Use of Proceeds                         18
Subsequent Source of Funds and
Borrowings                              19
Compensation                            19
Oil and Gas Revenues                    20
Lease Costs                             20
Administrative Costs                    20
Drilling Contracts                      20
Per Well Charges                        20
Transportation and Marketing Fees       21
Dealer-Manager Fees                     21
Other Compensation                      21
Estimate of Administrative Costs and
Direct Costs to be
          Borne by the Partnership      21
Terms Of The Offering                   22
Subscription to the Partnership         22
Payment of Subscriptions                22
Partnership Closings and Escrow         22
Offering Period                         22
Acceptance of Subscriptions             22
Drilling Period                         23
Interest of Participants in the
Partnership                             23
Qualification of the Partnership        23
Suitability Standards                   23
Subscription by Managing General Partner24
Conflicts of Interest                   24
In General                              24
Fiduciary Responsibility of the
Managing General Partner                24
Transactions with Atlas and its
Affiliates                              25
Conflict Regarding the Drilling and
Operating  Agreement                    25
Conflicts Regarding Sharing of Costs
and Revenues                            25
Tax Matters Partner                     26
Other Activities of the Managing
General Partner,
the Operator and their Affiliates       26
Conflicts Involving the Acquisition
of Leases                               26
Conflicts Between Participants          28

             TABLE OF CONTENTS
Lack of Independent Underwriter and

Due Diligence Investigation             28

Conflicts Concerning Legal Counsel      28

Conflicts Regarding Repurchase

Obligation                              29

Other Conflicts                         29
Procedures to Reduce Conflicts of
Interest                                29
Policy Regarding Roll-Ups               30
Certain Transactions                    31
Fiduciary Responsibility of the
Managing General
Partner                                 31
General                                 31
Limitations on Managing General
Partner Liability as Fiduciary          32
Limitations on Managing General
Partner Indemnification                 32
Prior Activities                        33
Management                              40
Managing General Partner and
Operator                                40
Officers, Directors and Key
Personnel                               41
Remuneration                            42
Security Ownership of Certain
Beneficial Owners
and Managers                            43
Transactions with Management and
Affiliates                              44
Investment Objectives                   45
Proposed Activities                     45
In General                              45
Intended Areas of Operations            46
Acquisition of Leases                   46
Title to Properties                     47
Formation of the Partnership and
Powers of the Managing General Partner  47
Drilling and Completion Activities;
Operation of Producing Wells            48
Sale of Oil and Gas Production          49
Interests of Parties                    50
Insurance                               50
Use of Consultants and Subcontractors   51
Information Regarding Currently Proposed
Prospects                               51
Competition, Markets and Regulation     79
Competition                             79
Marketing                               79
State Regulations                       79
Environmental Regulation                80
Crude Oil Regulation                    80
Federal Gas Regulation                  80
Proposed Regulation                     80
Participation in Costs and Revenues     80
In General                              80
Costs                                   80
Revenues                                81
Subordination of Portion of Managing
General Partner's Net Revenue Share     82
Allocation and Adjustment Among
Participants                            83
Distributions                           83
Tax Aspects                             84
Summary of Tax Opinion                  84
In General                              86
Partnership Classification              86
Limitations on Passive Activities       86
Taxable Year                            87
1997 Expenditures                       87
Availability of Certain Deductions      87
Intangible Drilling and Development
Costs                                   88
Drilling Contracts                      88
Depletion Allowance                     89
Depreciation - Accelerated Cost
Recovery System                         89
Leasehold Costs and Abandonment         90
Tax Basis of Participants' Interests    90
Distributions from a Partnership        90
Sale of the Properties                  90
Disposition of Partnership Interests    90
Minimum Tax - Tax Preferences           91
Limitations on Deduction of
Investment Interest                     91
Allocations                             91
"At Risk" Limitation for Losses         92
Partnership Organization and
Syndication Fees                        92
Tax Elections                           92
Disallowance of Deductions under
Section 183 of the Code                 93
Termination of a Partnership            93
Lack of Registration as a Tax Shelter   93
Tax Returns and Audits                  93
Penalties and Interest                  94
State and Local Taxes                   94
Severance, Franchise, and Ad Valorem
(Real Estate) Taxes                     94
Social Security Benefits and Self-
Employment Tax                          95
Foreign Partners                        95
Estate and Gift Taxation                95
Changes in Law                          95
Definitions                             95
Summary of Partnership Agreement       100
Responsibility of Managing
General Partner                        101
Liabilities of General Partners,
Including Investor General Partners    101
Liability of Limited Partners          101
Amendments                             101
Notice                                 101
Voting Rights                          102
Access to Records                      102
Withdrawal of Managing General Partner 102
Removal of Operator                    103
Term and Dissolution                   103
Summary of Drilling and Operating
Agreement                              103
Reports to Investors                   104
Repurchase Obligation                  104
Transferability of Units               105
Plan of Distribution                   106
Sales Material                         107
Legal Opinions                         107
Experts                                107
Litigation                             107
Additional Information                 108
Financial Information Concerning the
Managing General Partner, Atlas
Group and the Partnership              108
==========================================
                Exhibits

Exhibit (A)
Amended and Restated Certificate and Agreement of Limited Partnership

Exhibit (I-A)
Managing General Partner Signature Page

Exhibit (I-B)

Subscription Agreement

Exhibit (II)

Drilling and Operating Agreement



Exhibit (B)

Special Suitability Requirements and Disclosures to Investors

------------------------------------------------------------------------------

                      SUMMARY OF THE OFFERING

This summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus. Prospective investors are directed to "Definitions," which defines the capitalized terms used throughout this Prospectus.

THE PARTNERSHIP
Atlas-Energy for the Nineties-Public #6 Ltd. (the "Partnership"), is a Pennsylvania limited partnership which includes Atlas Resources, Inc. ("Atlas"), of Pittsburgh, Pennsylvania, as Managing General Partner and Operator, and subscribers to Units as either Limited Partners or Investor General Partners. The Partnership will be funded to drill wells which are located primarily in the Mercer County area of Pennsylvania, although the Managing General Partner has reserved the right to use up to 15% of the Partnership Subscription to drill wells in other areas of the United States. Atlas anticipates that all of the Partnership's wells will be classified as gas wells which may produce a small amount of oil. The majority of the wells drilled by the Partnership will be Development Wells which will test the Clinton/Medina geological formation ("Clinton/Medina"). For a description of the Prospects which are currently proposed see "Proposed Activities - Information Regarding Currently Proposed Prospects".
Atlas and its Affiliates will act as general drilling contractor and operator for all the wells. (See "Proposed Activities".)

INVESTMENT OBJECTIVES
Except for the historical information contained herein, the matters discussed below are forward looking statements that involve risks and uncertainties, including the risk that the Wells are productive but do not produce enough revenue to return the investment made, Dry Holes, uncertainties concerning the price of gas, and the other risks detailed below. The actual results that the Partnership achieves may differ materially from the objectives set forth below due to such risks and uncertainties. The Partnership's principal investment objectives are to invest the Partnership Subscription in natural gas Development Wells which will:

(1) Provide quarterly cash distributions until the wells are depleted, (historically 20+ years) with a preferred annual cash flow of 10% during the first five years based on the original subscription amount. (See "Risk Factors - Special Risks of the Partnership - Risk of Unproductive Wells in Development Drilling," "Prior Activities" and "Participation in Costs and Revenues - Subordination of Portion of Managing General Partner's Net Revenue Share".)

(2) Obtain tax deductions in 1997 from intangible drilling and development costs to offset a portion of the Participants' taxable income (subject to the passive activity rules in the case of Limited Partners). One Unit will produce a 1997 tax deduction of $8,000 against ordinary income for Investor General Partners and against passive income for Limited Partners. For an investor in either the 39.6% or 36% tax bracket, one Unit will save $3,168 or $2,880 respectively in federal taxes this year. Most states also allow this type of a deduction against the state income tax.

(3) Offset a portion of any taxable income generated by the Partnership with tax deductions from percentage depletion, presently 16% (estimated to be 18% on net revenue). Atlas estimates that this feature should reduce an investor's effective tax rate from 39.6% to 33.3% (i.e., 84% of 39.6%) on Partnership net revenues.

(4) Obtain tax deductions of the remaining 20% of the initial investment from 1998 through 2005. The investor will receive an additional $2,000 tax deduction per Unit generated through the remaining depreciation over a seven-year cost recovery period of the Partnership's equipment costs for the wells.

ATTAINMENT OF THE PARTNERSHIP'S INVESTMENT OBJECTIVES WILL DEPEND ON MANY FACTORS, INCLUDING THE ABILITY OF THE MANAGING GENERAL PARTNER TO SELECT SUITABLE PROSPECTS WHICH WILL BE PRODUCTIVE AND PRODUCE ENOUGH REVENUE TO RETURN THE INVESTMENT MADE. THE SUCCESS OF THE PARTNERSHIP DEPENDS LARGELY ON FUTURE ECONOMIC CONDITIONS, ESPECIALLY THE FUTURE PRICE OF NATURAL GAS WHICH IS VOLATILE.
THERE CAN BE NO GUARANTEE THAT THE FOREGOING OBJECTIVES WILL BE
ATTAINED.


INVESTMENT FEATURES

PREFERRED 10% CASH RETURN (CUMULATIVE 5 YEARS). The Partnership is

structured to provide preferred cash distributions to the Participants equal to a minimum of 10% of their Agreed Subscription in each of the first five twelve-month periods of Partnership operations. To help insure the Participants achieve this investment feature, Atlas will subordinate a part of its Partnership revenues in an amount up to 10%
of the Partnership Net Production Revenues. (Partnership Net Production Revenues means gross revenues after deduction of the related Operating
Costs, Direct Costs, Administrative Costs and all other Partnership costs not specifically allocated.) This feature allows the investors to receive a greater percentage of cash distributions if the Partnership
does not provide the 10% return to Participants as described above.    As
of July 15, 1997, all of Atlas' previous five public limited partnerships are achieving or exceeding the 10% preferred twelve-month cash distributions.  Atlas has subordinated from time to time its
Partnership revenues in all of the five partnerships.      (See  "Risk
Factors - Special Risks of the Partnership - Borrowings by the Managing General Partner Could Reduce Funds Available for Its Subordination Obligation" and "Participation in Costs and Revenues - Subordination
of Portion of Managing General Partner's Net Revenue Share".)
-----------------------------------------------------------------------------

REPURCHASE OBLIGATION. Beginning in 2001, the Participants may present their interests for repurchase by the Managing General Partner. Repurchase of Units is subject to certain conditions, including the financial ability of the Managing General Partner to purchase the
Units.     As of July 15, 1997, no Units have been presented to Atlas for
repurchase in its previous five public limited partnerships.      (See
"Risk Factors - Special Risks of the Partnership - Risk That Repurchase Obligation May Not Be Funded and Repurchase Price May Not Reflect Full Value" and "Repurchase Obligation".)

INVESTOR INTEREST FEATURE. A Participant will receive interest on his Agreed Subscription up until the Offering Termination Date. The interest will be paid to Participants approximately eight weeks after the Offering Termination Date.

TERMS OF THE OFFERING
IN GENERAL. Units of Participation ("Units") are offered at $10,000 per Unit. The minimum subscription is one Unit; however, the Managing General Partner, in its discretion, may accept one-half Unit ($5,000) subscriptions. Larger subscriptions will be accepted in $1,000 increments. Agreed Subscriptions are payable 100% in cash at the time of subscribing.

The maximum amount of subscriptions to be accepted from Participants will be $8,000,000 (800 Units), and the minimum amount of subscriptions will be $1,000,000 (100 Units). However, if subscriptions for all 800 Units being offered are obtained, the Managing General Partner, in its sole discretion, may offer not more than 200 additional Units and increase the maximum aggregate subscriptions with which the Partnership may be funded to not more than 1,000 Units ($10,000,000).

Pending receipt of the minimum Partnership Subscription, subscription deposits in the escrow account will earn interest at National City Bank of Pennsylvania's variable market rate for short-term deposits. If the minimum Partnership Subscription is not received on or before December
31, 1997, subscriptions will be refunded in full with interest earned
thereon.     Although     the Managing General Partner and its Affiliates may
buy up to 10% of the Units, which will not be applied towards the minimum Partnership Subscription required for the Partnership to begin
operations,    the Managing General Partner currently does not anticipate
that it and its Affiliates will purchase any Units.      For a full
discussion of the various terms of the offering, see "Terms of the Offering".

ESCROW ACCOUNT. The subscription proceeds will be deposited in an interest bearing escrow account at National City Bank of Pennsylvania, Pittsburgh, Pennsylvania until the receipt of the minimum Partnership Subscription after which the funds will be paid directly to the Partnership account. Subject to receipt of the minimum Partnership Subscription, there will be two closings which are tentatively set for December 1, 1997 ("Initial Closing Date"), and December 31, 1997. The Partnership will begin its activities, including drilling, after the Initial Closing Date. (See "Terms of the Offering - Partnership Closings and Escrow".)

TYPE OF UNITS. Participants may purchase Limited Partner Units or Investor General Partner Units. Although costs, revenues and cash distributions allocable to the Participants are shared pro rata based upon the amount of their Agreed Subscriptions, there are material differences in the federal income tax effects and liability associated with these different types of Units in the Partnership. Investor General Partners will have unlimited joint and several liability regarding Partnership activities, but their use of Partnership losses will not be subject to the passive activity limitations. Limited Partners will have limited liability, but their use of Partnership losses generally will be limited to net passive income from "passive" trade or business activities, which generally includes the Partnership and other limited partnership investments. (See "- Actions to be Taken by Managing General Partner to Reduce Risks of Additional Payments by Investor General Partners," below, "Risk Factors - Special Risks of the Partnership- Unlimited Liability of Investor General Partners," "Tax Aspects - Limitations on Passive Activities," and "Summary of Partnership Agreement".)

REPORTS
A status report detailing the progress of drilling activities will be furnished to each Participant. In addition, each Participant will be provided within 120 days after the end of each calendar year audited financial statements showing the income, expenses, assets and liabilities of the Partnership at the end of its fiscal year prepared in accordance with generally accepted accounting principles. Tax information with respect to the Partnership's operations for each calendar year will be furnished to each Participant by March 15 of the following year. (See "Reports to Investors".)

NO ADDITIONAL ASSESSMENTS
The Units are not subject to assessment. The Partnership will not call upon the Participants for additional amounts of capital beyond their
Agreed Subscriptions.  However, in the case of Investor General
Partners, if the insurance proceeds, Partnership assets, and the indemnification of the Investor General Partners by Atlas and Atlas
Group (which was formerly AEG Holdings, Inc.) were not sufficient to satisfy Partnership liabilities for which the Investor General Partners were also liable, the Managing General Partner could call upon Investor General Partners to make additional Capital Contributions to the Partnership from their personal assets to satisfy such liabilities.
   Investor General Partners do not have an option to refuse to contribute an additional Capital Contribution called by the Managing General
- -------------------------------------------------------------------------

Partner to pay Partnership liabilities.  (See "Summary of Partnership

Agreement - Liabilities of General Partners Including Investor General

Partners.")      Also, if the Partnership requires additional funds, which

the Managing General Partner does not anticipate, such funds will have to be provided by borrowings or the retention of Partnership revenues. (See "Capitalization and Source of Funds and Use of Proceeds".)

SUITABILITY STANDARDS - LONG TERM INVESTMENT
The Managing General Partner has instituted strict suitability standards for investment in the Partnership. The high degree of investment risk together with the restrictions on the sale of Units, lack of a market for the Units, and the tax consequences of the investment make the purchase of Units in the Partnership suitable only for persons who are able to hold their Units on a long-term investment basis. (See "Terms of the Offering - Suitability Standards".)

This is not an appropriate investment for IRAs, Keogh plans and qualified retirement plans.

PARTNERSHIP AGREEMENT
The Partnership is a Pennsylvania limited partnership and will be governed by the Partnership Agreement, the form of which is included as Exhibit (A) to this Prospectus, as well as the provisions of the Pennsylvania Revised Uniform Limited Partnership Act. Among other matters, the Partnership Agreement provides for the distribution of revenues and the allocation of costs, revenues, expenses, income, gain, deductions and credits to and among the Partners. The Partnership Agreement also provides for Partnership reporting and the conduct of Partnership business and operations. The Participants have certain rights, exercisable with limited exception by majority vote, relating to their ownership of a Unit in the Partnership including the right to:
 (i) call a meeting of the Partners; (ii) remove the Managing General Partner and elect a new Managing General Partner; (iii) elect a new Managing General Partner if the Managing General Partner elects to withdraw from the Partnership; (iv) remove the Operator and elect a new Operator; (v) amend the Partnership Agreement; (vi) dissolve and wind up the Partnership; (vii) approve or disapprove any sale of all or substantially all of the assets of the Partnership; and (viii) cancel any contract for services with the Managing General Partner, the Operator or their Affiliates without penalty upon sixty days' notice. Atlas and its Affiliates may vote any Units purchased by them with respect to certain of these matters. These and other rights are more particularly described in Section 4.03(c) and its subsections of the Partnership Agreement and are subject to certain limitations as set forth therein.

APPLICATION OF PROCEEDS
The Partnership Subscription will be expended by the Partnership for the purposes and in the percentages shown below assuming the minimum number of Units is sold.

         EXPENDITURE OF THE PARTNERSHIP SUBSCRIPTION


                                      MINIMUM PARTNERSHIP
                                      SUBSCRIPTION ($1,000,000)    PERCENTAGE
Organization and Offering Costs     $           -0-                     -0-
Lease Acquisition Costs                         -0-                     -0-
Intangible Drilling Costs                  800,000                      80%
Tangible Costs                             200,000                      20%
TOTAL                                   $1,000,000                     100%

For a more complete discussion of how the Partnership will apply the proceeds of this offering, see "Capitalization and Source of Funds and Use of Proceeds".

   REQUIRED CAPITAL CONTRIBUTIONS OF THE MANAGING GENERAL PARTNER
The Managing General Partner is required to contribute to the
Partnership the Leases which will be drilled by the Partnership at its cost or fair market value if Cost is materially more than fair market value. The Managing General Partner also is required to pay 14% of the Tangible Costs of drilling the Partnership wells and to pay 100% of the Organization and Offering Costs. The Managing General Partner's
payment of Organization and Offering costs in an amount up to 15% of the Partnership Subscription will be credited towards its required
Capital Contribution.  Although Organization and Offering Costs in
excess of 15% of the Partnership Subscription also will be paid by the Managing General Partner, such payments will be without recourse to the Partnership and the Managing General Partner will not be credited with such amounts towards its required Capital Contribution.  In any event, the Managing General Partner's aggregate Capital Contributions to the Partnership (including the Leases contributed) must equal at least
16.5% of all Capital Contributions to the Partnership.  (See
 3.04(b)(1) of the Partnership Agreement.)  The Managing General
Partner will also pay 25% of the Partnership's Operating Costs,
Administrative Costs, Direct Costs and all other costs not specifically allocated.
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PARTICIPATION IN COSTS AND REVENUES

The following table sets forth the participation in costs and revenues of the Partnership between the Managing General Partner and the
Participants.     Gross revenues from the sale of the Partnership's gas
will be reduced by Landowner Royalties and any other burdens on the Leases. (See "Proposed Activities - Interests of Parties",
"Participation in Costs and Revenues"  and "Definitions".)

                                           MANAGING
                                           GENERAL
                                           PARTNER         PARTICIPANTS

PARTNERSHIP COSTS
Organization and Offering Costs (1)           100%          0%
Lease Costs                                   100%          0%
Intangible Drilling Costs (2)                   0%        100%
Tangible Costs                                 14%         86%
Operating Costs, Administrative Costs,
Direct Costs and All Other Costs (3)           25%         75%



PARTNERSHIP REVENUES

Equipment Proceeds                             (4)         (4)

All other Revenues including
Production Revenues (5)                        25%         75%

(1) The Managing General Partner's payment of Organization and Offering costs in an amount up to 15% of the Partnership Subscription will be credited towards its required Capital Contribution. Although Organization and Offering Costs in excess of 15% of the Partnership Subscription also will be paid by the Managing General Partner, such payments will be without recourse to the Partnership and the Managing General Partner will not be credited with such amounts towards its required Capital Contribution.
(2) More specifically, Intangible Drilling Costs and the Participants' share of Tangible Costs of a well or wells to be drilled and completed with the proceeds of a Partnership closing will be charged 100% to the Participants who are admitted to the
Partnership in such closing  and will not be reallocated to take
into account other Partnership closings.     Although the proceeds of
each Partnership closing will be used to pay the costs of drilling different wells, each Participant will pay the same amount of such costs regardless of when he subscribes.
(3) In the event Atlas has to subordinate its Partnership revenues in an amount up to 10% of Net Production Revenues of the Partnership, then Operating Costs, Direct Costs, Administrative Costs and all other Partnership costs not specifically allocated will be charged to the parties in the same ratio as the related production revenues are being credited. (See "- Investment Features - Preferred 10%
Cash Return (cumulative 5 years)," above and "Risk Factors -
Special Risks of the Partnership - Borrowings by the Managing
General Partner Could Reduce Funds Available for Its Subordination
Obligation".)
(4) Proceeds from the sale or other disposition of equipment will be credited to the parties charged with the costs of such equipment in the ratio in which such costs were charged.
(5) The revenues from all Partnership Wells will be commingled, so regardless of when a Participant subscribes he will share in the revenues from all wells on the same basis as the other
Participants.

PRIOR ACTIVITIES

Atlas has previously sponsored five public and twenty-one private

Development Drilling Programs formed since 1985 to conduct natural gas
drilling and development activities in Pennsylvania and Ohio.    With
respect to Atlas' prior partnerships since 1985, twenty-four of the twenty-six partnerships have not yet returned to the investor 100% of his capital contributions without taking tax savings into account.
However, all of the partnerships are continuing to make cash distributions and twenty-one of the partnerships were formed in 1990 or subsequent years. (See "- General Risks of the Oil and Gas Business - Speculative Nature of Gas Business," "Prior Activities" and "Proposed Activities".) Also, as of July 15, 1997, the annual return on investment (ROI) for the prior 23 Programs which have a full twelve months of gas sales from all of their Wells has averaged 13.4%, and has
ranged from 7% to 25% without taking tax savings into account.      Atlas
has drilled approximately 1,600 Development Wells over the 25 year period from 1972 to 1997 and during this time approximately 97% of the
   wells have been completed and produced commercial quantities of gas.     In
the current area of primary interest in Mercer County, Pennsylvania,
   approximately 98%     of more than approximately 738 wells drilled have
   been completed and produced commercial quantities of gas.     (See "Prior
Activities" and "Proposed Activities - Information Regarding Currently Proposed Prospects".)

RISK FACTORS
This offering involves numerous risks, including the risks of oil and gas drilling, the risks associated with investments in oil and gas drilling programs, and tax risks. (See "Risk Factors".) Each prospective investor should carefully consider a number of significant risk factors inherent in and affecting the business of the Partnership and this offering, including the following.
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RISKS PERTAINING TO OIL AND GAS INVESTMENTS:
The drilling and completion operations to be undertaken by the Partnership for the development of gas reserves involve the possibility of a substantial or partial loss of an investment in the Partnership because of wells which are productive but do not produce enough revenue to return the investment made and/or from time to time Dry Holes.
The revenues of the Partnership are directly related to the ability to market the natural gas and the price of natural gas which is currently unstable and cannot be predicted. If gas prices decrease then investor returns will decrease.
Oil and gas operations in the United States are subject to extensive government regulation. Future pollution and environmental laws could have an adverse effect on the Partnership.

SPECIAL RISKS OF THE PARTNERSHIP:

The Managing General Partner will have the exclusive management and control of all aspects of the business of the Partnership.

   Investor General Partner Units in the Partnership will be

converted to Limited Partner interests by the Managing General

Partner after substantially all of the Partnership Wells have been drilled and completed, which is anticipated to be in late summer of 1998. Investor General Partner Units may also be converted to Limited Partner interests at the option of the Investor General Partner if the Partnership's insurance will be materially reduced, which is not anticipated. (See "Proposed Activities - Insurance" and "Transferability of Units - Conversion of Units by Investor
General Partners.")      Prior to the conversion of Investor General
Partners to Limited Partners, Investor General Partners will have unlimited joint and several liability for all obligations and liabilities to creditors and claimants arising from the conduct of Partnership operations and if such liabilities exceed the Partnership's assets, insurance and the assets of the Managing General Partner and Atlas Group (which have agreed to indemnify the Investor General Partners), the Investor General Partners could incur liability in excess of their Agreed Subscriptions.

Lack of liquidity or a market for the Units, necessitating a long-term investment commitment.


Lack of asset diversification and concentration of investment risk should less than the maximum Partnership Subscription be raised and thus fewer wells drilled. The Managing General Partner anticipates that 35 to 36 wells will be drilled if the maximum Partnership Subscription of $8,000,000 is received, and 4 to 5 wells will be drilled if only the minimum Partnership Subscription of $1,000,000 is received.

Certain conflicts of interest between the Managing General Partner and the Partnership and lack of procedures to resolve such

conflicts.


Atlas and its Affiliates can be expected to profit from the

Partnership even though it is possible that Partnership activities could result in little or no profit, or a loss, to Participants.

Investors and the Managing General Partner will share in costs disproportionately to their sharing of revenues.


Atlas intends that the Partnership will drill the currently proposed Prospects described in "Proposed Activities - Information Regarding Currently Proposed Prospects"; however, if there are adverse events with respect to any of the currently proposed Prospects, Atlas has the right acting as a prudent operator to substitute the Partnership's Prospects. Also, up to 15% of the Partnership Subscription may be used to drill Prospects which are located in other areas of the United States and are not described in "Proposed Activities - Information Regarding Currently Proposed Prospects".

Although Atlas has pledged to subordinate a portion of its Partnership Net Production Revenues, the subordination is not a guarantee by Atlas. If the wells produce gas in small amounts and/or the price of gas decreases, then even with subordination the cash flow to the Participants may be very small and they may not receive a return of their entire investment.

Quarterly cash distributions to investors may be deferred to the extent revenues are used for Partnership operations or reserves or if production is reduced because of decreases in the price of gas.

Subject to certain conditions, beginning in 2001 the Participants may present their interests for purchase by the Managing General
Partner. There is a risk that the Managing General Partner, or its
Affiliates, will not have the necessary cash flow or be able to arrange financing for such purposes on terms which are reasonable as determined by the Managing General Partner, and in such event the Managing General Partner is able to suspend its repurchase obligation.
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TAX RISKS:

There is no guarantee that if the Partnership is audited the IRS will not challenge the deductions claimed by the Partnership.

Alternative minimum taxable income of "independent producers," which includes most investors, cannot be reduced by more than 40% in the 1997 tax year by reason of the repeal of the preference item for intangible drilling and development costs.

The proper application of many provisions of the IRS regulations governing partnership allocations is currently unclear. Should the IRS successfully challenge the allocation provisions contained in the Partnership Agreement, Participants could incur a greater tax liability. (See "Tax Aspects - Allocations".)

ACTIONS TO BE TAKEN BY MANAGING GENERAL PARTNER TO REDUCE RISKS OF ADDITIONAL PAYMENTS BY INVESTOR GENERAL PARTNERS

The Managing General Partner will attempt to conduct the operations of the Partnership in a manner designed to reduce the risk that an

Investor General Partner could be required to make additional payments to the Partnership. The actions to be taken by the Managing General Partner include:

1. INSURANCE. Fifty million dollars of liability coverage during drilling operations and eleven million dollars thereafter as set forth in "Proposed Activities - Insurance."

2.     CONVERSION OF INVESTOR GENERAL PARTNER UNITS TO LIMITED
PARTNER INTERESTS. Pursuant to the Partnership Agreement, Investor General Partner Units in the Partnership will be converted to
Limited Partner interests    by the Managing General Partner     after
substantially all of the Partnership Wells have been drilled and completed, which is anticipated to be in late summer of 1998. Once conversion has taken place, Investor General Partners will continue to have the responsibilities of general partners with respect to Partnership tort, contract and environmental liabilities and obligations incurred prior to the effective date of the conversion. However, such Investor General Partners will have the lesser liability of limited partners under Pennsylvania law with respect to obligations and liabilities arising after the conversion. Nevertheless, an Investor General Partner might become liable for obligations in excess of his Agreed Subscription to the Partnership during the time when the Partnership is engaged in drilling activities and for environmental claims that arose during drilling activities but were not discovered until after conversion.

3. NONRECOURSE DEBT. Under the Partnership Agreement the Partnership will be permitted to borrow funds only from Atlas or its Affiliates which will not have recourse against the non-
Partnership assets of the individual Investor General Partners. Accordingly, no Investor General Partner could be required to contribute funds to the Partnership in the case of a default under such loan arrangement and any such borrowings will be repaid from Partnership revenues. The amount that may be borrowed at any one time may not exceed an amount equal to 5% of the Partnership Subscription. Because the Participants do not bear the risk of repaying these borrowings with non-Partnership assets, the borrowings will not increase the extent to which Participants are allowed to deduct their individual shares of Partnership losses.
(See "Tax Aspects - Tax Basis of Participants' Interests" and "-
`At Risk' Limitation For Losses".)

To further protect the Investor General Partners, during producing operations all third party goods and services will be acquired by Atlas and its Affiliates and the Partnership will then acquire such goods and services from Atlas and its Affiliates at their Cost.

4. INDEMNIFICATION. Atlas and Atlas Group will indemnify each Investor General Partner from any liability incurred in connection with the Partnership which is in excess of such Investor General Partner's interest in the undistributed net assets of the Partnership and insurance proceeds, if any. Upon such indemnification by Atlas and/or Atlas Group, each Investor General Partner who has been indemnified is deemed to have transferred and subrogated his rights for contribution from or against any other Investor General Partner to Atlas and/or Atlas Group. Atlas' and Atlas Group's indemnification obligation, however, will not eliminate an Investor General Partner's potential liability in the event that insurance is not sufficient or available to cover a liability and Atlas' and Atlas Group's assets are insufficient to satisfy their indemnification obligation. There can be no assurance that Atlas' and Atlas Group's assets, including their liquid assets, will be sufficient to satisfy their indemnification obligation. (See "Risk Factors - Special Risks of the Partnership
- Managing General Partner Liquid Net Worth Is Not Guaranteed" and "Financial Information Concerning the Managing General Partner, Atlas Group and the Partnership".)

COMPENSATION TO THE MANAGING GENERAL PARTNER, THE OPERATOR AND THEIR
AFFILIATES
The following is a tabular presentation of the items of compensation and reimbursement to be received by Atlas and its Affiliates from the Partnership which are discussed more fully in "Compensation."

------------------------------------------------------------------------------

FORM OF COMPENSATION AND/OR REIMBURSEMENT ......AMOUNT


Partnership Interest        25% of the oil and gas revenues of the

                            Partnership in return for paying

                            Organization and Offering Costs equal
                            to 15% of the Partnership
                            Subscription, 14% of Tangible Costs
                            and contributing all Prospects to the
                            Partnership at Cost, or fair market
                            Value if Cost is materially more than
                            fair market value.(1)

Contract drilling rates     Competitive industry rates. Atlas
                            anticipates that it will have a
                            profit of approximately 15% per well
                            if the well is drilled to a depth of
                            6,150 feet in the Mercer County area
                            of the Appalachian Basin. (1)

Operator's Per-Well
Charges                     Competitive industry rates, currently

                            $275 per well per month in the

                            Appalachian Basin. (See "Proposed

                            Activities - Drilling and Completion
                            Activities; Operation of Producing
                            Wells".) (1)

Direct Costs                Reimbursement at Cost.(1)


Administrative Costs        Unaccountable, fixed payment reimbursement of
                            Managing General Partner's
                            administrative overhead which the
                            Managing General Partner has set at
                            $75 per well per month. (1)

Transportation and
Marketing Fee               Competitive industry rate of 29>

                            per MCF. (1)



Dealer-Manager Fees         The Dealer-Manager will receive from Atlas

                            certain fees on each Unit sold.  (See
                            "Compensation".)



(1)     Cannot be quantified at the present time    because the number of
wells that will be drilled and the amount of gas that will be produced from the wells cannot be predicted.

The following organizational chart shows the relationship between Atlas Resources, Inc., the Managing General Partner, and its Affiliates. (See "Management".)



           Organizational Diagram








                         Organizational Diagram

                           THE ATLAS GROUP, INC.
                                   :
                               AIC, INC
                                   :
    ..............................................................................................
    :              :               :             :             :             :          :          :
 ATLAS        MERCER GAS     PENNSYLVANIA   ATLAS ENERGY   TRANSATCO     ATLAS GAS   ANTHEM    ATLAS
ENERGY
 RESOURCES    GATHERING      INDUSTRIAL     CORPORATION    INC.,WHICH    MARKETING   SECURITIES GROUP,
INC.
 (MANAGING    INC., (GAS     ENERGY,INC.    (DRILLER AND   OWNS 50% OF   INC.        INC.      (DRILLER
AND
 GENERAL      GATHERING     ("PIE")         OPERATOR IN    TOPICO        (MARKETS               OPERATOR
IN
 PARTNER,     COMPANY)      (SELLS GAS TO     WV AND       (OPERATES     NATURAL
OHIO
 DRILLER                    PENNSYLVANIA     MANAGING      PIPELINE      GAS)                       :
 AND OPERATOR)              INDUSTRY)        GENERAL       IN OHIO                                  :
    :                                                                                               :
    :                                                                                               :
   ARD                                                                                             AED
 INVESTMENTS, INC.
INVESTMENTS,
                                                                                                   INC.
      1          2                3              4             5              6               6







CONFLICTS OF INTEREST

The Managing General Partner has a fiduciary duty to exercise good faith and to deal fairly with the Participants in handling the affairs of the Partnership. Nevertheless, there are various conflicts of interest between the Managing General Partner and the Participants with respect to the Partnership. Conflicts of interest are inherent in oil and gas drilling programs involving non-industry participants because the transactions are entered into without arms' length negotiation. Such conflicts of interest include: (i) services provided to the Partnership by the Managing General Partner and its Affiliates and the amount
----------------------------------------------------------------------
of compensation paid by the Partnership for such services; (ii) which Leases will be acquired by the Partnership or other Programs sponsored by the Managing General Partner or its Affiliates and the terms upon which such acquisitions are made; (iii) the allocation of the Managing General Partner's management time, services and other functions among the Partnership and other Programs sponsored by the Managing General Partner and its Affiliates; (iv) the Managing General Partner's obligation to repurchase Participants' Units presented to it beginning in 2001 and the amount of the repurchase price; and (v) other conflicts of interest.

Other than certain guidelines set forth in "Conflicts of Interest", the Managing General Partner has no established procedures to resolve
a conflict of interest.   Consequently, conflicts  of interest between
the Managing General Partner and the Participants may not necessarily be resolved in the best interests of the Participants. Under Section 4.05(a) of the Partnership Agreement, the Managing General Partner, the Operator and their Affiliates have no liability to the Participants for any action or inaction on their part which they determined was in the best interest of the Partnership, provided that such course of conduct did not constitute negligence or misconduct of the Managing General Partner, the Operator or their Affiliates. (See "Conflicts of Interest".)

DISTRIBUTION
The Units will be offered on a "best efforts" basis by Anthem Securities, Inc., a registered broker-dealer which is a member of the NASD and a wholly-owned subsidiary of Atlas Group, acting as Dealer-Manager in all states other than Minnesota and New Hampshire, and by other selected registered broker-dealers, which are members of the NASD, acting as Selling Agents. Bryan Funding, Inc., a member of the NASD, will serve as Dealer-Manager in the states of Minnesota and New Hampshire, and will receive the same compensation as Anthem Securities, Inc. with respect to sales in those states. Best efforts means that the Dealer-Manager and broker-dealers will not guarantee the sale of a certain amount of Units.

The Dealer-Manager will manage and oversee the offering of the Units as described above and will receive from the Partnership on each Unit sold to investors a 2.5% Dealer-Manager fee, a 7.5% Sales Commission and a
 .5% reimbursement of the Selling Agents' bona fide accountable due diligence expenses. The 7.5% Sales Commission and the .5% reimbursement of accountable due diligence expenses will be reallowed to the Selling Agents. Atlas is also utilizing the services of three wholesalers. One of the wholesalers is associated with Anthem Securities, Inc., and the other two are associated with Bryan Funding, Inc. The 2.5% Dealer-Manager fee will be reallowed to the wholesalers for Agreed Subscriptions obtained through such wholesalers' effort.

Subject to the receipt of the minimum Partnership Subscription and the checks having cleared the banking system, Dealer-Manager fees, Sales Commissions and accountable due diligence reimbursements will be paid to the broker-dealers approximately every two weeks until the Offering Termination Date. (See "Terms of the Offering - Partnership Closings and Escrow," "Participation in Costs and Revenues" and "Plan of Distribution".)

THE FOREGOING SUMMARY OF CERTAIN PROVISIONS OF THE PROSPECTUS DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF THE TERMS AND CONSEQUENCES OF AN INVESTMENT IN THE PARTNERSHIP. PROSPECTIVE INVESTORS AND THEIR ADVISERS SHOULD CAREFULLY READ THE ENTIRE PROSPECTUS AND ALL ATTACHED EXHIBITS BEFORE MAKING AN INVESTMENT IN THE PARTNERSHIP.


                            RISK FACTORS

An investment in the Partnership involves a high degree of risk and is suitable only for investors of substantial financial means who have no need of liquidity in their investment.

SPECIAL RISKS OF THE PARTNERSHIP
SPECULATIVE NATURE OF INVESTMENT. Exploration for gas is an inherently speculative activity. There is always the risk that drilling activity may result in wells which do not produce gas in sufficient quantities to return the investment made and from time to time Dry Holes. There is a substantial risk that the price of gas will be volatile and may decrease. A Participant will be able to recover his investment only through distributions of sales proceeds from production of the Partnership gas reserves which deplete over time. All or a portion of these distributions may be considered to include a return to Participants of their investment in the Partnership. There can be no guarantee that the Participants will recover all of their investment or if they do recover their investment that they will receive a rate of return on their investment that is competitive with other types of investment. (See "Proposed Activities - Intended Areas of Operations".)

UNLIMITED LIABILITY OF INVESTOR GENERAL PARTNERS. Under Pennsylvania law, each Investor General Partner will have unlimited joint and several liability with respect to the activities of the Partnership which could result in an Investor General Partner being required to make payments, in addition to his original investment, in amounts which are impossible to determine because of their uncertain nature with respect to the development and operation of the wells. Also, the Partnership may own less than 100% of the
---------------------------------------------------------------------

 Working Interest in the
Prospects and in that event each Investor General Partner may have joint and several liability with the other third party owners of the Working Interest. Although under the terms of the Partnership

Agreement the Investor General Partners agree to be responsible for and pay their respective proportionate shares of such obligations and liabilities, such agreement does not legally negate each Investor
General Partner's joint and several liability for such obligations and liabilities if an Investor General Partner does not pay his respective proportionate share of such obligations and liabilities and/or in the event that a court holds the Investor General Partners and the other third party owners of the Working Interest to be jointly and severally
liable.     Participants will not have liability for any non-
environmental events on the Prospect which occurred before its
transfer to the Partnership.      (See "Summary of the Offering - Actions
to be Taken by Managing General Partner to Reduce Risks of Additional Payments by Investor General Partners", "- General Risks of the Oil and Gas Business - Drilling Hazards May Be Encountered," "- General
Risks of the Oil and Gas Business - Potential Liability for Pollution; Environmental Matters," and "Summary of Partnership Agreement - Liabilities of General Partners, Including Investor General
Partners".)

In addition to the other actions summarized in this Prospectus which will be taken by Atlas to reduce the risk of additional payments by the Investor General Partners, Atlas and Atlas Group have agreed to indemnify each Investor General Partner from any liability incurred in connection with the Partnership which is in excess of such Investor
General Partner's share of Partnership assets. There can be no assurance that Atlas' and Atlas Group's assets, including their liquid assets, will be sufficient to satisfy their indemnification obligation. This risk is increased because Atlas and Atlas Group have made and will make similar financial commitments in other drilling programs. The Partnership will also have the benefit of general and excess liability insurance of $50,000,000 during drilling operations and, thereafter, $11,000,000, per occurrence and in the aggregate. Nevertheless, the Investor General Partners may become subject to
   contract     or tort liability in excess of the amounts insured under such policies and also may be subject to liability for pollution, abuses of the environment and other damages against which the Managing General
Partner cannot insure because coverage is not available or against which it may elect not to insure because of high premium costs or
other reasons.     Although Atlas will not transfer any Prospect to the
Partnership if it has actual knowledge that there is an existing potential environmental liability on the Prospect, there will not be an independent environmental audit of the Prospects before they are transferred to the Partnership. Therefore, there can be no guarantee that the Prospects will not have any existing potential environmental
liability.      (See " - Possibility of Reduction or Unavailability of
Insurance" and "Proposed Activities - Insurance".)

If the insurance proceeds, Partnership assets, and Atlas' and Atlas Group's indemnification of the Investor General Partners were not sufficient to satisfy such liability an Investor General Partner's personal assets could be required to be used to satisfy such
liability.     Investor General Partners do not have an option to refuse
to contribute an additional Capital Contribution called by the Managing General Partner to pay Partnership liabilities. (See
"Summary of Partnership Agreement - Liabilities of General Partners Including Investor General Partners.")

ILLIQUID INVESTMENT AND RESTRICTIONS ON TRANSFERABILITY OF
PARTICIPANTS' INTERESTS. Participants in the Partnership must assume the risks of an illiquid investment. Participants' interests are not marketable; and the transferability of Participants' interests is limited, both by express provision of the Partnership Agreement and the
provisions of state and federal securities laws.    Such interests cannot
be readily liquidated by a Participant in the event of an emergency, and any such sale would create adverse tax and economic consequences for the selling Participant. (See "Repurchase Obligation" and "Transferability of Units".)

Under the Partnership Agreement, Units are nontransferable except with the consent of the Managing General Partner, and an assignee of a Participant's Unit is entitled to become a substituted Partner only if the assignor gives the assignee such right, the Managing General Partner consents to such substitution in its discretion, the assignee pays all costs of such substitution, and the assignee executes and delivers the instruments, in form and substance satisfactory to the Managing General Partner, necessary to effect substitution and confirm the agreement of the assignee to be bound by the terms and conditions of the Partnership Agreement. Under the federal securities laws, Units cannot be transferred in the absence of an effective registration of the Units under the Securities Act of 1933, as amended, or an exemption therefrom. The Managing General Partner has no obligation to register
the Units for such purpose.     The Managing General Partner will not
consent to a transfer and substitution of a Participant if doing so would result in a violation of the securities laws or cause the Partnership to be terminated or treated as a publicly traded partnership for tax purposes. (See "Tax Aspects - Limitations on Passive Activities" and " - Termination of a Partnership".)

TOTAL RELIANCE UPON THE MANAGING GENERAL PARTNER. The Managing General Partner will have the exclusive right to control the affairs and business of the Partnership. No prospective investor should purchase any Units in the Partnership unless he is willing to entrust all
aspects of management of the Partnership to Atlas.     Nevertheless, a
Participant has the right at any time to obtain full information regarding the business and financial condition of the Partnership and,
if necessary, to sue for an accounting.      (See "Conflicts of Interest"
and "Summary of Partnership Agreement".)

MANAGEMENT OBLIGATIONS OF MANAGING GENERAL PARTNER NOT EXCLUSIVE. Atlas must devote that amount of time to the Partnership's affairs as it determines reasonably necessary. Atlas and its Affiliates will be engaged in other oil and gas activities and other unrelated business ventures for their own account or for the account of others during the term of the Partnership. (See "Conflicts of Interest - Other Activities of the Managing General Partner, the Operator and their Affiliates".)

MANAGING GENERAL PARTNER LIQUID NET WORTH IS NOT GUARANTEED. Atlas, as Managing General Partner, is primarily responsible for the conduct of
the Partnership's affairs. A significant        financial reversal for Atlas
could adversely affect the Partnership and the value of the Units
therein    if it diverted Atlas' time and attention away from the
Partnership or caused staff reductions that impaired Atlas' ability to perform its duties as Managing General Partner and Operator with respect to the operation of the wells and the marketing of the Partnership's gas production.

The net worth of Atlas and Atlas Group is largely based on the estimated value of producing gas properties that they hold, and is not readily available in cash absent borrowings or a sale of the properties. Also, gas prices are volatile and if gas prices decrease, this will have a direct adverse effect on the estimated value of such properties and, therefore, on the net worth of Atlas and Atlas Group. There is no assurance that Atlas and Atlas Group will have the necessary net worth, currently or in the future, to meet their indemnification obligation to the Investor General Partners or with respect to Atlas its other financial commitments under the Partnership Agreement. These risks are increased because Atlas and Atlas Group have made and will make similar financial commitments in other Programs. (See "Financial Information Concerning the Managing General Partner, Atlas Group and the Partnership".)

DIVERSIFICATION DEPENDS UPON SUBSCRIPTION PROCEEDS. The fewer the number of Units purchased the fewer the number of wells which the Partnership will participate in developing which will limit the ability to spread the risks of drilling. Conversely, as the Partnership size increases the number of wells will increase, thereby increasing the diversification of the Partnership. The Managing General Partner anticipates that 35 to 36 wells will be drilled if the maximum Partnership Subscription of $8,000,000 is received, and 4 to 5 wells will be drilled if only the minimum Partnership Subscription of $1,000,000 is received. If the Managing General Partner, however, is unable to secure sufficient attractive Prospects for a larger Partnership, it is possible that the average quality of the wells drilled could decline. In addition, greater demands will be placed on the management capabilities of the Managing General Partner in a large Partnership. (See "Proposed Activities - In General".)

       DISPROPORTIONATE COSTS BORNE BY PARTICIPANTS. Under the cost and revenue sharing provisions of the Partnership Agreement, the
Participants and the Managing General Partner will share in costs
disproportionately to their sharing of revenues.    Atlas will pay 100% of
Organization and Offering Costs and 14% of the Tangible Costs and contribute the Leases to the Partnership. Atlas' Capital Contributions must equal at least 16.5% of all Capital Contributions to the
Partnership. In return, Atlas will receive 25% of the Partnership's production revenues and pay 25% of the Partnership's Operating Costs, Administrative Costs, Direct Costs and all other costs not specifically allocated. The Participants will pay 100% of Intangible Drilling Costs and 86% of Tangible Costs. The Participant's Capital Contributions
will equal 83.5% of all Capital Contributions to the Partnership. In return, the Participants will receive 75% of the Partnership's production revenues and pay 75% of the Partnership's Operating Costs, Administrative Costs, Direct Costs and all other costs not specifically
allocated.      (See "Participation in Costs and Revenues".)

COMPENSATION AND FEES TO THE MANAGING GENERAL PARTNER REGARDLESS OF SUCCESS OF THE ACTIVITIES. Atlas and its Affiliates can be expected to profit from the Partnership even though Partnership activities result in little or no profit, or a loss to Participants. (See
"Compensation".)

DRY HOLE RISK IN DEVELOPMENT DRILLING. Although the Dry Hole risk associated with drilling Development Wells is greatly reduced, there can be no assurance that there will not be some Dry Holes. (See "Prior Activities".)

RISK OF UNPRODUCTIVE WELLS IN DEVELOPMENT DRILLING.   Completion of a
Development Well in the Clinton/Medina geological formation in Pennsylvania or Ohio, or any other Development Well drilled by the Partnership in the United States, should not be equated with commercial success. For example, the Clinton/Medina geologic formation is characterized by low permeability (ability of hydrocarbon-bearing rock to allow the flow of oil and gas), low porosity (capacity of rock to hold oil and gas) and other geological characteristics which may reduce the profit potential of a well completed to such geologic formation. A Development Well drilled to the Clinton/Medina or other geologic formations in the United States may be completed and productive but not produce enough revenue to return the investment made, even if tax consequences are considered. With respect to Atlas' prior partnerships since 1985, twenty-four of the twenty-six partnerships have not yet returned to the investor 100% of his capital contributions without taking tax savings into account. However, all of the partnerships are continuing to make cash distributions and twenty-one of the partnerships were formed in 1990 or subsequent years. (See "- General Risks of the Oil and Gas Business - Speculative Nature of Gas Business," "Prior Activities" and "Proposed Activities".)

RISKS REGARDING MARKETING OF GAS. Atlas estimates that a portion of the Partnership's gas production in the Mercer County area, which is the primary area of interest, will be transported through Atlas' and its Affiliates' own pipeline system and sold directly to industrial end-users in the area where the wells will be drilled. The remainder of the Partnership's gas from the Mercer County area will be transported through Atlas' and its Affiliates' pipelines to the interconnection points maintained with Tennessee Gas Transmission Co., National Fuel Supply Corporation, National Fuel Gas Distribution Company, East Ohio Natural Gas Company
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and Peoples Natural Gas Company. Atlas markets
portions of the gas through long term contracts, short term contracts and monthly spot market sales. There is no assurance of the price at which the Partnership's gas will be sold, and generally, the revenues received by the Partnership will be less the farther the gas is
transported because of the increased transportation costs.     During 1996
the average price paid after deducting all expenses, including
transportation costs, was $2.29 per MCF.      (See "- General Risks of the
Oil and Gas Business - Risk of Decrease in the Price of Gas," "Proposed Activities - Sale of Oil and Gas Production" and "Competition, Markets and Regulation - Marketing".)

   It is anticipated that approximately 10% to 30% of the gas produced by Atlas and its Affiliates, including Atlas' previous Programs, in the Mercer County area will be sold to industrial end-users and all of the gas currently being produced is being sold. Also, Atlas has not voluntarily restricted its gas production within the last two years because of a lack of a profitable market price.

The sale to industrial end-users also can raise risks relating to the credit worthiness of the industrial end-user. In the event that the industrial end-user does not pay, or delays payment, the Partnership may not be paid or may experience delays in receiving payment for natural gas that has already been delivered. For example, after Sharon Steel Corporation ("Sharon") filed Chapter 11 bankruptcy in 1987, it continued to purchase most of Atlas' and its Affiliates' natural gas production in the Mercer County field until it filed a second Chapter 11 bankruptcy in 1992. At that time, Atlas and various programs where Atlas is either the Managing General Partner and/or operator lost approximately $2,400,000, for approximately 77 days of gas sales, of which approximately $600,000 was owed to Atlas and the balance was owed to the various programs. (See "- General Risk of the Oil and Gas Business - Competition in Marketing Natural Gas Production," "Proposed Activities - Sale of Oil and Gas Production," "Competition, Markets and Regulation - Marketing" and "Financial Information Concerning the Managing General Partner, Atlas Group and the Partnership".)

Also, there can be no assurance that the terms of a gas supply agreement with an end-user will continue to be favorable over the life of the wells. Most gas supply agreements provide that prices may be adjusted upward or downward from time to time in accordance with market conditions. Also, when the gas supply agreements expire the industrial end-users may negotiate lower pricing terms. (See "Proposed Activities
- Sale of Oil and Gas Production" and "Competition, Markets and Registration - Marketing".)

Finally, potential conflicts of interest are presented by the Managing General Partner's obligation to market the oil and gas production of other Programs sponsored by the Managing General Partner and its Affiliates as well as any oil and gas production of the Partnership.
In this regard, the Managing General Partner and its Affiliates have adopted the following procedures and conditions to reduce some of these potential conflicts of interest. All benefits from marketing arrangements or other relationships affecting property of the Managing General Partner or its Affiliates and the Partnership will be fairly and equitably apportioned according to the respective interest of each in such property. Marketing all of the relatively small amounts of oil produced by the wells generally is not a problem. Atlas anticipates selling all of such oil to Quaker State Oil Refinery Company or other oil companies in the area where the well is situated in spot sales. With respect to natural gas production from the wells, the Managing General Partner will treat all wells in a geographic area equally concerning to whom and at what price the Partnership's gas will be sold and to whom and at what price the gas of other oil and gas Programs which the Managing General Partner has sponsored or will sponsor will be sold. The Managing General Partner calculates a weighted average selling price for all of the gas sold in a geographic area by taking all money received from the sale of all of the gas sold to its customers in a geographic area and dividing by the volume of all gas sold from the wells in that geographic area. This ensures that the various Programs receive the same selling price for their gas production in the same geographic area. Also, in the event that Atlas determines curtailment of production would be in the best interests of its Programs, production will be curtailed to the same degree in all of the wells in the same geographic area. On the other hand, if Atlas has not decided to curtail production, but all of the gas produced cannot be sold because of limited demand which increases pipeline pressure, then the production that is sold will be from those wells which are best able to feed into the pipeline, regardless of which Programs own the wells. (See "Conflicts of Interest - Procedures to Reduce Conflicts of Interest.")

POSSIBLE DELAYS IN PRODUCTION AND SHUT-IN WELLS. Production from wells may be reduced or Shut-In due to marketing demands which tend to be seasonal. There is no assurance that Atlas will not have to curtail production in 1998 or subsequent years awaiting a better price for the gas. Production from wells drilled in certain areas may also be delayed for up to several months until construction of the necessary pipelines and production facilities is completed. However, such delays are not anticipated by Atlas with respect to any of the wells currently proposed for the Partnership. (See "Proposed Activities - Sale of Oil and Gas Production" and "Competition, Markets and Regulation - Marketing".)

UNSPECIFIED LOCATION OF A PORTION OF THE PROSPECTS. Atlas intends that the Partnership will be assigned 100% of the Working Interest and will drill the currently proposed Prospects described in "Proposed Activities - Information Regarding Currently Proposed Prospects" which represent approximately 80% of the potential $10,000,000 maximum Partnership Subscription assuming 100% of the Working Interest is acquired by the Partnership and the Managing General Partner elects to increase the size of the offering to $10,000,000. The currently proposed Prospects are all situated in the Mercer County area of Pennsylvania. However, the Managing General Partner has reserved the right to use up to 15% of the Partnership Subscription to drill
   Development     Wells on
<APGE>12

 Prospects in other areas of the United States which are not described herein. The Partnership also may acquire Working Interests in additional Prospects which are not described if more than $8,000,000 is raised and/or the Partnership acquires less than 100% of the Working Interest in one or more Prospects. In addition, Atlas has the right to delete any Prospect which it deems to be inappropriate for the Partnership because of adverse events or for which insufficient funds are available, and it may substitute or adjust the Partnership's interest in the Prospects as it deems necessary to meet the objectives of the Partnership.

A prospective Participant has no information regarding any additional and/or substitutional Leases. The Partnership does not have the right of first refusal in the selection of Leases from the inventory of the Managing General Partner and its Affiliates, and they may sell their Leases to other Programs, companies, joint ventures or other persons at
any time.    (See "- Total Reliance upon the Managing General Partner,"
above, and "Proposed Activities - Acquisition of Leases" and "Proposed Activities - Information Regarding Currently Proposed Prospects".)

NO GUARANTEE OF DATA REGARDING CURRENTLY PROPOSED PROSPECTS. The data included in "Proposed Activities - Information Regarding Currently Proposed Prospects" has been prepared by Atlas from sources deemed reliable by it; however, Atlas cannot guarantee that the data reflects all of the wells drilled in the area or that the amount of gas production in the area is accurate in all cases. As to certain of the Prospects the production information is incomplete because the wells are being operated by third parties and the information is unavailable to Atlas. Also, some of the wells have only been producing for a short period of time or are not yet completed or online. (See "Proposed Activities - Information Regarding Currently Proposed Prospects".)

ATLAS' SUBORDINATION IS NOT A GUARANTEE. Atlas has agreed to subordinate a portion of its share of Partnership Net Production Revenues generated from the sale of gas in the Partnership. If the wells, however, produce gas in small amounts, and/or the price of gas decreases, then even with subordination the cash flow to the Participants may be very small and they may not receive a return of their entire investment. (See "- Borrowings by the Managing General Partner Could Reduce Funds Available for Its Subordination Obligation" and "Participation in Costs and Revenues - Subordination of Portion of Managing General Partner's Net Revenue Share".)

BORROWINGS BY THE MANAGING GENERAL PARTNER COULD REDUCE FUNDS AVAILABLE FOR ITS SUBORDINATION OBLIGATION. It is anticipated that the Managing General Partner will pledge, for its own corporate purposes, either its Partnership interest and/or an undivided interest in the assets of the Partnership equal to its interest in the revenues of the Partnership. Such a pledge, in the event of a default to the lender, would reduce the Partnership Net Production Revenues of Atlas available for Atlas' subordination obligation. Also, the Managing General Partner is not obligated to attempt or arrange for or secure any similar financing for any Participants for their own account. (See "Conflicts of Interest - Other Conflicts" and "Summary of Partnership Agreement".)

POSSIBILITY OF REDUCTION OR UNAVAILABILITY OF INSURANCE. It is possible that some or all of the insurance coverage which the Partnership has available may become unavailable or prohibitively expensive. In such case, Investor General Partners who elected to remain Investor General Partners after notice that the insurance is being reduced could be exposed to additional financial risk, and all Participants could be subject to greater risk of loss of their investment. (See "- General Risks of the Oil and Gas Business - Drilling Hazards May Be Encountered," "Proposed Activities - Insurance" and "Tax Aspects - Limitations on Passive Activities".)

POSSIBLE NONPERFORMANCE BY SUBCONTRACTORS. Atlas, as Operator and general drilling contractor, will subcontract some of the services to subcontractors. There is a risk that if such subcontractors fail to timely pay for materials or services on the wells the Partnership could incur excess costs. To reduce this risk Atlas will use only subcontractors that have previously performed similar activities for Atlas in a satisfactory manner, will endeavor to ascertain the financial condition of the subcontractors and attempt to secure lien releases from the various subcontractors. (See - "Unlimited Liability of Investor General Partners," above and "Proposed Activities - Drilling and Completion Activities; Operation of Producing Wells".)

RISK OF PREPAYMENT TO ATLAS. Advance payments by the Partnership to the Managing General Partner and its Affiliates are prohibited, except where advance payments are required to secure tax benefits of prepaid drilling costs and for a business purpose. Because it is anticipated the Partnership will be required to pay the entire contract price for the Partnership Wells immediately because of tax reasons, such funds could be subject to claims of creditors of such Operator. Currently, Atlas is not aware of any existing creditors of Atlas or its Affiliates which would have a claim to prepaid Partnership funds. (See "Financial Information Concerning the Managing General Partner, Atlas Group and the Partnership".)

POSSIBLE LEASEHOLD DEFECTS. The Working Interests in the Leases to be assigned to the Partnership by Atlas will be assigned without title insurance and there is a risk of title failure. (See "Proposed
Activities - Title to Properties".)

PARTNERSHIP BORROWINGS MAY REDUCE OR DELAY DISTRIBUTIONS. Although it is not anticipated that the Partnership will borrow any funds, the Managing General Partner is authorized to increase the working capital of the Partnership by making advances
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to the Partnership. Borrowings by the
Partnership can result in delayed or reduced cash distributions while the loan is being repaid. (See "Capitalization and Source of Funds and Use of Proceeds" and "- Tax Risks - Possible Taxes in Excess of Cash Distributions," below.)

ATLAS WILL RECEIVE BENEFIT FROM TRANSFER OF LEASES. The Managing General Partner will contribute sufficient undeveloped Leases to the Partnership to drill the Partnership's wells at the Cost of such Leases, or fair market value if Cost is materially more than fair market value.
 The Cost of the Leases will include a portion of the Managing General Partner's reasonable, necessary and actual expenses for geological, geophysical, engineering, interest expense, legal, and other like services allocated to the Partnership's Leases determined using industry guidelines. The Managing General Partner will receive a benefit from these transactions. In addition, such contributions could create conflicts of interest for the Managing General Partner. In the Partnership's primary area of interest wells will be drilled to test the Clinton /Medina geologic formation, a blanket geological formation prevalent in Ohio and Pennsylvania. A Prospect will be deemed to consist of the drilling or spacing unit on which such well will be drilled if the Clinton/Medina geological formation to which such well will be drilled contains Proved Reserves and the drilling or spacing unit protects against drainage. The development of wells on such acreage may provide Atlas with offset sites by allowing it to ascertain at the Partnership's expense the value of adjacent acreage in which the Partnership would not have any right to participate in developing. (See "Conflicts of Interest - Conflicts Involving Acquisition of Leases," "Conflicts of Interest - Other Activities of the Managing General Partner, the Operator and their Affiliates" and "Proposed Activities".)

OTHER CIRCUMSTANCES UNDER WHICH DISTRIBUTIONS MAY BE REDUCED OR DELAYED. Although the Managing General Partner intends to distribute the cash quarterly, distributions may be deferred to the extent revenues are used for cost overruns, costs related to completing and Fracturing some of the wells in a third zone, remedial work to improve a well's producing capability or if a productive gas well is Shut-In for an indeterminate time awaiting an acceptable market for such production. In addition, the Operator pursuant to the Drilling and Operating Agreement has reserved the right at any time after three years from the date a Partnership Well has been placed into production to withhold revenues of the well of up to $200 per month to establish a reserve for the estimated costs of eventually plugging and abandoning the well, although historically Atlas has never done so after only three years. There can be no assurance that cash distributions will be regularly paid or that they will exceed the amount of the taxes payable by a Participant with respect to his investment in the Units. (See "- Tax Risks - Possible Taxes in Excess of Cash Distributions".)

CONFLICTS OF INTEREST. There are conflicts of interest between the Managing General Partner and its Affiliates and the Partnership including, but not limited to, the compensation paid by the Partnership to Atlas and the terms of the offering have been determined solely by Atlas; Atlas may have conflicts of interest in allocating management time, services and other functions (which are allocated on an as-needed basis consistent with its fiduciary duties) among the Partnership and its other Programs; and conflicts of interest may arise concerning which Leases Atlas will assign to the Partnership for drilling, and which Leases Atlas will assign to its other Programs. Other than certain guidelines set forth in "Conflicts of Interest", the Managing General Partner has no established procedures to resolve a conflict of interest. (See " - Risks Regarding Marketing of Gas" above, and "Conflicts of Interest".)

RISK REGARDING PARTICIPATION WITH THIRD PARTIES. It is anticipated that the Partnership will own 100% of the Working Interest in the wells, however, the Partnership has reserved the right to take as little as 25% of the Working Interest. Therefore, it is possible that other Working Interest owners will participate with the Partnership to drill some of the wells. Additional financial risks are inherent in any operation where the cost of drilling, equipping, completing and operating wells is shared by more than one person. In the event the Partnership pays its share of such costs, but another Working Interest owner does not, the Partnership may have to pay the costs of such defaulting party. (See "- Unlimited Liability of Investor General Partners," above, and "Proposed Activities".)

DISSOLUTION OF THE PARTNERSHIP OR WITHDRAWAL OR REMOVAL OF THE MANAGING GENERAL PARTNER MAY HAVE ADVERSE EFFECTS. At any time commencing ten years after the Offering Termination Date and the Partnership's primary drilling activities, the Managing General Partner may voluntarily withdraw as Managing General Partner without the consent of the Participants upon giving 120 days' written notice of withdrawal to the Participants. In addition, the Managing General Partner may be removed at any time upon sixty days' advance written notice to the outgoing Managing General Partner, by the affirmative vote of Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription (excluding any Units purchased by the Managing General Partner or its Affiliates). If Atlas would withdraw or be removed as Managing General Partner of the Partnership and the Participants failed to elect to continue the Partnership and to designate a substituted Managing General Partner of the Partnership, the Partnership would terminate and dissolve and adverse tax and other consequences could result.

If the Partnership was dissolved the Participants may receive a distribution of direct property interests. As joint interest owners, Limited Partners would have joint and several liability for the obligations or liabilities arising out of joint owner operations and might
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find it desirable to obtain insurance protection or dispose of the property interests, which may be difficult. To reduce this risk the Managing General Partner will attempt upon liquidation and dissolution to use its best efforts to sell the Partnership's properties or to cause some type of entity which would preserve the limited liability of the former Limited Partners, such as a liquidating trust, to be established to hold the Partnership's properties. However, even if the properties were transferred to a liquidating trust upon dissolution of the Partnership, it might be difficult for the liquidating trust to deal with such assets and realize their full value. For example, to replace the management provided by the Managing General Partner, the trustee of the liquidating trust would need the services of professional operators. Further, after dissolution and the completion of payments to third party creditors, the Managing General Partner has priority in liquidation for any claims of indebtedness before the Participants. Such distributions may also have adverse income tax consequences to the Participants. (See
 "- Unlimited Liability of Investor General Partners," above, and "Tax Aspects - Disposition of Partnership Interests".)

INDEMNIFICATION AND EXONERATION OF THE MANAGING GENERAL PARTNER WOULD REDUCE DISTRIBUTIONS. Under the Partnership Agreement the Managing General Partner and its Affiliates may be indemnified by the Partnership for losses or liabilities incurred in connection with the activities of the Partnership if they determined in good faith that the course of conduct which caused the loss or liability was in the best interest of the Partnership, they were acting on behalf of or performing services for the Partnership and such course of conduct was not the result of their negligence or misconduct. Use of Partnership capital or assets for such indemnification would reduce amounts available for Partnership operations or for distribution to Participants. (See "Fiduciary Responsibility of the Managing General Partner".)

LIMITED PARTNER LIABILITY FOR REPAYMENT OF CERTAIN DISTRIBUTIONS. Under the Pennsylvania Revised Uniform Limited Partnership Act (the "Partnership Act"), the liability of the Limited Partners for the losses, debts and obligations of the Partnership will generally be limited to their Agreed Subscription and their allocable share of any undistributed net profits. However, under the Partnership Act a Limited Partner may, for a period of two years, be required to repay to the Partnership any Capital Contributions "wrongfully" returned to a Limited Partner in violation of the Partnership Agreement or Pennsylvania law, with interest thereon, including but not limited to any distribution to the Limited Partners to the extent that, after giving effect to such distribution, all liabilities of the Partnership, other than liabilities to the Participants on account of their contributions and to the Managing General Partner, exceed Partnership assets. Also, a Limited Partner will be liable for the obligations of the Partnership if he takes part in the control of the business of the Partnership. (See "Summary of Partnership Agreement - Liability of Limited Partners".)

POSSIBILITY OF UNAUTHORIZED ACTS OF INVESTOR GENERAL PARTNERS. Under the Partnership Act a general partner may bind the partnership by his action, unless the partner in fact has no authority to act for the partnership and the person with whom he is dealing has knowledge of the fact he has no such authority. Under the Partnership Act, knowledge may be actual knowledge of the lack of authority or knowledge of other facts which in the circumstances would show bad faith. Although there is a risk that an Investor General Partner might bind the Partnership by his acts, Atlas believes it will have such exclusive control over the conduct of the business of the Partnership that it is unlikely a third party, in the absence of bad faith, would deal with an Investor General Partner as to the Partnership's business.

RISKS THAT REPURCHASE OBLIGATION MAY NOT BE FUNDED AND REPURCHASE PRICE MAY NOT REFLECT FULL VALUE. Subject to certain conditions, beginning in 2001 the Participants may present their interests for purchase by the Managing General Partner. The Managing General Partner anticipates purchasing such interests primarily through cash flow and secondarily through corporate borrowings secured by the interests purchased. There is a risk that the Managing General Partner, or its Affiliates, will not have the necessary cash flow or be able to arrange financing for such purposes on terms which are reasonable as determined by the Managing General Partner in its sole discretion, and in such event the Managing General Partner is able to suspend its repurchase obligation. In addition, the Managing General Partner has and will incur similar presentment obligations in connection with other Programs which it or its Affiliates may sponsor.

The purchase price to be paid to the Participant will be based upon the Participant's share of the net assets and liabilities of the Partnership based upon his Agreed Subscription. The purchase price will include:
(i) 70% of the present worth of future net revenues from the Partnership's Proved Reserves, (ii) Partnership cash on hand, (iii) prepaid expenses and accounts receivable of the Partnership, less a reasonable amount for doubtful accounts, and (iv) the estimated market value of all assets of the Partnership not separately specified above, determined in accordance with standard industry valuation procedures. The amount attributable to Partnership reserves will be determined based on an engineering report prepared by the Managing General Partner and reviewed by an Independent Expert. The Participants will be provided a computation of the total oil and gas reserves of the Partnership and the present worth thereof, employing a discount rate equal to 10%, a constant price for the oil and basing the price of gas upon the existing gas contract(s) at the time of the repurchase. The reserve report must be within 120 days of the commencement of the repurchase offer. There will be deducted from the foregoing sum: (i) all Partnership debts, obligations and other liabilities, including accrued expenses, and (ii) any distributions made to the Participants between the date of the request and the actual payment; provided, however, that if any cash distributed was derived from the sale, subsequent to the request, of oil, gas or other mineral
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production or of a producing property owned by the Partnership, for purposes of determining the reduction of the purchase price, such distributions will be discounted at the same rate used to take into account the risk factors employed to determine the present worth of the Partnership's reserves. The purchase price may be further adjusted by the Managing General Partner for estimated changes therein from the date of such reserve report to the date of payment of the purchase price to the Participants: (i) by reason of production or sales of, or additions to, reserves and lease and well equipment, sale or abandonment of leases, and similar matters occurring prior to payment of the purchase price to the selling Participant, and (ii) by reason of any of the following occurring prior to payment of the purchase price to the selling Participant: changes in well performance, increases or decreases in the market price of oil, gas or other minerals, revision of regulations relating to the importing of hydrocarbons, changes in income, ad valorem and other tax laws (e.g., material variations in the provisions for depletion) and similar matters.

Because of the difficulty in accurately estimating oil and gas reserves, the purchase price may not reflect the full value of the Partnership property to which it relates. Such estimates are merely appraisals of value and may not correspond to realizable value. There can be no assurance that the purchase price paid for the interest and any revenues received by the Participant prior to the repurchase will be equal to the original price paid for such interests. Conversely, a Participant might realize a greater return if he retains the Units, which the Participant may elect, rather than sells the Units as provided herein. (See "Conflicts of Interest - Conflicts Regarding Repurchase Obligation" and "Repurchase Obligation".)

POSSIBLE PARTICIPATION IN ROLL-UP. There is no assurance that at some indeterminate time in the future the Partnership will not become involved in a "Roll-Up" transaction. In that event, there could be changes in the rights, preferences, and privileges of the Participants in the Partnership; such as increasing the compensation of the Managing General Partner, amending the voting rights of the Participants, listing the Units on a national securities exchange or on NASDAQ, changing the fundamental investment objectives of the Partnership, or materially altering the duration of the Partnership. However, any Participant who votes "no" on a Roll-Up proposal will be offered a choice of (i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; (ii) remaining a Participant in the Partnership and preserving his interests in the Partnership on the same terms and conditions as existed previously; or (iii) receiving cash in an amount equal to his pro-rata share of the appraised value of the Partnership's net assets. (See "Conflicts of Interest - Policy Regarding Roll-Ups" .)

GENERAL RISKS OF THE OIL AND GAS BUSINESS
SPECULATIVE NATURE OF GAS BUSINESS. Gas exploration is an inherently speculative activity. The Managing General Partner cannot predict the amount of gas recoverable from any Prospect, the time it will take to recover the gas or the price at which the gas will be marketed. Because of the risk involved, there can be no guarantee that the Participants will recover all of their investment or that their investment will be profitable. (See "Proposed Activities - Intended Areas of Operations".)

RISKS OF DECREASE IN THE PRICE OF GAS. The price at which the gas can be sold will depend on factors largely beyond the control of the Partnership. For example, during most of the 1980's and 1990's oil and gas prices have been unstable. If there is a significant reduction in the price of gas, it will have a material adverse impact on the net revenues which the Partnership will derive from the production of its wells, possibly even precluding or limiting distributions to the Participants. There is a substantial risk that the price of gas will continue to be volatile and may decrease. (See "Proposed Activities - Sale of Oil and Gas Production" and "Competition, Markets and Regulation
- Marketing".)

DRILLING HAZARDS MAY BE ENCOUNTERED. There are numerous natural hazards involved in the drilling of wells including unexpected or unusual formations, pressures and blowouts that may result in possible damage to property and third parties including surface damage, bodily injury, damage to and loss of equipment, reservoir damage and loss of reserves. The Partnership may also be subject to liability for pollution such as accidental leakages, abuses of the environment and other similar damages incurred during drilling. Although the Partnership will maintain insurance coverage in the amounts the Managing General Partner deems appropriate, it is possible that insurance coverage may be insufficient. Uninsured liabilities would reduce the funds available to the Partnership, may result in the loss of Partnership properties and may create liability for Investor General Partners. (See "Proposed Activities - Insurance".)

COMPETITION IN MARKETING NATURAL GAS PRODUCTION. There is competition for the most desirable Leases, and the Partnership will encounter intense competition in the sale of its gas production. The quantities of gas to be delivered by the Partnership may also be affected by factors beyond its control, such as the inability of the wells to deliver gas at pipeline quality and pressure, premature exhaustion of reserves, changes in governmental regulations affecting allowable production and priority allocations and price limitations imposed by federal and state regulatory agencies. (See " - Special Risks of the Partnership - Risks Regarding Marketing of Gas", "Proposed Activities - Sale of Oil and Gas Production" and "Competition, Markets and Regulation".)

RISK OF NEW GOVERNMENTAL REGULATIONS. Oil and gas operations in the United States, including lease acquisitions and other energy-related activities, are subject to extensive government
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regulation and to
interruption or termination by governmental authorities on account of ecological and other considerations. Proposals concerning regulation and taxation of the oil and gas industry are constantly before Congress. It is impossible to predict which proposals, if any, will be enacted into law and, if enacted, the exact effect they might have on the Partnership. (See "Competition, Markets and Regulation".)

POTENTIAL LIABILITY FOR POLLUTION; ENVIRONMENTAL MATTERS. The Partnership may be subject to liability for pollution and other damages due to hazards which cannot be insured against or will not be insured against due to prohibitive premium costs or for other reasons. In this regard the Investor General Partners might become liable for obligations in excess of their Agreed Subscriptions for environmental claims that arose during drilling activities, but were not discovered until after the Investor General Partners converted to Limited Partner status. Environmental regulatory matters also could increase substantially the cost of doing business, and may cause delays in producing natural gas from the Partnership's wells or require the modification of operations in certain areas. (See "Competition, Markets and Regulation".)

UNCERTAINTY OF COSTS. There is no assurance that over the life of the Partnership there will not be fluctuating or even increasing costs in doing business. This would directly affect the Managing General Partner's ability to operate the Partnership's wells and property at acceptable price levels. (See "Competition, Markets and Regulation - Competition".)

TAX RISKS
TAX CONSEQUENCES MAY VARY DEPENDING ON INDIVIDUAL CIRCUMSTANCES. There are various risks associated with the federal income tax aspects of an investment in the Partnership. Each potential investor is urged to consult his own tax advisor concerning the effects of federal income tax law and regulations and interpretations thereof, on his own tax situation. (See "Tax Aspects".)

RISK OF CHANGES IN THE LAW. The Partnership and the Participants could be adversely affected by changes in the tax laws that may result through future Congressional action, Tax Court or other judicial decisions, or interpretations by the IRS. (See "Tax Aspects".)

NO ADVANCE RULING FROM THE IRS ON TAX CONSEQUENCES. The Managing General Partner has received an opinion of counsel that, more likely than not, the Partnership will be classified as a partnership for federal income tax purposes and not as a corporation or a publicly traded partnership. The opinion of counsel is not binding on the IRS and is based upon certain factual assumptions which may or may not prove to be true. No advance ruling on this or any other tax consequence of an investment in the Partnership will be requested. (See "Tax Aspects - Partnership Classification".) Nevertheless, Special Counsel's tax opinion includes its opinion that the significant tax benefits of the Partnership, in the aggregate, more likely than not will be realized as contemplated by this Prospectus. (See "Tax Aspects - Summary of Tax Opinion".)

POSSIBLE TAXES IN EXCESS OF CASH DISTRIBUTIONS. A Participant's share of Partnership revenues applied to principal on any Partnership loans from Atlas will be included in his taxable income. Although Partnership income may be offset in part by depletion or other deductions, interest on Partnership borrowings will be subject to certain restrictions on the deduction of "investment interest" and the limitation on passive activity losses in the case of Limited Partners and no deductions will be allowed for repayments of principal. Thus, a Participant may become subject to income tax liability in excess of cash actually received from the Partnership. To the extent the Partnership has cash available for distribution, however, it is Atlas' policy that Partnership distributions will not be less than the Participants' estimated income tax liability with respect to Partnership income. (See "Tax Aspects - Limitations on Passive Activities," "- Limitations on Deduction of Investment Interest," and "- Allocations".)

Under the Partnership Agreement, taxable income or gain may be allocated to the Participants in the event there are deficits in the Participants' Capital Accounts even though such Participants are not allocated a corresponding amount of Partnership revenues. Also, there may be tax liability in excess of cash distributions to the Participants because Partnership production revenues are retained by the Operator beginning three years after the wells are placed in production to establish a reserve for the estimated costs of eventually plugging and abandoning Partnership Wells, although historically Atlas has never done this after only three years. In addition, the taxable disposition of Partnership property or a Participant's interest in the Partnership may result in income tax liability in excess of cash distributions. (See "Tax Aspects
- Sale of the Properties" and "- Disposition of Partnership Interests".)

PARTNERSHIP ALLOCATIONS ARE SUBJECT TO CHALLENGE BY THE IRS IN THE EVENT OF AN AUDIT. The allocations of Partnership costs, revenues and related tax items between the Managing General Partner and the Participants are subject to Treasury Regulations and the proper application of many provisions of the regulations is currently unclear. Should the IRS successfully challenge the allocation provisions contained in the Partnership Agreement, Participants could incur a greater tax liability. However, assuming the effect of the allocations set forth in the Partnership Agreement is substantial in light of a Participant's tax attributes that are unrelated to the Partnership, in Special Counsel's opinion it is more likely than not that such allocations will govern each Participant's distributive share to the extent they do not cause or increase deficit balances in the Participants' Capital Accounts. (See "Tax Aspects - Allocations".)
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1997 TAX DEDUCTIONS ARE SUBJECT TO CHALLENGE BY THE IRS IN THE EVENT OF AN AUDIT. The Managing General Partner anticipates that all of the Partnership Subscription will be expended in 1997, and that the Participants' allocable share of income and deductions generated thereby will be reflected on the Participants' tax returns for that period. Any net loss of the Partnership allocable to a Limited Partner (but not an Investor General Partner) generally will be subject to the "passive activity" loss limitation rules under the Tax Reform Act of 1986. In addition, there is no guarantee that if the Partnership is audited the IRS will not challenge the deductions claimed by the Partnership. The time for assessment of tax resulting from adjustments to the Partnership's information tax returns may extend beyond the time for other assessments. (See "Tax Aspects - Limitations on Passive Activities," "-1997 Expenditures," "- Availability of Certain Deductions" and "- Intangible Drilling and Development Costs".) Depending primarily on when the Partnership Subscription is received, it is anticipated that the Partnership will prepay in 1997 most, if not all, of its Intangible Drilling Costs for wells the drilling of which will be commenced in 1998. The deductibility in 1997 of such advance payments cannot be guaranteed. (See "Tax Aspects - Drilling Contracts".)

POSSIBLE ALTERNATIVE MINIMUM TAX LIABILITY. Alternative minimum taxable income of "independent producers," which includes most investors, cannot be reduced by more than 40% in the 1997 tax year by reason of the repeal of the preference item for intangible drilling and development costs. (See "Tax Aspects - Minimum Tax - Tax Preferences".)

INVESTMENT INTEREST DEDUCTIONS MAY BE LIMITED. Interest paid to acquire or carry investment assets is deductible only to the extent of net investment income. Because investment income includes income from activities, such as the Partnership in the case of Investor General Partners, which are not passive activities and in which the taxpayer does not materially participate, losses from the Partnership will reduce an Investor General Partner's investment income and may adversely affect the deductibility of the Investor General Partner's investment interest expense, if any. (See "Tax Aspects - Limitations on Deduction of Investment Interest".)

LACK OF TAX SHELTER REGISTRATION. Atlas believes that the Partnership will not be a tax shelter required to register with the IRS and does not intend to cause the Partnership to register as such with the IRS. If it is subsequently determined that the Partnership was required to be registered with the IRS as a tax shelter, each Participant would be liable for a $250 penalty for failure to include the tax registration number of the Partnership on his tax return, unless such failure was due to reasonable cause. However, based on the representations of the Managing General Partner, Special Counsel has expressed the opinion that the Partnership, more likely than not, is not required to be registered with the IRS as a tax shelter. (See "Tax Aspects - Lack of Registration as a Tax Shelter".)

STATE AND LOCAL TAXES MAY APPLY. A Participant may incur tax liability with respect to Partnership income in the state and locality in which he resides as well as the states and localities where the Partnership's Development Wells are situated. Participants should consult with their own tax advisors concerning the state and local tax consequences of an investment in the Partnership. (See "Tax Aspects - State and Local Taxes.)

        CAPITALIZATION AND SOURCE OF FUNDS AND USE OF PROCEEDS

IN GENERAL
The Units will not be subject to Assessments. The Partnership will not call upon the Participants for additional amounts of capital beyond their Agreed Subscriptions. However, in the case of Investor General Partners, if the insurance proceeds, Partnership assets, and Atlas' and Atlas Group's indemnification of the Investor General Partners were not sufficient to satisfy a Partnership liability for which the Investor General Partners were also liable, the Managing General Partner could call upon Investor General Partners to make additional Capital Contributions to the Partnership from their personal assets to satisfy
such liability.     Investor General Partners do not have an option to
refuse to contribute an additional Capital Contribution called by the Managing General Partner to pay Partnership liabilities. (See "Summary of Partnership Agreement - Liabilities of General Partners Including Investor General Partners.")

The drilling of the wells is expected to be funded entirely through the Partnership Subscription and the Capital Contributions of the Managing General Partner. In the event the Partnership requires additional funds as a result of cost overruns in the drilling or completion of wells, which the Managing General Partner does not anticipate, other than completing and Fracturing some of the wells in a third zone, or additional development or remedial work is subsequently required for a well, then such funds may be provided by borrowings as discussed below in "- Subsequent Source of Funds and Borrowings" or by the retention of Partnership revenues. The Managing General Partner does not anticipate, however, that any borrowings will be required prior to any availability of revenues from production.
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SOURCE OF FUNDS
Upon completion of the offering, the Capital Contributions to the Partnership of the Participants will range from $1,000,000 to $8,000,000 unless Atlas in its sole discretion offers not more than 200 additional Units and increases the Participants' Capital Contributions to the Partnership to not more than $10,000,000. Assuming all of the Leases are situated in the Mercer County area the Capital Contributions of the Managing General Partner will range from $198,723 if the Capital Contributions of the Participants are $1,000,000, to $1,589,705 if the Capital Contributions of the Participants are $8,000,000, to $1,987,235 if the Capital Contributions of the Participants are $10,000,000. See the "- Managing General Partner Capital" table below for a breakout of the costs paid by the Managing General Partner. Therefore, the total amount of Capital Contributions available to the Partnership from the Participants and the Managing General Partner would range from $1,198,723 if 100 Units are sold, to $9,589,705 if 800 Units are sold, to $11,987,235 if 1,000 Units are sold.

USE OF PROCEEDS
The following tables present information respecting the financing of the Partnership in three different circumstances: (1) if 1,000 Units ($10,000,000) are sold, (2) if 800 Units ($8,000,000) are sold, and (3)
if the minimum 100 Units ($1,000,000) are sold. Substantially all of the Partnership Subscription available to the Partnership will be disbursed for the following purposes and in the following manner:


                             PARTICIPANT CAPITAL

ENTITY
RECEIVING
PAYMENT                    1,000 UNITS         800 UNITS       100 UNITS

TOTAL PARTICIPANT CAPITAL $10,000,000  100% $8,000,000  100% $1,000,000 100%

 LESS: PUBLIC OFFERING EXPENSES


Broker-Dealers                  0       0          0       0         0     0
        Dealer-Manager fee,
        Sales Commissions,
        and reimbursement
        for bona fide
        accountable due
        diligence expenses  (2)

Various

       Organization Costs (2)   0       0          0       0         0       0

AMOUNT AVAILABLE FOR INVESTMENT:

The Managing
General
Partner Capital available
        for drilling and
        completing wells $10,000,000  100% $8,000,000 100%  $1,000,000 100%

The Managing
General
Partner

Leases (3)                    0         0         0        0        0        0
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1)     The percentage is based upon total Participants' Agreed
Subscriptions and excludes the Managing General Partner's Capital
Contribution.
(2)     Organization and Offering Costs will be paid by the Managing
General Partner.  However, the Managing General Partner will not be credited with the payment of  Organization and Offering Costs in excess of 15% of the Partnership Subscription towards its required
Capital Contribution of    16.5%.
(3)     Instead of making a contribution in cash for Leases, the Leases will be contributed to the Partnership in kind by the Managing
General Partner and valued at its Cost or fair market value if Cost is materially more than fair market value.  In the Mercer County area, which is the Partnership's primary area of interest, the
Managing General Partner's cost is $3,600 per Prospect.  The Managing
General Partner will contribute approximately 4.49 Prospects if 100
Units are sold, 35.9 Prospects if 800 Units are sold, and 44.9
Prospects if 1,000 Units are sold and all of the Prospects are situated in the Mercer County area.
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                      MANAGING GENERAL PARTNER CAPITAL

ENTITY
RECEIVING
PAYMENT                 1,000 UNITS       800 UNITS        100 UNITS

TOTAL MANAGING GENERAL PARTNER CAPITAL

                         $1,987,235 100%  $1,589,705  100%  $198,723 100%

LESS: PUBLIC OFFERING EXPENSES

Broker-Dealers
       Dealer-Manager fee,
       Sales Commissions,
       and reimbursement
       for bona fide
       accountable due
       diligence expenses(2) $1,050,000  53% $840,000  53% $105,000 53%

Various

       Organization Costs (2   $450,000  23  $360,000  23%  $45,000 23%

AMOUNT AVAILABLE FOR INVESTMENT:

The Managing
General
Partner
       Capital available
       for drilling and
       completing wells        $325,581  16  $260,465  16%  $32,558 16%
The Managing
General
Partner

       Leases (3)              $161,654   8% $129,240   8%  $16,165 8%

(1) The percentage is based upon the Managing General Partner's Capital Contribution and excludes the Participants' Agreed Subscriptions.
(2) Organization and Offering Costs will be paid by the Managing General Partner. However, the Managing General Partner will not be credited with the payment of Organization and Offering Costs in excess of 15% of the Partnership Subscription towards its required
Capital Contribution of    16.5%    .
(3) Instead of making a contribution in cash for Leases, the Leases will be contributed to the Partnership in kind by the Managing
General Partner at its Cost or fair market value if Cost is materially more than fair market value. In the Mercer County area, which is the Partnership's primary area of interest, the Managing General Partner's cost is $3,600 per Prospect. The Managing General Partner will contribute approximately 4.49 Prospects if 100 Units are sold, 35.9 Prospects if 800 Units are sold, and 44.9 Prospects if 1,000 Units are sold and all of the Prospects are situated in the Mercer County area.

SUBSEQUENT SOURCE OF FUNDS AND BORROWINGS
As indicated above, it is anticipated that substantially all of the Partnership's initial capital will be committed or expended following the offering. Any additional funds which may subsequently be required will be withheld from production from Partnership Wells or borrowings by the Partnership from Atlas or its Affiliates, although Atlas is not contractually committed to make such a loan. There will be no borrowings from third parties.

The amount that may be borrowed by the Partnership from Atlas and its Affiliates may not at any time exceed 5% of the Partnership Subscription and must be without recourse to the Participants. The Partnership's repayment of any such borrowings would be from Partnership production revenues and would reduce or delay cash distributions to the Participants. See "Conflicts of Interest - Procedures to Reduce Conflicts of Interest," paragraph (9), for the terms of any loan with Atlas.


                                COMPENSATION

A narrative presentation of the items of compensation paid to the Managing General Partner and its Affiliates from the Partnership is set forth below. Following the narrative presentation is a tabular presentation of the estimated Administrative Costs and Direct Costs to be borne by the Partnership.

OIL AND GAS REVENUES. The Managing General Partner will be allocated 25% of the oil and gas revenues of the Partnership in return for paying Organization and Offering Costs equal to 15% of the Partnership Subscription, 14% of Tangible Costs and contributing all Leases to the Partnership at Cost, or fair market value if Cost is materially more than fair market value. (See "Participation in Costs and Revenues.)

LEASE COSTS. The Managing General Partner will contribute sufficient undeveloped Leases to the Partnership to drill the Partnership's wells at the Cost of such Leases, or fair market value if Cost is materially more than fair market value. The Cost of the Leases will include a portion of the Managing General Partner's reasonable, necessary and actual expenses for geological, geophysical, engineering, interest expense, legal, and other like services allocated to the Partnership's Leases determined using industry guidelines which are set forth in "Proposed Activities - Acquisition of Leases". The Managing General Partner will not retain any Overriding Royalty Interest for itself from such Leases. Assuming all of the Leases are in the Mercer County area and the Partnership acquires 100% of the Working Interest in 4.49 Prospects if the minimum Partnership Subscription is received, 35.9 Prospects if the maximum Partnership Subscription is received, and 44.9 Prospects if the Managing General Partner increases the size of the offering to $10,000,000, it is estimated that Atlas' credit for Lease costs at $3,600 per Prospect will range from $16,165, to $129,240, to $161,654, respectively. (See "Proposed Activities - Acquisition of Leases".)

Such contributions could create conflicts of interest for the Managing General Partner. The majority of the wells will be drilled by the Partnership to test the Clinton/Medina geologic formation, a blanket geological formation prevalent in Ohio and Pennsylvania. A Prospect will be deemed to consist of the drilling or spacing unit on which such well will be drilled if the Clinton/Medina geological formation to which such well will be drilled contains Proved Reserves and the drilling or spacing unit protects against drainage. The development of wells on such acreage may provide Atlas with offset sites by allowing it to ascertain at the Partnership's expense the value of adjacent acreage in which the Partnership would not have any right to participate in developing. (See
 "Conflicts of Interest - Conflicts Involving Acquisition of Leases," "Conflicts of Interest - Other Activities of the Managing General Partner, the Operator and their Affiliates" and "Proposed Activities".)

ADMINISTRATIVE COSTS. The Managing General Partner and its Affiliates will receive an unaccountable, fixed payment reimbursement for their Administrative Costs determined by the Managing General Partner to be an amount equal to $75 per well per month, which will be proportionately reduced to the extent the Partnership acquires less than 100% of the Working Interest in the well. The unaccountable, fixed payment reimbursement of $75 per well per month will not be increased in amount during the term of the Partnership and will not be received for plugged and abandoned wells. Further, Atlas, as Managing General Partner, will not be reimbursed for any additional Partnership Administrative Costs and the unaccountable, fixed payment reimbursement of $75 per well per month will be the entire payment to reimburse Atlas for the Partnership's Administrative Costs. See "Estimate of Administrative Costs and Direct Costs to Be Borne by the Partnership" for an estimate of those costs in the first twelve months.

DRILLING CONTRACTS. The Partnership will enter into a drilling contract with Atlas to drill and complete the Partnership Wells at a competitive industry rate. For each well completed and placed into production in the Appalachian Basin, the Partnership will pay Atlas an amount equal to $37.39 per foot to the depth of the well at its deepest penetration. For each well which the Partnership elects not to complete, the Partnership will pay Atlas an amount equal to $20.60 per foot to the depth of the well. The footage contract will cover all costs other than the cost of a pumping unit for an oil well, which is not anticipated, and the cost
of a third completion and Frac,    which means, in general, treating a
third potentially productive geological formation in an attempt to
enhance the gas production from the well.  (See "Definitions".)      Such
costs will be charged at Cost plus 10% if provided by third parties and at competitive rates in the area if provided by Atlas or its Affiliates. The cost of the well will be proportionately reduced to the extent the Partnership acquires less than 100% of the Working Interest. (See the Drilling and Operating Agreement, Exhibit (II) to the Partnership Agreement.)

The amount of compensation which Atlas could earn as a result of these arrangements is dependent upon many factors, including the actual cost of the wells and the number of wells drilled. Atlas anticipates that in the Mercer County area of the Appalachian Basin it will have reimbursement of general and administrative overhead of $3,600 per well and a profit of approximately 15% ($33,960) per well for a well drilled to a depth of 6,150 feet. Assuming the Partnership acquires 100% of the Working Interest in 4.49 Prospects if the minimum Partnership Subscription is received, 35.9 Prospects if the maximum Partnership Subscription is received and 44.9 Prospects if the Managing General Partner increases the size of the offering to $10,000,000 and all of the wells are situated in the Mercer County area and drilled to 6,150 feet and completed, it is estimated that Atlas' general and administrative reimbursement and profit will be approximately $168,644 if the minimum Partnership Subscription is received, $1,348,404 if the maximum Partnership Subscription is received, and $1,686,444 if the Managing General Partner increases the size of the offering to $10,000,000.

PER WELL CHARGES. When the wells have commenced production Atlas, as Operator, will be reimbursed at actual cost for all direct expenses incurred on behalf of the Partnership and will receive well supervision fees for operating and maintaining the wells during producing operations at a competitive rate. In the Appalachian Basin the competitive rate is currently $275 per well per month subject to an annual adjustment for inflation. Assuming the Partnership acquires 100% of the Working Interest in 4.49 Prospects if the minimum Partnership Subscription is received, 35.9 Prospects if the maximum Partnership Subscription is received, and 44.9 Prospects if the Managing General Partner increases the size of the offering to $10,000,000, and all of the wells are situated in the Appalachian Basin and drilled and completed, it is estimated that these costs will be approximately $14,817 if the minimum Partnership Subscription is received, $118,470 if the maximum Partnership Subscription is received, and $148,170 if the Managing General Partner increases the size of the offering to $10,000,000, for the Partnership's first twelve months of operations. The well
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supervision fees will be proportionately reduced to the extent the Partnership acquires less than 100% of the Working Interest in the well.


TRANSPORTATION AND MARKETING FEES. Mercer Gas Gathering, Inc., an Affiliate of Atlas, will deliver natural gas produced by the Partnership to either industrial end-users in the area or interstate pipeline systems and local distribution companies. Atlas Gas Marketing, Inc., an Affiliate of Atlas, will provide marketing services to the Partnership. The Partnership will pay a combined transportation and marketing charge
at a competitive rate, which is currently 29 cents per MCF.     The actual
amount to be paid cannot be quantified because the amount of gas that will be produced from the Wells cannot be predicted. (See
"Management".)

DEALER-MANAGER FEES. The Dealer-Manager will receive from the Partnership on each Unit sold to an investor a 2.5% Dealer-Manager fee, a 7.5% Sales Commission and a .5% reimbursement of the Selling Agents' accountable due diligence expenses. If the minimum Partnership Subscription of $1,000,000 is received the Dealer-Manager will receive $105,000, if the maximum Partnership Subscription is received the Dealer-Manager will receive $840,000 and if the offering is increased to $10,000,000 the Dealer-Manager will receive $1,050,000. The 7.5% Sales Commission and the .5% accountable due diligence expense will be reallowed to the Selling Agents and the 2.5% Dealer-Manager fee will be reallowed to the wholesalers.

OTHER COMPENSATION. Atlas or an Affiliate will be reimbursed by the Partnership for any loan Atlas or an Affiliate may make to or on behalf of the Partnership and will have the right to charge a competitive rate of interest on any such loan. If Atlas provides equipment, supplies and other services to the Partnership it may do so at competitive industry rates. (See "Conflicts of Interest".)


                         ESTIMATE OF ADMINISTRATIVE COSTS AND
                     DIRECT COSTS TO BE BORNE BY THE PARTNERSHIP

The Managing General Partner estimates that the unaccountable, fixed payment reimbursement for Administrative Costs allocable to the Partnership's first twelve months of operation will not exceed approximately $4,041 if the minimum Partnership Subscription is received (4.49 wells at $75 per well per month), approximately $32,310 if the maximum Partnership Subscription is received (35.9 wells at $75 per well per month), and approximately $40,410 if the Managing General Partner increases the size of the offering to $10,000,000 (44.9 wells at $75 per well per month). Administrative Costs are all customary and routine expenses incurred for the conduct of Partnership administration, including: legal, finance, accounting, secretarial, travel, office rent, telephone, data processing and other items of a similar nature. No Administrative Costs charged will be duplicated under any other category of expense or cost.

                                  Minimum       Maximum      If Managing
General
                                  Partnership   Partnership  Partner Increases
                                  Subscription  Subscription Offering

Unaccountable, fixed payment
reimbursement for
 Administrative Costs               $4,041        $32,310      $40,410

Direct Costs will be billed directly to and paid by the Partnership to the extent practicable. The anticipated Direct Costs set forth below for the Partnership's first twelve months of operation may vary from the estimates shown for numerous reasons which cannot accurately be predicted, such as the number of Participants, the number of wells drilled, the Partnership's degree of success in its activities, the extent of any production problems, inflation and various other factors involving the administration of the Partnership.


                                 Minimum        Maximum      If Managing
General
                                 Partnership    Partnership  Partner Increases
                                 Subscription   Subscription Offering

DIRECT COSTS
     External Legal                 $ 6,000      $ 6,000        $6,000
     Audit Fees                       2,500        6,000         6,000
     Independent Engineering Reports  1,500        3,000         3,000
TOTAL                               $10,000      $15,000       $15,000
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                            TERMS OF THE OFFERING

SUBSCRIPTION TO THE PARTNERSHIP
The Partnership will offer a minimum of 100 Units and a maximum of 800 Units. However, if subscriptions for all 800 Units being offered are obtained, the Managing General Partner, in its sole discretion, may offer not more than 200 additional Units and increase the maximum aggregate subscriptions with which the Partnership may be funded to not more than 1,000 Units ($10,000,000). Units in the Partnership are offered at a subscription price of $10,000 per Unit. The minimum subscription per investor is one Unit; however, the Managing General Partner, in its discretion, may accept one-half Unit ($5,000) subscriptions. Larger Agreed Subscriptions will be accepted in $1,000 increments.

The Managing General Partner will have exclusive management authority for the Partnership. Subscribers who purchase Units as Investor General Partners or as Limited Partners will serve as Participants of the Partnership.

PAYMENT OF SUBSCRIPTIONS
Agreed Subscriptions are payable 100% in cash at the time of subscribing.

PARTNERSHIP CLOSINGS AND ESCROW
Subject to the receipt of the minimum Partnership Subscription of $1,000,000, the Managing General Partner may close the offering period on or before December 31, 1997 (the "Offering Termination Date"). No subscriptions to the Partnership will be accepted after receipt of the maximum Partnership Subscription (including the additional 200 Units which may be offered) or the Offering Termination Date, whichever event occurs first. Pending receipt of the minimum Partnership Subscription, subscription deposits in the escrow account will earn interest at National City Bank of Pennsylvania's variable market rate for short-term deposits. If subscriptions for $1,000,000 are not received by December 31, 1997, the sums deposited in the escrow account will be
returned to the subscribers with interest thereon.     Although     the
Managing General Partner and its Affiliates may buy up to 10% of the Units, which will not be applied towards the minimum Partnership
Subscription required for the Partnership to begin operations,    the
Managing General Partner currently does not anticipate that it and its
Affiliates will purchase any Units.      (See "Conflicts of Interest -
Conflicts Between Participants.")

Subscription payments will be held in a separate interest bearing escrow account at National City Bank of Pennsylvania pending the receipt of the minimum Partnership Subscription. Subject to the receipt of the minimum partnership Subscription, there will be two closings which are tentatively set for December 1, 1997 ("Initial Closing Date"), and December 31, 1997. The Partnership will begin all activities, including drilling, after the Initial Closing Date. A Participant will receive interest on his Agreed Subscription up until the Offering Termination Date at the market rate paid by National City Bank of Pennsylvania. Any interest earned on Agreed Subscriptions will be credited to the accounts of the respective subscribers and paid approximately eight weeks after the Offering Termination Date. Subscriptions will not be commingled with the funds of the Managing General Partner or its Affiliates nor shall subscriptions be subject to the claims of their creditors.

Subscription proceeds will be invested during the escrow period only in institutional investments comprised of or secured by securities of the United States government. The funds in the Partnership account, pending their use for Partnership operations, may be temporarily invested in income producing short-term, highly liquid investments, where there is appropriate safety of principal, such as U.S. Treasury Bills. In the event that the Managing General Partner determines that the Partnership may be deemed an investment company under the Investment Company Act of 1940, such investment activity will cease.

OFFERING PERIOD
The offering period will commence on the date of this Prospectus and will terminate on a date to be determined by the Managing General
Partner, in its sole discretion. In no event, however, will the offering period extend beyond the earlier of December 31, 1997, or the receipt of Partnership subscriptions for $10,000,000.

ACCEPTANCE OF SUBSCRIPTIONS
The execution of the Subscription Agreement by a subscriber constitutes a binding offer to buy Units in the Partnership and an agreement to hold the offer open until the Agreed Subscription is accepted or rejected by the Managing General Partner. Once an investor subscribes he will not have any revocation rights. The Managing General Partner has the discretion to refuse to accept any Agreed Subscription without liability to the subscriber. Agreed Subscriptions will be accepted or rejected by the Partnership within thirty days of their receipt; if rejected, all funds will be returned to the subscriber immediately. Upon the original sale of Units, the Participants will be admitted as Partners not later than fifteen days after the release from escrow of Participants' funds to the Partnership, and thereafter Participants will be admitted into the Partnership not later than the last day of the calendar month in which their Agreed Subscriptions were accepted by the Partnership.
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The execution of the Subscription Agreement and its acceptance by the Managing General Partner also constitutes the execution of the Partnership Agreement and an agreement to be bound by the terms thereof as a Participant, including the granting of a special power of attorney to the Managing General Partner appointing it as the Participant's lawful representative and attorney in-fact to make, execute, sign, swear to and file an Amended Certificate of Limited Partnership from time to time, governmental reports and certifications, and other matters. (See the Partnership Agreement, Exhibit (A) to this Prospectus.)

DRILLING PERIOD
Although it is anticipated that the Partnership will spend the entire Partnership Subscription soon after the Offering Termination Date, the Partnership will have a period of one year from the termination of the offering period to use or commit funds to drilling activities. If, within such one year period, the Partnership has not used, or committed for use, as evidenced by a written agreement, the net subscription proceeds, then the Managing General Partner will cause the remainder of such net subscription proceeds, except for necessary operating capital and amounts reserved for identified activities, to be distributed pro rata to the Participants in the ratio of their Agreed Subscriptions as a return of capital, together with interest earned thereon after the Offering Termination Date, and the Managing General Partner will reimburse the Participants for selling or other offering expenses allocable to the return of capital.

INTEREST OF PARTICIPANTS IN THE PARTNERSHIP
See "Participation in Costs and Revenues - Allocation and Adjustment Among Participants" regarding the Participants' share of revenues, gains, costs, credits, expenses, losses and other charges and liabilities.

QUALIFICATION OF THE PARTNERSHIP
The Managing General Partner has elected for the Partnership to be governed by the partnership laws of Pennsylvania and has filed the Certificate of Limited Partnership. The Managing General Partner will take all other actions necessary to qualify the Partnership to do business as a limited partnership or cause the limited partnership status of the Partnership to be recognized in other jurisdictions.

SUITABILITY STANDARDS
IN GENERAL. It is the obligation of persons selling Units to make every reasonable effort to assure that the Units are suitable for investors, based on the investor's investment objectives and financial situation, regardless of the investor's income or net worth. This is not an appropriate investment for IRAs, Keogh plans and qualified retirement plans. The Managing General Partner shall maintain for a period of at least six years a record of each investor's suitability.

Units will be sold only to an investor who has a minimum net worth of $225,000 or a minimum net worth of $60,000 and had during the last tax year or estimates that he will have during the current tax year "taxable income" as defined in Section 63 of the Code of at least $60,000 without regard to an investment in Units. Net worth will be determined exclusive of home, home furnishings and automobiles. Additional suitability requirements are applicable to residents of certain states. (See "- Purchasers of Limited Partner Units" and "- Purchasers of Investor General Partner Units", below.)

Also, the transferability of Participants' interest is limited, both by express provision of the Partnership Agreement and the provisions of state and federal securities laws. (See "Risk Factors - Special Risks of the Partnership - Illiquid Investment and Restrictions on Transferability of Participants' Interests.") For example, California residents generally may not transfer Units without the consent of the California Commissioner of Corporations, and the Commissioner of Securities of Missouri classifies the Units as being ineligible for any transactional exemption under the Missouri Uniform Securities Act (Section 409.402(b), RSMo. 1969). Therefore, unless the Units are again registered, the offer for sale or resale of Units by a Participant in the State of Missouri may be subject to the sanctions of the act. Other state securities law limitations on the transferability of Participants' interests will be applicable in other states.

PURCHASERS OF LIMITED PARTNER UNITS. A resident of California must (i) have a net worth of not less than $250,000 (exclusive of home, furnishings, and automobiles) and expect to have gross income in the current tax year of $65,000 or more, or (ii) have a net worth of not less than $500,000 (exclusive of home, furnishings, and automobiles), or
(iii) have a net worth of not less than $1,000,000, or (iv) expect to have gross income in the current tax year of not less than $200,000.

A Michigan or North Carolina resident must have either: (i) a net worth of not less than $225,000 (exclusive of home, furnishings, and automobiles), or (ii) a net worth of not less than $60,000 (exclusive of home, furnishings, and automobiles) and estimated current tax year taxable income as defined in Section 63 of the Internal Revenue Code of 1986 of $60,000 or more without regard to an investment in the
Partnership. In addition, a resident of Michigan, Ohio or    Pennsylvania
shall not make an investment in the Partnership in excess of 10% of his net worth (exclusive of home, furnishings and automobiles).

PURCHASERS OF INVESTOR GENERAL PARTNER UNITS. A resident of Alabama, Maine, Massachusetts, Minnesota, North Carolina, Pennsylvania, Tennessee or Texas must represent that he (i) has an individual or joint net worth with his or her spouse of $225,000 or more, without regard to the investment in the Partnership (exclusive of home, furnishings, and automobiles), and a combined gross
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income of $100,000 or more for the
current year and for the two previous years; or (ii) has an individual or joint net worth with his or her spouse in excess of $1,000,000, inclusive of home, home furnishings and automobiles; or (iii) has an individual or joint net worth with his or her spouse in excess of $500,000, exclusive of home, home furnishings, and automobiles; or (iv) has a combined "gross income" as defined in Code Section 61 in excess of $200,000 in the current year and the two previous years.

A resident of Arizona, Indiana, Iowa,    Kansas    , Kentucky, Michigan,
Missouri,    Mississippi, New Hampshire,     New Mexico, Ohio, Oklahoma,
   Oregon    , South Dakota, Vermont or Washington must represent that he (i)
has an individual or joint net worth with his or her spouse of $225,000 or more, without regard to the investment in the Partnership (exclusive of home, furnishings, and automobiles), and a combined "taxable income"
of $60,000 or more for the previous year and expects to have a combined "taxable income" of $60,000 or more for the current year and for the succeeding year; or (ii) has an individual or joint net worth with his or her spouse in excess of $1,000,000, inclusive of home, home furnishings and automobiles; or (iii) has an individual or joint net worth with his or her spouse in excess of $500,000, exclusive of home, home furnishings, and automobiles; or (iv) has a combined "gross income"
as defined in Code Section 61 in excess of $200,000 in the current year and the two previous years.  In addition, a resident of Michigan, Ohio
or    Pennsylvania     shall not make an investment in the Partnership in
excess of 10% of his net worth (exclusive of home, furnishings and automobiles).

       A resident of California must represent that he (i) has a net worth of not less than $250,000 (exclusive of home, furnishings, and automobiles) and expects to have gross income in the current tax year of $120,000 or more, or (ii) has a net worth of not less than $500,000 (exclusive of home, furnishings, and automobiles), or (iii) has a net worth of not less than $1,000,000 or (iv) expects to have gross income in the current tax year of not less than $200,000.

MISCELLANEOUS. In the case of sales to fiduciary accounts, all of the suitability standards set forth above and for the appropriate state shall be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Partnership interests if the donor or grantor is the fiduciary. Investors are required to execute their own Subscription Agreements. The Managing General Partner will not accept any Subscription Agreement that has been executed by someone other than the investor, unless such person has been given the legal power of attorney to sign on the investor's behalf and the investor meets all of the conditions herein.

The Managing General Partner may not complete a sale of Units to an investor until at least five business days after the date the investor receives a final prospectus. In addition, the Managing General Partner will send each investor a confirmation of purchase.

Transferees of Units seeking to become substituted Partners must meet the requirements imposed by the Partnership Agreement. (See
"Transferability of Units".)

SUBSCRIPTION BY MANAGING GENERAL PARTNER
Atlas will serve as Managing General Partner of the Partnership and is required to make certain contributions to the Partnership. The Managing General Partner and its officers and directors and Affiliates may also subscribe for Units in the Partnership on the same basis as Limited Partners or Investor General Partners, except that they are not required to pay the Dealer-Manager fee, Sales Commissions and due diligence reimbursements. Also, the Managing General Partner and its Affiliates
may buy up to 10% of the Units, which will not be applied towards the minimum Partnership Subscription required for the Partnership to begin
operations,    although the Managing General Partner currently does not
anticipate that it and its Affiliates will purchase any Units.      Subject
to the foregoing, any subscription by the Managing General Partner or its officers, directors or Affiliates will dilute the voting rights of the Participants; however, they are prohibited from voting with respect to certain matters. (See "Summary of Partnership Agreement - Voting Rights.")

                       CONFLICTS OF INTEREST

IN GENERAL
Conflicts of interest are inherent in oil and gas drilling programs involving non-industry participants because transactions are entered into without arms' length negotiation. The interests of the Participants and those of Atlas and its Affiliates may be inconsistent in some respects or in certain instances. The following discussion describes certain possible conflicts of interest that may arise for Atlas and its Affiliates in the course of the Partnership and certain limitations which are designed to reduce, but which will not eliminate, the conflicts. It should be noted, however, that the following discussion is not intended to be all inclusive and that other transactions or dealings may arise in the future that could result in conflicts of interest for Atlas and its Affiliates. (See "Fiduciary Responsibility of the Managing General Partner".)

FIDUCIARY RESPONSIBILITY OF THE MANAGING GENERAL PARTNER
The Managing General Partner is accountable to the Partnership as a fiduciary and consequently has a duty to exercise good faith and to deal fairly with the Participants in handling the affairs of the Partnership.
While the Managing General Partner will endeavor to avoid conflicts of
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interest to the extent possible, such conflicts nevertheless may occur and, in such event, the actions of the Managing General Partner may not be most advantageous to the Partnership. Because Atlas makes a significant Capital Contribution to the Partnership, this conflict of interest will be reduced. Nevertheless, in the event the Managing
General Partner should breach its fiduciary responsibilities, a Participant would be entitled to an accounting and to recover any economic losses caused by such breach. (See "Fiduciary Responsibility of the Managing General Partner".)

TRANSACTIONS WITH ATLAS AND ITS AFFILIATES
Although Atlas and its Affiliates believe that the items of compensation and reimbursement that it and its Affiliates will receive in connection with the Partnership are reasonable, the items of compensation have been determined solely by Atlas and are not the result of any negotiation or agreement between Atlas and any person dealing at arms' length and having no affiliation between them. Atlas will be entitled to receive items of compensation and reimbursement in connection with the Partnership even though it is possible that the Partnership's activities could result in little or no profit, or a loss to Participants. Although such fees must be competitive with the prices of other unaffiliated persons in the same geographic area engaged in similar businesses, the entity or person providing the services or equipment can be expected to profit from such transactions. It may be to the best interests of Atlas to first enter into contracts with itself and its Affiliates and second with nonaffiliated parties even though the contract terms, or skill and experience, offered by the nonaffiliated parties to the Partnership may be comparable to that available from Atlas and its Affiliates.

The Managing General Partner and any Affiliate will not render to the Partnership any oil field, equipage or other services nor sell or lease to the Partnership any equipment or related supplies unless such person is engaged, independently of the Partnership and as an ordinary and ongoing business, in the business of rendering such services or selling or leasing such equipment and supplies to a substantial extent to other persons in the oil and gas industry in addition to the partnerships in which the Managing General Partner or an Affiliate has an interest; and the compensation, price or rental therefor will be competitive with the compensation, price or rental of other persons in the area engaged in the business of rendering comparable services or selling or leasing comparable equipment and supplies which could reasonably be made available to the Partnership. If such person is not engaged in such a business then such compensation, price or rental will be the Cost of such services, equipment or supplies to such person or the competitive rate which could be obtained in the area, whichever is less.

Any services not otherwise described in this Prospectus for which the Managing General Partner or any of its Affiliates are to be compensated will be embodied in a written contract which precisely describes the services to be rendered and the compensation to be paid. Such compensation, if any, will be reported to Participants in the Partnership's annual and semiannual reports pursuant to 4.03(b)(1)(b) of the Partnership Agreement and a copy of any such contract will be provided to a Participant upon request pursuant to 4.03(b)(5) of the Partnership Agreement. Such contracts are cancelable without penalty upon sixty days written notice by Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription. With respect to Units owned by the Managing General Partner or its Affiliates, the Managing General Partner and its Affiliates may not vote or consent regarding any transactions between the Partnership and the Managing General Partner or its Affiliates, and their Units will not be included for purposes of determining a majority of the Partnership Subscription with respect to such contracts.

CONFLICT REGARDING THE DRILLING AND OPERATING AGREEMENT
It is anticipated that all of the wells developed by the Partnership will be drilled and operated pursuant to the Drilling and Operating Agreement. As the Managing General Partner of the Partnership, Atlas will be required to monitor and enforce, on behalf of the Partnership, its own compliance with the provisions of the Drilling and Operating Agreement, which creates a continuing conflict of interest. (See "Proposed Activities".)

CONFLICTS REGARDING SHARING OF COSTS AND REVENUES
The share of revenues that Atlas will receive pursuant to the Partnership Agreement will be "Carried" in that Atlas will contribute total Capital Contributions to the Partnership in an amount less than the Partnership's revenues which it will receive. This may create a conflict of interest between the Managing General Partner and the Participants regarding the determination of which Leases will be acquired by the Partnership and the profit potential associated with the Leases.

In addition, the allocation of all of the Intangible Drilling Costs to the Participants and 14% of the Tangible Costs to Atlas of the wells developed by the Partnership involves conflicts of interest between the Participants and Atlas where completion of a marginally productive well might prove beneficial to the Participants but not to Atlas.  At the time a completion decision is made the Participants will have already paid the majority of their costs so they will want to complete the well if there is any opportunity to recoup any of their costs.  Conversely, the Managing General Partner will not have paid any money prior to this time and it will only want to pay such costs if it is assured of recouping its money and making a profit.  Based upon its past experience, however, Atlas anticipates that all Partnership Wells in the Clinton/Medina geological formation will be required to be completed before a determination can be made as to the well's productivity.  In any event, Atlas will not cause any well to be plugged and abandoned by the Partnership without a completion attempt having been made unless
Atlas determines that such well should be plugged and abandoned in
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accordance with the generally accepted and customary oil and gas field practices and techniques then prevailing in the geographic area of the well location.

TAX MATTERS PARTNER
Atlas will be the Partnership's "Tax Matters Partner" and, as such, will have broad authority to act on behalf of the Partnership and the Participants in any administrative or judicial proceeding involving the IRS. The possession of such authority by the Tax Matters Partner may involve conflicts of interest such as whether or not to expend Partnership funds to contest a proposed adjustment by the IRS, if any, to the amount of the Partnership's deduction for Intangible Drilling Costs which is allocated 100% to the Participants, or to contest a proposed decrease by the IRS, if any, in the amount of the Managing General Partner's credit to its Capital Account for contributing the Leases to the Partnership which would decrease the Managing General Partner's Distribution Interest in the Partnership. There also may be conflicts of interest with respect to the Partnership's reimbursement of expenses incurred by the Managing General Partner in its role as the Partnership's Tax Matters Partner. (See "Tax Aspects".)

OTHER ACTIVITIES OF THE MANAGING GENERAL PARTNER, THE OPERATOR AND THEIR AFFILIATES
Atlas will be required to devote to the Partnership such time and attention as Atlas considers to be necessary or appropriate for the proper supervision and management of the operations and activities of the Partnership. Atlas has sponsored and continues to manage other Programs (see "Prior Activities"), and Atlas expects to organize and manage additional Programs, which may be concurrent. In addition, Atlas and its Affiliates will be free to engage in other oil and gas related business activities, either for their own account or on behalf of other Programs, partnerships, joint ventures, corporations or other entities in which they have an interest. They may, therefore, be expected to have conflicts of interest in allocating management time, services and other functions among the Partnership and such other oil and gas Programs, partnerships and ventures.

Subject to its fiduciary duties, Atlas will not be restricted in any manner from participating in other businesses or activities, despite the fact that such other businesses or activities may be competitive with the operations and activities of the Partnership and may operate in the same areas as the Partnership. Notwithstanding, the Managing General Partner and its Affiliates may pursue business opportunities that are consistent with the Partnership's investment objectives for their own account only after they have determined that such opportunity either cannot be pursued by the Partnership because of insufficient funds or because it is not appropriate for the Partnership under the existing circumstances.

CONFLICTS INVOLVING THE ACQUISITION OF LEASES
Atlas will select, in its sole discretion, the Prospects to be developed by the Partnership. Conflicts of interest may arise concerning which Prospects Atlas will assign to the Partnership and which Atlas will assign to other drilling Programs to be organized by Atlas or where Atlas serves as driller/operator. It may prove to Atlas' or its Affiliates' advantage to have the Partnership bear the costs and risks of drilling a particular Prospect rather than another Program. These potential conflicts of interest will be increased to some extent by the fact that Atlas expects to be organizing and allocating Prospects to more than one drilling Program at a time including a year-end Program in which Affiliates of the Managing General Partner invest. There can be no assurance that the activities of the Partnership and those of other drilling Programs to be organized by Atlas will not conflict.

To reduce this conflict of interest the Managing General Partner generally takes a similar interest in other Programs where it serves as Managing General Partner and/or driller/operator.

In Pennsylvania and Ohio the assignments of the Leases will be limited to a depth of from the surface through the Clinton/Medina geological feature to the top of the Queenston formation, and Atlas will retain the drilling rights below the Clinton/Medina geological formation. Although the retention of the deep drilling rights may create a conflict of interest between the Partnership and Atlas, Atlas believes that the Partnership's drilling to the Clinton/Medina geological formation will not provide any geologic information that would prove up or assist in evaluating drilling to formations deeper than the Clinton/Medina geological formation. Further, the amount of the credit Atlas receives for the Partnership Leases does not include any value allocable to the deep drilling rights retained by Atlas.

No procedures, other than the guidelines set forth below, have been established by the Managing General Partner to handle or to resolve any of the conflicts which may arise in this or another context; however, the Managing General Partner owes a fiduciary duty to the Participants in the operation and management of the Partnership and is restricted from engaging in certain transactions with Affiliates and others under the terms of the Partnership Agreement. The Managing General Partner, its Affiliates and the Partnership will abide by the guidelines set forth below.

(1) FAIR AND REASONABLE. Neither the Managing General Partner nor any Affiliate will sell, transfer, or convey any property to or purchase any property from the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable, nor take any action with respect to the assets or property of the Partnership which does not primarily benefit the Partnership.
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(2) TRANSFERS AT COST. The Leases acquired from the Managing General Partner or its Affiliates must be contributed to the Partnership at the Cost of such Lease, unless the Managing General Partner shall have cause to believe that Cost is materially more than the fair market value of such property, in which case the credit for such contribution will be made for a price not in excess of its fair market value. A determination of fair market value must be supported by an appraisal from an Independent Expert. Such opinion and any associated supporting information must be maintained in the Partnership's records for at least six years.

(3) LIMITATIONS ON ACTIVITIES OF THE MANAGING GENERAL PARTNER AND ITS AFFILIATES ON LEASES ACQUIRED BY THE PARTNERSHIP. During a period of five years from the Offering Termination Date of the Partnership, if the Managing General Partner or any of its Affiliates, excluding another Program in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership, proposes to acquire an interest from an unaffiliated person, in a Prospect in which the Partnership possesses an interest or in a Prospect in which the Partnership's interest has been terminated without compensation within one year preceding such proposed acquisition, the following conditions shall apply

(a) if the Managing General Partner or the Affiliate, excluding another Program in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership, does not currently own property in the Prospect separately from the Partnership, then neither the Managing General Partner nor the Affiliate shall be permitted to purchase an interest in the Prospect; and

(b) if the Managing General Partner or the Affiliate, excluding another Program in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership, currently own a proportionate interest in the Prospect separately from the Partnership, then the interest to be acquired shall be divided between the Partnership and the Managing General Partner or the Affiliate in the same proportion as is the other property in the Prospect; provided, however, if cash or financing is not available to the Partnership to enable it to consummate a purchase of the additional interest to which it is entitled, then neither the Managing General Partner nor the Affiliate shall be permitted to purchase any additional interest in the Prospect.

(4) TRANSFER OF LESS THAN THE MANAGING GENERAL PARTNER'S AND ITS AFFILIATE'S ENTIRE INTEREST. A sale, transfer or a conveyance to the Partnership of less than all of the ownership of the Managing General Partner or an Affiliate, excluding another Program in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership, in any Prospect will not be made unless the interest retained by the Managing General Partner or the Affiliate is a proportionate Working Interest, the respective obligations of the Managing General Partner or its Affiliates and the Partnership are substantially the same after the sale of the interest by the Managing General Partner or its Affiliates, and the Managing General Partner's interest in revenues does not exceed the amount proportionate to its retained Working Interest. Neither the Managing General Partner nor any Affiliate will retain any Overriding Royalty Interests or other burdens on an interest sold by it to the Partnership. With respect to its retained interest the Managing General Partner will not Farmout a Lease for the primary purpose of avoiding payment of its costs relating to drilling the Lease. This paragraph does not prevent the Managing General Partner or its Affiliates from subsequently dealing with their retained interest as they may choose with unaffiliated parties or Affiliated partnerships.

(5) EQUAL PROPORTIONATE INTEREST. When the Managing General Partner or an Affiliate, excluding another Program in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership, sells, transfers or conveys any oil, gas or other mineral interests or property to the Partnership, it must, at the same time, sell to the Partnership an equal proportionate interest in all its other property in the same Prospect. Notwithstanding, a Prospect shall be deemed to consist of the drilling or spacing unit on which such well will be drilled by the Partnership if the geological feature to which such well will be drilled contains Proved Reserves and the drilling or spacing unit protects against drainage. With respect to an oil and gas Prospect located in Ohio and Pennsylvania on which a well will be drilled by the Partnership to test the Clinton/Medina geologic formation a Prospect shall be deemed to consist of the drilling and spacing unit if it meets the test in the preceding sentence.

     It is anticipated that most of the Prospects which will be developed by the Partnership will develop the Clinton/Medina geologic formation. The development of wells on such acreage may provide the Managing General Partner with offset sites by allowing it to ascertain at the Partnership's expense the value of adjacent acreage in which the Partnership would not have any right to participate in developing. See the Production Map in "Proposed Activities - Information Regarding Currently Proposed Prospects" for the acreage owned by the Managing General Partner in the area surrounding the currently proposed Prospects. To reduce this conflict of interest neither the Managing General Partner nor its Affiliates may drill any well within 1,650 feet of an existing Partnership Well in the Clinton/Medina formation in Pennsylvania, or within 1,100 feet of an existing Partnership Well in Ohio, within five years of the drilling of the Partnership Well. In the event the Partnership abandons its interest in a well, this restriction will continue for one year following the abandonment.
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(6) SUBSEQUENTLY ENLARGING PROSPECT. If the area constituting the Partnership's Prospect is subsequently enlarged to encompass any area wherein the Managing General Partner or an Affiliate, excluding another Program in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership, owns a separate property interest, such separate property interest or a portion thereof shall be sold, transferred or conveyed to the Partnership in accordance with Sections 2, 4 and 5, above, if the activities of the Partnership were material in establishing the existence of Proved Undeveloped Reserves which are attributable to such separate property interest. Notwithstanding, Prospects in the Clinton/Medina geological formation will not be enlarged or contracted if the Prospect was limited to the drilling or spacing unit because the well was being drilled to Proved Reserves in the Clinton/Medina geological formation and the drilling or spacing unit protected against drainage.

(7) TRANSFER OF LEASES TO THE MANAGING GENERAL PARTNER. The Managing General Partner and its Affiliates will not purchase any producing or non-producing oil and gas properties from the Partnership.

(8) TRANSFER OF LEASES BETWEEN AFFILIATED LIMITED PARTNERSHIPS. The Partnership shall not purchase properties from or sell properties to any other Affiliated partnership. This prohibition, however, shall not apply to joint ventures among such Affiliated partnerships, provided that the respective obligations and revenue sharing of all parties to the transaction are substantially the same and the compensation arrangement or any other interest or right of either the Managing General Partner or its Affiliates is the same in each Affiliated partnership, or, if different, the aggregate compensation of the Managing General Partner or the Affiliate is reduced to reflect the lower compensation arrangement.

(9)     NO FARMOUTS. The Partnership shall not farmout its Leases.

(10) LEASES ONLY FOR STATED PURPOSE OF THE PARTNERSHIP. The Partnership shall acquire only Leases reasonably expected to meet the stated purposes of the Partnership. No Leases shall be acquired for the purpose of a subsequent sale unless the acquisition is made after a well has been drilled to a depth sufficient to indicate that such an acquisition would be in the Partnership's best interest.

CONFLICTS BETWEEN PARTICIPANTS
The Managing General Partner and its officers and directors and
Affiliates may also subscribe for Units in the Partnership on the same basis as Limited Partners or Investor General Partners, except that they are not required to pay Dealer-Manager fees, Sales Commissions or due diligence reimbursements. Also, the Managing General Partner and its Affiliates may buy up to 10% of the Units, which will not be applied towards the minimum Partnership Subscription required for the
Partnership to begin operations,    although the Managing General Partner
currently does not anticipate that it and its Affiliates will purchase
any Units.      Subject to the foregoing, any subscription by the Managing
General Partner or its officers, directors or Affiliates will dilute the voting rights of the Participants and there may be a conflict with respect to certain matters. However, the Managing General Partner and its officers, directors and Affiliates also are prohibited from voting with respect to certain matters. (See "Summary of Partnership Agreement
- Voting Rights.")

LACK OF INDEPENDENT UNDERWRITER AND DUE DILIGENCE INVESTIGATION
The terms of this offering, the Partnership Agreement and the Drilling and Operating Agreement were determined by the Managing General Partner without arms' length negotiations. Prospective Participants have not been separately represented by legal counsel, which might include the negotiation of certain more favorable terms in the Partnership Agreement and the Drilling and Operating Agreement on behalf of prospective Participants. Although Anthem Securities, Inc., which is affiliated with the Managing General Partner, as Dealer-Manager will receive reimbursement of accountable due diligence expenses for certain due diligence investigations conducted by the Selling Agents which will be reallowed to the Selling Agents, the Dealer-Manager's due diligence examination concerning this offering cannot be considered to be independent. There was not an extensive in-depth "due diligence" investigation of the existing and proposed business activities of the Partnership and the Managing General Partner which would be provided by independent underwriters. However, Anthem Securities, Inc. in conjunction with Atlas Group has contracted with Nationwide Financial Network, a due diligence entity, to prepare and maintain an independent due diligence report for their network of independent broker-dealers which may request it. (See "Plan of Distribution".)

CONFLICTS CONCERNING LEGAL COUNSEL
It is anticipated that legal counsel to Atlas will also serve as legal counsel to the Partnership and that such dual representation will continue in the future. However, should a future dispute arise between the Participants and Atlas, or should counsel advise Atlas that counsel reasonably believes its representation of the Partnership will be adversely affected by counsel's responsibilities to Atlas, Atlas will cause the Participants to retain separate counsel for such matters.
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CONFLICTS REGARDING REPURCHASE OBLIGATION

The Participants' right to present their Units to Atlas for repurchase creates a conflict of interest between the Participants and the Managing General Partner in the suspension of the repurchase obligation and in arriving at the amount which will be paid by the Managing General Partner for the Participants' interests. The Managing General Partner may suspend its repurchase obligation if it does not have the necessary cash flow or it cannot borrow the funds on terms which the Managing General Partner deems reasonable, which is a subjective determination. The Managing General Partner will also determine the repurchase price based upon a reserve report prepared by the Managing General Partner and reviewed by an Independent Expert chosen by the Managing General Partner. Furthermore, the formula for arriving at the repurchase price has some subjective determinations within the control of the Managing General Partner. (See "Repurchase Obligation".)

OTHER CONFLICTS
A conflict of interest is created with the Participants by the Managing General Partner's right to hypothecate its interest or withdraw an interest in the Partnership Wells with respect to the Managing General Partner's subordination obligation. A further conflict of interest is created by the Managing General Partner's right to determine the order of priority and the construction of pipelines which may be required in order to connect certain Prospects into the Atlas transmission network. (See "Risk Factors - Special Risks of the Partnership - Borrowings by the Managing General Partner Could Reduce Funds Available for Its Subordination Obligation" and "Summary of Partnership Agreement - Withdrawal of Managing General Partner".)

PROCEDURES TO REDUCE CONFLICTS OF INTEREST
The Managing General Partner and its Affiliates have adopted the following procedures and conditions to reduce some of the conflicts of interest inherent in oil and gas drilling programs and to assure that transactions between the Managing General Partner or its Affiliates, on the one hand, and the Partnership, on the other hand, are fair and reasonable. The Managing General Partner has no other conflict of interest resolution procedures. Consequently, conflicts of interest between the Managing General Partner and the Participants may not necessarily be resolved in the best interests of the Participants.

(1) NO COMMINGLING. The funds of the Partnership will be kept in separate accounts and will not be commingled with the funds of the Managing General Partner, any Affiliate or any other entity.

(2) NO COMPENSATING BALANCES. Neither the Managing General Partner nor any Affiliate will use the Partnership's funds as compensating balances for its own benefit.

(3) FUTURE PRODUCTION. Neither the Managing General Partner nor any Affiliate will commit the future production of a well developed by the Partnership exclusively for its own benefit.

(4) MARKETING ARRANGEMENTS. All benefits from marketing arrangements or other relationships affecting property of the Managing General Partner or its Affiliates and the Partnership will be fairly and equitably apportioned according to the respective interests of each in such property. The Managing General Partner shall treat all wells in a geographic area equally concerning to whom and at what price the Partnership's gas will be sold and to whom and at what price the gas of other oil and gas Programs which the Managing General Partner has sponsored or will sponsor will be sold. The Managing General
Partner calculates a weighted average selling price for all of the gas sold in a geographic area by taking all money received from the sale of all of the gas sold to its customers in a geographic area and dividing by the volume of all gas sold from the wells in that geographic area.

     Notwithstanding, the Managing General Partner and its Affiliates are parties to, and contract for, the sale of natural gas with industrial end-users and will continue to enter into such contracts on their own behalf, and the Partnership will not be a party to such contracts. The Managing General Partner and its Affiliates also have a substantial interest in certain pipeline facilities and compression facilities which access interstate pipeline systems, which it is anticipated will be used to transport the Partnership's gas production as well as Affiliated partnership and third-party gas production, and the Partnership will not receive any interest in the Managing General Partner's and its Affiliates' pipeline or gathering system or compression facilities. (See "Proposed Activities - Sale of Oil and Gas Production - In General".)

(5) ADVANCE PAYMENTS. Advance payments by the Partnership to the Managing General Partner and its Affiliates are prohibited, except where advance payments are required to secure tax benefits of prepaid drilling costs and for a business purpose. These payments, if any, will not include nonrefundable payments for completion costs prior to the time that a decision is made that the well or wells warrant a completion attempt.

(6)     NO PROFIT IN CONTRAVENTION OF FIDUCIARY DUTY. The Managing
General Partner will not profit by drilling in contravention of its fiduciary obligation to the Participants.
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(7) DISCLOSURE. Any agreement or arrangement which binds the Partnership must be fully disclosed in the Prospectus.


(8)     LOANS FROM THE PARTNERSHIP. The Partnership will not loan money to the Managing General Partner or any Affiliate.

(9) LOANS TO THE PARTNERSHIP. Neither the Managing General Partner nor any Affiliate will loan money to the Partnership where the interest to be charged exceeds the Managing General Partner's or the Affiliate's interest cost or where the interest to be charged exceeds that which would be charged to the Partnership (without reference to the Managing General Partner's or the Affiliate's financial abilities or guarantees) by unrelated lenders, on comparable loans for the same purpose, and neither the Managing General Partner nor any Affiliate will receive points or other financing charges or fees, regardless of the amount, although the actual amount of such charges incurred from third-party lenders may be reimbursed to the Managing General Partner or the Affiliate.

(10) NO REBATES. No rebates or give-ups may be received by the Managing General Partner or any Affiliate nor may the Managing General Partner or any Affiliate participate in any reciprocal business arrangements which would circumvent these guidelines.

(11) SALE OF ASSETS. The sale of all or substantially all of the assets of the Partnership (including without limitation, Leases, wells, equipment and production) can only be made with the consent of Participants (including Atlas and its Affiliates with respect to any Units purchased by them) whose Agreed Subscriptions equal a majority of the Partnership Subscription (including Units purchased by Atlas and its Affiliates).

(12) PARTICIPATION IN OTHER PARTNERSHIPS. If the Partnership participates in other partnerships or joint ventures (multi-tier arrangements), the terms of any such arrangements shall not result in the circumvention of any of the requirements or prohibitions contained in the Partnership Agreement, including the following:
(i) there will be no duplication or increase in organization and offering expenses, the Managing General Partner's compensation, Partnership expenses or other fees and costs; (ii) there will be no substantive alteration in the fiduciary and contractual relationship between the Managing General Partner and the Participants; and (iii) there will be no diminishment in the voting rights of the Participants.

(13) INVESTMENTS. Partnership funds may not be invested in the securities of another person except in the following instances: (i) investments in Working Interests or undivided Lease interests made in the ordinary course of the Partnership's business; (ii) temporary investments in income producing short-term highly liquid investments, where there is appropriate safety of principal, such as
U.S. Treasury Bills; (iii) multi-tier arrangements meeting the
requirements of (12) above;    (iv)     investments involving less than 5%
of the Partnership Subscription which are a necessary and incidental
part of a property acquisition transaction; and    (v)     investments in
entities established solely to limit the Partnership's liabilities associated with the ownership or operation of property or equipment, provided, in such instances duplicative fees and expenses shall be prohibited.

POLICY REGARDING ROLL-UPS
It is possible at some indeterminate time in the future that the
Partnership will become involved in a "Roll-Up". The complete definition of "Roll-Up" is set forth in "Definitions." In general, a Roll-Up means a transaction involving the acquisition, merger, conversion, or consolidation of the Partnership with or into another partnership, corporation or other entity (the "Roll-Up Entity") and the issuance of securities by the Roll-Up Entity to Participants. A Roll-Up will also include any change in the rights, preferences, and privileges of the Participants in the Partnership; such changes could include increasing the compensation of the Managing General Partner, amending the voting rights of the Participants, listing the Units on a national securities exchange or on NASDAQ, changing the fundamental investment objectives of the Partnership, or materially altering the duration of the Partnership.
 The Partnership Agreement provides various policies in the event that a Roll-Up should occur in the future. These policies include: (i) an appraisal of all Partnership assets will be from a competent Independent Expert, and a summary of the appraisal will be included in a report to the Participants in connection with a proposed Roll-Up;  (ii) any
Participant who votes "no" on the proposal will be offered a choice of
(a) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; (b) remaining a Participant in the Partnership and preserving his interests in the Partnership on the same terms and conditions as existed previously; or (c) receiving cash in an amount equal to his pro-rata share of the appraised value of the Partnership's net assets; and (iii) the Partnership will not participate in a proposed Roll-Up (a) which would result in the diminishment of a Participant's voting rights under the Roll-Up Entity's chartering agreement; (b) in which the Participants' right of access to the records of the Roll-Up
Entity would be less than those provided by the Partnership Agreement;
or (c) in which any of the costs of the transaction would be borne by the Partnership if the proposed Roll-Up is not approved by 75% in interest of the Participants.
------------------------------------------------------------------------------

The Partnership Agreement further provides that the Partnership will not participate in a Roll-Up transaction unless the Roll-Up transaction is approved by Participants whose Agreed Subscriptions equal 75% of the Partnership Subscription. (See 4.03(d)(16) of the Partnership Agreement.) With respect to Units owned by the Managing General Partner and its Affiliates, the Managing General Partner and its Affiliates will not vote or consent with respect to a proposed Roll-Up, and in determining the required percentage interest of Units necessary to approve any proposed Roll-Up, any Units owned by the Managing General Partner and its Affiliates will not be included.



CERTAIN TRANSACTIONS

As of July 15, 1997, previous limited partnerships sponsored by the Managing General Partner and its Affiliates had made payments to the Managing General Partner and its Affiliates as set forth below.


PROSPECTIVE INVESTORS SHOULD NOT ASSUME THAT THE PAST PERFORMANCE OF PRIOR PROGRAMS IS INDICATIVE OF THE FUTURE RESULTS OF THE PARTNERSHIP.

                                      Leasehold                 Cumulative
                                      Drilling                  Reimbursement
                           Non-       and           Cumulative  of General and
              Investor    -recurring  Completion    Operator's  Administrative
             Subscriptions  Management Costs(1)(2)   Charges     Overhead
Program                         Fee

Atlas L.P. #1-1985    $600,000     0    $600,000         $151,205    $33,500
A.E. Partners 1986     631,250     0     631,250          113,309     45,508
A.E. Partners 1987     721,000     0     721,000          119,214     48,451
A.E. Partners 1988     617,050     0     617,050           94,885     43,599
A.E. Partners 1989     550,000     0     550,000           76,495     41,343
A.E. Partners 1990     887,500     0     887,500          121,709     43,378
A.E. Nineties-10     2,200,000     0   2,200,000          272,670     43,820
A.E. Nineties-11       750,000     0     761,802          102,809     64,866
A.E. Partners 1991     868,750     0     867,500           93,964     52,797
A.E. Nineties-12     2,212,500     0   2,272,017          289,882     63,113
A.E. Nineties-JV 92  4,004,813     0   4,157,700          418,445     89,124
A.E. Partners 1992     600,000     0     600,000           52,715     24,075
A.E. Nineties-P #1   2,988,960     0   3,026,348          189,778     48,499
A.E. Nineties-93 Ltd 3,753,937     0   3,480,656          302,543     57,046
A.E. Partners 1993     700,000     0     689,940           52,794     18,975
A.E. Nineties-P #2   3,323,920     0   3,324,668          196,130     36,658
A.E. Nineties-14     9,940,045     0   9,512,015          610,680    113,491
A.E. Partners 1994     892,500     0     892,500           30,977     15,638
A.E. Nineties-P#3    5,799,750     0   5,799,750          228,632     45,020
A.E. Nineties-15    10,954,715     0   9,859,244          358,132     66,851
A.E. Partners 1995     600,000     0     600,000           14,751      2,588
A.E. Nineties-P#4    6,991,350     0   6,991,350          191,459     31,415
A.E. Nineties-16    10,955,465     0  10,955,465          135,712     18,482
A.E. Partners 1996     800,000     0     800,000            1,737        488
A.E. Nineties-P#5    7,992,240     0   7,992,240           14,677      3,075
A.E. Nineties-17 (3) 4,628,750     0   4,628,750                0          0
--------------------------------
(1)     Excluding the Managing General Partner's Capital Contributions.
(2)     Includes additional drilling costs paid with production revenues.
(3)     This program had its first closing on June 25, 1997.


          FIDUCIARY RESPONSIBILITY OF THE MANAGING GENERAL PARTNER

GENERAL
The Managing General Partner is vested with the power and authority to manage the Partnership and its assets. Consequently, it is accountable to the Participants as a fiduciary and must exercise good faith and act with integrity in handling the affairs of the Partnership. The Managing General Partner has a fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership whether or not in the Managing General Partner's possession or control, and the Managing General
-----------------------------------------------------------------------------

Partner may not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Partnership. Neither the Partnership Agreement nor any other agreement between the Managing General Partner and the Partnership may contractually limit any fiduciary duty owed to the Participants by the Managing General Partner under applicable law
except as set forth in   4.01, 4.02, 4.04, 4.05 and 4.06 of the Partnership
Agreement. This is a rapidly expanding and changing area of the law and Participants who have questions concerning the duties of the Managing
General Partner should consult their own counsel.

LIMITATIONS ON MANAGING GENERAL PARTNER LIABILITY AS FIDUCIARY
Under the terms of the Partnership Agreement, the Managing General Partner, the Operator and their Affiliates will not be liable to the Partnership or the Participants for any loss suffered by the Partnership or Participants which arises out of any action or inaction of the Managing General
Partner, the Operator or their Affiliates if the Managing General Partner, the Operator and their Affiliates determined in good faith that such course of conduct was in the best interest of the Partnership; the Managing General Partner, the Operator and their Affiliates were acting on behalf of, or performing services for, the Partnership; and such course of conduct did not constitute negligence or misconduct of the Managing
General Partner, the Operator or their Affiliates. Therefore, Participants may have a more limited right of action than they would have had absent these limitations in the Partnership Agreement. These limitations, however, do not apply to Participants' rights under the federal securities laws, and Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription may vote to remove the Managing General Partner and/or the Operator. (See "Summary of Partnership Agreement - Voting Rights" and "- Removal of Operator.")

In addition, the Partnership Agreement provides for indemnification of the Managing General Partner, the Operator and their Affiliates by the Partnership against any losses, judgements, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Partnership provided that the Managing General Partner, the Operator and their Affiliates determined in good faith that the course of conduct which caused the loss or liability was in the best interest of the Partnership; the Managing
General Partner, the Operator and their Affiliates were acting on behalf of, or performing services for the Partnership; and such course of conduct was not the result of negligence or misconduct of the Managing
General Partner, the Operator or their Affiliates.

Payments arising from such indemnification or agreement to hold harmless are recoverable only out of the tangible net assets of the Partnership including insurance proceeds.


Notwithstanding the above, the Managing General Partner, the Operator and their Affiliates and any person acting as a broker-dealer may not be indemnified for any losses, liabilities, or expenses arising from or out of an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to a particular indemnity, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to a particular indemnity, or (iii) a court of competent jurisdiction approves a settlement of the claims as to a particular indemnity and finds that indemnification of the settlement and related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission, the Massachusetts Securities Division, the states which are specifically set forth in the Partnership Agreement, and the position of any state securities regulatory authority in which the plaintiff claims he was offered or sold Partnership Units, with respect to the issue of indemnification for violation of securities laws.

LIMITATIONS ON MANAGING GENERAL PARTNER INDEMNIFICATION
To the extent that any indemnification provision in the Partnership Agreement purports to include indemnification for liabilities arising under the Securities Act of 1933, as amended, Participants should be aware that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and therefore unenforceable. In any event, Participants and their advisers should review closely the provisions of the Partnership Agreement concerning exculpation and indemnification of the Managing General Partner and consult their own attorneys if they have any questions.

The Partnership will not incur the cost of the portion of any insurance which insures any party against any liability as to which such party is prohibited from being indemnified.

The advancement of Partnership funds to the Managing General Partner or its Affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if the Partnership has adequate funds available and the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership; (ii) the legal action is initiated by a third party who is not a Participant, or the legal action is initiated by a Participant and a court of competent jurisdiction specifically approves such advancement; and (iii) the Managing General Partner or its Affiliates undertake to repay the advanced funds to the Partnership, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.
------------------------------------------------------------------------------

                                PRIOR ACTIVITIES

The following tables, other than Table 5, reflect certain historical data with respect to twenty-one private drilling programs in which Atlas served as Managing General Partner, which raised a total of $49,068,405, and five public drilling programs in which Atlas served as Managing General Partner which raised a total of $27,096,220.

FOR SEVERAL REASONS, INCLUDING DIFFERENCES IN PROGRAM STRUCTURE, PROPERTY LOCATIONS, PROGRAM SIZE AND ECONOMIC CONSIDERATIONS, IT SHOULD NOT BE ASSUMED THAT PARTICIPANTS IN THE OFFERING COVERED BY THIS PROSPECTUS WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN SUCH
PRIOR DRILLING PROGRAMS. THE RESULTS OF SUCH PRIOR DRILLING PROGRAMS SHOULD BE VIEWED ONLY AS A MEASURE OF THE LEVEL OF ACTIVITY AND EXPERIENCE OF ATLAS WITH RESPECT TO DRILLING PROGRAMS.
------------------------------------------------------------------------------

Table 1 sets forth certain sales information of previous limited partnerships sponsored by the Managing General Partner and its Affiliates.

PROSPECTIVE INVESTORS SHOULD NOT ASSUME THAT THE PAST PERFORMANCE OF PRIOR PROGRAMS IS INDICATIVE OF THE FUTURE RESULTS OF THE PARTNERSHIP.


     EXPERIENCE IN RAISING FUNDS
     As of July 15, 1997

                                                                   Date of
                                                                   Com-                     Years
                                                                   mence-      Date of      Wells   Pre-
                     Number     Investor     Atlas                 ment of     First        In      vious
                       of      Subscrip-     Invest-     Total     Opera-       Distri-      Produc- Assess-
                     Investors                ment    Capital      tions        butions      tion    ments.

Atlas L.P. #1-1985     19     600,000     114,800     714,800     12/31/85     07/02/86     11.55     -0-
A.E. Partners 1986     24     631,250     120,400     751,650     12/31/86     04/02/87     10.55     -0-
A.E. Partners 1987     17     721,000     158,269     879,269     12/31/87     04/02/88     9.55     -0-
A.E. Partners 1988     21     617,050     135,450     752,500     12/31/88     04/02/89     8.55     -0-
A.E. Partners 1989     21     550,000     120,731     670,731     12/31/89     04/02/90     7.55     -0-
A.E. Partners 1990     27     887,500     244,622   1,132,122     12/31/90     04/02/91     6.55     -0-
A.E. Nineties-10       60   2,200,000     484,380   2,684,380     12/31/90     03/31/91     6.33     -0-
A.E. Nineties-11       25     750,000     268,003   1,018,003     09/30/91     01/31/92     5.50     -0-
A.E. Partners 1991     26     868,750     318,063   1,186,813     12/31/91     04/02/92     5.33     -0-
A.E. Nineties-12       87   2,212,500     791,833   3,004,333     12/31/91     04/30/92     5.25     -0-
A.E. Nineties-JV 92   155   4,004,813     1,414,917 5,419,730     10/28/92     04/05/93     4.08     -0-
A.E. Partners 1992     21     600,000     176,100     776,100     12/14/92     07/02/93     4.58     -0-
A.E. Nineties-P#1     221   2,988,960     528,934   3,517,894     12/31/92     07/15/93     3.83     -0-
A.E. Nineties-1993    125   3,753,937     1,264,183 5,018,120     10/08/93     02/10/94     3.50     -0-
A.E. Partners 1993     21     700,000     219,600     919,600     12/31/93     07/02/94     3.25     -0-
A.E. Nineties-P#2     269   3,323,920     587,340   3,911,260     12/31/93     06/15/94     3.00     -0-
A.E. Nineties-14      263   9,940,045     3,584,027 13,524,072    08/11/94     01/10/95     2.50     -0-
A.E. Partners 1994     23     892,500     231,500   1,124,000     12/31/94     07/02/95     2.25     -0-
A.E. Nineties-P#3     391   5,799,750     928,546   6,728,296     12/31/94     06/05/95     2.25     -0-
A.E. Nineties-15      244  10,954,715     3,435,936 14,390,651    06/15/95     02/07/96     1.42     -0-
A.E. Partners 1995     23     600,000     244,725     844,725     12/31/95     10/02/96     1.00     -0-
A.E. Nineties-P#4     324   6,991,350     1,287,782 8,279,132     12/31/95     07/08/96     1.25     -0-
A.E. Nineties-16      274  10,955,465     1,643,320 12,598,785    07/31/96     01/12/97     0.58     -0-
A.E. Partners 1996     21     800,000     349,992   1,149,992     12/31/96     07/02/97     0.25     -0-
A.E. Nineties-P#5     378   7,992,240     1,654,740 9,646,980     12/31/96     06/08/97     0.25     -0-
A.E. Nineties-17 (1)  105   4,628,750     1,133,917 5,762,667          N/A        1997       N/A     -0-

(1)     This program had its first closing on June 25, 1997.

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Table 2 reflects the drilling activity of previous limited partnerships sponsored by the Managing General Partner and its Affiliates. All of the wells were Development Wells.

  PROSPECTIVE INVESTORS SHOULD NOT ASSUME THAT THE PAST PERFORMANCE OF PRIOR
PROGRAMS IS INDICATIVE OF THE FUTURE RESULTS OF THE PARTNERSHIP.


                    WELL STATISTICS - DEVELOPMENT WELLS
                          As of July 15, 1997

Atlas L.P. #1-1985 (4)          0     7      1     0     3.15     0.25
A.E. Partners 1986              0     8      0     0     3.50     0.00
A.E. Partners 1987              0     9      0     0     4.10     0.00
A.E. Partners 1988              0     9      0     0     3.80     0.00
A.E. Partners 1989              0     10     0     0     3.30     0.00
A.E. Partners 1990              0     12     0     0     5.00     0.00
A.E. Nineties-10                0     12     0     0     11.50    0.00
A.E. Nineties-11                0     14     0     0     4.30     0.00
A.E. Partners 1991              0     12     0     0     4.95     0.00
A.E. Nineties-12                0     14     0     0     12.50    0.00
A.E. Nineties-JV 92             0     52     0     0     24.44    0.00
A.E. Partners 1992              0     7      0     0     3.50     0.00
A.E. Nineties-Public #1         0     14     0     0     14.00    0.00
A.E. Nineties-1993 Ltd. (4)     0     20     2     0     19.40    2.00
A.E. Partners 1993              0     8      0     0     4.00     0.00
A.E. Nineties-Public #2         0     16     0     0     15.31    0.00
A.E. Nineties-14                0     55     1     0     55.00    1.00
A.E. Partners 1994 (4)          0     12     0     0     5.00     0.00
A.E. Nineties-Public #3         0     27     0     0     26.00    0.00
A.E. Nineties-15 (4)            0     61     0     0     55.50    0.00
A.E. Partners 1995              0     6      0     0     3.00     0.00
A.E. Nineties-Public #4         0     31     0     0     30.50    0.00
A.E. Nineties-16 (4)            0     57     0     0     47.50    0.00
A.E. Partners 1996              0     13     0     0     4.44     0.00
A.E. Nineties-Public #5         0     36     0     0     35.91    0.00
A.E. Nineties-17
     TOTALS                     0     522    4     0     399.60    .25

(1)     A "gross well" is one in which a leasehold interest is owned.
(2)  A "net well" equals the actual leasehold interest owned in one gross well divided by one hundred. Example: a 50% leasehold interest in a well is one gross well, but a .50 net well.
(3)  For purposes of this Table only, a "Dry Hole" means a well which is plugged and abandoned without a completion attempt because the Operator has determined that it will not be productive of gas and/or oil in commercial quantities.
(4)  Atlas L.P. #1-1985 had 1 gross well (.25 net well) which was completed but non-commercial; A.E. Nineties-1993 Ltd. had 1 gross well (1 net well)
which was completed but non-commercial; A.E. Nineties-14 had 2 gross wells (2 net wells) which were completed but non-commercial; A.E.
Partners-1994 had 1 gross well (.25 net well) which were completed but non-
commercial; A.E. Nineties-15 had 1 gross well (1 net well)
which was completed but non-commercial and  A.E. Nineties-16 had 5 gross wells
(4.5 net wells) which were completed but non-commercial.
-----------------------------------------------------------------------------

Table 3 provides information concerning the operating results of previous the Managing General Partner and its Affiliates.
PROSPECTIVE INVESTORS SHOULD NOT ASSUME THAT THE PAST
PERFORMANCE OF PRIOR PROGRAMS IS INDICATIVE OF THE FUTURE RESULTS OF THE
PARTNERSHIP.


           INVESTOR OPERATING RESULTS - INCLUDING EXPENSES
                       as of July 15, 1997


                                                                                   Cash
                                           Total Costs                              -on-     Average  Latest Quarterly
                                    ----------------------------                    Cash     Yearly   Cash Distribution
Program          Capitalization(1)  Operating  Admn.     Direct   Distributions(2)  Return   Return   as of 7/15/97

Atlas L.P. #1-1985   $ 600,000     $127,012  $28,140     6,361     $1,228,961       205%    18%   $10,040
A.E. Partners 1986     631,250     95,180     38,227     5,326     575,337          91%     9%     5,995
A.E. Partners 1987     721,000     92,534     37,608     5,469     483,516          67%     7%     3,276
A.E. Partners 1988     617,050     71,771     32,978     5,091     432,263          70%     8%     3,373
A.E. Partners 1989     550,000     62,726     33,901     3,846     565,563          103%    14%    6,325
A.E. Partners 1990     887,500     91,282     43,378     4,457     666,176          75%     11%    13,221
A.E. Nineties-10     2,200,000     204,502    43,820     17,399    1,190,163        54%     9%     22,316
A.E. Nineties-11       750,000     71,966     45,406     29,194    705,084          94%     17%    16,338
A.E. Partners 1991     868,750     70,473     52,797     12,648    671,870          77%     15%    21,509
A.E. Nineties-12     2,212,500     202,917    44,179     97,912    1,321,083        60%     11%    32,364
A.E. N -JV 92 (3)    4,004,813     280,358    59,713     185,156   2,217,254        55%     14%    95,605
A.E. Partners 1992     600,000     39,536     24,075     2,755     465,131          78%     17%    20,487
A.E. Nineties-P#1    2,988,960     144,231    36,859     68,629    1,387,107        46%     12%    45,623
A.E. Ni1993 Ltd.     3,753,937     211,780    39,932     24,081    1,450,142        39%     11%    56,440
A.E. Partners 1993     700,000     39,595     18,975     2,185     465,738          67%     20%    27,464
A.E. Nineties-P#2    3,323,920     149,059    27,860     27,729    1,083,221        32%     11%    79,873
A.E. Nineties-14     9,940,045     409,156    76,039     12,665    2,605,629        26%     10%    155,174
A.E. Partners 1994     892,500     23,233     15,638     1,593     347,929          39%     17%    39,354
A.E. Nineties-P#3    5,799,750     171,474    33,765     31,042    1,600,227        28%     12%    147,830
A.E. Nineties-15    10,954,715     250,692    46,796     9,862     2,460,670        22%     16%    302,259
A.E. Partners 1995     600,000     11,063     2,588      1,048     149,330          25%     25%    21,433
A.E. Nineties-P#4    6,991,350     143,594    23,561     18,711    1,009,362        14%     11%    175,000
A.E. Nineties-16    10,955,465     106,534    14,508     10,676    758,339          7%      12%    289,527
A.E. Partners 1996     800,000     1,303      488        5,592     6,115            1%      4%     6,115
A.E. Nineties-P#5    7,992,240     11,008     2,306      8,433     88,678           1%      4%     88,678
A.E. Nineties-17 (4) 4,628,750       0          0           0         0              0%     0%        0
--------------------------------------
(1)     There have been no Partnership borrowings other than from Atlas. The approximate principal amounts of such borrowings were as follows:  A.E. Nineties-10 - $330,000, A.E. Nineties-11 - $112,500, A.E.
Nineties-12 - $331,875. A portion of each program's cash distributions was used to repay that program's loan.
(2)     All cash distributions were from the sale of gas, and not sales of properties.
(3)     A portion of the cash distributions was used to drill three reinvestment wells at a cost of $333,860 in accordance with the terms of the offering.
(4)     This program had its first closing on June 25, 1997.
-----------------------------------------------------------------------------
</TABLE


Table 3A provides information concerning the operating results of previous limited partnerships sponsored by the Managing
General Partner and its Affiliates.

  PROSPECTIVE INVESTORS SHOULD NOT ASSUME THAT THE PAST
PERFORMANCE OF PRIOR PROGRAMS IS INDICATIVE OF THE FUTURE RESULTS OF THE PARTNERSHIP.

     MANAGING GENERAL PARTNER
     OPERATING RESULTS - INCLUDING EXPENSES
     as of July 15, 1997


                                                                                 Cash
                                         Total Costs                             -on-     Latest Quarterly
                                   ---------------------------     Cash          Cash     Cash Distribution
Program             Capitalization Operating  Admn.     Direct  Distributions(1) Return   as of 7/15/97

Atlas L.P. #1-1985     114,800     24,193     5,360     1,212     232,637        203%    1,912
A.E. Partners 1986     120,400     18,129     7,281     1,014     109,917        91%     1,142
A.E. Partners 1987     158,269     26,680     10,843    1,577     121,674        77%     945
A.E. Partners 1988     135,450     23,114     10,621    1,640     104,949        77%     1,086
A.E. Partners 1989     120,731     13,769     7,442     844       129,779        107%    1,388
A.E. Partners 1990     244,622     30,427     0         0         257,116        105%    4,970
A.E. Nineties-10       484,380     68,168     0         0         417,128        86%     8,150
A.E. Nineties-11       268,003     30,843     19,460    7,454     295,453        110%    7,002
A.E. Partners 1991     318,063     23,491     0         0         299,619        94%     8,079
A.E. Nineties-12       791,833     86,965     18,934    16,455     566,178       72%     13,870
A.E. Nineties-JV 92    1,414,917   138,087    29,411    9,657     788,970        56%     2,195
A.E. Partners 1992     176,100     13,179     0         0         232,741        132%    7,288
A.E. Nineties-P#1      528,934     45,547     11,640    9,866     365,283        69%     14,407
A.E. Nineties-1993     1,264,183   90,763     17,114    6,738     317,836        25%     0
A.E. Partners 1993     219,600     13,199     0         0         174,765        80%     9,463
A.E. Nineties-P#2      587,340     47,071     8,798     8,756     199,268        34%     0
A.E. Nineties-14       3,584,027   201,524    37,452    6,238     1,103,820      31%     76,429
A.E. Partners 1994     231,500     7,744      0         0         122,365        53%     13,584
A.E. Nineties-P#3      928,546     57,158     11,255    10,347    533,409        57%     49,277
A.E. Nineties-15       3,435,936   107,440    20,055    4,226     1,048,297      31%     123,365
A.E. Partners 1995     244,725     3,688      0         0         36,869         15%     7,379
A.E. Nineties-P#4      1,287,752   47,865     7,854     6,237     317,298        25%     39,177
A.E. Nineties-16       1,643,320   29,178     3,974     1,560     168,821        10%     78,607
A.E. Partners 1996     349,992     434        0         0         4,065          1%      4,065
A.E. Nineties-P#5      1,654,740   3,669      769       2,811     0              0%      0
A.E. Nineties-17 (2)   1,133,917   0          0         0         0              0%      0


(1)     All cash distributions were from the sale of gas and not sales of properties.
(2)     This program had its first closing on June 25, 1997.
        -
----------------------------------------------------------------------------

Table 4 sets forth the aggregate cash distributions and estimated federal tax savings to investors in
Atlas' prior programs, based on the maximum marginal tax rate in each year, as reported in the partnerships'
tax returns and such share of tax deductions as a percentage of their subscriptions. PROSPECTIVE
SUBSCRIBERS ARE URGED TO CONSULT WITH THEIR OWN TAX  ADVISORS CONCERNING THEIR SPECIFIC TAX SITUATIONS AND SHOULD NOT
ASSUME THAT THE PAST PER21`FORMANCE OF PRIOR PROGRAMS IS INDICATIVE OF THE FUTURE RESULTS OF THE
PARTNERSHIP.


     SUMMARY OF INVESTOR TAX BENEFITS AND CASH DISTRIBUTION RETURNS as of July 15, 1997


                           1st Year Eff.  1st Year                   Section          Distribution       Total Cash Dist.
                  Investor    Tax   Tax     I.D.C. Depletion         29 Tax             as of date  Dist, &   Tax Savings
Program           Capital  Deduct-2 Rate  Deduct-3 Allowance Depre. Credit-4  Total     of table-5 TaxSavings  to Date

Atlas L.P. #1-1985   600,000   99%  50.0%  298,337  103,036    N/A   55,915  $457,288   1,228,961  1,686,249   281%
A.E. Partners 1986   631,250   99%  50.0%  312,889  54,288     N/A   13,507   380,684   575,337    956,021     151%
A.E. Partners 1987   721,000   99%  38.5%  356,895  40,243     N/A     N/A    397,138   483,516    880,654     122%
A.E. Partners 1988   617,050   99%  33.0%  244,351  35,613     N/A     N/A    279,964   432,263    712,227     115%
A.E. Partners 1989   550,000   99%  33.0%  179,685  50,165     N/A     N/A    229,850   565,563    795,413     145%
A.E. Partners 1990   887,500   99%  33.0%  275,125  61,702     N/A   178,026  514,853   666,176    1,181,029   133%
A.E. Nineties-10     2,200,000 100% 33.0%  726,000  113,583    N/A   333,688  1,173,271 1,190,163  2,363,434   107%
A.E. Nineties-11     750,000   100% 31.0%  232,500  64,811     N/A   213,136  510,447   705,084    1,215,531   162%
A.E. Partners 1991   868,750   100% 31.0%  269,313  70,107     N/A   188,068  527,488   671,870    1,199,358   138%
A.E. Nineties-12     2,212,500 100% 31.0%  685,875  134,29     N/A   390,962  1,211,130 1,321,083  2,532,213   114%
A.E. Nineties-JV 92  4,004,813 92.5%31.0%  1,313,629208,589    N/A   551,396  2,073,614 2,217,254  4,290,868   107%
A.E. Partners 1992   600,000   100% 31.0%  186,000   52,423    N/A   139,670  378,093   465,131    843,224     141%
A.E. Nineties-P#1    2,988,960 80.5%36.0%  877,511   132,109  177,302  N/A    1,186,922 ,387,107   2,574,029    86%
A.E. Nineties-1993   3,753,937 92.5%39.6%  1,378,377 140,580   N/A     N/A    1,518,957 ,450,142   2,969,099    79%
A.E. Partners 1993   700,000   100% 39.6%  273,216   46,004    N/A     N/A    319,220    465,738   784,958     112%
A.E. Nineties-P#2    3,323,920 78.7%39.6%  1,036,343 95,886   178,420  N/A    1,310,649  1,083,221 2,393,870    72%
A.E. Nineties-14     9,940,045 95%  39.6%  3,739,445 250,589   N/A     N/A    3,990,034  2,605,629 6,595,663    66%
A.E. Partners 1994   892,500   100% 39.6%  353,430   28,433    N/A     N/A    381,863    347,929   729,792      82%
A.E. Nineties-P#3    5,799,750 76.2%39.6%  1,752,761 146,427   255,021 N/A    2,154,209  1,600,227 3,754,436    65%
A.E. Nineties-15     10,954,71590%  39.6%  3,904,261 228,401   N/A     N/A    4,132,662  2,460,670 6,593,332    60%
A.E. Partners 1995   600,000   100% 39.6%  237,600   7,199     N/A     N/A    244,799    149,330   394,129      66%
A.E. Nineties-P#4    6,991,350 80%  39.6%  2,214,860 111,407   127,016 N/A    2,453,283  1,009,362 3,462,645    50%
A.E. Nineties-16     10,955,46581.5%39.6%  3,361,289 47,379    162,100 N/A    3,570,768  758,339   4,329,107    40%
A.E. Partners 1996   800,000   100% 39.6%  316,800   876        N/A    N/A    317,676    6,115     323,791      40%
A.E. Nineties-P#5    7,992,240 81.7%39.6%  2,530,954 5,702     50,000  N/A    2,586,656  88,678    2,675,334    33%
A.E. Nineties-17 (6) 4,628,750 84.8%39.6%  1,555,092 0          N/A    N/A    1,555,092  0         1,555,092    34%

(1)  These columns reflect the savings in taxes which would have been paid by an investor, assuming full use of deductions available to the investor.
(2)       It is anticipated that approximately 80% of an Investor General Partner's subscription to the Partnership will be deductible in 1997.
(3)  The I.D.C. Deductions, Depletion Allowance and MCRS depreciation deductions have been reduced to credit equivalents.
(4)       The Section 29 tax credit is not available with respect to wells drilled after December 31,
1992.  N/A means not applicable.
(5)       These distributions were all from production revenues.  See footnotes 1 and 3 of Table 3.
(6)       This program had its first closing on June 25, 1997.

------------------------------------------------------------------------------

Table 5 sets forth programs in which Atlas and Atlas Energy served as operator and/or drilling contractor for third party general partners as well as the partnerships where Atlas served as managing general partner. The table includes Atlas' share of costs and revenues set forth in Table 3A, above. Atlas has drilled approximately 1,600 wells over the 25 year period from 1972 to 1996 and during this time it has completed 97% of the wells. In the current primary area of interest in Mercer County Atlas has completed 98% of more than approximately 780 wells drilled. These results are summarized below.


     ATLAS RESOURCES, INC. AND ITS AFFILIATES' HISTORICAL PRODUCTION RECORD
     As of July 15, 1997 (4)

                                                                        Last 3 Mo.
Year Wells             Total      Total Amount     Total                Distribution
Were Placed     Total  MCF's     Invested In     Amount     Cum % Return    Ending As of
Into Production Wells-1  Produced   Wells-2    Returned-2   Cash on Cash    Date of table

1973     6      2,441,694     576,000       3,907,035     678%    37,326
     1974     18     2,848,015     2,387,200     3,805,024     159%    25,403
     1975     21     4,075,086     2,814,200     6,482,504     230%    48,128
     1976     14     2,828,717     1,819,200     4,302,987     237%    18,533
     1977     26     8,983,554     3,912,600     15,879,600    406%    131,170
     1978     78     7,660,988     12,399,900    18,690,770    151%    130,336
     1979     46     8,917,660     7,404,000     19,253,887    260%    139,172
     1980     41     5,559,636     6,561,100     13,325,338    203%    96,972
     1981     77     6,139,674     15,382,850    16,729,747    109%    128,745
     1982     63     2,395,909     12,438,500    5,667,380     46%     39,783
     1983     22     1,222,687     6,725,480     2,899,136     43%     39,191
     1984     47     4,436,586     10,663,250    9,892,277     93%     130,279
     1985     39     4,658,218     8,971,200     9,866,478     110%    132,865
     1986     45     5,249,261     9,649,100     10,178,561    105%    176,572
     1987     12     1,472,294     2,425,800     2,608,755     108%    31,266
     1988     37     3,560,747     7,688,386     5,918,573     77%     197,622
     1989     48     3,584,254     9,967,768     6,485,873     65%     152,001
     1990     46     4,593,458     9,038,238     8,463,126     94%     261,430
     1991     99     7,285,288     16,034,382    13,491,108    84%     725,545
     1992     64     6,736,695     14,250,032    12,132,989    85%     817,353
     1993     107    8,779,450     21,958,681    14,574,633    66%     1,206,148
     1994     94     4,993,425     20,418,366    8,124,620     40%     1,081,664
     1995     105    4,506,764     22,350,889    7,677,238     34%     1,767,313
     1996     114    2,429,705     25,396,708    4,302,161     17%     2,237,994
     1997     50     160,643       10,977,861    285,186       3%      285,186
TOTAL         1,319  115,520,408   262,211,691   224,944,986   86%     10,037,997

(1)     The above numbers do not include information for: (a) 87 wells drilled for General Motors from 1971 to 1973 which were subsequently purchased by General Motors; (b) 25 wells successfully drilled in
1981 and 1982 for an industrial customer which requested that the wells be capped and not placed into production; (c) 127 wells drilled from 1980 to 1985 which were sold in 1993 and are no longer operated by Atlas; and (d) wells which were drilled recently but are not yet in production.
(2)     The column "Total Amount Invested in Wells" only includes funds paid to Atlas or Atlas Energy as operator and/or drilling contractor for drilling and completing the designated wells. This column does not include all of the costs paid by investors to the third party managing general partner and/or sponsor of the program because such information is generally not available to Atlas or Atlas Energy.
Similarly, the column "Total Amount Returned" only includes amounts paid by Atlas or Atlas Energy as operator of the wells to the third party managing general partner and/or sponsor of the program. This column does not set forth the revenues which were actually received by the investors from the third party managing general partner and/or sponsor because such information is generally not available to Atlas or Atlas Energy.
Notwithstanding, the columns "Total Amount Invested in Wells" and "Total Amount Returned" also include the partnerships where Atlas serves as managing general partner and are presented on the same basis as the third party partnerships.
(3)     This column reflects total cash distributions beginning with the first production from the well, as a percentage of the total amount invested in the well, and includes the return of the investors'
capital.
(4)     THE RESULTS OF TABLE 5 SHOULD BE VIEWED ONLY AS A MEASURE OF THE LEVEL OF ACTIVITY AND
EXPERIENCE OF ATLAS WITH RESPECT TO DRILLING PROGRAMS.

-------------------------------------------------------------------------

-MANAGEMENT MANAGING GENERAL PARTNER AND OPERATOR
Atlas, a Pennsylvania corporation, was incorporated in 1979 and Atlas Energy, an Ohio corporation, was incorporated in 1973. As of December 31, 1996, Atlas and Atlas Energy operated approximately 1,172 oil or natural gas wells located in Ohio and Pennsylvania. Atlas and Atlas Energy have acted as operator with respect to the drilling of a total of approximately 1,611 gas wells, approximately 1,562 of which were capable of production in commercial quantities. Atlas' primary offices are located at 311 Rouser Road, Moon Township, Pennsylvania 15108, near the Pittsburgh International Airport.

Atlas has previously sponsored five public and twenty-one private Development Drilling programs formed since 1985 to conduct natural gas drilling and development activities in Pennsylvania and Ohio. In addition, as operator, Atlas acted as general contractor with respect to the drilling and completion of such partnerships' natural gas wells located in Pennsylvania and is responsible for operating such wells. Atlas Energy acted in the same capacity as operator of such partnerships' wells located in Ohio. (See "Prior Activities".)

Atlas and its Affiliates employ a total of approximately ninety-nine persons, consisting of three geologists (one of whom is an exploration geologist), five landmen, five engineers, thirty-three operations staff, eight accounting, one legal, eight gas marketing, and eighteen administrative personnel. The balance of the personnel are engineering, pipeline and field supervisors.

Atlas and Atlas Energy are wholly owned subsidiaries of AIC, Inc., a corporation formed in July, 1995, which is a wholly owned subsidiary of The Atlas Group, Inc. ("Atlas Group") that was formerly known as AEG Holdings, Inc. ("AEGH"), a corporation which was also formed in July, 1995. The other subsidiaries of AIC, Inc. are: (i) Atlas Gas Marketing, Inc., a gas marketing company; (ii) Mercer Gas Gathering, Inc., a gas gathering company which gathers gas from Atlas' wells in Mercer County, Pennsylvania, and delivers such gas directly to industrial end-users or to interstate pipelines and local distribution companies; (iii) Pennsylvania Industrial Energy, Inc., which sells natural gas to industrial end-users in Pennsylvania; (iv) Transatco, Inc., which owns a 50% interest in Topico which operates a pipeline in Ohio; (v) Atlas Energy Corporation, which serves as managing general partner of exploratory programs and driller and operator; and (vi) Anthem Securities, Inc. which is a registered broker-dealer and member firm of the NASD. Anthem Securities, Inc., which became an NASD member firm in April, 1997, is the Dealer-Manager of the offering in all states other than Minnesota and New Hampshire. Anthem Securities was formed for the purpose of serving as Dealer-Manager of Atlas sponsored Programs. In addition, Atlas is the sole owner of ARD Investments, Inc., a corporation formed in July, 1995, and Atlas Energy is the sole owner of AED Investments, Inc., a corporation formed in July, 1995. Prior to July, 1995, all of the Atlas companies were wholly owned by Atlas Energy. The purpose of forming Atlas Group, AIC, Inc., ARD Investments, Inc. and AED Investments, Inc. was to achieve more efficient concentration of funds of the Atlas group of companies, thereby minimizing transaction costs and maximizing returns on investment vehicles.

Atlas and its Affiliates have constructed for their use over 600 miles of gas transmission lines and produce in excess of nine billion cubic feet of natural gas annually from wells they operate, which they market directly to end users or to interstate pipelines and local distribution companies, and also purchase an additional eight billion cubic feet of natural gas annually from third party producers locally and in the south/southwest United States and resell the production to more than 100 customers.






                         Organizational Diagram

                           AEG HOLDINGS,INC.
                                   :
                               AIC, INC
                                   :
    .........................................................................................- - - -
    :              :               :             :             :             :         :           :
 ATLAS        MERCER GAS     PENNSYLVANIA   ATLAS ENERGY   TRANSATCO     ATLAS GAS  ANTHEM      ATLAS ENERGY
 RESOURCES    GATHERING      INDUSTRIAL     CORPORATION    INC.,WHICH    MARKETING  SECURITIES  GROUP, INC.
 GENERAL      GATHERING     ("PIE")         OPERATOR IN    TOPICO        (MARKETS               OPERATOR IN
 PARTNER,     COMPANY)      (SELLS GAS TO     WV AND       (OPERATES     NATURAL                 OHIO
 DRILLER                    PENNSYLVANIA     MANAGING      PIPELINE      GAS)                      :
 AND OPERATOR)              INDUSTRY)        GENERAL       IN OHIO                                 :
    :                                                                                              :
    :                                                                                              :
   ARD                                                                                             AED
 INVESTMENTS, INC.                                                                             INVESTMENTS, INC.
      1          2                3              4             5              6               6

The audited financial statements of Atlas and AEGH, now known as Atlas
Group, as of July 31, 1996 and 1995, are included in "Financial
Information Concerning the Managing General Partner, Atlas Group and the Partnership".
-------------------------------------------------------------------------------

OFFICERS, DIRECTORS AND KEY PERSONNEL
The directors of Atlas serve until Atlas' next annual meeting of stockholders in October, 1997, or until their successors are elected. All officers serve until the regular meeting of directors immediately following the annual meeting of stockholders and until their successors are elected.

The officers, directors and key personnel of Atlas, who are also officers, directors and key personnel of Atlas Group and Atlas Energy, are as follows:



Charles T. Koval           63     Chairman of the Board and a Director
James R. O'Mara            53     President, Chief Executive Officer and a
                                  Director
Bruce M. Wolf              48     General Counsel, Secretary and a Director
James J. Kritzo            62     Vice President of the Land Department
Donald P. Wagner           55     Vice President of Operations
Frank P. Carolas           37     Vice President of Geology
Tony C. Banks              42     Vice President of Finance and Chief
Financial
                                  Officer
Barbara J. Krasnicki       52     Vice President of Administration
Jacqueline B. Poloka       46     Controller
John A. Ranieri            37     Director of Gas Marketing
Eric D. Koval              32     President of Anthem Securities, Inc.
Joseph R. Sadowski         66     Director

CHARLES T. KOVAL.   Chairman of the Board and a director. From 1955 to
1963, Mr. Koval served as a pilot in the U.S. Marine Corps and the Pennsylvania National Guard, attaining the rank of captain. He co-founded Atlas Energy. Prior to the formation of Atlas Energy, he was involved in the securities business initially with a national firm, Federated Investors, and then with his own firm, Allegheny Planned Income, both headquartered in Pittsburgh, Pennsylvania. Mr. Koval is serving and has served as a director of Imperial Harbors since 1980. Mr. Koval received a Bachelor of Science Degree from Pennsylvania State University in 1955.

JAMES R. O'MARA. President, chief executive officer and a director. Mr. O'Mara served with the United States Army Security Agency (ASA) and is a Vietnam veteran. Mr. O'Mara is a Certified Public Accountant and had been associated with Coopers and Lybrand, a national accounting firm, and Teledyne, Inc., a large conglomerate, before joining Atlas Energy in 1975. He is a member of the Pennsylvania Institute of Certified Public Accountants and the President of Mercer Gas Gathering, Inc. Mr. O'Mara received a Bachelor of Science Degree in Accounting from Gannon University in 1968.

BRUCE M. WOLF. General Counsel, Secretary and a director. Mr. Wolf received a Bachelor of Arts Degree from Washington and Jefferson College in 1970 and his law degree in 1975 from the University of Pittsburgh. From 1975 until his association with Atlas Energy in January, 1980, he was a member of the staff of Price Waterhouse and Company, a national accounting firm. Mr. Wolf is a member of the Bars of Pennsylvania, the U.S. Tax Court, the Allegheny County Bar Association and its respective Taxation and Natural Resources Sections. He is also a member of the Board of Trustees and currently President of the Independent Oil and Gas Association of Pennsylvania, a trade association representing Pennsylvania natural gas producers. Mr. Wolf is the President of Atlas Gas Marketing, Inc., AIC, Inc., ARD Investments, Inc. and AED Investments, Inc.

JAMES J. KRITZO. Vice President of the Land Department. Mr. Kritzo attended Indiana University of Pennsylvania. From 1956 to 1963 he was employed by R.J. Reynolds Company in Sales and Marketing. In 1964 he joined the Sherwin Williams Company as a Regional Sales Representative, later being appointed Operations Manager of the Pittsburgh District Service Center. In 1979 he joined the Land Department of Atlas Energy. Mr. Kritzo is a member of the Association of Petroleum Landmen and the Benedum Chapter of the A.A.P.L.

DONALD P. WAGNER. Vice President of Operations. Mr. Wagner, who has over 32 years experience in all phases of gas and oil field operations, was President of Energy Well Services, Inc., from 1971 through 1979 when he joined Atlas Energy. Mr. Wagner is a member of the Society of Petroleum Engineers as well as a member of the Pennsylvania Oil and Gas Association.

FRANK P. CAROLAS. Vice President of Geology. Mr. Carolas is a certified petroleum geologist and has been with Atlas Energy since 1981. He received a Bachelor of Science Degree in Geology from Pennsylvania State University in 1981 and is an active member of the American Association of Petroleum Geologists.

TONY C. BANKS. Vice President and Chief Financial Officer.  Mr. Banks
has over twenty years of finance, accounting and administrative experience in the oil and gas industry, all with various subsidiaries of Consolidated Natural Gas Company.
------------------------------------------------------------------------------

  He started as an accounting clerk
with CNG's parent company in 1974 and progressed through various positions with CNG's Appalachian producer, northeast gas marketer and southwest producer to his last position as Treasurer of CNG's national energy marketing subsidiary. Mr. Banks served on CNG's corporate-wide Financial Accounting and Planning, Energy Price Risk and Information Services Steering committees and has chaired the Financial Advisory and Accounting Research committees. In 1989, Mr. Banks was a seminar instructor for the University of Tulsa, and over the years has given presentations to industry groups on topics including energy derivatives, accounting for Appalachian gas imbalances and post regulation credit review and evaluation. He received a Bachelor of Science Degree in Accounting/Computers from Point Park College in Pittsburgh and passed the Pennsylvania Certified Public Accountant examination in 1988. Mr. Banks joined Atlas Group in 1995 and is Vice President of AIC,Inc, ARD Investments, Inc. and AED Investments, Inc.

BARBARA J. KRASNICKI. Vice President of Administration. Ms. Krasnicki has been with Atlas Energy since its inception in 1971. She was the Office and Personnel Manager for Atlas Energy during that time. She served as Office Manager of Allegheny Planned Income from 1965 to 1971. Ms. Krasnicki has an Associate in Science Degree from Point Park College, Pittsburgh, Pennsylvania.

JACQUELINE B. POLOKA. Controller. Ms. Poloka began her career with Atlas Energy in 1980 as Administrative Assistant. She was promoted to Production Accounting Manager in 1987 and subsequently to Controller in 1994. Ms. Poloka graduated from Carlow College,Pittsburgh, Pennsylvania with a Bachelor of Science Degree in Accounting. Ms. Poloka is a member of the American Society of Women Accountants, Independent Oil and Gas Associations Tax Committee, Delta Epsilon Sigma Honor Society and Strathmore's Who's Who.

JOHN A. RANIERI. Director of Gas Marketing for Atlas Gas Marketing, Inc. Mr. Ranieri graduated from Northwestern University in 1981 with a Bachelor of Science Degree in Chemical Engineering. He joined the Columbia Gas Distribution Companies as a marketing engineer; first in Charleston, West Virginia, and later in Mansfield, Ohio. In 1984, he was promoted to Gas Procurement Manager of Columbia Gas of Pennsylvania with responsibility for all Appalachian purchases. In 1988 he helped start a new marketing affiliate for the parent company and remained with that organization until joining Atlas in July, 1990.

ERIC D. KOVAL.   President of Anthem Securities, Inc.  Mr. Koval
graduated from Pennsylvania State University with a degree in Petroleum and Natural Gas Engineering in 1987. While attending Penn State, he was employed by Mobil Oil Company in Oklahoma, and Union Oil of California (UNOCAL), offshore Santa Barbara, California. His experience also includes working five years for Marathon Oil Company (USX-Marathon) in various production and reservoir engineering assignments in four different basins throughout the United States. He has graduate credits from Ball State University, Indiana, and Bowling Green State University, Ohio, in their Masters of Business Degree programs. Mr. Koval joined Atlas in 1993 as a production engineer specializing in acquisitions and dispositions. He subsequently moved into the Investor Relations Department in 1994. Mr. Koval is a registered Broker/Dealer Principal, member of the Society of Petroleum Engineers, and lifetime member of Penn State Alumni Association. Mr. Koval is the son of Charles Koval.

JOSEPH R. SADOWSKI. A director. He co-founded Atlas Energy and served as an executive officer until he resigned as such in 1996. Mr. Sadowski has been involved in the securities business with Revere Management and Oppenheimer Management Company. From 1966 until 1971, he managed his own brokerage firm, Whitman Securities in Cherry Hill, New Jersey. Mr. Sadowski has served as a director of Dixon Ticonderoga since 1987 and is a past director of Northeast Ohio Operating Companies, Inc., Canonsburg Hospital Foundation and the Verland Foundation. Mr. Sadowski received a Bachelor of Arts Degree in Industrial Management from LaSalle College in 1954 and attended Temple University from September, 1957 to June, 1958.

The officers and directors of AIC, Inc., which owns 100% of the common stock of Atlas, are as follows: Bruce M. Wolf, President and a director, Tony C. Banks, Vice President, Secretary and a director, and Norman J. Shuman, Vice President, Treasurer and a director. The biographies of Messrs. Wolf and Banks are set forth above.

REMUNERATION
No officer or director of the Managing General Partner will receive any direct remuneration or other compensation from the Partnership. Such persons will receive compensation solely from Atlas and its Affiliated companies.

The aggregate remuneration paid during the fiscal year ended July 31,
1996, to the five most highly compensated persons who are executive officers of Atlas and whose aggregate remuneration exceeded $100,000 and to all executive officers of Atlas as a group, for services in all capacities while acting as executive officers of Atlas and its
Affiliates, was as follows
-----------------------------------------------------------------------------

      (A)                (B)                  (C)             (D)             (E)
NAME OF            CAPACITIES IN       CASH COMPENSATION   COMPENSTION     AGGREGATE OF
INDIVIDUAL OR      WHICH SERVED (4)                        PURSUANT TO     CONTINGIGENT
NUMBER OF                                                  PLANS (2)       FORMS OF
PERSONS IN                                                                 REMUNERATION
GROUP (3)
---------------------------------------------------------------------------------------

James R. O'Mara      President,               $305,300        $12,066           -
                     Chief Executive
                     Officer and a Director

Charles T. Koval     Chairman of              $296,500         $5,281           -
                     the Board and
                     a Director

Bruce M. Wolf        General                  $217,150         $11,735          -
                     Counsel,
                     Secretary and
                     a Director

Donald P. Wagner     Vice President           $125,604          $5,281          -
                     of Operations

Tony C. Banks        Vice President           $124,000          $3,926          -
                     and Chief
                     Financial
                     Officer

Executive Officers as a                     $1,383,530         $70,703          -
Group (8 persons)


(1) The amounts indicated were composed of salaries and all cash bonuses for services rendered to Atlas and its Affiliates during the last fiscal year, including compensation that would have been paid in cash but for the fact the payment of such compensation was deferred. (See "- Security Ownership of Certain Beneficial Owners and Managers - Agreements Affecting Ownership of Atlas Group
Stock," below.)
(2) Atlas and its Affiliates have a retirement plan described under "-Security Ownership of Certain Beneficial Owners and Managers -
ESOP," below, and a 401(K) plan which allowed employees to contribute the lesser of 15% of their compensation or $9,500 for the calendar year 1996 or $9,240 for the calendar year 1995. Atlas Energy contributed an amount equal to 50% and 30% of each employee's contribution for the calendar years July 31, 1996 and 1995, respectively.
(3) There were no stock options granted or exercised during the fiscal year ended July 31, 1996, to the above individuals. (See
"- Security Ownership of Certain Beneficial Owners and Managers - Agreements Affecting Ownership of Atlas Group Stock," below.)
(4) During the fiscal year ended July 31, 1996, each director was paid a director's fee of $12,000 for the year. There are no other arrangements for remuneration of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGERS
Atlas Group owns 100% of the common stock of AIC, Inc., which owns 100% of the common stock of Atlas. The following table sets forth, as of July 31, 1996, information as to the beneficial ownership of common stock of Atlas Group by each person known to Atlas Group to own beneficially 5% or more of the outstanding common stock of Atlas Group, by directors and nominees, naming them individually, and by all directors and officers of Atlas Group as a group:


                                                SHARES OF
                                                COMMON         PERCENT OF
CLASS
Charles T. Koval                                 109,391              26.445%
Joseph R. Sadowski                               109,142              26.384%
James R. O'Mara                                   95,164 (1)          23.005%
Bruce M. Wolf                                     44,710 (2)          10.808%
   Directors and Officers as a Group (9 persons) 377,654 (1)(2)       91.344%


(1) Includes 22,164 shares of Atlas Group issuable upon the grant and exercise of stock options held by Mr. O'Mara.
(2) Includes 14,210 shares of Atlas Group issuable upon the grant and exercise of stock options held by Mr. Wolf.

ESOP. Atlas Group has adopted Atlas Energy's existing Employee Stock Ownership Plan ("ESOP") for the benefit of its employees, other than
Messrs. Koval and Sadowski, to which it will contribute annually approximately 6% of annual compensation in the form of shares of Atlas
Group.  Atlas Group anticipates that it will contribute approximately
3,000 shares of its stock in the ESOP each year.
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AGREEMENTS AFFECTING OWNERSHIP OF ATLAS GROUP STOCK. Pursuant to agreements between Atlas Group and its shareholders to accommodate the desire of Messrs. Sadowski and Koval to gradually liquidate a majority of their stock ownership in Atlas Group in preparation for their retirement from Atlas Group, it is anticipated that by the year 2003 the stock ownership of Atlas Group by Messrs. Koval and Sadowski will be reduced through a series of stock redemptions to approximately 15% each. The stock ownership of certain of the remaining officers will be increased to approximately 60%, in the aggregate, and the stock ownership of the ESOP will be approximately 10%.

The stock redemptions require Atlas Group to execute promissory notes, from time to time, in favor of Messrs. Koval and Sadowski, the first of which, in the original principal amount of $4,974,340 each, plus interest at 13.5%, were executed by Atlas Energy and were assumed by Atlas Group and are reflected in the audited balance sheet of Atlas Group and its subsidiaries dated July 31, 1995. These promissory notes are totally subordinated to Atlas Group's obligations to banks, the ESOP and any and all other debts or obligations of Atlas Group, including its indemnification obligations and Atlas' drilling obligation to the Partnership. If Atlas Group defaults on a promissory note, Messrs. Koval and Sadowski are entitled to purchase up to approximately an additional 1,500,000 shares of Atlas Group to regain management control. (See "Financial Information Concerning the Managing General Partner, Atlas Group and the Partnership".)

Atlas views the transactions discussed above as a natural transition which will have no adverse effect on the operations or activities of Atlas or the Partnership. In 1990, Messrs. Koval and Sadowski entered into five year employment agreements with Atlas Energy, which agreements have been transferred to Atlas Group, renewable for an additional five year term and on an annual basis after the first 10 years. In this regard, Mr. Sadowski retired other than as a director in 1996. The terms and provisions of the employment agreements with Mr. Koval are subject to negotiation at the time of each renewal, and currently do not provide for any severance payments. Also, during the terms of the promissory notes Messrs. Koval and Sadowski have the right to serve as directors of Atlas Group and as one of the two trustees of the ESOP.

On November 8, 1990, Atlas Energy entered into a Stock Option Agreement which established a management employee stock option plan to provide incentive compensation for certain of its key employees to acquire up to 47,578 shares of common stock of Atlas Energy. Pursuant to the plan, Messrs. O'Mara and Wolf were granted stock options for 22,164 and 14,210 shares, respectively. The options are 100% vested with an option price of $1.00 per share and may be exercised when the promissory notes to Messrs. Koval and Sadowski have been satisfied and will terminate on August 15, 2012. The issuance of future options will be determined at a later date. On November 14, 1990, Atlas Energy granted 92,098 shares of restricted common stock to certain management investors of the company, which was valued at the time by Atlas Energy at $2,695,708. The restrictions lapsed with respect to 25% of the shares on November 14, 1990, 1991, 1992 and 1993. (See "Financial Information Concerning the Managing General Partner, Atlas Group and the Partnership".) The Stock Option Agreement and the outstanding stock options have been converted from Atlas Energy to Atlas Group. The shareholders are also subject to a Shareholders Agreement which provides, among other things, that such shareholders may not transfer their shares in Atlas Group unless the shares have first been offered to Atlas Group and the other shareholders.

   Atlas Group and its Affiliates have in the past, are presently, and will in the future explore ways to enhance shareholder value. This could include acquisitions, dispositions, mergers or the sale of the equity of The Atlas Group or any of its Affiliates during the term of the Partnership. Also, Atlas Group and its Affiliates may be participants in unrelated business ventures for their own account or for the account of others.

TRANSACTIONS WITH MANAGEMENT AND AFFILIATES
Atlas, its officers, directors and Affiliates have in the past invested, and may in the future invest, as participants in Programs sponsored by Atlas on the same terms as unrelated investors. The Managing General Partner, its officers and directors and Affiliates may also subscribe for Units in the Partnership on the same basis as Limited Partners or Investor General Partners, except that they are not required to pay the Dealer-Manager fees, Sales Commissions or due diligence reimbursements.
 Also, the Managing General Partner and its Affiliates may buy up to 10% of the Units, which will not be applied towards the minimum Partnership
Subscription required for the Partnership to begin operations,    although
the Managing General Partner currently does not anticipate that it and
its Affiliates will purchase any Units.      Subject to the foregoing, any
subscription by the Managing General Partner or its officers, directors or Affiliates will dilute the voting rights of the Participants.
However, the Managing General Partner and its officers, directors and Affiliates are prohibited from voting with respect to certain matters. (See "Summary of Partnership Agreement - Voting Rights.")

Atlas, its officers, directors and Affiliates have also participated in the past, and may in the future participate, as Working Interest owners in wells in which Atlas or its Programs have an interest. Frequently, such participation has been on more favorable terms than the terms which were available to unrelated investors and Atlas Group has loaned to its officers and directors amounts in excess of $60,000 from time to time as necessary for participation in such wells or Programs. Prior to 1996 such loans either were non-interest bearing or accrued interest at variable rates, but since 1995 all new loans for such purposes are required to bear interest. Currently, no such loans are outstanding.
See "Conflicts of Interest - Certain Transactions" for further
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information concerning prior activities between Atlas and its Affiliates and the partnerships where Atlas serves as Managing General Partner.

                         INVESTMENT OBJECTIVES

Except for the historical information contained herein, the matters discussed below are forward looking statements that involve risks and uncertainties, including the risk that the Wells are productive but do not produce enough revenue to return the investment made, Dry Holes, uncertainties concerning the price of gas, and the other risks detailed below. The actual results that the Partnership achieves may differ materially from the objectives set forth below due to such risks and uncertainties. The Partnership's principal investment objectives are to invest the Partnership Subscription in natural gas Development Wells which will:

(1) Provide quarterly cash distributions until the wells are depleted, (historically 20+ years) with a preferred annual cash flow of 10% during the first five years based on the original subscription amount. (See "Risk Factors - Special Risks of the Partnership - Risk of Unproductive Wells in Development Drilling," "Prior Activities" and "Participation in Costs and Revenues - Subordination of Portion of Managing General Partner's Net Revenue Share".)
(2) Obtain tax deductions in 1997 from intangible drilling and development costs to offset a portion of the Participants' taxable income (subject to the passive activity rules in the case of Limited Partners). One Unit will produce a 1997 tax deduction of $8,000 against ordinary income for Investor General Partners and against passive income for Limited Partners. For an investor in either the 39.6% or 36% tax bracket, one Unit will save $3,168 or $2,880 respectively in federal taxes this year. Most states also allow this type of a deduction against the state income tax.
(3) Offset a portion of any taxable income generated by the Partnership with tax deductions from percentage depletion, presently 16% (estimated to be 18% on net revenue). Atlas estimates that this feature should reduce an investor's effective tax rate from 39.6% to 33.3% (i.e., 84% of 39.6%) on Partnership net revenues.

(4) Obtain tax deductions of the remaining 20% of the initial investment from 1998 through 2005. The investor will receive an additional $2,000 tax deduction per Unit generated through the remaining depreciation over a seven-year cost recovery period of the Partnership's equipment costs for the wells.

ATTAINMENT OF THE PARTNERSHIP'S INVESTMENT OBJECTIVES WILL DEPEND ON MANY FACTORS, INCLUDING THE ABILITY OF THE MANAGING GENERAL PARTNER TO SELECT SUITABLE PROSPECTS WHICH WILL BE PRODUCTIVE AND PRODUCE ENOUGH REVENUE TO RETURN THE INVESTMENT MADE. THE SUCCESS OF THE PARTNERSHIP DEPENDS LARGELY ON FUTURE ECONOMIC CONDITIONS, ESPECIALLY THE FUTURE PRICE OF NATURAL GAS WHICH IS VOLATILE AND MAY DECREASE.

THERE CAN BE NO GUARANTEE THAT THE FOREGOING OBJECTIVES WILL BE
ATTAINED.

                      PROPOSED ACTIVITIES

IN GENERAL
The Partnership will be funded to drill wells which are located primarily in the Mercer County area of Pennsylvania, although the
Managing General Partner has reserved the right to use up to 15% of the
Partnership Subscription to drill     Development Wells on Prospects     in
other areas of the United States. Atlas anticipates that all of the Partnership's wells will be classified as gas wells which may produce a small amount of oil. (See "- Information Regarding Currently Proposed Prospects" and "Prior Activities".)

The wells drilled by the Partnership will be Development Wells which will primarily test the Clinton/Medina geological formation in Pennsylvania and Ohio. It is anticipated that the Clinton/Medina formation to be tested by the Partnership will normally be found between 5,900 to 6,800 feet in depth. The number of Prospects in which the Partnership will acquire interests and on which the Partnership will drill wells will depend on the amount of the Partnership Subscription received and the Partnership's aggregate percentage of the Working Interest in the wells. Assuming the Partnership acquires 100% of the Working Interest in the Prospects and all of the Prospects are situated in the Mercer County area, the Participants would participate in developing approximately 4 to 5 Prospects if the minimum Partnership
Subscription of $1,000,000 is received, 35 to    36     Prospects if the
maximum Partnership Subscription of $8,000,000 is received, and 44 to 45 Prospects if the Managing General Partner increases the size of the offering to $10,000,000. The actual amount of the Working Interest in each Prospect acquired by the Partnership and the number of Prospects developed by the Partnership may vary from these estimates.

The Managing General Partner may not, without the vote of a majority in interest of Participants, change the investment and business purpose of the Partnership or cause the Partnership to engage in activities outside the stated business purposes of the Partnership through joint ventures with other entities.
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INTENDED AREAS OF OPERATIONS
Prospects located in Pennsylvania and drilled to the Clinton/Medina geological formation will consist of approximately 50 acres, subject to adjustment to take into account Lease boundaries. Wells in Pennsylvania will not be drilled closer than approximately 1,650 feet to each other, which is greater than the minimum area permitted by state law (660 feet) or local practice to protect against drainage from adjacent wells. Prospects located in Ohio and drilled to the Clinton/Medina geological formation will consist of approximately 40 acres subject to adjustment to take in to account Lease boundaries, and will not be drilled closer than approximately 1,100 feet to each other. In addition, the assignments will be limited to a depth of from the surface to the top of the Queenston formation, and Atlas will retain the drilling rights below the Clinton/Medina geological feature. The Partnership will not acquire the deep drilling rights because it is a Development Drilling program which will not allocate any money to seismic or to drilling Exploratory Wells which would be the case with Horizons deeper than the Clinton/Medina. Notwithstanding, in the future seismic could be run on the Horizons below the Clinton/Medina geological feature which might provide a basis for Atlas drilling an Exploratory Well. The Partnership would not share in the profits, if any, from these activities. (See "- Acquisition of Leases" and "- Information Regarding Currently Proposed Prospects", below.)

The wells in Pennsylvania and Ohio will test the Clinton/Medina geological formation, a blanket sandstone found throughout most of the northwestern edge of the Appalachian Basin. The Clinton/Medina is described in petroleum industry terms as a "tight" sandstone with porosity ranging from 6% to 12% and with very low permeability. Porosity is the percentage of void space between sand grains that is available for occupancy by either liquids or gases. Permeability is the property of porous rock that allows fluids or gas to flow through it. Geological features such as structure and faulting are not generally factors in finding productive Clinton/Medina deposits, instead, sand quality in terms of net pay zone thickness and porosity and the effectiveness of fracture stimulation appear to be the governing factors in generating commercial production. A well drilled in the Clinton/Medina usually requires hydraulic Fracturing of the formation to stimulate productive capacity. Based on the results of Atlas' previous programs, it is anticipated that all of the Partnership's Wells will be completed and Fraced in two different zones of the Clinton/Medina geological feature. Generally, gas from Clinton/Medina wells is produced at rates which decline rapidly during the first few years of operation. Although Clinton/Medina wells can produce for many years, a proportionately larger amount of the production can be expected within the first several years. See "- Information Regarding Currently Proposed Prospects" and the model decline curve included in the geological report prepared by United Energy Development Consultants, Inc. ("UEDC"), an independent geological and engineering firm, ("UEDC Geological Report").

The Managing General Partner also has reserved the right to use up to
15% of the Partnership Subscription to drill    Development     Wells in other
areas of the United States.

ACQUISITION OF LEASES
Atlas will have the right, in its sole discretion, to select the Prospects which the Partnership will participate in developing. The currently proposed Prospects are set forth in "- Information Regarding Currently Proposed Prospects", and represent the necessary Prospects if 80% of the potential maximum Partnership Subscription of $10,000,000 is raised and the Partnership takes 100% of the Working Interest. It is anticipated that the Prospects will be transferred to the Partnership, but not immediately recorded, beginning upon or after the Initial Closing Date subject to Atlas' right of substitution of such Prospects depending upon, among other things, the amount of the Partnership Subscription, the latest geological data available, potential title problems, approvals by federal and state departments or agencies, agreements with other Working Interest owners and continuing review of other properties which may be available and if no other circumstances occur which in Atlas' opinion diminish the relative attractiveness of the Prospects. It is not anticipated that such Prospects will be selected in the order in which they are set forth. Atlas has the right, in its sole discretion, to substitute other Prospects not identified, provided that such other Prospects meet the same general criteria for development potential as the currently proposed Prospects. However, most of the Partnership's Development Wells will have as their objective the Clinton/Medina formation discussed in the UEDC Geological Report and will be located in areas where Atlas or its Affiliates have previously conducted drilling operations. Nevertheless, the Managing General Partner has reserved the right to use up to 15% of the Partnership Subscription to drill wells in other areas of the United States.

In the event any of the currently proposed Prospects are substituted, the Partnership takes a lesser percentage of the Working Interest in the Prospects, more than $8,000,000 is raised, or Prospects will be drilled in areas of the United States other than the currently proposed locations, the Prospects will be selected by Atlas primarily from Leases included in the existing leasehold inventory of Atlas or its Affiliates and to a lesser extent, from Leases hereafter acquired by Atlas or its Affiliates or from Leases owned by independent third parties.
Consequently, for additional or substituted Leases prospective subscribers will not have the opportunity to evaluate for themselves the relevant geological, economic or other information regarding those Prospects. Atlas has not authorized any party to make any representations concerning the possible inclusion of any other Prospects in the Partnership and no such information will be shown or provided to any person for the purpose of deciding whether to invest in the Partnership. Any representations to the contrary are erroneous and shall be disregarded. Accordingly, prospective Participants should not base any investment decision on any oral representation by any party or on the existence of any such inventory.
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As of the date of this Prospectus, Atlas and its Affiliates owned approximately 80,500 net and gross acres of undeveloped leasehold acreage in Pennsylvania, 18,000 net acres and 20,000 gross acres of undeveloped lease acreage in western West Virginia and 14,300 net acres and 16,100 gross acres of undeveloped lease acreage in eastern Kentucky.
 Most, if not all, of the leases in eastern Kentucky and western West
Virginia are held by production.   Atlas and its Affiliates are engaged
in a program to acquire additional leasehold acreage in Pennsylvania and other areas of the United States. Atlas believes that it and its Affiliates' leasehold inventory will be sufficient to provide all of the Prospects to be developed by the Partnership.

Before selecting a Prospect for development by the Partnership, Atlas will review all available geologic data including logs, completion reports and plugging reports for wells located in the vicinity of the proposed Prospect. Atlas has obtained the UEDC Geological Report with respect to the development of the Clinton/Medina geological formation in the primary area where the Partnership will conduct its activity. It has been Atlas' experience that oil and gas production from wells drilled to the Clinton/Medina geologic formation is reasonably consistent within close proximity, although from time to time great disparity in well performance can occur in wells located in close proximity. (See "Conflicts of Interest - Conflicts Involving the Acquisition of Leases".) Production information relating to the wells which are in the general area of the proposed Prospects is set forth in
 "- Information Regarding Currently Proposed Prospects". Atlas believes that the production information is reliable, although as to certain of the Prospects the production information is incomplete because there was a third party operator and production information is not available. Also, some of the wells have only been producing for a short period of time or are not yet completed or on-line. In reviewing the production information, prospective subscribers are cautioned to carefully read the general comments set forth in "- Information Regarding Currently Proposed Prospects" regarding the production information.

It is anticipated that the Leases comprising each Prospect will be acquired from the Managing General Partner or its Affiliates and credited to the Managing General Partner as a part of its required Capital Contribution at its Cost unless the Managing General Partner has reason to believe that Cost is materially more than the fair market value of such property in which case the price will not exceed the fair market value of such property. Production and revenues from a well drilled on a Prospect will be net of the applicable Landowner's Royalty Interest (typically 1/8th (12.5%) of gross production), and any other applicable Overriding Royalty Interests, which, in the aggregate, are not expected to exceed 1/32 of 8/8th (3.125%) in respect of any Prospect
   in the Mercer County area.      Neither Atlas nor its Affiliates will
receive any Royalty or Overriding Royalty Interest.

It is anticipated that the Partnership will have an 87.5% Net Revenue
Interest in each Lease    in the Mercer County area     as shown by the
summary
of the Royalty and Overriding Royalty Interests burdening each Lease location for 32 of the currently proposed Prospects set forth in "- Information Regarding Currently Proposed Prospects" and an 84.375% Net Revenue Interest in the Leases covering three of the currently proposed Prospects. (See "- Interests of Parties".) The Leases in areas of the United States other than the Mercer County area may also be subject to greater Overriding Royalty Interests, third party net profits interests, carried interests, production payments, reversionary interests or other retained or carried interests. With respect to certain conflicts of interest between the Managing General Partner and the Partnership with respect to the acquisition of Leases, see "Conflicts of Interest - Conflicts Involving Acquisition of Leases".

Because Atlas will assign to the Partnership only such number of Prospects as Atlas believes are necessary for the drilling operations of the Partnership, the Partnership will not Farmout any undeveloped
Prospects.

TITLE TO PROPERTIES
Title to all Leases acquired by the Partnership will be held in the name of the Partnership. However, it is possible that initially title to such Leases will be held in the name of the Managing General Partner or its Affiliates, or in the name of any nominee designated by the Managing General Partner, in order to facilitate the acquisition of the Leases. Title to the Leases will be transferred to the Partnership from time to time after the Initial Closing Date, and filed for record following drilling.

It is not the practice in the oil and gas industry to obtain title insurance on leaseholds and the Managing General Partner will not obtain title insurance with respect to the Working Interests in the Leases to be assigned to the Partnership. Also, in the oil and gas industry leasehold assignments generally do not contain a warranty as to the title to the leasehold. However, a favorable formal title opinion with respect to the Working Interest in each Lease composing the acreage on which the well is situated will be obtained before each well is drilled. Nevertheless, if the title to the Working Interest in a Lease is defective, the Partnership will not have the right to recover against the transferor (the Managing General Partner or its Affiliates) on a title warranty theory and there is no assurance that the Partnership will not experience losses from title defects excluded from or not disclosed by the formal title opinion. The Managing General Partner will take such steps as it deems necessary to assure that the Partnership has acceptable title for its purposes, however, the Managing General Partner is free to use its own judgment in waiving title requirements and will not be liable for any failure of title of Leases transferred to the Partnership.

FORMATION OF THE PARTNERSHIP AND POWERS OF THE MANAGING GENERAL PARTNER Atlas will serve as the Managing General Partner of the Partnership and the Operator of the wells in Pennsylvania, Atlas Energy will serve as the Operator of any wells in Ohio, and Atlas or an Affiliate will serve as Operator of any wells located in other areas of the United States. Atlas' authority as Managing General Partner in conducting the affairs of the Partnership is virtually unlimited.
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 However, Participants are
expressly granted certain rights and certain express restrictions are placed on the Managing General Partner by the Partnership Agreement. As to the removal of the Managing General Partner and the Operator, and the appointment of successors, see "Summary of Partnership Agreement" and "Summary of Drilling and Operating Agreement".

DRILLING AND COMPLETION ACTIVITIES; OPERATION OF PRODUCING WELLS
Under the Drilling and Operating Agreements the responsibility for drilling and completing (or plugging) Partnership wells will be on Atlas on Prospects located in Pennsylvania, Atlas Energy on Prospects located in Ohio and Atlas or an Affiliate on any Prospects located in other areas of the United States. The Partnership will pay the drilling and completion costs to Atlas, Atlas Energy or an Affiliate as incurred, except that the Partnership is permitted to make advance payments to Atlas, Atlas Energy or an Affiliate where necessary to secure tax benefits of prepaid intangible drilling and development costs and there is a valid business reason.

Wells will be drilled at competitive industry rates to a depth sufficient to test thoroughly the objective geological formation. The Partnership will bear its proportionate share of the cost of drilling and completing or drilling and abandoning the Partnership's wells. In the Appalachian Basin the Partnership will pay for each well completed and placed into production an amount equal to the depth of the well in feet at its deepest penetration as recorded by the drilling contractor multiplied by $37.39 per foot or, for each well which the Partnership elects not to complete, an amount equal to $20.60 per foot multiplied by the depth of the well, as specified above. To the extent that the Partnership acquires less than 100% of a Prospect, its drilling and completion costs of that well will be proportionately decreased. In the event the foregoing rates exceed competitive rates available from other non-affiliated persons in the area engaged in the business of rendering or providing comparable services or equipment, the foregoing rates will be adjusted to an amount equal to that competitive rate. The Managing General Partner may not benefit by interpositioning itself between the Partnership and the actual provider of drilling contractor services. (See "Compensation".)

The footage price includes all ordinary costs of drilling, testing and completing such well including the cost of a second completion and Frac where Atlas considers it to be justified and installing gathering lines and other necessary facilities for the production of natural gas.
Although the following costs are possible, it is not anticipated that such costs will be incurred, and the footage rate will not include the cost of completion procedures, equipment or any facilities necessary or appropriate for the production and sale of oil or other liquids and equipment or materials (except salt water collection tanks, separators, siphon string and tubing, which are included) necessary or appropriate to collect, lift or dispose of liquids for efficient gas production. The footage rate will also not include the cost of a third completion and
Frac    which means, in general, treating a third potentially productive geological formation in an attempt to enhance the gas production from
the well.  (See "Definitions".)     Such extra costs will be charged at the
Operator's standard charges for services performed directly by it (exclusive of services in supervision of third party services) or the Operator's invoice costs of third party services performed and materials and equipment purchased plus 10% to cover supervisory services and overhead. Atlas expects to subcontract some of the actual drilling and completion of Partnership wells to third parties selected by it.

Atlas, as Operator, will determine whether or not to complete each well; provided that a well may be completed only if Atlas determines in good faith that there is a reasonable probability of obtaining commercial quantities of gas. Based upon its past experience, Atlas anticipates that all Partnership Wells drilled to the Clinton/Medina geological formation will be required to be completed before a determination can be made as to the well's productivity. In the event that Atlas determines that a well should not be completed, the well will be plugged and abandoned and the footage rate will be adjusted.

Atlas' duties as Operator will include (i) making necessary arrangements for the drilling and completing of Partnership wells and related facilities for which it has responsibility under the Drilling and Operating Agreement; (ii) managing and conducting all field operations in connection with the drilling, testing, equipping, operation and production of such wells; (iii) making technical decisions required in drilling, completing and operating such wells; (iv) maintaining such wells, equipment and facilities in good working order during the useful life thereof; and (v) performing necessary accounting and administrative functions.

During producing operations Atlas, as Operator, will receive a monthly well supervision fee based upon competitive rates for each producing well for which it has responsibility under the Drilling and Operating Agreement. In the Appalachian Basin the well supervision fee will be $275 for each producing well and will be proportionately reduced to the extent the Partnership does not acquire 100% of the Working Interest. This fee may be adjusted on the first day of January of each year beginning January 1, 1999, by an amount which shall not exceed the percentage increase since the previous adjustment date in average earnings of oil and gas industry workers as published by a bureau of the U.S. Department of Labor. In the event the foregoing rates exceed competitive rates available from other non-affiliated persons in the area engaged in the business of rendering or providing comparable services or equipment, the foregoing rates will be adjusted to an amount equal to that competitive rate. The Managing General Partner may not benefit by interpositioning itself between the Partnership and the actual provider of operator services. In no event shall any consideration received for operator services be duplicative of any consideration or reimbursement received pursuant to the Partnership Agreement. (See "Compensation".)
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The well supervision fee covers all normal and regularly recurring operating expenses for the production, delivery and sale of gas, such as well tending, routine maintenance and adjustment, reading meters, recording production, pumping, maintaining appropriate books and records, preparing reports to the Partnership and to government agencies, and collecting and disbursing revenues. The well supervision fees do not include costs and expenses related to the production and sale of oil, purchase of equipment, materials or third party services, brine disposal, and rebuilding of access roads, all of which will be billed at the invoice cost of materials purchased or third party services performed. The Drilling and Operating Agreement contains a number of other material provisions which should be carefully reviewed and understood by prospective Participants. (See "Summary of Drilling and Operating Agreement".)

In the unlikely event that Atlas, Atlas Energy or an Affiliate is not the actual operator of the well during producing operations, Atlas, as Managing General Partner, will review the performance of the third party operator and the costs and expenses charged by it, and will monitor the accounting and production records for the Partnership. The actual operator of the wells will be responsible for performing such services for each well as are customarily performed to operate a gas well in the same general area as where such well is located. When Atlas, Atlas Energy or an Affiliate is not the actual operator of the well during producing operations it will not receive well supervision fees. The third party operator will be reimbursed for its direct costs and will receive either reimbursement of its administrative overhead or well supervision fees pursuant to an operating agreement. Such fees will be subject to an annual adjustment for inflation and will be proportionately reduced to the extent the Partnership does not acquire 100% of the Working Interest.

It is anticipated that the Partnership generally will own 100% of the Working Interest in each Prospect but the Partnership has reserved the right to take as little as 25% of the Working Interest. Therefore, it is possible that the Partnership may engage in joint activities on some of the Prospects with third parties, which would decrease the Partnership's Working Interest in the well but increase the diversification of the Partnership's drilling activities. Any other Working Interest owner in such Prospect may have a separate agreement with Atlas with respect to the drilling and operation of a well thereon with differing terms and conditions from those contained in the Drilling and Operating Agreement. However, Atlas will be the operator or have the right to replace the operator of all Partnership Wells and will control all drilling and producing operations including operations with any third parties.

SALE OF OIL AND GAS PRODUCTION
IN GENERAL. The Managing General Partner is responsible for selling the Partnership's gas and oil production. Atlas' policy is to treat all wells in a given geographic area equally. This reduces certain potential conflicts of interest among the owners of the various wells, including the Partnership, concerning to whom and at what price the gas will be sold. Atlas calculates a weighted average selling price for all of the gas sold in the geographic area, such as the Mercer County area. To arrive at the average weighted selling price the money received from the sale of all of the gas sold to its customers is divided by the volume of all gas sold from the wells in the area. During 1995, Atlas received an average selling price of $2.28 per Mcf for gas sold in the Mercer County area and during 1996 Atlas received an average selling price of $2.58 per Mcf. The average price paid after deducting all expenses, including transportation expenses, was $2.01 per Mcf in 1995 and $2.29 per Mcf in 1996. On occasion, Atlas has reduced the amount of production it normally sells on the spot market until the spot market price increased.
   Atlas, however, has not voluntarily restricted its gas production in the past two years because of a lack of a profitable market.

In the Mercer County area Atlas estimates that a portion of the Partnership's gas will be transported through Atlas' own pipeline system and sold directly to industrial end-users in the area where the wells
will be drilled.     It is anticipated that approximately 10% to 30% of the
gas produced by Atlas and its Affiliates, including Atlas' previous Programs, in the Mercer County area will be sold to industrial end-
users.     This will generally result in the Partnership receiving higher prices for the gas than if the gas were transported a farther distance through interstate pipelines because of increased transportation charges. The remainder of the Partnership's gas will be transported through Atlas' pipelines to the interconnection points maintained with Tennessee Gas Transmission Co., National Fuel Gas Supply Corporation, National Fuel Gas Distribution Company, East Ohio Natural Gas Company,
and Peoples Natural Gas Company. These delivery points are utilized by Atlas Gas Marketing, Inc. to service its end-user markets in the northeast United States which include in excess of 100 customers. Atlas is currently delivering an average 27,000 MCF of natural gas per day from the Mercer County area to all of the aforementioned markets and has the capacity of delivering 33,000 MCF per day from the Mercer County area.  Atlas anticipates that Wheatland Tube Company and Carbide
Graphite will each purchase approximately 10%    to     15% of the
Partnership's gas production in 1998 pursuant to gas contracts between them and an Affiliate of Atlas, and it is possible that other purchasers of the Partnership's gas production may account for 10% or more of the Partnership's gas sales revenues in 1998.

In order to optimize the price it receives for the sale of natural gas, Atlas markets portions of the gas through long term contracts, short term contracts and monthly spot sales. The marketing of natural gas production has been influenced by the availability of certain financial instruments, such as gas futures contracts, options and swaps which, when properly utilized as hedge instruments, provide producers or consumers of gas with the ability to lock in the price which will ultimately be paid for the future deliveries of gas. Atlas is utilizing financial instruments to hedge the price risk of a portion of all of its Programs' gas production, which would include the Partnership. To assure that the financial instruments will be used solely for hedging
-----------------------------------------------------------------------
price risks and not for speculative purposes, Atlas has established an Energy Price Risk Committee comprised of the President, General Counsel, Chief Financial Officer (chairperson) and Director of Marketing, whose responsibility will be to ascertain that all financial trading is done in compliance with hedging policies and procedures. Atlas does not intend to contract for positions that it cannot offset with actual production.

TRANSPORTATION OF GAS. One factor in determining the return to the Partnership is the proximity of the well to the industrial end-user or to an existing pipeline system or local distribution company. It is anticipated that Mercer Gas Gathering, Inc., an Affiliate of Atlas, will transport and compress the natural gas produced by the Partnership into the various pipelines or directly to industrial end-users. In addition, Atlas Gas Marketing, Inc., an Affiliate of Atlas, will have the responsibility to market that portion of gas delivered to the various interconnection points maintained with the interstate pipelines and local distribution companies to its 100 customer base. The Partnership will pay a combined transportation and marketing charge for these services at a competitive rate, which is currently 29 cents per MCF. (See "Compensation" and "Management".)

MARKETING OF PRODUCTION FROM WELLS IN OTHER AREAS OF THE UNITED STATES. In the event any wells are drilled in areas of the United States other than the Mercer County area, Atlas expects that gas produced from such wells will be supplied to industrial end-users, local distribution companies and/or interstate pipelines.

CRUDE OIL. Any crude oil produced from the wells may flow directly into storage tanks where it will be picked up by the oil company, a common carrier or pipeline companies acting for the oil company which is purchasing such crude oil. Therefore, crude oil usually does not present any transportation problem. Atlas anticipates selling any oil produced by the wells in the Mercer County area to Quaker State Oil Refining Company ("Quaker State") in spot sales. Atlas was receiving approximately $15.50 per barrel in December, 1995, and approximately $21.50 per barrel in December, 1996, from Quaker State for oil produced in the Mercer County area. Over the past eight years, the price of oil has declined from approximately $38 to as low as $10 per barrel. There can be no assurance as to the price of oil during the term of the Partnership and the actions of OPEC increase the volatility of the price of oil.

INTERESTS OF PARTIES
The Managing General Partner, Participants and unaffiliated third parties (including landowners) share revenues from production of gas from wells in which the Partnership has an interest. The following chart expresses such interests in gross revenues derived from the wells based on 32 of the currently proposed Prospects set forth below in "- Information Regarding Currently Proposed Prospects". In the event the Partnership acquires less than a 100% Working Interest, the percentages available to the Partnership will decrease proportionately.

                                       THIRD PARTY ROYALTIES
                         PARTNERSHIP     AND OVERRIDING      87.5 %
PARTNERSHIP NET
Managing General Partner 25% Partnership Interest            21.875%
Participants             75% Partnership Interest            65.625%
Third Parties             12.5% Landowner Royalty           100.000%
__________________________
(1) On three of the currently proposed Prospects the Net Revenue Interest to the Partnership would be 84.375%, which would reduce the Participants' interest to 63.281%. The Leases in areas of the Unites States other than the Mercer County area may also be subject to greater Overriding Royalty Interests, third party net profits interests, carried interests, production payments, reversionary interests or other retained or carried interests.

INSURANCE
Since 1972, Atlas and its Affiliates have been involved in the drilling of approximately 1,600 wells in Ohio, Pennsylvania and other areas of the Appalachian Basin and no blow-out, fire or similar hazard has occurred with respect to any of these wells. Therefore, Atlas and its Affiliates have not made any insurance claims in Ohio, Pennsylvania and other areas of the Appalachian Basin with respect to such hazards.

Atlas will obtain and maintain for the benefit of itself and the Partnership insurance coverage in such amounts, with provisions for such deductible amounts and for such purposes, as would be carried by a reasonable, prudent general contractor and operator in accordance with industry standards. The Partnership will be named as an additional insured under such policies. In addition, Atlas requires all of its subcontractors to certify that they have acceptable insurance coverage for worker's compensation and general, auto and excess liability coverage. Major subcontractors are required to carry general and auto liability insurance with a minimum of $1,000,000 combined single limit for bodily injury and property damage in any one occurrence or accident. Atlas' current insurance coverage satisfies the following specifications:
--------------------------------------------------------------------------

(a) worker's compensation insurance in full compliance with the laws of the Commonwealth of Pennsylvania and any other applicable state laws;

(b) liability insurance (including automobile) which has a $1,000,000 combined single limit for bodily injury and property damage in any one occurrence or accident and in the aggregate; and

(c) excess liability insurance as to bodily injury and property damage with combined limits of $50,000,000 during drilling operations, per occurrence or accident and in the aggregate, which includes $250,000 of seepage, pollution and contamination insurance which protects and defends the insured against property damage or bodily injury claims from third parties (other than a co-owner of the Working
Interest) alleging seepage, pollution or contamination damage resulting from an accident. Such excess liability insurance will be in place and effective no later than the Initial Closing Date.

The excess liability insurance will be for the benefit of the Partnership and other Programs in which Atlas serves as Managing General Partner until the Investor General Partners are converted to Limited Partners, at which time the Partnership will continue to enjoy the benefit of Atlas' $11,000,000 liability insurance on the same basis as Atlas and its Affiliates, including other Programs in which Atlas serves as Managing General Partner. (See "Competition, Markets and Regulation - State Regulations" and "- Environmental Regulation".)

These policies will have terms, including exclusions, standard for the oil and gas industry. (See "Risk Factors - General Risks of the Oil and Gas Business - Drilling Hazards May Be Encountered".) Upon the request of any prospective Participant, Atlas will provide to such prospective Participant or his representatives a copy of Atlas' insurance policies. Atlas will use its best efforts to maintain insurance coverage which meets or exceeds its current coverage but may ultimately be unsuccessful in such efforts because such coverage may become unavailable or cost prohibitive.

The Managing General Partner will notify all Participants at least thirty days prior to the effective date of any adverse material change in the Partnership's insurance coverage. If the insurance coverage will be materially reduced, which is not anticipated, the Investor General Partners will have the right to convert their Units into Limited Partner interests prior to such reduction by giving written notice to the Managing General Partner. (See "Tax Aspects - Limitations on Passive Activities".)

USE OF CONSULTANTS AND SUBCONTRACTORS
Although not anticipated with respect to producing operations in the Mercer County area, the Partnership Agreement authorizes the Managing General Partner to employ and utilize the services of independent outside consultants and subcontractors. Such persons will normally be compensated through payment on a per diem or other cash fee basis. Such services will be charged to the Partnership as a Direct Cost or as a direct expense pursuant to the Drilling and Operating Agreement, attached as Exhibit (II) to the Partnership Agreement, and will be in addition to the unaccountable, fixed payment reimbursement paid to Atlas and its Affiliates for Administrative Costs, and well supervision fees paid to Atlas as Operator. (See "Compensation" and "Management".)

INFORMATION REGARDING CURRENTLY PROPOSED PROSPECTS
Set forth below is information relating to Prospects which have been currently proposed for assignment to the Partnership upon the Offering Termination Date and from time to time thereafter subject to Atlas' right to withdraw such Prospects and to substitute other Prospects. The specified Prospects represent the necessary Prospects if 80% of the potential maximum Partnership Subscription of $10,000,000 is raised and the Partnership takes 100% of the Working Interest. Atlas has not proposed any other Prospects if more than this amount is raised, if the Partnership takes a lesser Working Interest in the Prospects, if the Prospects are substituted and/or if Prospects will be drilled in areas of the United States other than the currently proposed locations.

The assignment of the currently proposed Prospects will be dependent on the non-materialization of any circumstances occurring which, in Atlas' opinion, would diminish the relative attractiveness of the Prospects. Any substituted and/or additional Prospects will meet the same general criteria for development potential as the currently proposed Prospects; however, prospective subscribers will not have the opportunity to evaluate for themselves the relevant geophysical, geological, economic or other information regarding such Prospects. However, most of the Partnership's wells will have as their objective the Clinton/Medina geological formation discussed in the UEDC Geological Report and will be located in areas where Atlas or its Affiliates have previously conducted drilling operations. (See "- Acquisition of Leases".)

The purpose of the information regarding the currently proposed
Prospects is to assist prospective subscribers in analyzing and evaluating the currently proposed Prospects, including production information for wells in the general area. Atlas believes that production information with respect to wells in the general area is an important indicator in evaluating the economic potential of any Prospect
-------------------------------------------------------------------------
to be developed by the Partnership. However, there can be no assurance that a well drilled by the Partnership will experience production comparable to the production experienced by wells in the surrounding area since the geological conditions in the Clinton/Medina geological formation can change in a short distance.

Prospective subscribers are cautioned and urged to analyze carefully all production information for each well offsetting or in the general area of a specified Prospect and, in the process of doing so, to take the factors set forth below into consideration.

1.     The length of time which the well has been on line and
the period of time for which production information is
shown.
2.     The impact of "flush" production of a well which usually
occurs in the early period of well operations. This period
can vary depending on the location of the well and the
manner in which the well is operated.
3.     Production declines at various rates throughout the life
of a well and decline curves vary depending on the
geological location of the well and the manner in which the
well is operated.
4.     The production information with respect to some wells is
incomplete and with other wells very limited. The
designation "N/A" means the production was not available to
Atlas or if Atlas was the Operator then the well was not
completed or on line as of the date of the report.
5.     It should be noted that production information for wells
located in close proximity to a Prospect tends to be more
relevant than production information for wells located at a
great distance from a Prospect, although from time to time
great disparity in well performance can occur in wells
located in close proximity.
6.     Consistency in production among wells tends to confirm
the reliability and predictability of such production.
All of the specified Prospects are subject to the factors set forth below:
1.     There are no Overriding Royalty Interests or other
burdens in favor of Atlas or its Affiliates.
2.     Atlas or its Affiliates will act as driller and operator
for all the wells. It is anticipated that the Partnership
generally will be transferred 100% of the Working Interest
but the Partnership has reserved the right to take as
little as 25% of the Working Interest.
3.     Atlas and its Affiliates own acreage in the vicinity of
the Prospects. (See "Conflicts of Interest - Conflicts
Involving Acquisition of Leases".)
4.     The Leases are being contributed to the Partnership at
Atlas' Cost of such Lease, unless the Managing General
Partner has reason to believe that Cost is materially more
than the fair market value of such property, in which case
the price will not exceed the fair market value.
5.     All wells will be drilled through the Clinton/Medina
formation to the top of the  Queenston formation. The wells
will have no secondary objectives.
6.     All of the wells will be gas wells.  See the Production
Map for the location of Atlas' pipeline.  Also, see "- Sale
of Oil and Gas Production" concerning a discussion of the
marketing arrangements for the Partnership's gas.
Included for the Prospects is certain information set forth below which is designed to assist the prospective subscriber in becoming familiar with the Prospect location.
1.     A map of western Pennsylvania and eastern Ohio showing
their counties.
2.     Prospect Lease information.
3.     A Location and Production Map showing the Prospects and
the wells in the area.
4.     Production data.
5.     United Energy Development Consultants, Inc.'s geological
report. See "Experts" in the Prospectus.
----------------------------------------------------------------

----------------------------------------------------------------

     MAP OF WESTERN PENNSYLVANIA
     AND
     EASTERN OHIO
----------------------------------------------------------------

PROSPECT LEASE INFORMATION
----------------------------------------------------------------

EXHIBIT A

ATLAS ENERGY FOR THE NINETIES - - PUBLIC #6 LTD

Prospect Name     County    Effective Expiration LRI   NRI      ORI    Acres
                               Date      Date                    Assigned to
                                                                 Partnership
1. Bentley #1     Mercer    06/10/96  06/10/99  12.50%87.50%              50
2. Bentley #2     Mercer    06/10/96  06/10/99  12.50%87.50%              50
3. Burke #1       Mercer    05/02/96  05/02/99  12.50%87.50%              50
4. Byler #18      Lawrence  10/10/96  10/10/99  12.50%87.50%              50
5. Byler #19      Lawrence  10/02/96  10/02/99  12.50%87.50%              50
6. Detweiler #4   Lawrence  07/29/96  07/29/98  12.50%87.50%              50
7. Ferris #1      Mercer    01/13/97  01/13/00  12.50%87.50%              50
8. George #2      Mercer    09/20/94  09/20/97  12.50%87.50%              50
9. Hissom #2      Mercer    05/23/96  HBP       12.50%87.50%              50
10. Jenkins #2    Mercer    09/05/95  09/05/98  12.50% 87.50%             50
11. Kaltenbaugh #2Mercer    07/24/95  07/24/98  12.50% 84.375%    3.125%  50
12. Kempf #1      Mercer    02/20/97  02/20/00  12.50% 87.50%             50
13. Kennedy #2    Mercer    08/28/95  08/28/98  12.50% 87.50%             50
14. Kingery #2    Lawrence  05/08/97  05/08/00  12.50% 87.50%             50
15. McCartney #1  Mercer    02/12/97  02/12/02  12.50% 87.50%             50
16. McDowell #16  Mercer    10/20/96  HBP       12.50% 87.50%             50
17. McDowell #17  Mercer    10/20/96  HBP       12.50% 87.50%             50
18. McKean #2     Mercer    05/17/97  05/17/00  12.50% 87.50%             50
19. McKean #3     Mercer    05/17/97  05/17/00  12.50% 87.50%             50
20. Oakes #3      Mercer    02/21/97  02/21/99  12.50% 87.50%             50
21. Palmer #2     Mercer    06/17/96  06/17/99  12.50% 87.50%             50
22. Piepenhagen #2Mercer    06/10/96  06/10/99  12.50% 87.50%             50
23. Plants #1     Mercer    06/03/93  06/03/98  12.50% 84.375%    3.125%  50
24. Plummer #1    Mercer    07/02/95  07/02/98  12.50% 87.50%             50
25. Rick #1       Mercer    07/30/93  07/30/98  12.50% 87.50%             50
26. Roman #1      Mercer    06/12/95  06/12/98  12.50% 87.50%             50
27. Root #2       Mercer    06/02/97  06/02/00  12.50% 87.50%             50
28. Shardy #1     Mercer    04/24/95  04/24/98  12.50% 87.50%             50
29. Sines #4      Mercer    05/06/96  05/06/99  12.50% 87.50%             50
30. Stallsmith #1 Mercer    06/02/93  06/02/98  12.50% 84.375%    3.125%  35
31. Tenney U. #1  Mercer    06/01/94  06/01/99  12.50% 87.50%             50
32. Wiese #1      Mercer    01/09/97  01/09/00  12.50% 87.50%             50
33. Whyte #4      Mercer    03/28/96  03/28/99  12.50% 87.50%             50
34. Williams #4   Mercer    08/05/91  08/05/97  12.50% 87.50%             50
35. Winder #3     Mercer    12/12/95  12/12/98  12.50% 87.50%             50

 - * 3.125% Overriding Royalty Interest to a third party.
 - HBP - Held by Production
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   to

                     LOCATION AND PRODUCTION MAP
Maps showing the locations of each prospect in relation to other wells
Located in Mercer and Lawrence Counties, Pennsylvania.
------------------------------------------------------------------------------
    to

PRODUCTION DATA

THE PRODUCTION DATA PROVIDED IN THE TABLE BELOW IS NOT INTENDED TO IMPLY THAT THE WELLS TO BE DRILLED BY THE PARTNERSHIP WILL HAVE THE SAME RESULTS, ALTHOUGH IT IS AN IMPORTANT INDICATOR IN EVALUATING THE
ECONOMIC POTENTIAL OF ANY PROSPECT TO BE DEVELOPED BY THE PARTNERSHIP.
Date:  May 31, 1997

 ID                                  WELL                     DATE      MOS      TOT.   LOG    LATEST 30
NUMBER       OPERATOR               NAME                     COMP.   ON-LINE    MCF    DEPTH  DAY PROD

21231      Capital Oil & Gas       Cox, Joan 1            12/23/91      N/A      N/A   6100   N/A
21497      Capital Oil & Gas       Byler, S. & M. 2       12/02/92      N/A      N/A   6210   N/A
21498      Capital Oil & Gas       Hostetler, M. & D. 3   10/29/92      N/A      N/A   6154   N/A
21121      Capital Oil & Gas       Hostetler, M. & D. 1   11/11/90      N/A      N/A   6140   N/A
20155      Atlas Resources, Inc.   Kurtz #1               10/05/96      5      10780   6266   1809
20159      Atlas Resources, Inc.   Kurtz #2               02/28/97      3      6915    6235   3195
20157      Atlas Resources, Inc.   Hostetler #3           02/20/97      3      6738    6195   3422
20161      Atlas Resources, Inc.   Byler #14              03/07/97      3      5611    6200   3156
21161      Atlas Resources, Inc.   Algeo #1               11/10/90      78     39013   5737   325
20154      Atlas Resources, Inc.   Byler #11              02/13/97      3      7576   6329   3379
21510      Capital Oil & Gas       Cyphert C. #1          10/09/92      N/A      N/A   6242   N/A
20156      Atlas Resources, Inc.   Byler #12              11/19/96      5      15798   6328   3468
20158      Atlas Resources, Inc.   Lowry #1               09/28/96      7      19928   6243   1432
20727      Atlas Resources, Inc.   Smith-Tetrick #1       09/13/85      113      48497   5725   252
20640      Atlas Resources, Inc.   Tomko #1               11/27/84      113      43244   5724   228
20625      Atlas Resources, Inc.   Thompson Un. #1        08/13/84      113      19160   5768   194
20721      Atlas Resources, Inc.   Root Un. #1            08/15/85      113      34571   5739   221
22281      Atlas Resources, Inc.   Bartholomew #5         02/19/97      3      10235   5819   4444
22282      Atlas Resources, Inc.   Bartholomew #6         09/08/96      8      15485   5824   1866
21863      Atlas Resources, Inc.   Bartholomew #3         01/28/94      35      76908   5813   1499
22352      Atlas Resources, Inc.   Rueberger Un. #1       02/26/97      1      1597   5851   1597
21948      Atlas Resources Inc.    Mills #7               08/22/94      32      133349   5654   3055
21967      Atlas Resources, Inc.   Humes Un. #3           09/19/94      31      108508   5630   2321
21966      Atlas Resources, Inc.   Humes #2               09/25/94      31      83346   5780   1768
21991      Atlas Resources, Inc.   Branca Un. #1          10/01/94      30      38827   5778   938
21421      Atlas Resources, Inc.   Hoagland #1            03/07/92      62      130643   5751   901
22011      Atlas Resources, Inc.   Hoagland Un. #2        12/11/94      29      73184   5890   2510
21451      Atlas Resources, Inc.   Firth #2               03/01/92      63      62733   5873   600
21407      Atlas Resources, Inc.   Firth #1               01/05/92      63      17839   5872   82
21599      Atlas Resources, Inc.   Diegan #2              10/17/92      54      11836   5748   84
22249      Atlas Resources, Inc.   Lutes #1               03/23/97      2      4394   5791   3499
22168      Atlas Resources, Inc.   Eperthener Un. #2      02/26/96      14      34511   5953   1272
22178      Atlas Resources, Inc.   Rabold #1              01/28/96      16      24289   5993   782
22179      Atlas Resources, Inc.   Thompson #4            01/21/96      16      55149   5921   2165
22111      Atlas Resources, Inc.   Romain #4              10/20/95      19      164177   5906   4204
22074      Atlas Resources, Inc.   Graham #2              03/28/95      25      79105   5916   2526
22308      Atlas Resources, Inc.   Kloos #4               01/08/97      5      13251   5955   3489
22267      Atlas Resources, Inc.   Kloos #1               10/31/96      7      2651   5899   598
22207      Atlas Resources, Inc.   Kloos #2               03/11/96      15      24849   5882   1324
22348      Atlas Resources, Inc.   Vogan #3               03/12/97      2      3638   5903   2042
22214      Atlas Resources, Inc.   Struthers #5           03/18/96      15      115063   5849   5254
20699      Atlas Resources, Inc.   Struthers #1           07/10/85      70      1735   5832   0
22313      Atlas Resources, Inc.   Rains #1               01/17/97      5      6806   5944   985
22254      Atlas Resources, Inc.   Struthers #7           08/19/96      8      3535   5835   413
22250      Atlas Resources, Inc.   Oehlbeck Un. #1        07/31/96      Plugged & Abandoned   5829
22176      Atlas Resources, Inc.   Struthers #4           03/06/96      14      10306   5957   448
22252      Atlas Resources, Inc.   Struthers #6           08/13/96      8      21851   5921   2813
21484      Atlas Resources, Inc.   Struthers Un. #3       02/25/92      Plugged & Abandoned   5849
21315      Atlas Resources, Inc.   Kelso Un. #2           08/11/91      69      81766   5786   785
21340      Atlas Resources, Inc.   Kelso #1               11/11/91      66      46030   5827   445
21307      Atlas Resources, Inc.   Marsh #3               09/04/91      69      77064   5700   1037
22234      Atlas Resources, Inc.   Wasser #2              09/09/96      8      13331   5754   1415
22279      Atlas Resources, Inc.   Kingerski #1           11/06/96      6      9098   5823   1014
22241      Atlas Resources, Inc.   Kingerski #2           01/09/97      5      7493   5801   1967
21269      Atlas Resources, Inc.   Sealand #1             04/08/91      73      77010   5858   663
21305      Atlas Resources, Inc.   Marsh #1               08/02/91      70      29314   5831   200
21312      Atlas Resources, Inc.   Marsh #2               09/18/91      68      68629   5873   618
21313      Atlas Resources, Inc.   Mercer Vo-Tech #2      07/26/91      70      33711   5905   419
21394      Atlas Resources, Inc.   Marsh Un. #4           11/06/91      67      67923   5811   533
21337      Atlas Resources, Inc.   Monske #1              08/19/91      69      53001   5620   570
20696      Viking Resources        Worley #1              07/01/85      N/A      N/A   5734   N/A
22233      Atlas Resources, Inc.   Wasser #1              09/01/96      8      29341   5823   3923
22359      Atlas Resources, Inc.   Hileman #1             04/02/97      Plugged & Abandoned   5829
22351      Atlas Resources, Inc.   Barber #2              03/04/97      2      3091   5844   2789
22320      Atlas Resources, Inc.   Steele #1              01/18/97      4      7599   5797   1820
22319      Atlas Resources, Inc.   Babcock #1             01/26/97      4      5485   5791   1805
21327      Atlas Resources, Inc.   Cresswell #1           08/28/91      69      76169   5688   805
22314      Atlas Resources, Inc.   Tait #3                02/17/97      3      8615   5857   3538
22289      Atlas Resources, Inc.   Tait #2                10/10/96      Plugged & Abandoned   5861
22295      Atlas Resources, Inc.   Mandell Un. #2         10/02/96      8      17521   5859   1986
22357      Atlas Resources, Inc.   McCullough #10         03/21/97      2      4458   5882   2642
22294      Atlas Resources, Inc.   McCullough #9          10/17/96      7      20978   5849   3606
22327      Atlas Resources, Inc.   Court #1               02/03/97      4      5929   5919   2006
22270      Atlas Resources, Inc.   McCullough #8          08/24/96      8      14330   5927   1589
22335      Atlas Resources, Inc.   Cornelius #4           02/23/97      3      7587   5951   3457
22248      Atlas Resources, Inc.   Cornelius #2           08/02/96      8      15813   5944   1417
22246      Atlas Resources, Inc.   Cornelius #3           07/26/96      8      22066   5911   1887
22235      Atlas Resources, Inc.   Boyer #2               03/24/97      2      2724   5900   2000
22217      Atlas Resources, Inc.   McDowell #8            03/26/96      14      59028   5941   2883
22332      Atlas Resources, Inc.   Hissom #1              02/03/97      4      9637   5681   3341
22334      Atlas Resources, Inc.   Sines #3               02/10/97      4      9480   5738   3436
22288      Atlas Resources, Inc.   Philson #4             09/16/96      8      26578   5821   3380
22297      Atlas Resources, Inc.   North #1               09/23/96      8      25744   5838   3566
22355      Atlas Resources, Inc.   Morley Un. #1          03/15/97      1      1875   5743   1875
22346      Atlas Resources, Inc.   Clark #5               03/01/97      2      4745   5787   2683
22220      Petroleum Dev. Corp.    Byler #12              02/26/96      N/A      N/A   5830   N/A
22195      Vista Resources         Coblentz #2            02/17/96      N/A      N/A   5706   N/A
22321      Atlas Resources, Inc.   Kelly #2               02/23/97      3      4858   5769   2173
22328      Atlas Resources, Inc.   Black #2               02/16/97      3      7661   5806   2623
22205      Petroleum Dev. Corp.    Kacir #1               03/04/96      N/A      N/A   5832   N/A
22242      Atlas Resources, Inc.   Jenkins #1             07/11/96      8      18721   5949   2454
22247      Atlas Resources, Inc.   Taylor #2              01/18/97      4      1927   5932   577
22236      Atlas Resources, Inc.   Taylor #1              06/27/96      8      19641   5992   2480
22356      Atlas Resources, Inc.   McDowell #14           03/12/97      2      1920   5949   1273
22255      Atlas Resources, Inc.   McDowell #9            08/07/96      8      21580   5821   2691
22256      Atlas Resources, Inc.   Gildersleve Un. #1     07/25/96      8      7801   5978   648
22216      Atlas Resources, Inc.   Baun Un. #3            07/03/96      8      17936   5992   1747
22238      Atlas Resources, Inc.   Williams #5            08/20/96      8      8605   5942   926
22251      Atlas Resources, Inc.   Morrow Un. #1          07/18/96      8      7149   5936   845
22271      Atlas Resources, Inc.   Gatewood #1            08/27/96      8      7787   5963   659
22231      Atlas Resources, Inc.   Hall #1                01/11/97      5      4839   5965   1055
22226      Atlas Resources, Inc.   Baun #2                03/25/96      14      15865   5945   780
22152      Atlas Resources, Inc.   Irwin #2               03/03/96      15      15986   6057   761
22316      Atlas Resources, Inc.   Peterka #2             02/01/97      2      918   6010   705
22245      Atlas Resources, Inc.   Peterka Un. #1         08/14/96      8      5189   5985   570
22305      Atlas Resources, Inc.   Vernam #1              01/25/97      4      2745   5941   514
22333      Atlas Resources, Inc.   Dye #1                 02/07/97      4      5430   5995   1385
22330      Atlas Resources, Inc.   McCullough #11         01/27/97      4      9292   5897   3114
22350      Atlas Resources, Inc.   Mong #1                03/07/97      2      2582   5873   2365
22129      Atlas Resources, Inc.   Rabold #4              10/29/95      16      33623   5838   1175
22180      Atlas Resources, Inc.   Philson #3             01/28/96      16      19440   5948   649
22123      Atlas Resources, Inc.   Philson #2             11/21/95      16      69333   5887   2356
22127      Atlas Resources, Inc.   Eagle #1               08/30/95      19      48593   5938   1757
22121      Atlas Resources, Inc.   Duffola Un. #1         09/04/95      19      39937   5929   1185
22172      Atlas Resources, Inc.   Irwin #1               01/24/96      15      13945   5965   620
22151      Atlas Resources, Inc.   Polick #3              02/12/96      15      22265   5969   1027
22156      Atlas Resources, Inc.   Kalansky #1            02/18/96      15      23141   5971   950
22213      Atlas Resources, Inc.   Hamilton #3            03/16/96      14      15536   5971   590
22329      Atlas Resources, Inc.   Andrews #1             03/27/97      1      733   5687   733
21386      Cabot Oil & Gas         Mowry Ralph E.         11/14/91      Dry Hole      5883
22360      Atlas Resources, Inc.   Winger #1              03/21/97      1      2503   5743   2503
22299      Atlas Resources, Inc.   Burnette #1            10/18/96      7      19294   5725   3703
22296      Atlas Resources, Inc.   Cousins Un. #3         11/02/96      6      13303   5476   2469
22312      Vista Resources         McQuiston #2-C         02/25/97      N/A      N/A   5390   N/A
22315      Vista Resources         McQuiston #1-C         01/11/97      N/A      N/A   5300   N/A
22326      Vista Resources         Miller Un. #2          03/05/97      N/A      N/A   5367   N/A
22303      Atlas Resources, Inc.   Fairlamb Un. #1        11/10/96      6      12472   5432   2532
22218      Vista Resources         Sprinkle Un. #3        09/16/96      N/A      N/A   5500   N/A
22259      Vista Resources         Sprinkle Un. #2        09/07/96      N/A      N/A   5500   N/A
22260      Vista Resources         Sprinkle #1            01/27/97      N/A      N/A   5411   N/A
22325      Vista Resources         Miller Un. #1          02/05/97      N/A      N/A   5375   N/A

    to

=============================================================================
Page 1
                           GEOLOGIC EVALUATION
                                   of
            ATLAS - ENERGY FOR THE NINETIES - PUBLIC #6 LTD.
                            DRILLING PROGRAM
                   Southeastern Mercer Prospect Area,
                              Pennsylvania




                          Program proposed by:
                          ATLAS RESOURCES, INC.
                             311 Rouser Road
                              P.O. Box 611
                        Moon Township, PA   15108



                          Report submitted by:
                                  UEDC
               United Energy Development Consultants, Inc.
                           404 Pine Villa Dr.
                          Gibsonia, PA   15044



                                  For:
            ATLAS - ENERGY FOR THE NINETIES - PUBLIC #6 LTD.

                          Drilling Program by:

                          ATLAS RESOURCES, INC.
                             311 Rouser Rd.
                              P.O. Box 611
                         Moon Township, PA 15108
-----------------------------------------------------------------------------
Page 2
                    LOCATION MAP  -  AREA OF INTEREST




                            TABLE OF CONTENTS

INVESTIGATION SUMMARY                                    3
     OBJECTIVE                                           3
     AREA OF INVESTIGATION                               3
     METHODOLOGY                                         3
SOUTHEASTERN MERCER PROSPECT AREA                        3
     DRILLING ACTIVITY                                   3
     GEOLOGY                                             4
          STRATIGRAPHY, LITHOLOGY & DEPOSITION           4
          RESERVOIR CHARACTERISTICS                      6
     PRODUCTION CURVE                                    8
     POTENTIAL MARKETS AND PIPELINES                     8
STATEMENTS                                               9
     CONCLUSION                                          9
     DISCLAIMER                                          9
     NON-INTEREST                                        9
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Page3
                            INVESTIGATION SUMMARY
OBJECTIVE
      The  purpose  of  the following investigation is to  evaluate  the geologic feasibility and further development of the Southeastern  Mercer

Prospect  Area (consisting of Butler, Lawrence, and Mercer Counties)  as proposed by Atlas Resources, Inc.





AREA OF INVESTIGATION
      A  portion of this prospect area, herein identified as the  Atlas-

Energy  for  the  Nineties-Public  #6 Ltd.  Drilling  Program,  contains

acreage  in  Jackson,  Coolspring, Deer Creek, Fairview,   Lackawannock,

Wilmington,  and  Mill  Creek  Townships in  Mercer  County,  Wilmington

Township  in Lawrence County.  All counties are located in Pennsylvania.

Thirty five (35) drilling prospects designated for this program will  be targeted  to  produce natural gas from Clinton-Medina Group  Reservoirs,

found  at an average depth of approximately 5,900 to 6,500 feet  beneath the earth's surface.





METHODOLOGY
      The  data  incorporated into this report  was  provided  by  Atlas

Resources,  Inc.  and  the in-house archives of UEDC,  Inc.   Geological

mapping  and the interpretations by Atlas geologists were also examined.

Available  "electric"  log, completion, and  production  data  on  wells offsetting prospect locations and other "key" wells within and  adjacent to  the defined prospect area were utilized to determine productive  and depositional trends.






                    SOUTHEASTERN MERCER PROSPECT AREA

DRILLING ACTIVITY
      The  proposed  drilling area lies within a region of  northwestern
-------------------------------------------------------------------------
Page4
Pennsylvania which has been very active for the past decade in terms  of exploration  for, and exploitation of natural gas reserves.  Development within  and  adjacent  to  the Southeastern  Mercer  Prospect  Area  has escalated  since  1986, with Atlas Resources, Inc. and  it's  affiliates

drilling  over  eight  hundred (800) wells during  this  period.   Atlas

Resources,  Inc.  has  encountered  favorable  drilling  and  production results while solidifying a strong acreage position, as Atlas Resources,

Inc.  continues to identify and extend productive trends.   Drilling  is

ongoing  as  of  the  date of this report with recent  wells  displaying favorable initial drilling and completion results.  Competitive activity has  begun  both  south  and east of the prospect area,  confirming  the

Clinton-Medina  Group of Lower Silurian age as a viable target  for  the further development of economic quantities of natural gas.





GEOLOGY


  STRATIGRAPHY, LITHOLOGY & DEPOSITION
      Regionally,  the  Clinton-Medina  Group  was  deposited  in  tide-

dominated   shoreline,   deltaic,  and   shelf   environments   and   is

lithologically  comprised  of  alternating  sandstones,  siltstones  and

shales.   Productive sandstones are composed of siliceous  to  dolomitic

subarkoses,  sublitharenites, and quartz  arenites.   Reservoir  quality

sands  occur  throughout  the delta-complex from  eastern  Ohio  through

northwestern  Pennsylvania  and western New  York.   The  Clinton-Medina

Group,   deposited  during  the  Lower  Silurian,  overlies  the   Upper

Ordovician  age  Queenston shale and is capped by  the  Middle  Silurian

Reynales Formation.  This dolomitic limestone "cap" is known locally  to drillers as the "Packer Shell".


      Stratigraphically, in descending order, the potentially productive units  of  the Clinton-Medina  Group  consist  of  the: 1)  Thorold,  2)

Grimsby,  3)  Cabot Head, and 4) Whirlpool members.  These stratigraphic relationships are illustrated in the following diagram:

------------------------------------------------------------------------
Page4




      The  Whirlpool  is a light gray quartzose sandstone  to  siltstone

ranging  in  thickness  from  five (5) to  twenty  (20)  feet.   Average

porosity  values for this sand member range from five (5)  to  ten  (10)

percent  regionally.   Within the area of investigation,  porosities  in

excess of twelve (12) percent occur within localized trends targeted for further development.


      The  Cabot  Head is a dark green to black shale,  most  likely  of marine  origin. Within the investigated area a Cabot Head sandstone  has been  encountered in numerous wells.  This formation has been  found  to

contribute   natural  gas  when  Reservoir  characteristics,   including

evidence of enhanced permeability, warrant completion.  This sand member is considered a secondary target.


      The Grimsby is the thickest sandstone member of the Clinton-Medina

Group.   Sand development ranges from ten (10) to forty-five  (45)  feet within  an  interval comprised of fine to very fine, light gray  to  red
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Page6
sandstones  and  siltstones  broken up by thin  dark  gray  silty  shale

layers.   Average porosity values for the Grimsby are approximately  six

(6)  to (10) percent over the pay interval regionally.  Permeability may be  enhanced  locally  by  the  presence of naturally  occurring  micro-

fractures.  Future development focuses on established production trends.


      The  Thorold sandstone is the uppermost producing interval of  the

Clinton-Medina sequence.  This interbedded ferric sand, silt  and  shale interval  averages forty (40) feet.  Where pay sand development  occurs,

porosities are in the typical Clinton-Medina group range of six  (6)  to

(10)  percent.  Permeability may be enhanced locally by the presence  of naturally occurring micro-fractures.



  RESERVOIR CHARACTERISTICS
       Petroleum reservoirs are formed by the presence of an impermeable barrier  trapping  natural  gas  of  commercial  quantities  in  a  more

permeable   medium.    In  the  Clinton-Medina,   this   occurs   either

stratigraphically   when   a  permeable  sand  containing   hydrocarbons

encounters  an  impermeable  shale or  when  a  permeable  sand  changes gradually  into a non-permeable sand by a cementation process  known  as

"diagenesis".    Thus,   this  type  of  trap   represents   cemented-in

hydrocarbon accumulations.


       Electric well logs can be used in conjunction with production  to

interpret  Reservoir  parameters.   When  sandstones  in  the   Thorold,

Grimsby, Cabot Head or Whirlpool develop porosity in excess of 6%, or  a bulk  density of 2.55 or less, the permeability of the reservoir  (which ranges from <0.l to >0.2 mD) can become great enough to allow commercial production  of  natural gas.  Small, naturally occurring cracks  in  the

formation,   referred   to   as  micro-fractures,   can   also   enhance

permeability.  A gamma, bulk density, density porosity and  neutron  log suite  showing sand development in the Grimsby, Cabot Head and Whirlpool is illustrated on the following page.
------------------------------------------------------------------------
Pagee7






      Two  other  phenomena detected by well logs can  occur  which  are indicators  of enhanced permeability.  These indicators used  to  detect productive intervals are:

     Mudcake  buildup  across the zone of interest - after  loading  the wellbore  with  brine  fluid  and  circulating,  an  interval  with enhanced  permeability will accept fluid, filtering out the  solids and  leaving  behind a buildup (or mudcake) on the formation  wall.

     This is detectable with a caliper log.


     Invasion  profile - during circulation, a brine  that  has  a  high conductivity  (or  low  resistivity)  that  is  accepted  into  the

     formation   (as   described  above)  will  change  the   electrical

     conductivity  of the reservoir rock near and around  the  wellbore.

     The  resistivity  will  be low nearest to  the  wellbore  and  will increase away from the wellbore.  A dual laterolog can be  used  to detect  this  profile  created by a permeable  zone  -  it  records resistivity near the wellbore as well as deeper into the formation.

     A  zone  with enhanced permeability will show a separation  between the  shallow  and deep laterologs, while a zone with little  or  no permeability would cause the two resistivity measurements  to  read exactly the same.  An example follows:
-------------------------------------------------------------------------
Page8
     GAMMA RAY LOG                      RESISTIVITY LOG







PRODUCTION CURVE
     A model decline curve for the Southeastern Mercer Prospect Area was created, based on production histories from over 600 wells in the mature portion  of  the  field.  The percentage of gas  recovery  per  year  is illustrated by the diagram below:





POTENTIAL MARKETS AND PIPELINES
      In  the  area  of  this drilling program, there are  a  number  of

potential  purchasers and transporters of natural  gas.   These  include

Wheatland  Tube  Company, Tenneco, National Fuel Supply,  National  Fuel

Distribution and the People's Natural Gas Company.

------------------------------------------------------------------------
Page9



                               STATEMENTS

CONCLUSION
     UEDC has conducted a geologic feasibility study of the Atlas-Energy for the Nineties-Public #6 Ltd. Drilling Program, which will consist  of developmental  drilling  of the Clinton-Medina Group  sands  in  Mercer,

Lawrence  and  Butler  Counties, Pennsylvania.  It is  the  professional opinion  of  UEDC  that  the drilling of wells within  this  program  is supported by sufficient geologic and engineering data.


DISCLAIMER
      For  the  purpose  of  this evaluation, UEDC  did  not  visit  any leaseholds  or  inspect  any  of  the associated  production  equipment.

Likewise,   UEDC  has  no  knowledge  as  to  the  validity  of   title,

liabilities, or corporate matters affecting these properties.  UEDC does not warrant individual well performance.


NON-INTEREST
      We  hereby confirm that UEDC is an independent consulting firm and that neither this firm or any of its employees, contract consultants, or officers  has,  or  is  committed to acquire any interest,  directly  or indirectly, in Atlas Resources, Inc.; nor is this firm, or any employee,

contract consultant, or officer thereof, otherwise affiliated with Atlas

Resources,  Inc.   We also confirm that neither the employment  of,  nor

payment of compensation received by UEDC in connection with this report,

is on a contingent basis.



                                                 Respectfully submitted,

                                                              UEDC, Inc.

-----------------------------------------------------------------------------

                     COMPETITION, MARKETS AND REGULATION

COMPETITION
There are many companies, partnerships and individuals engaged in natural gas exploration, development and operations in the areas where the Partnership is expected to conduct its activities. The industry is highly competitive in all of its phases, including acquiring suitable properties for development and the marketing of natural gas. The Partnership will be competing with other companies, and the sale of the production from the wells in the Mercer County area will compete with the sale of production from the other wells that have already been drilled or are being operated by Atlas in the area. However, to reduce and/or eliminate this conflict of interest it is Atlas' policy to treat all wells in a geographic area equally as to pipeline access and access to Atlas' gas supply agreements. (See "Proposed Activities - Sale of Oil and Gas Production".)

Current economic conditions indicate that the costs of exploration and development are increasing gradually; however, the oil and gas industry historically has experienced periods of rapid cost increases from time to time.

MARKETING
Natural gas and oil, if any, produced by the wells developed by the Partnership must be marketed in order for the Participants to realize revenues from such production. In recent years natural gas and oil prices have been volatile.

The marketing of natural gas and oil production, if any, will be affected by numerous factors beyond the control of the Partnership and the effect of which cannot be accurately predicted. These factors include the availability and proximity of adequate pipeline or other transportation facilities; the amount of domestic production and foreign imports of oil and gas; competition from other energy sources such as coal and nuclear energy; local, state and federal regulations regarding production and the cost of complying with applicable environmental regulations; and fluctuating seasonal supply and demand. For example, the demand for natural gas is greater in the winter months than in the summer months, which is reflected in a higher spot market price paid for such gas. Also, increased imports of oil and natural gas have occurred and are expected to continue. The free trade agreement between Canada and the United States has eased restrictions on imports of Canadian gas to the United States. Additionally, the passage in November, 1993, of the North American Free Trade Agreement ("NAFTA") will have some impact on the American gas industry by eliminating trade and investment barriers in the United States, Canada and Mexico. In the past the reduced demand for natural gas and/or an excess supply of gas has resulted in a lower price paid for the gas. It has also resulted in some purchasers curtailing or restricting their purchases of natural gas, renegotiating existing contracts to reduce both take-or-pay levels and the price paid for delivered gas, and other difficulties in the marketing of production. (See "Proposed Activities - Sale of Oil and Gas Production".)

The Federal Energy Regulatory Commission ("FERC") has sought to promote greater competition in natural gas markets by encouraging open access transportation by interstate pipelines, with the goal of expanding opportunities for producers to contract directly with local distribution companies and end-users. FERC Order No. 500 affects the transportation and marketability of natural gas. Traditionally, natural gas has been sold by producers to pipeline companies, which then resold the gas to end-users. FERC Order No. 500 alters this market structure by requiring interstate pipelines that transport gas for others to provide transportation service to producers, distributors and all other shippers of natural gas on a nondiscriminatory, "first-come, first-served" basis ("open access transportation"), so that producers and other shippers can sell natural gas directly to end-users. FERC Order No. 500 contains additional provisions intended to promote greater competition in natural gas markets. FERC Order 636 which became effective May 18, 1992, requires gas pipeline companies to, among other things, separate their sales services from their transportation services; and provide an open access transportation service that is comparable in quality for all gas suppliers. The premise behind FERC Order 636 was that the gas pipeline companies had an unfair advantage over other gas suppliers because they could bundle their sales and transportation services together. FERC Order 636 is designed to create a regulatory environment in which no gas seller has a competitive advantage over another gas seller because it also provides transportation services. It is difficult to assess the effect of the order on the Partnership.

The Clean Air Act Amendments of 1990 contain incentives for the future development of "clean alternative fuel," which includes natural gas and liquefied petroleum gas for "clean-fuel vehicles". Atlas believes the amendments ultimately will have a beneficial effect on natural gas markets and prices.

STATE REGULATIONS
Oil and gas operations are regulated in Pennsylvania by the Department of Environmental Resources, and any other states where Partnership Wells may be situated impose a comprehensive statutory and regulatory scheme with respect to oil and gas operations. Among other things, such regulations involve (a) new well permit and well registration requirements, procedures and fees, (b) minimum well spacing requirements, (c) restrictions on well locations and underground gas storage, (d) certain well site restoration, groundwater protection and safety measures, (e) landowner notification requirements, (f) certain bonding or other security measures, (g) various reporting requirements,
(h) well plugging standards and procedures, and (i) broad enforcement powers.
------------------------------------------------------------------------

These state regulatory agencies have been granted broad regulatory and enforcement powers which are likely to create additional financial and operational burdens on oil and gas operations like those of the Partnership in such states. Pennsylvania and the other states also have in place other pollution and environmental control laws which have become increasingly burdensome in recent years. Enforcement efforts with respect to oil and gas operations have recently increased and it can be anticipated that such regulation will expand and have a greater impact on future oil and gas operations.

ENVIRONMENTAL REGULATION
Various federal, state and local laws covering the discharge of materials into the environment, or otherwise relating to the protection of the environment, may affect the Partnership's operations and costs. The Partnership may generally be liable for cleanup costs to the United States Government under the Federal Clean Water Act for oil or hazardous substance pollution and under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA" or Superfund) for hazardous substance contamination. Such liability is unlimited in cases of willful negligence or misconduct, and there is also no limit on liability for environmental cleanup costs or damages with respect to claims by the state or private persons or entities. In addition, the Environmental Protection Agency will require the Partnership to prepare and implement spill prevention control and countermeasure plans relating to the possible discharge of oil into navigable waters and will further require permits to authorize the discharge of pollutants into navigable waters. State and local permits or approvals will also be needed with respect to wastewater discharges and air pollutant emissions.

Violations of environment-related Lease conditions or environmental permits can result in substantial civil and criminal penalties as well as potential court injunctions curtailing operations. Such enforcement liabilities can result from either governmental or citizen prosecution. Compliance with these statutes and regulations may cause delays in producing natural gas and oil from the wells and may substantially increase the cost of producing such natural gas and oil. However, such laws and regulations are constantly being revised and changed, and Atlas is unable to predict the ultimate costs of complying with present and future environmental laws and regulations. See "Risk Factors - Special Risks of the Partnership - Unlimited Liability of Investor General Partners" and "Proposed Activities - Insurance," concerning the Managing General Partner's inability to obtain insurance to protect against environmental claims.

CRUDE OIL REGULATION
The price of oil is not regulated and is subject only to supply, demand, competitive factors, the gravity of the crude oil, sulfur content differentials and other factors. Certain federal reporting requirements are still in effect under U. S. Department of Energy regulations.

FEDERAL GAS REGULATION
The sale of natural gas is subject to regulation of production and transportation by governmental regulatory agencies. Generally, the regulatory agency in the state where a producing natural gas well is located supervises production activities and the transportation of natural gas sold into intrastate markets. FERC regulates the interstate transportation of natural gas and pricing of natural gas sold for resale interstate; and under the Natural Gas Policy Act of 1978 ("NGPA"), the price of intrastate gas. However, price controls for natural gas production from new wells were deregulated on December 31, 1992. Such deregulated gas production may be sold at market prices determined by supply, demand, BTU content, pressure, location of the wells, and other factors. The Managing General Partner anticipates that all of the gas produced by the Partnership Wells will be price decontrolled gas and will be sold at fair market value.

PROPOSED REGULATION
From time to time there are a number of proposals considered in Congress and in the legislatures and agencies of various states that if enacted would significantly and adversely affect the oil and natural gas industry. Such proposals involve, among other things, the imposition of new taxes on natural gas and limiting the disposal of waste water from wells. At the present time, it is impossible to accurately predict what proposals, if any, will be enacted by Congress or the legislatures and agencies of various states and what effect any proposals which are enacted will have on the activities of the Partnership.

                   PARTICIPATION IN COSTS AND REVENUES
IN GENERAL
A tabular summary of the following discussion appears below. Please refer to "Definitions" for a description of the items of revenue and cost included in the terms used herein.
COSTS
1. ORGANIZATION AND OFFERING COSTS. Organization and Offering Costs will be allocated and charged 100% to the Managing General Partner. Notwithstanding, Organization and Offering Costs in excess of 15% of the Partnership Subscription will be paid by the Managing General Partner, without recourse to the Partnership, and the Managing
General Partner will not be credited with such amounts towards its required Capital Contribution.
----------------------------------------------------------------------

2. LEASE COSTS. The Leases will be contributed to the Partnership by the Managing General Partner at its Cost, unless the Managing General Partner has cause to believe that Cost is materially more than fair market value, in which case the credit for such contribution will be made at a price not in excess of fair market value.

3. INTANGIBLE DRILLING COSTS AND TANGIBLE DRILLING COSTS. Intangible Drilling Costs will be allocated and charged 100% to the Participants. Tangible Costs will be allocated and charged 14% to the Managing General Partner and 86% to the Participants. Intangible Drilling Costs and the Participants' share of Tangible Costs of a well or wells to be drilled and completed with the proceeds of a Partnership closing will be charged 100% to the Participants who are admitted to the Partnership in such closing and will not be reallocated to take into account other Partnership closings.
   Although the proceeds of each Partnership closing will be used to pay the costs of drilling different wells, each Participant will pay the same amount of such costs regardless of when he subscribes.

4. OPERATING COSTS, DIRECT COSTS, ADMINISTRATIVE COSTS AND ALL OTHER COSTS. Operating Costs, Direct Costs, Administrative Costs and all other Partnership costs not specifically allocated will be allocated and charged 75% to the Participants and 25% to the Managing General Partner. However, in the event Atlas has to subordinate a part of its Partnership revenues in an amount up to 10% of the Partnership Net Production Revenues, Operating Costs, Direct Costs, Administrative
Costs and all other Partnership costs not specifically allocated will be charged to the parties in the same ratio as the related production revenues are being credited. (See "- Subordination of Portion of Managing General Partner's Net Revenue Share," below.)
In addition, the Managing General Partner's aggregate Capital Contributions to the Partnership (including credit for the cost of the Leases contributed) will not be less than 16.5% of all Capital Contributions to the Partnership. Any payments by the Managing
General Partner in excess of the other costs charged to it under the Partnership Agreement will be used to pay Partnership costs which would otherwise be charged to the Participants. Such Capital Contributions must be paid by the Managing General Partner at the time such costs are required to be paid by the Partnership, but, in no event, later than December 31, 1998.

REVENUES
1. PROCEEDS FROM THE SALE OF LEASES. If the Partners' Capital Accounts are adjusted under the Partnership Agreement to reflect the simulated depletion of an oil or gas property of the Partnership, the portion of the total amount realized by the Partnership upon the taxable disposition of such property that represents recovery of its simulated tax basis therein is allocated to the Partners in the same proportion as the aggregate adjusted tax basis of such property was allocated to such Partners (or their predecessors in interest). If the Partners' Capital Accounts are adjusted under the Partnership Agreement to reflect the actual depletion of an oil or gas property of the Partnership, the portion of the total amount realized by the Partnership upon the taxable disposition of such property that equals the Partners' aggregate remaining adjusted tax basis therein is allocated to the Partners in proportion to their respective remaining adjusted tax bases in such property. In addition, proceeds will be allocated to Atlas to the extent of the pre-contribution appreciation in value of such property, if any. Any excess will be credited to the parties in the ratio in which oil and gas production revenues of the Partnership are credited as provided in 4, below.

2. INTEREST PROCEEDS. Interest earned on Agreed Subscriptions up until the Offering Termination Date will be credited to the accounts of the respective subscribers and paid approximately eight weeks after the Offering Termination Date. If a subscription is refunded any interest allocated thereto will also be refunded. After the Offering Termination Date and until proceeds from the offering are invested in the Partnership's oil and gas operations any interest income from temporary investments will be allocated pro rata to the Participants providing such Agreed Subscription. All other interest income, including interest earned on the deposit of production revenues, will be credited as provided in 4, below.

3. EQUIPMENT PROCEEDS. Proceeds from the sale or other disposition of equipment will be credited to the parties charged with the costs of such equipment in the ratio in which such costs were charged.

4. PRODUCTION REVENUES. All other revenues of the Partnership, including production revenues, will be credited 75% to the Participants and 25% to the Managing General Partner. (See "-
Subordination of Portion of Managing General Partner's Net Revenue Share," below and "Tax Aspects".)

5. LIQUIDATION PROCEEDS. Upon liquidation of the Partnership each Participant will receive his Distribution Interest in the
Partnership. "Distribution Interest" means an undivided interest in the assets of the Partnership after payments to creditors of the Partnership or the creation of a reasonable reserve therefor, in the ratio the positive balance of a party's Capital Account bears to the aggregate positive balance of the Capital Accounts of all of the parties determined after taking into account all Capital Account adjustments for the taxable year during which liquidation occurs
(other than those made pursuant to liquidating distributions or restoration of deficit Capital Account balances); provided, however, after the Capital Accounts of all of the parties have been reduced to zero, such interest in the remaining assets of the Partnership will equal a party's interest in the related revenues of the Partnership as set forth in  5.01 and its subsections of the Partnership
Agreement.
-------------------------------------------------------------------------

Any in kind property distributions to the Participants must be made to a liquidating trust or similar entity for the benefit of the Participants, unless at the time of the distribution:

(a)     the Managing General Partner offers the individual
Participants the election of receiving in kind property distributions and the Participants accept such offer after being advised of the risks associated with such direct ownership; or
(b) there are alternative arrangements in place which assure the Participants that they will not, at any time, be responsible for the operation or disposition of the Partnership properties.

It will be presumed that a Participant has refused such consent if the Managing General Partner has not received such consent within thirty days after the Managing General Partner mailed the request for such consent. Any Partnership asset which would otherwise be distributed in kind to a Participant, but for the failure or refusal of such Participant to give his written consent to such distribution, may instead be sold by the Managing General Partner at the best price reasonably obtainable from an independent third party who is not an Affiliate of the Managing General Partner.

SUBORDINATION OF PORTION OF MANAGING GENERAL PARTNER'S NET REVENUE SHARE The Partnership is structured to provide preferred cash distributions to the Participants equal to a minimum of 10% of their Agreed Subscriptions in each of the first five twelve-month periods of Partnership operations. To help insure the Participants achieve this investment feature, Atlas will subordinate a part of its Partnership revenues in an
amount up to 10% of the Partnership Net Production Revenues to        the
receipt by Participants of cash distributions from the Partnership equal to 10% of their Agreed Subscriptions in each of the first five twelve-month periods of Partnership operations. (Partnership Net Production Revenues means gross revenues after deduction of the related Operating Costs, Direct Costs, Administrative Costs and all other Partnership costs not specifically allocated.) The subordination will be determined commencing with the first distribution of revenues to the Participants by debiting or crediting current period Partnership revenues to the Managing General Partner as may be necessary to provide such distributions to the Participants. See 5.01(b)(4) of the Partnership Agreement for details on the subordination.

Atlas anticipates that the Participants will benefit from the subordination if the price of gas received by the Partnership and/or the results of the Partnership's drilling activities are unable to provide the required return to the Participants. Notwithstanding, if the wells produce gas in small amounts and/or the price of gas declines then even with subordination the cash flow to the Participants may be very small and they may not receive a return of their entire investment. (See "Risk Factors - Special Risks of the Partnership - Borrowings by the Managing General Partner Could Reduce Funds Available for Its Subordination Obligation".)

                   PARTICIPATION IN COSTS AND REVENUES

   The following table sets forth the participation in costs and revenues of the Partnership between the Managing General Partner and the Participants. Gross revenues from the sale of the Partnership's gas will be reduced by Landowner Royalties and any other burdens on the Leases. (See "Proposed Activities - Interests of Parties" and
"Definitions".)

     MANAGING
     GENERAL

PARTNERSHIP COSTS
Organization and Offering Costs (2)              100%       0%
Lease Costs (3)                                  100%       0%
Intangible Drilling Costs (4)                      0%     100%
Tangible Costs                                    14%      86%
Operating Costs, Administrative Costs,
 Direct Costs and All
Other Costs (5)(6)(10)                            25%      75%
PARTNERSHIP REVENUES
Interest Income     (7)     (7)
Equipment Proceeds     (8)     (8)
All other Revenues including
Production Revenues (5)(9)(11)                    25%      75%

PARTICIPATION IN DEDUCTIONS
Intangible Drilling Costs                          0%     100%
Depreciation                                      14%      86%
Depletion Allowances                              25%      75%
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(1)  Atlas and its Affiliates have the option of subscribing for up to
10% of the Units, which will not be applied towards the minimum Partnership Subscription. To the extent of such optional subscriptions the Managing General Partner and its Affiliates are
deemed Participants in the Partnership. (See "Terms of the
Offering".)
(2) In the event the Managing General Partner pays any Organization and Offering Costs in excess of 15% of the Partnership Subscription, such payments will be without recourse to the Partnership, and the Managing General Partner will not be credited with such amounts towards its required Capital Contribution.
(3)  Leases will be contributed to the Partnership by the Managing
General Partner at its Cost, unless the Managing General Partner has cause to believe that Cost is materially more than fair market value, in which case the credit for such contribution will be made at a price not in excess of fair market value, and applied towards its required Capital Contribution to the Partnership.
(4) More specifically, Intangible Drilling Costs and the Participants' share of Tangible Costs of a well or wells to be drilled and completed with the proceeds of a Partnership closing will be charged
100% to the Participants who are admitted to the Partnership in such closing and will not be reallocated to take into account other
Partnership closings.     Although the proceeds of each Partnership
closing will be used to pay the costs of drilling different wells, each Participant will pay the same amount of such costs regardless of when he subscribes.
(5) In the event Atlas has to subordinate a part of its Partnership revenues in an amount up to 10% of Partnership Net Production
Revenues, then Operating Costs, Direct Costs, Administrative Costs and all other Partnership costs not specifically allocated will be charged to the parties in the same ratio as the related production revenues are being credited. (See "- Subordination of a Portion of Managing General Partner's Net Revenue Share," above and "Risk
Factors - Special Risks of the Partnership - Borrowings by the
Managing General Partner Could Reduce Funds Available for Its Subordination Obligation".)
(6) Includes any other Partnership costs which are not otherwise specifically allocated.
(7) Interest earned on Agreed Subscriptions up until the Offering Termination Date will be credited to the accounts of the respective subscribers and paid approximately eight weeks after the Offering Termination Date. If a subscription is refunded any interest allocable thereto will also be refunded. After the Offering
Termination Date and until proceeds from the offering are invested in the Partnership's oil and gas operations any interest income from temporary investments will be allocated pro rata to the Participants providing such Agreed Subscription. All other interest income, including interest earned on the deposit of operating revenues, will be credited as oil and gas production revenues are credited.
(8) Proceeds from the sale or other disposition of equipment will be credited to the parties charged with the costs of such equipment in the ratio in which such costs were charged.
(9) (See "- Revenues - Proceeds from the Sale of Leases" and "- Subordination of Portion of Managing General Partner's Net Revenue
Share," above and "- Allocation and Adjustment Among Participants,"
below.)
(10) The Managing General Partner's aggregate Capital Contributions to the Partnership (including Leases contributed) will not be less than
   16.5%     of all Capital Contributions to the Partnership. Any payments by the Managing General Partner in excess of the other costs charged to it under the Partnership Agreement will be used to pay
Partnership costs which would otherwise be charged to the Participants. Such Capital Contributions must be paid by the Managing General Partner at the time such costs are required to be paid by the Partnership, but, in no event, later than December 31, 1998.
(11) The revenues from all Partnership Wells will be commingled, so regardless of when a Participant subscribes he will share in the revenues from all wells on the same basis as the other Participants.
Sales proceeds of Leases are subject to special provisions. (See "- Revenues - Proceeds from the Sale of Leases", above.)

ALLOCATION AND ADJUSTMENT AMONG PARTICIPANTS
The Participants' share of revenues, gains, credits, costs, expenses, losses and other charges and liabilities will be charged and credited, as among them, pro rata in accordance with their respective Agreed Subscriptions taking into account any Investor General Partner's status as a defaulting Investor General Partner. (See "Summary of the Offering - Actions to be Taken by Managing General Partner to Reduce Risks of Additional Payments by Investor General Partners" and "Capitalization and Source of Funds and Use of Proceeds".)

Subscription proceeds from each Partnership closing generally will be used to drill different wells. However, production revenues from all Partnership Wells will be commingled and the Participants' share of such revenues will be allocated among all Participants in accordance with their Agreed Subscriptions regardless of which wells were paid for by the respective Participants. (See 5.01 of the Partnership Agreement.)

DISTRIBUTIONS
The Managing General Partner will review the accounts of the Partnership at least quarterly to determine whether cash distributions are appropriate and the amount to be distributed, if any. The Partnership will distribute funds to the Managing General Partner and the Participants allocated to their accounts which the Managing General Partner deems unnecessary to be retained by the Partnership. In no event, however, will funds be advanced or borrowed for purposes of distributions, if the amount of such distributions would exceed the Partnership's accrued and received revenues for the previous four quarters, less paid and accrued Operating Costs with respect to such revenues. The determination of such revenues and costs shall be made in accordance with generally accepted accounting principles, consistently applied. Cash distributions from the Partnership to the Managing General
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Partner shall only be made in conjunction with distributions to Participants and only out of funds properly allocated to the Managing General Partner's account. (See "Summary of Drilling and Operating Agreement.")

                           TAX ASPECTS

SUMMARY OF TAX OPINION
The Managing General Partner has received the tax opinion of Special Counsel, Kunzman & Bollinger, Inc., Oklahoma City, Oklahoma, which is included as Exhibit (8) to the Registration Statement. While Special Counsel has prepared this section of the Prospectus entitled "Tax Aspects," the opinion of Special Counsel will be limited to those opinions set forth in its Tax Opinion which are summarized below. The Tax Opinion represents only Special Counsel's best legal judgment, and has no binding effect or official status. No assurance can be given that the conclusions expressed in the opinion would be upheld by a court if challenged by the IRS. Such tax opinion is based upon Special Counsel's review of the Registration Statement for Atlas-Energy for the Nineties-Public #6 Ltd., corporate records, certificates, agreements, instruments and other documents, existing statutes, rulings and regulations (which are subject to change and could result in different tax consequences), and certain representations from Atlas. Included among such representations are the following:

(1)  The Partnership Agreement will be duly executed and recorded.
(2) No election will be made for the Partnership to be excluded from the application of the partnership provisions of the Code or classified as a corporation for tax purposes.
(3) The Partnership will own record or legal title to the Working Interest in all of its Prospects.

(4) The respective amounts that will be paid to Atlas or its Affiliates pursuant to the Partnership Agreement and the Drilling and Operating Agreement are amounts that would ordinarily be paid for similar services in similar transactions between Persons having no affiliation and dealing with each other "at arms' length."
(5) The Partnership will elect to deduct currently all intangible drilling and development costs.
(6)  The Partnership will have a calendar year taxable year.
(7) The Drilling and Operating Agreement and any amendments thereto entered into by and between Atlas and the Partnership will be duly executed and will govern the drilling and, if warranted, the completion and operation of the wells in accordance with its terms.
(8) Based upon Atlas' review of its previous drilling programs for the past several years and upon the intended operations of the Partnership, Atlas reasonably believes that the aggregate deductions, including depletion deductions, and 350% of the aggregate credits, if any, which will be claimed by Atlas and the Participants, will not during the first five tax years following the funding of the Partnership exceed twice the amounts invested by Atlas and the Participants, respectively.
(9)  The Investor General Partner Units will not be converted to
Limited Partner interests before substantially all of the Partnership Wells have been drilled and completed.
(10) The Units will not be traded on an established securities market. In rendering its opinions, Special Counsel has further assumed that (1) each of the Participants has an objective to carry on the business of the Partnership for profit; (2) any amount borrowed by a Participant and contributed to the Partnership will not be borrowed from a Person who has an interest in the Partnership (other than as a creditor) or a related person, as defined in 465 of the Code, to a person (other than the Participant) having such interest and such Participant will be severally, primarily, and personally liable for such amount, and (3) no Participant will have protected himself from loss for amounts contributed to the Partnership through nonrecourse financing, guarantees, stop loss agreements or other similar arrangements.

Special Counsel believes that its opinion letter addresses all material federal income tax issues associated with an investment in the Units by an individual Participant who is a resident citizen of the United States. Special Counsel considers material those issues which would affect significantly a Participant's deductions, credits or losses arising from his investment in the Units and with respect to which, under present law, there is a reasonable possibility of challenge by the IRS, or those issues which are expected to be of fundamental importance to a Participant but as to which a challenge by the IRS is unlikely. The issues which involve a reasonable possibility of challenge by the IRS have not been definitely resolved by statute, rulings or regulations, as interpreted by judicial or administrative bodies. Subject to the foregoing, however, in Special Counsel's opinion it is more likely than not that the following tax treatment will be upheld if challenged by the IRS and litigated.

PARTNERSHIP CLASSIFICATION. The Partnership will be classified as a partnership for federal income tax purposes, and not as an association taxable as a corporation; the Partnership, as such, will not pay any federal income taxes; and all items of income, gain, loss, deduction,
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and credit of the Partnership will be reportable by the Partners in the Partnership. (See "- Partnership Classification".)

INTANGIBLE DRILLING AND DEVELOPMENT COSTS. Intangible drilling and development costs ("Intangible Drilling Costs") paid by the Partnership under the terms of bona fide drilling contracts for the Partnership's wells will be deductible in the taxable year in which the payments are made and the drilling services are rendered, assuming such amounts are fair and reasonable consideration and subject to certain restrictions summarized below (including basis and "at risk" limitations and the passive activity loss limitation with respect to the Limited Partners). (See "- Intangible Drilling and Development Costs" and "- Drilling Contracts".)

PREPAYMENTS OF INTANGIBLE DRILLING AND DEVELOPMENT COSTS. Depending primarily on when the Partnership Subscription is received, it is anticipated that the Partnership will prepay in 1997 most, if not all, of the intangible drilling and development costs related to Partnership Wells the drilling of which will be commenced in 1998. Assuming that such amounts are fair and reasonable, and based in part on the factual assumptions set forth below, in our opinion such prepayments of intangible drilling and development costs will be deductible for the 1997 taxable year even though all Working Interest owners in the well may not be required to prepay such amounts, subject to certain restrictions summarized in "Tax Aspects" (including basis and "at risk" limitations, and the passive activity loss limitation with respect to the Limited Partners). (See "- Drilling Contracts," below.)

The foregoing opinion is based in part on the assumptions that: (1) such costs will be required to be prepaid in 1997 for specified wells pursuant to the Drilling and Operating Agreement; (2) pursuant to the Drilling and Operating Agreement the wells are required to be, and actually are, Spudded on or before March 31, 1998, and continuously drilled thereafter until completed, if warranted, or abandoned; and (3) the required prepayments are not refundable to the Partnership and any excess prepayments are applied to intangible drilling and development costs of substitute wells.

NOT A PUBLICLY TRADED PARTNERSHIP. Assuming that no more than 10% of the Units are transferred in any taxable year of the Partnership (other than in private transfers described in Treas. Reg. 1.7704-1(e), it is more likely than not that the Partnership will not be treated as a "publicly traded partnership" under the Code. (See "- Limitations on Passive Activities".)

PASSIVE ACTIVITY CLASSIFICATION. Oil and gas production income generated by the Partnership's oil and gas properties held as Working Interests, together with gain, if any, from the disposition of such properties and allocable to Limited Partners who are individuals, estates, trusts, closely held corporations or personal service corporations more likely than not will be characterized as income from a passive activity which may be offset by passive activity losses. Income or gain attributable to investments of working capital of the Partnership will be characterized as portfolio income, which cannot be offset by passive activity losses. To the extent the Partnership's oil and gas properties are held as Working Interests, it is more likely than not that the passive activity limitations on losses under 469 will not be applicable to Investor General Partners prior to the conversion of Investor General Partner Units to Limited Partner interests. (See "- Limitations on Passive Activities".)

TAX BASIS OF PARTICIPANT'S INTEREST. Each Participant's adjusted tax basis in his Partnership interest will be increased by his total Agreed Subscription. (See "- Tax Basis of Participants' Interests".)

AT RISK LIMITATION ON LOSSES. Each Participant initially will be "at risk" to the full extent of his Agreed Subscription. (See "- `At Risk' Limitation For Losses".)

DEPLETION ALLOWANCE, The greater of cost depletion or percentage depletion will be available to qualified Participants as a current deduction against Partnership income from oil and gas production revenues on properties of the Partnership, subject to certain restrictions summarized below. (See "- Depletion Allowance".)

ACRS. The Partnership's reasonable costs for recovery property (tangible depreciable property used in a trade or business or held for the production of income) which cannot currently be deducted but must be capitalized will be eligible for cost recovery deductions under the modified Accelerated Cost Recovery System, generally over a seven year "cost recovery period," subject to certain restrictions summarized below (including basis and "at risk" limitations and the passive activity loss limitation in the case of the Limited Partners). (See "- Depreciation - Accelerated Cost Recovery System".)

AVAILABILITY OF CERTAIN DEDUCTIONS. Business expenses, including payments for personal services actually rendered in the taxable year in which accrued, which are reasonable, ordinary and necessary and do not include amounts for items such as Lease acquisition costs, organization and syndication fees and other items which are required to be capitalized, are currently deductible. (See "-1997 Expenditures," "- Availability of Certain Deductions" and "- Partnership Organization and Syndication Fees".)

ALLOCATIONS. Assuming the effect of the allocations of income, gain, loss, deduction and credit (or items thereof) set forth in the
Partnership Agreement, including the allocations of basis and amount realized with respect to oil and gas properties, is substantial in light of a Participant's tax attributes that are unrelated to the Partnership, it is more likely than not that such allocations will have "substantial economic effect" and will govern each Participant's distributive share of such items to the extent such allocations do not cause or increase deficit balances in the Participants' Capital Accounts. (See "- Allocations".)
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AGREED SUBSCRIPTION. No gain or loss will be recognized by the Participants on payment of their Agreed Subscriptions.

PROFIT MOTIVE. Based on the Managing General Partner's representation that the Partnership will be conducted as described in the Prospectus, it is more likely than not that the Partnership will possess the requisite profit motive and will not be properly characterized as a tax
shelter for purposes of the tax shelter registration requirement.        (See
"- Disallowance of Deductions Under Section 183 of the Code".)

IRS ANTI-ABUSE RULE. Based on the Managing General Partner's representation that the Partnership will be conducted as described in the Prospectus, it is more likely than not that the Partnership will not be subject to the anti-abuse rule set forth in Treas. Reg. 1.701-2. (See "- IRS Anti-Abuse Rule".)

OVERALL EVALUATION OF TAX BENEFITS. Based on Special Counsel's conclusion that substantially more than half of the material tax benefits of the Partnership, in terms of their financial impact on a typical investor, more likely than not will be realized if challenged by the IRS, the tax benefits of the Partnership, in the aggregate, which are a significant feature of an investment in the Partnership by a typical original Participant more likely than not will be realized as contemplated by the Prospectus.

IN GENERAL
The following is a summary of some of the principal features under present federal income tax law which will apply to the Partnership and typical Participants. However, there is no assurance that the present laws or regulations will not be changed and adversely affect a Participant. The IRS may challenge the deductions claimed by the Partnership or a Participant, or the taxable year in which such deductions are claimed, and no guaranty can be given that any such challenge would not be upheld if litigated. The practical utility of the tax aspects of any investment depends largely on the income tax position of the particular Participant in the year in which items of income, gain, loss, deduction or credit are properly taken into account in computing his federal income tax liability. In addition, except as otherwise noted, different tax considerations may apply to foreign persons, corporations, partnerships, trusts and other prospective Participants which are not treated as individuals for federal income tax purposes. EACH PROSPECTIVE PARTICIPANT SHOULD SATISFY HIMSELF AS TO THE TAX CONSEQUENCES OF PARTICIPATING IN THE PARTNERSHIP BY OBTAINING ADVICE FROM HIS OWN TAX ADVISOR.

PARTNERSHIP CLASSIFICATION
For federal income tax purposes, a partnership is not a taxable entity but rather a conduit through which all items of income, gain, loss, deduction, credit and tax preference are passed through to the partners and are required to be reported on their federal income tax returns for the taxable years in which or with which the partnership's taxable year ends. The Managing General Partner has received the opinion of Special Counsel that, under currently existing laws, rules and regulations, all of which are subject to change with or without retroactive application, the Partnership will be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation. Under new regulations a business entity with two or more members is classified for federal tax purposes as either a corporation or a partnership. Treas. Reg. 301.7701-2(a). The term corporation includes a business entity organized under a State statute which describes the entity as a corporation, body corporate, body politic, joint-stock company or joint-stock association. Treas. Reg. 301.7701-2(b). The Partnership was formed under the Pennsylvania Revised Uniform Limited Partnership Act which describes the Partnership as a "partnership". Consequently, the Partnership is not required to be classified as a corporation under Treas. Reg. 301.7701-2(b) and will be automatically classified as a partnership unless it affirmatively elects to be classified as a corporation. In this regard, the Managing General Partner has represented that no election for the Partnership to be classified as a corporation will be filed with the IRS.

LIMITATIONS ON PASSIVE ACTIVITIES
Under the passive activity rules, all income of a taxpayer who is subject to the rules is categorized as: (i) income from passive activities such as limited partners' interests in a business; (ii) active income (e.g., salary, bonuses, etc.); or (iii) portfolio income (e.g., dividends, royalties and interest not derived in the ordinary course of a trade or business). Losses generated by "passive activities" can offset only passive income and cannot be applied against active income or portfolio income. Similar rules apply with respect to tax credits.

Passive activities include any trade or business in which the taxpayer does not materially participate. Material participation is defined as involvement in the operations of the activity on a regular, continuous, and substantial basis. Under the Partnership Agreement, Limited Partners will not have material participation in the Partnership and generally will be subject to the passive activity rules.

A taxpayer who holds a working interest in an oil and gas property that is burdened with the cost of developing and operating the property is excepted from the passive activity rules, whether or not he materially participates in the activity. However, a taxpayer who holds a working interest directly or indirectly through an entity (e.g., a limited partnership interest or S corporation shares) which limits the liability of the taxpayer with respect to such interest is not treated as owning a working interest. Consequently, the exception is not available to Limited Partners in the Partnership, but more likely than not the exception will be available to Investor General Partners prior to their conversion to Limited Partners to the extent the Partnership acquires
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Working Interests in its Leases, except as noted above. Contractual limitations on the liability of Investor General Partners under the Partnership Agreement (e.g. insurance, limited indemnification, etc.) will not prevent Investor General Partners from claiming deductions under the working interest exception to the passive activity rules.

Suspended losses and credits may be carried forward (but not back) and used to offset future years' passive activity income. A suspended loss (but not a credit) is allowed in full when the entire interest is sold to an unrelated third party in a taxable transaction. Upon such disposition the excess of suspended losses and any loss from the activity for the tax year (plus any loss on the sale) over net income or gain for the tax year from all passive activities (determined without regard to such losses) is not treated as a passive loss. Capital losses are limited to the amount of capital gain, plus $3,000 (in the case of married individuals filing joint returns).

Net losses and credits of a partner from each publicly traded partnership are suspended and carried forward to be netted against income from that publicly traded partnership only. In addition, net losses from other passive activities may not be used to offset net income from a publicly traded partnership. However, it is more likely than not that the Partnership will not be characterized as a publicly traded partnership under the Code so long as no more than 10% of the Units are transferred in any taxable year of the Partnership (other than in private transfers described in Treas. Reg 1.7704-1(e)).

CHARACTERIZATION OF THE PARTNERSHIP'S INCOME. Income (e.g., interest) earned on working capital is treated as portfolio income which cannot be offset with passive losses by Limited Partners. "Portfolio income" consists of (i) interest, dividends and royalties (unless earned in the ordinary course of a trade or business); and (ii) gain or loss not derived in the ordinary course of a trade or business on the sale of property that generates portfolio income or is held for investment.

In the opinion of Special Counsel, it is more likely than not that the Partnership's income from the Leases (excluding income attributable to investment of working capital), held as Working Interests, together with gain, if any, from the disposition of such property, will be characterized as passive income rather than portfolio income with respect to Limited Partners subject to the passive activity limitations.

CONVERSION FROM INVESTOR GENERAL PARTNER TO LIMITED PARTNER. Investor General Partner Units will be converted to Limited Partner interests after substantially all of the Partnership Wells have been drilled and completed, which is anticipated to be in the late summer of 1998. Thereafter, each Investor General Partner will be deemed a Limited Partner in the Partnership and will enjoy the limited liability provided to limited partners under the Revised Uniform Limited Partnership Act of Pennsylvania with respect to his interest in the Partnership's oil and gas properties.

Concurrently, the Investor General Partner will lose the availability of the working interest exception to the passive activity limitations. Except as provided below, an Investor General Partner's conversion of his Partnership interest into a Limited Partner interest should not have adverse tax consequences unless the Investor General Partner's share of any Partnership liabilities is reduced as a result of the conversion. A reduction in a partner's share of liabilities is treated as a constructive distribution of cash to such partner, which reduces the basis of the partner's interest in the partnership and is taxable to the extent it exceeds such basis.

In addition, any net income from a Partnership Well allocable to an Investor General Partner will continue to be characterized as non-passive income which cannot be offset with passive losses, even after such Investor General Partner has converted to Limited Partner status.

TAXABLE YEAR
The Partnership intends to adopt a calendar year taxable year.

1997 EXPENDITURES
It is anticipated that all of the Partnership's subscription proceeds will be expended in 1997 and that the income and deductions generated pursuant thereto will be reflected on the Participants' federal income tax returns for that period. (See "Capitalization and Source of Funds and Use of Proceeds" and "Participation in Costs and Revenues".) Depending primarily on when the Partnership Subscription is received, it is anticipated that the Partnership will prepay in 1997 most, if not all, of the intangible drilling and development costs for wells the drilling of which will be commenced in 1998. The deductibility in 1997 of such advance payments cannot be guaranteed. (See "- Drilling Contracts," below.)

AVAILABILITY OF CERTAIN DEDUCTIONS
The ordinary and necessary expenses of carrying on any trade or business, including a reasonable allowance for salaries or other compensation for personal services actually rendered, are deductible in the year incurred. The Managing General Partner has represented to counsel that the amounts payable to the Managing General Partner and its Affiliates, including the amounts paid to Atlas or its Affiliates as general drilling contractor, are the amounts which would ordinarily be paid for similar services in similar transactions. (See "- Drilling Contracts," below.) The fees paid to the Managing General Partner and its Affiliates will not be currently deductible to the extent it is determined that they are in excess of reasonable compensation, are properly characterized as organization or syndication fees, other capital costs such as the acquisition cost of the Leases, or not
"ordinary and necessary" business expenses, or the services were rendered in tax years other than the tax year in which such fees were deducted by the Partnership. (See "- Partnership Organization and
Syndication Fees," below.) In the event of an audit, payments to the
Managing General Partner and its Affiliates by the Partnership will be scrutinized by the IRS to a greater extent than payments to an unrelated party.
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INTANGIBLE DRILLING AND DEVELOPMENT COSTS
Assuming a proper election and subject to the passive activity loss rules in the case of Limited Partners, each Participant will be entitled to deduct his share of intangible drilling and development costs ("Intangible Drilling Costs") which include items which do not have salvage value, such as labor, fuel, repairs, supplies and hauling necessary to the drilling of a well. (See "Participation in Costs and Revenues" and "- Limitations on Passive Activities," above.) Such costs generally will be subject to ordinary income recapture if a property is sold at a gain and the amount to be recaptured is not reduced by the amount of additional depletion that could have been claimed if such costs had been capitalized and amortized. (See "- Sale of the Properties," below.) The amount of the deduction for intangible drilling and development costs is limited for integrated oil companies, i.e., (i) those taxpayers who directly or through a related person engage in the retail sale of oil or gas and whose gross receipts for the calendar year from such activities exceed $5,000,000, or (ii) those taxpayers and related persons who have refinery production in excess of 50,000 barrels on any day during the taxable year. Also, productive-well intangible drilling and development costs may subject a Participant to an alternative minimum tax in excess of regular tax unless an election is made to deduct them on a straight line basis over a 60 month period. (See "- Minimum Tax - Tax Preferences," below.)

In the preparation of the Partnership's informational tax returns, Atlas will allocate Partnership costs paid by Atlas and the Participants among Intangible Drilling Costs, Tangible Costs, Direct Costs, Administrative Costs, Organization and Offering Costs and Operating Costs based upon guidance from advisors to Atlas. Atlas has allocated approximately 77% of the footage price to be paid by the Partnership for a completed well in the Appalachian Basin to intangible drilling and development costs. The IRS could challenge the characterization of costs claimed by the Partnership to be deductible intangible drilling and development costs and recharacterize such costs as some other item which may be non-deductible; however, this would have no effect on the allocation and payment of such costs under the Partnership Agreement. Where a Lease is acquired subject to an obligation to pay an excessive drilling price, such excess amounts may not qualify as deductible intangible drilling and development costs but may be treated as Lease acquisition costs or some other non-deductible expense.

DRILLING CONTRACTS
The Partnership will enter into the Drilling and Operating Agreement with Atlas or its Affiliates, as a third-party general drilling contractor, to drill and complete the Partnership's Development Wells on a footage basis of $37.39 per foot for each well that is drilled and completed in the Appalachian Basin, and at a competitive rate for wells, if any, drilled in other areas of the United States. Under the footage drilling contracts for wells situated in the Mercer County area of the Appalachian Basin, Atlas anticipates that it will have reimbursement of general and administrative overhead of $3,600 per well and a profit of approximately 15% per well assuming the well is drilled to 6,150 feet. However, the actual cost of the drilling of the wells may be more or less than the estimated amount, due primarily to the uncertain nature of drilling operations. Atlas believes the Drilling and Operating Agreement is at competitive rates in the proposed areas of operation. Nevertheless, the amount of the profit realized by Atlas under the drilling contract, if any, could be challenged by the IRS as unreasonable and disallowed as a deductible intangible drilling and development cost. (See "- Intangible Drilling and Development Costs," above, "Proposed Activities" and "Compensation".)

Depending primarily on when the Partnership Subscription is received, it is anticipated that the Partnership will prepay in 1998 most, if not all, of the intangible drilling and development costs for Partnership Wells the drilling of which will be commenced in 1998. In , 79 T.C. 7
(1982), . 725 F.2d 1173 (8th Cir. 1984), the Tax Court applied a two-part test for the current deductibility of prepaid intangible drilling and development costs: (1) the expenditure must be a payment rather than a refundable deposit; and (2) the deduction must not result in a material distortion of income taking into substantial consideration the business purpose aspects of the transaction. The Partnership will
attempt to comply with the guidelines set forth in   with respect to any
prepaid intangible drilling and development costs. The Drilling and Operating Agreement will require the Partnership to prepay in 1997 intangible drilling and development costs for specified wells the drilling of which will be commenced in 1998. Although the Partnership is not required to prepay completion costs of a well prior to the time a decision has been made to complete the well, it is anticipated that all Partnership Wells will be required to be completed before an evaluation can be made as to their potential productivity. Prepayments should not result in a loss of current deductibility where there is a legitimate business purpose for the required prepayment, the contract is not merely a sham to control the timing of the deduction and there is an enforceable contract of economic substance. The Drilling and Operating Agreement will require the Partnership to prepay the intangible drilling and development costs of the wells in order to enable the Operator to commence site preparation for the wells, obtain suitable subcontractors at the then current prices and insure the availability of equipment and materials. Under the Drilling and Operating Agreement excess prepaid amounts, if any, will not be refundable to the Partnership but will be applied to intangible drilling and development costs to be incurred in drilling substitute wells. Under , such a provision for substitute wells should not result in the prepayments being characterized as refundable deposits.
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The likelihood that prepayments will be challenged by the IRS on the grounds that there is no business purpose for the prepayment is increased in the event prepayments are not required with respect to 100% of the Working Interest. It is possible that less than 100% of the Working Interest will be acquired by the Partnership in one or more wells and prepayments may not be required of all holders of the Working Interest. However, in the view of Special Counsel, a legitimate business purpose for the required prepayments may exist under the guidelines set forth in , even though prepayment is not required, or actually received, by the drilling contractor with respect to a portion of the Working Interest.

In addition to the foregoing, a current deduction for prepaid intangible drilling and development costs is available only if the drilling of the wells is commenced before the close of the 90th day after the close of the taxable year. The Managing General Partner will attempt to cause prepaid Partnership Wells to be Spudded on or before March 31, 1998. However, the Spudding of any Partnership Well may be delayed due to circumstances beyond the control of the Partnership or the drilling contractor. Such circumstances include the unavailability of drilling rigs, weather conditions, inability to obtain drilling permits or access right to the drilling site, or title problems. Due to the foregoing factors, no guaranty can be given that all prepaid Partnership Wells required by the Drilling and Operating Agreement to be Spudded on or before March 31, 1998, will actually be commenced by such date. In that event, deductions claimed in 1997 for prepaid intangible drilling and development costs would be disallowed and deferred to the 1998 taxable year.

No assurance can be given that on audit the IRS will not disallow the current deductibility of a portion or all of any prepayments of intangible drilling and development costs under the Partnership's drilling contracts, thereby decreasing the amount of deductions allocable to the Participants for the current taxable year, or that such a challenge would not ultimately be sustained. In the event of disallowance, the deduction will be available in the year the work is actually performed.

DEPLETION ALLOWANCE
Proceeds from the sale of oil and gas production will constitute ordinary income. A certain portion of such income will not be taxable by virtue of the depletion allowance which permits the deduction from gross income for federal income tax purposes of either the percentage depletion allowance or the cost depletion allowance, whichever is greater.

Cost depletion for any year is determined by dividing the adjusted tax basis for the property by the total units of gas or oil expected to be recoverable therefrom and then multiplying the resultant quotient by the number of units actually sold during the year. Cost depletion cannot exceed the adjusted tax basis of the property to which it relates.

Percentage depletion generally is available to taxpayers other than integrated oil companies. (See "- Intangible Drilling and Development Costs," above.) Percentage depletion generally is based on the Participant's share of gross income from the oil and gas producing property. Generally, percentage depletion is available with respect to 6 million cubic feet of average daily production of natural gas or 1,000 barrels of average daily production of domestic crude oil. The rate of percentage depletion is 15%. However, percentage depletion for marginal production increases 1% (up to a maximum increase of 10%) for each whole dollar that the domestic wellhead price of crude oil for the immediately preceding year is less than $20 per barrel (without adjustment for inflation). The term "marginal production" includes oil and gas produced from a domestic stripper well property, which is defined as any property which produces a daily average of 15 or less equivalent barrels of oil (90 MCF of natural gas) per producing well on the property in the calendar year. The rate of percentage depletion for marginal production presently is 16%. (See the model decline curve included in the UEDC Geological Report in "Proposed Activities - Information Regarding Currently Proposed Prospects".)

Also, percentage depletion may not exceed 100% of the    net     income from
each oil and gas property before the deduction for depletion and is limited to 65% of the taxpayer's taxable income for a year computed without regard to deductions for percentage depletion, net operating
loss carrybacks and capital loss carrybacks.     With respect to marginal
properties, however, the 100% of net income property limitation is
suspended for 1998 and 1999.      On disposition of an oil and gas property
there is recapture of the lesser of: (i) the amounts that were deducted as intangible drilling and development costs rather than added to basis, plus depletion deductions that reduced the basis of the property; or
(ii) the amount realized in the case of a sale, exchange or involuntary conversion or fair market value in all other cases, minus the property's adjusted basis.

Availability of percentage depletion must be computed separately for each Participant and not by the Partnership, or for Participants as a whole. Potential Participants are urged to consult their own tax advisors with respect to the availability of percentage depletion to them.

DEPRECIATION - ACCELERATED COST RECOVERY SYSTEM
Tangible Costs and the related depreciation deductions are allocated and charged under the Partnership Agreement 14% to the Managing General Partner and 86% to the Participants. The cost of most equipment placed in service by the Partnership will be recovered through depreciation deductions over a seven year cost recovery period, using the 200% declining balance method, with a switch to straight-line to maximize the deduction. Only a half-year of depreciation is allowed for the year recovery property is placed in service or disposed of and in the case of a short tax year, the ACRS deduction is prorated on a 12-month basis.
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No distinction is made between new and used property and salvage value is disregarded. An alternative depreciation system is used to compute the depreciation preference subject to the alternative minimum tax (using the 150% declining balance method, switching to straight-line, for most personal property). (See "- Minimum Tax - Tax Preferences," below.) A taxpayer may elect to recover the cost of assets using the straight-line method or the alternative depreciation system for regular tax purposes to avoid creating a tax preference. All gain on a disposition of tangible personal property is treated as ordinary income to the extent of ACRS deductions claimed by the taxpayer and deductions allowed under 179 of the Code, which provides an election to expense up to $18,000 of the cost of certain tangible personal property placed in service in 1997. The deductible amount is reduced by the cost of qualifying property in excess of $200,000 and cannot exceed the taxable income derived from the active conduct by the taxpayer of the trade or business in which the property is used. These limitations are applied at both the partnership and the partner level.

LEASEHOLD COSTS AND ABANDONMENT
The costs of acquiring oil and gas Lease interests, together with the related cost depletion deduction and any abandonment loss, are allocated under the Partnership Agreement 100% to Atlas, which will contribute the Leases to the Partnership as a part of its Capital Contribution.

TAX BASIS OF PARTICIPANTS' INTERESTS
The adjusted basis for federal income tax purposes of a Participant's interest in the Partnership will be adjusted (but not below zero) for any gain or loss to the Participant from a disposition by the Partnership of an oil or gas property, and will be increased by his cash subscription payment and his share of Partnership income.

The adjusted basis of a Participant's interest in the Partnership will be reduced by: his share of Partnership losses; his depletion deduction (but not below zero); and cash distributions from the Partnership to him. The reduction in a Participant's share of Partnership liabilities is considered a cash distribution. Should cash distributions exceed the tax basis of the Participant's interest in the Partnership, taxable gain would result to the extent of the excess.

A Participant's distributive share of Partnership loss is allowable only to the extent of the adjusted basis of such Participant's interest in the Partnership at the end of the Partnership's taxable year.

DISTRIBUTIONS FROM A PARTNERSHIP
Generally, a cash distribution from a partnership to a partner in excess of the adjusted basis of such partner's interest in the partnership immediately before the distribution is treated as gain from the sale or exchange of his interest in the partnership to the extent of the excess. No loss is recognized by the partners on these types of distributions. Other distributions of cash, disproportionate distributions of property, and liquidating distributions may result in taxable gain or loss. (See "- Disposition of Partnership Interests" and "- Termination of a Partnership," below.)

SALE OF THE PROPERTIES
   Generally, on assets purchased before 2001:

(i) a noncorporate taxpayer's ordinary income and short-term gains on the sale of assets held for a year or less are taxed at a maximum rate of 39.6%;
(ii) net mid-term capital gains of a noncorporate taxpayer on the sale of assets held more than a year but not more than 18 months are taxed at a maximum rate of 28%; and
(iii) net long-term capital gains of a noncorporate taxpayer on the sale of assets held more than 18 months are taxed at a maximum rate of 20% (10% if they would be subject to tax at a rate of 15% if they were not eligible for long-term capital gains treatment).

These rates also apply for purposes of the alternative minimum tax. (See " - Minimum Tax - Tax Preferences", below.) The annual capital loss limitation for noncorporate taxpayers is the amount of capital gains plus the lesser of $3,000 ($1,500 for married persons filing separate returns) or the excess of capital losses over capital gains.

Gains or losses from sales of oil and gas properties held for more than twelve months would be, except to the extent of depreciation recapture on equipment and recapture of any intangible drilling and development
costs, depletion deductions and certain other losses, treated as a    mid-
term or     long-term capital gain    depending on the holding period
    while a net loss will be an ordinary deduction. Other gains and losses on sales of oil and gas properties will generally result in ordinary gains or losses.

DISPOSITION OF PARTNERSHIP INTERESTS
The sale or exchange of all or part of a Participant's interest in the Partnership held by him for more than twelve months will generally
result in a recognition of    mid-term     or long-term capital gain or loss
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   except to the extent of ordinary income or loss, if any, from
Partnership 751 assets (which consist of unrealized receivables or inventory). See " - Sale of the Properties," above, for the tax rates
on capital gains.      In the event the interest is held for twelve months
or less, such gain or loss will generally be short-term gain or loss.
The recapturable portions of depreciation, depletion and intangible drilling and development costs constitute ordinary income. A portion of any gain recognized by a Limited Partner on the sale or other disposition of his interest in the Partnership will also be characterized as portfolio income under the passive activity rules to the extent the gain is itself attributable to portfolio income (e.g.
interest on investment of working capital). A Participant's pro rata share of the Partnership's nonrecourse liabilities, if any, as of the date of the sale or exchange must be included in the amount realized. Therefore, the gain recognized may result in a tax liability greater than the cash proceeds, if any, from such disposition. A gift of an interest in the Partnership may result in federal and/or state income tax and gift tax liability of the donor.

A Participant who sells or exchanges all or part of his interest in the Partnership is required by the Code to notify the Partnership within 30 days or by January 15 of the following year, if earlier. Other dispositions of a Participant's interest, including a repurchase of the interest by Atlas, may or may not result in recognition of taxable gain. However, no gain should be recognized by an Investor General Partner whose interest in the Partnership is converted to a Limited Partner interest so long as there is no change in his share of the Partnership's liabilities or certain Partnership assets as a result of the conversion. No disposition of an interest in the Partnership (including repurchase of the interest by Atlas) should be made by any Participant prior to consultation with his tax advisor.

MINIMUM TAX - TAX PREFERENCES
For taxpayers other than integrated oil companies (see "- Intangible Drilling and Development Costs"), the 1992 National Energy Bill repealed
(1) the preference for excess intangible drilling and development costs and (2) the excess percentage depletion preference for oil and gas. The repeal of the excess intangible drilling and development costs preference, however, may not result in more than a 40% reduction in the amount of the taxpayer's alternative minimum taxable income computed as if the excess intangible drilling and development costs preference had not been repealed. These rules are summarized below.

The alternative minimum tax is intended to insure that no one with substantial income can avoid tax liability by using deductions and credits, including the deductions for intangible drilling and development costs and accelerated depreciation. Generally, the alternative minimum tax rate for individuals is 26% on alternative minimum taxable income up to $175,000 ($87,500 for married individuals filing separate returns) and 28% thereafter. See " - Sale of the Properties," above, for the tax rates on capital gains. Regular tax personal exemptions are not available for purposes of the alternative minimum tax, however, alternative minimum taxable income may be reduced by certain itemized deductions, exemption amounts and net operating losses.

Under the prior rules, the amount of intangible drilling and development costs which is not deductible for alternative minimum tax purposes is the excess of the "excess intangible drilling costs" over 65% of net income from oil and gas properties. Excess intangible drilling costs is the regular intangible drilling and development costs deduction minus the amount that would have been deducted under 120-month straight-line amortization, or (at the taxpayer's election) under the cost depletion method. There is no preference for costs of nonproductive wells and with respect to productive wells taxpayers can elect to amortize the year's intangible drilling and development costs ratably over a 60 month period for all tax purposes and then such costs are not treated as an item of tax preference.

The likelihood of a Participant incurring, or increasing, any minimum tax liability by virtue of an investment in the Partnership must be determined on an individual basis, and requires consultation by a prospective Participant with his personal tax advisor.

LIMITATIONS ON DEDUCTION OF INVESTMENT INTEREST
Investment interest is deductible by a noncorporate taxpayer only to the extent of net investment income each year (with an indefinite carryforward of disallowed investment interest). An Investor General Partner's share of any interest expense incurred by the Partnership will be subject to the investment interest limitation. In addition, an Investor General Partner's income and losses (including intangible drilling and development costs) from the Partnership will be considered investment income and losses. Losses allocable to an Investor General Partner will reduce his net investment income and may affect the deductibility of his investment interest expense, if any.

No item of income or expense subject to the passive activity loss rules is treated as investment income or investment expense.

ALLOCATIONS
The Partnership Agreement allocates to each Partner his share of the income, gains, credits and deductions (including the deductions for intangible drilling and development costs and depreciation) generated by the Partnership. (See "Participation in Costs and Revenues".) The
Capital Accounts of the Partners are adjusted to reflect such allocations and the Capital Accounts, as adjusted, will be given effect in distributions made to the Partners upon liquidation of the
Partnership or any Partner's interest in the Partnership. Generally, a Participant's Capital Account is increased by the amount of money he contributes to the Partnership and allocations to him of income and gain, and decreased by the value of property or cash distributed to him and allocations to him of loss and deductions.
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It should be noted that each Partner's share of Partnership items of income, gain, loss, deduction and credit must be taken into account whether or not there is any distributable cash. A Participant's share of Partnership revenues applied to the repayment of loans or the reserve for plugging wells will be included in his gross income in a manner analogous to an actual distribution of the income to him. Thus, a Participant may have taxable income from the Partnership for a particular year in excess of any cash distributions from the Partnership to him with respect to that year. To the extent the Partnership has cash available for distribution, however, it is Atlas' policy that Partnership distributions will not be less than the Participants' estimated income tax liability with respect to Partnership income.

No assurance can be given that, on audit, the IRS will not take the position that a portion of the deductions allocable to the Participants is not allowable to them. If such a position is taken, there can be no assurance that any resulting deficiency will not ultimately be sustained. However, assuming the effect of the special allocations set forth in the Partnership Agreement is substantial in light of a Participant's tax attributes that are unrelated to the Partnership, in the opinion of Special Counsel it is more likely than not that such allocations will govern each Participant's distributive share of such items to the extent such allocations do not cause or increase deficit balances in the Participants' Capital Accounts.

If any allocation under the Partnership Agreement is not recognized for federal income tax purposes, each Participant's distributive share of the items subject to such allocation generally will be determined in accordance with his interest in the Partnership, determined by considering relevant facts and circumstances. To the extent such deductions, as allocated by the Partnership Agreement, exceed deductions which would be allowed pursuant to such a reallocation Participants may incur a greater tax burden.

"AT RISK" LIMITATION FOR LOSSES
Subject to the limitations on "passive losses" generated by the Partnership in the case of Limited Partners and a Participant's basis in the Partnership, each Participant may use his share of the Partnership's losses to offset income from other sources. (See "- Limitations on Passive Activities" and " - Tax Basis of Participants' Interests," above.) However, any individual taxpayer who sustains a loss in connection with the Partnership may deduct such loss only to the extent of the amount he has "at risk" in the Partnership at the end of a taxable year. The amount "at risk" is limited to the amount of money and the adjusted basis of other property the taxpayer has contributed to the activity, and any amount he has borrowed with respect thereto for which he is personally liable or with respect to which he has pledged property other than property used in the activity; limited, however, to the net fair market value of his interest in such pledged property. However, amounts borrowed will not be considered "at risk" if such amounts are borrowed from any person who has an interest (other than as a creditor) in such activity or from a related person to a person (other than the taxpayer) having such an interest.

In addition, the amount the taxpayer has "at risk" may not include the amount of any loss that the taxpayer is protected against through nonrecourse loans, guarantees, stop loss agreements, or other similar arrangements. The amount of any such loss that is disallowed in any taxable year will be carried over to the first succeeding taxable year, to the extent a Participant is "at risk." Further, a taxpayer's "at risk" amount in subsequent taxable years with respect to the activity involved will be reduced by that portion of the loss which is allowable as a deduction.

Participants' Agreed Subscriptions are funded by a payment of cash (usually "at risk").

PARTNERSHIP ORGANIZATION AND SYNDICATION FEES
Expenses connected with the sale of interests in a partnership are not deductible. Although certain organization expenses of a partnership may be deducted and amortized over a period of not less than 60 months, such expenses are charged 100% to the Managing General Partner as part of the Partnership's Organization and Offering Costs and any related deductions will be allocated to the Managing General Partner.

TAX ELECTIONS
The Code permits partnerships to elect to adjust the basis of partnership property on the transfer of an interest in a partnership by sale or exchange or on the death of a partner, and on the distribution of property by the partnership to a partner (the 754 election). The general effect of such an election is that transferees of the partnership interests are treated, for purposes of depreciation and gain, as though they had acquired a direct interest in the partnership assets and the partnership is treated for such purposes, upon certain distributions to partners, as though it had newly acquired an interest in the partnership assets and therefore acquired a new cost basis for such assets. The Partnership Agreement provides that the Partnership may make the 754 election. Taxpayers may elect to capitalize and amortize "start-up expenditures" over a 60-month period. Such items include amounts: (1) paid or incurred in connection with: (i) investigating and creating an active trade or business; or (ii) any activity engaged in for profit and for the production of income before the day on which the active trade or business begins, in anticipation of such activity becoming an active trade or business; and (2) which would be allowed as a deduction if paid or incurred in connection with the expansion of an existing business. Start-up expenditures do not include amounts paid or incurred in connection with the sale of partnership interests. If it is ultimately determined that any of the Partnership's expenses constituted start-up expenditures and not deductible business expenses, the Partnership's deductions would be reduced.
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DISALLOWANCE OF DEDUCTIONS UNDER SECTION 183 OF THE CODE
A Participant's ability to deduct his share of the Partnership's losses could be lost if the Partnership lacks the appropriate profit motive as determined from an examination of all facts and circumstances at the time. There is a presumption that an activity is engaged in for profit, if, in any three of five consecutive taxable years, the gross income derived from such activity exceeds the deductions attributable to such activity. Thus, if the Partnership fails to show a profit in at least three out of five consecutive years, this presumption will not be available. In that instance, the possibility that the IRS could successfully challenge the deductions claimed by a Participant would be substantially increased.

The fact that the possibility of ultimately obtaining profits is uncertain, standing alone, does not appear to be sufficient grounds for the denial of losses. Based on Atlas' representation that the Partnership will be conducted as described in this Prospectus, in the opinion of Special Counsel it is more likely than not that the Partnership will possess the requisite profit motive.

TERMINATION OF A PARTNERSHIP
A partnership will be considered as terminated for federal income tax purposes if within a twelve month period there is a sale or exchange of 50% or more of the total interest in partnership capital and profits. A partner will realize taxable gain on a termination of the partnership to the extent that money regarded as distributed to him exceeds the adjusted basis of his partnership interest. The conversion of Investor General Partner Units to Limited Partner interests will not result in a termination of the Partnership.

LACK OF REGISTRATION AS A TAX SHELTER
An organizer of a "tax shelter" must obtain an identification number which must be included on the tax returns of investors in such a tax shelter. For this purpose, a "tax shelter" includes investments with respect to which any person could reasonably infer that the ratio that
(1) the aggregate amount of the potentially allowable deductions and 350% of the potentially allowable credits with respect to the investment during the first five years of the investment bears to (2) the amount of money and the adjusted basis of property contributed to the investment exceeds 2 to 1, determined without reduction for gross income derived from the investment.

Atlas does not believe that the Partnership will have a tax shelter ratio greater than 2 to 1. Also, because the purpose of the Partnership is to locate, produce and market natural gas on an economic basis, Atlas does not believe that the Partnership will be a "potentially abusive tax shelter." Accordingly, Atlas does not intend to cause the Partnership to register with the IRS as a tax shelter.

If it is subsequently determined that the Partnership was required to be registered with the IRS as a tax shelter, Atlas would be subject to certain penalties and each Participant would be liable for a $250 penalty for failure to include the tax shelter registration number on his tax return, unless such failure was due to reasonable cause. A Participant also would be liable for a penalty of $100 for failing to furnish the tax shelter registration number to any transferee of his interest in the Partnership. However, based on the representations of the Managing General Partner, Special Counsel has expressed the opinion that the Partnership, more likely than not, is not required to register with the IRS as a tax shelter.

Issuance of a registration number does not indicate that an investment or the claimed tax benefits have been reviewed, examined, or approved by the IRS.

INVESTOR LISTS. Any person who organizes a tax shelter required to be registered with the IRS must maintain a list of each investor in the tax shelter. For the reasons described above, Atlas does not believe the Partnership is a tax shelter for this purpose. If this determination is wrong there is a penalty of $50 for each person, unless the failure is due to reasonable cause.

TAX RETURNS AND AUDITS
IN GENERAL. The tax treatment of all partnership items is generally determined at the partnership, rather than the partner, level; and the partners are generally required to treat partnership items on their individual returns in a manner which is consistent with the treatment of such partnership items on the partnership return.

Generally, the IRS must conduct an administrative determination as to partnership items at the partnership level before conducting deficiency proceedings against a partner, and the partners must file a request for an administrative determination before filing suit for any credit or refund. The period for assessing tax against a Partner attributable to a partnership item may be extended as to all partners by agreement between the IRS and Atlas, which will serve as the Partnership's representative ("Tax Matters Partner") in all administrative and judicial proceedings conducted at the partnership level. The Tax Matters Partner generally may enter into a settlement on behalf of, and binding upon, partners owning less than a 1% profits interest in partnerships having more than
100 partners.     In addition, a partnership with at least 100 partners may
elect to be governed under simplified tax reporting and audit rules as an "electing large partnership".  These rules also facilitate the matching of partnership items with individual partner tax returns by the IRS. The Managing General Partner does not anticipate that the
Partnership will make this election.      By executing the Partnership
Agreement, each Participant agrees that he will not form or exercise any right as a member of a notice group and will not file a statement notifying the IRS that the Tax Matters Partner does not have binding settlement authority.

TAX RETURNS. The preparation and filing of each Participant's federal, state and local income tax returns are the responsibility of the Participant. The Partnership will provide each Participant with the tax
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information applicable to his investment in the Partnership necessary to prepare such returns; however, the treatment of the tax attributes of the Partnership may vary among Participants. The Managing General
Partner, its Affiliates and Special Counsel assume no responsibility for the tax consequences of this transaction to a Participant, nor for the disallowance of any proposed deductions. EACH PARTICIPANT IS URGED TO
SEEK QUALIFIED, PROFESSIONAL ASSISTANCE IN THE PREPARATION OF HIS
FEDERAL, STATE AND LOCAL TAX RETURNS.

PENALTIES AND INTEREST
IN GENERAL. Interest (based on the applicable Federal short-term rate plus 3 percentage points) is charged on underpayments of tax and various civil and criminal penalties are included in the Code.

PENALTY FOR NEGLIGENCE OR DISREGARD OF RULES OR REGULATIONS. If any portion of an underpayment of tax is attributable to negligence or disregard of rules or regulations, 20% of such portion is added to the tax. Negligence is strongly indicated if a partner fails to treat partnership items on his tax return in a manner that is consistent with the treatment of such items on the partnership's return or to notify the IRS of the inconsistency.

VALUATION MISSTATEMENT PENALTY. There is an addition to tax of 20% of the amount of any underpayment of tax of $5,000 or more which is attributable to a substantial valuation misstatement. There is a substantial valuation misstatement if the value or adjusted basis of any property claimed on a return is 200% or more of the correct amount; or if the price for any property or services (or for the use of property) claimed on a return is 200% or more (or 50% or less) of the correct price. If there is a gross valuation misstatement (400% or more of the correct value or adjusted basis or the undervaluation is 25% or less of the correct amount) the penalty is 40%.

SUBSTANTIAL UNDERSTATEMENT PENALTY. There is also an addition to tax of 20% of any underpayment if the difference between the tax required to be shown on the return over the tax actually shown on the return, exceeds the greater of 10% of the tax required to be shown on the return, or $5,000.

The amount of any understatement generally will be reduced to the extent it is attributable to the tax treatment of an item supported by substantial authority, or adequately disclosed on the taxpayer's return and there is a reasonable basis for the tax treatment of such item by the taxpayer. However, in the case of "tax shelters," the understatement may be reduced only if the tax treatment of an item attributable to a tax shelter was supported by substantial authority and the taxpayer established that he reasonably believed that the tax treatment claimed was more likely than not the proper treatment. A "tax shelter" for this
purpose is any entity which has as a    significant     purpose the avoidance
or evasion of federal income tax.

IRS ANTI-ABUSE RULE. Under Treas. Reg. 1.701-2, if a principal purpose of a partnership is to reduce substantially the partners' federal income tax liability in a manner that is inconsistent with the intent of the partnership rules of the Code, based on all the facts and circumstances, the IRS is authorized to remedy the abuse. For illustration purposes, the following factors may indicate that a partnership is being used in a prohibited manner: (i) the partners' aggregate federal income tax liability is substantially less than had the partners owned the partnership's assets and conducted its activities directly; (ii) the partners' aggregate federal income tax liability is substantially less than if purportedly separate transactions are treated as steps in a single transaction; (iii) one or more partners are needed to achieve the claimed tax results and have a nominal interest in the partnership or are substantially protected against risk; (iv) substantially all of the partners are related to each other; (v) income or gain are allocated to partners who are not expected to have any federal income tax liability;
(vi) the benefits and burdens of ownership of property nominally contributed to the partnership are retained in substantial part by the contributing party; and (vii) the benefits and burdens of ownership of partnership property are in substantial part shifted to the distributee partners before or after the property is actually distributed to the distributee partners. Based on the Managing General Partner's representation that the Partnership will be conducted as described in this Prospectus, in the opinion of Special Counsel it is more likely than not that the Partnership will not be subject to the anti-abuse rule set forth in Treas. Reg. 1.701-2.

STATE AND LOCAL TAXES
The Partnership will operate in states and localities which impose a tax on its assets or its income, or on each Participant. Deductions which are available to Participants for federal income tax purposes may not be available for state or local income tax purposes.

Under Pennsylvania law, the Partnership is required to withhold state income tax at the rate of 2.8% of Partnership income allocable to Participants who are not residents of Pennsylvania. Prospective Participants should consult with their own tax advisors concerning the possible effect of various state and local taxes on their personal tax situations.

SEVERANCE, FRANCHISE, AND AD VALOREM (REAL ESTATE) TAXES
The Partnership may incur various ad valorem or severance taxes imposed by state or local taxing authorities. Currently, there is no such tax liability in Mercer County, Pennsylvania.
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SOCIAL SECURITY BENEFITS AND SELF-EMPLOYMENT TAX
A Limited Partner's share of income or loss from the Partnership is excluded from the definition of "net earnings from self-employment." No increased benefits under the Social Security Act will be earned by Limited Partners and if any Limited Partners are currently receiving Social Security benefits, their shares of Partnership taxable income will not be taken into account in determining any reduction in benefits because of "excess earnings." An Investor General Partner's share of income or loss from the Partnership will constitute "net earnings from self-employment" for these purposes. For 1997 the ceiling for social security tax of 12.4% is $65,400 and there is no ceiling for medicare tax of 2.9%. Self-employed individuals can deduct one-half of their self-employment tax.

FOREIGN PARTNERS
The Partnership will be required to withhold and pay to the IRS tax at the highest rate under the Code applicable to Partnership income allocable to foreign partners, even if no cash distributions are made to such partners. A purchaser of a foreign Partner's Units may be required to withhold a portion of the purchase price and the Managing General Partner may be required to withhold with respect to taxable distributions of real property to a foreign Partner. The withholding requirements described above do not obviate United States tax return filing requirements for foreign Partners. In the event of overwithholding, a foreign Partner must file a United States tax return to obtain a refund.

ESTATE AND GIFT TAXATION
There is no federal tax on lifetime or testamentary transfers of property between spouses. The gift tax annual exclusion is $10,000 per donee. The maximum estate and gift tax rate is 55% (subject to a 5%
surtax on amounts in excess of $10,000,000); and estates of $600,000
   (which increases in stages to $1,000,000 by 2006)     or less generally are
not subject to federal estate tax. In the event of the death of a Participant, the fair market value of his interest as of the date of death (or as of the alternate valuation date) will be included in his estate for federal estate tax purposes. The decedent's heirs will, for federal income tax purposes, take as their basis for the interest the value as so determined for federal estate tax purposes.

CHANGES IN LAW
The Partnership and the Participants could be adversely affected by any further changes in tax laws that may result through future Congressional action, Tax Court or other judicial decisions, or interpretations by the IRS. The Managing General Partner cannot predict what, if any, changes in the tax law may become law in the future or even if adopted, would apply to the Partnership.

THE FOREGOING ANALYSIS IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. IT IS NOT POSSIBLE TO PREDICT THE EFFECT OF THE TAX LAWS ON INDIVIDUAL PARTICIPANTS. ACCORDINGLY, EACH PARTICIPANT IS URGED TO SEEK, AND SHOULD DEPEND UPON, THE ADVICE OF HIS OWN TAX ADVISORS WITH RESPECT TO HIS INVESTMENT IN THE PARTNERSHIP WITH SPECIFIC REFERENCE TO HIS OWN TAX SITUATION AND POTENTIAL CHANGES IN THE APPLICABLE LAW.


                               DEFINITIONS

TERMS DEFINED
As used in this Prospectus, the following terms have the meanings hereinafter set forth:

(1) "Administrative Costs" means all customary and routine expenses incurred by the Sponsor for the conduct of Partnership administration, including: legal, finance, accounting, secretarial, travel, office rent, telephone, data processing and other items of a similar nature. No Administrative Costs charged will be duplicated under any other category of expense or cost. No portion of the salaries, benefits, compensation or remuneration of controlling persons of Atlas will be reimbursed by the Partnership as Administrative Costs. Controlling persons include directors, executive officers and those holding five percent or more equity interest in the Managing General Partner or a person having power to direct or cause the direction of the Managing General Partner, whether through the ownership of voting securities, by contract, or otherwise.

(2) "Administrator" means the official or agency administering the securities laws of a state.


(3) "Affiliate" means with respect to a specific person (a) any person directly or indirectly owning, controlling, or holding with power to vote 10 per cent or more of the outstanding voting securities of such specified person; (b) any person 10 per cent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such specified person;
(c) any person directly or indirectly controlling, controlled by, or under common control with such specified person; (d) any officer, director, trustee or partner of such specified person; and (e) if such specified person is an officer, director, trustee or partner, any person for which such person acts in any such capacity.

(4) "AIC, Inc." means AIC, Inc., a wholly owned subsidiary of Atlas Group and the sole shareholder of Atlas, whose principal executive offices are located at 311 Rouser Road, Moon Township, Pennsylvania,
15108.
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(5) "Agreed Subscription" means that amount so designated on the Subscription Agreement executed by the Participant, or, in the case of the Managing General Partner, its subscription under 3.03(b) and its subsections of the Partnership Agreement.

(6) "Assessments" means additional amounts of capital which may be mandatorily required of or paid voluntarily by a Participant beyond his subscription commitment.

(7) "Atlas" means Atlas Resources, Inc., a Pennsylvania corporation, whose principal executive offices are located at 311 Rouser Road, Moon Township, Pennsylvania 15108.

(8) "Atlas Energy" means Atlas Energy Group, Inc., an Ohio corporation, whose principal executive offices are located at 311 Rouser Road, Moon Township, Pennsylvania 15108.

(9) "Atlas Group" means The Atlas Group, Inc., a Pennsylvania corporation, whose principal executive offices are located at 311
Rouser Road, Moon Township, Pennsylvania 15108. Atlas Group was formerly known as AEGH or AEG Holdings, Inc.

(10) "Capital Account" or "account" means the account established for each party to the Partnership Agreement, maintained as provided in
 5.02 and its subsections of the Partnership Agreement.

(11)  "Capital Contribution" means the amount agreed to be contributed to
the Partnership by a party pursuant to   3.04 and 3.05 and their
subsections of the Partnership Agreement.

(12) "Carried Interest" means an equity interest in a program issued to a person without consideration, in the form of cash or tangible property, in an amount proportionately equivalent to that received from Participants.

(13)  "Code" means the Internal Revenue Code of 1986, as amended.

(14) "Cost", when used with respect to the sale of property to the Partnership, means (a) the sum of the prices paid by the seller to an unaffiliated person for such property, including bonuses; (b) title insurance or examination costs, brokers' commissions, filing fees, recording costs, transfer taxes, if any, and like charges in connection with the acquisition of such property; (c) a pro rata portion of the seller's actual necessary and reasonable expenses for seismic and geophysical services; and (d) rentals and ad valorem taxes paid by the seller with respect to such property to the date of its transfer to the buyer, interest and points actually incurred on funds used to acquire or maintain such property, and such portion of the seller's reasonable, necessary and actual expenses for geological, engineering, drafting, accounting, legal and other like services allocated to the property cost in conformity with generally accepted accounting principles and industry standards, except for expenses in connection with the past drilling of wells which are not producers of sufficient quantities of oil or gas to make commercially reasonable their continued operations, and provided that the expenses enumerated in this subsection (d) hereof shall have been incurred not more than 36 months prior to the purchase by the Partnership. When used with respect to services, "cost" means the reasonable, necessary and actual expense incurred by the seller on behalf of the Partnership in providing such services, determined in accordance with generally accepted accounting principles. As used elsewhere, "cost" means the price paid by the seller in an arm's-length transaction.

(15) "Dealer-Manager" means Anthem Securities, Inc., a wholly owned subsidiary of AIC, Inc. and the broker-dealer which will manage the offering and sale of the Units in all states except Minnesota and New Hampshire, and Bryan Funding, Inc., the broker-dealer which will manage the offering and sale of Units in Minnesota and New Hampshire.

(16)  "Development Drilling" means drilling a Development Well.

(17) "Development Well" means a well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic Horizon known to be productive.

(18) "Direct Costs" means all actual and necessary costs directly incurred for the benefit of the Partnership and generally attributable to the goods and services provided to the Partnership by parties other than the Sponsor or its Affiliates. Direct Costs shall not include any cost otherwise classified as Organization and Offering Costs, Administrative Costs, Intangible Drilling Costs, Tangible Costs, Operating Costs or costs related to the Leases. Direct Costs may include the cost of services provided by the Sponsor or its Affiliates if such services are provided pursuant to written contracts and in compliance with 4.03(d)(7) of the Partnership Agreement.

(19) "Drilling and Operating Agreement" means the proposed Drilling and Operating Agreement between Atlas, Atlas Energy or an Affiliate as Operator, and the Partnership as Developer, a copy of the proposed form of which is attached as Exhibit (II) to the Partnership
Agreement.
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(20) "Dry Hole" means a well which is plugged and abandoned with or without a completion attempt because the Operator has determined that it will not be productive of gas and/or oil in commercial quantities.

(21)  "Exploratory Drilling" means drilling an Exploratory Well.

(22) "Exploratory Well" means a well drilled to find commercially productive hydrocarbons in an unproved area, to find a new commercially productive Horizon in a field previously found to be productive of hydrocarbons at another Horizon, or to significantly extend a known prospect.

(23) "Farmout" means an agreement whereby the owner of the leasehold or Working Interest agrees to assign his interest in certain specific acreage to the assignees, retaining some interest such as an Overriding Royalty Interest, an oil and gas payment, offset acreage or other type of interest, subject to the drilling of one or more specific wells or other performance as a condition of the assignment.

(24) "Final Terminating Event" means any one of the following: (i) the expiration of the fixed term of the Partnership; (ii) the giving of notice to the Participants by the Managing General Partner of its election to terminate the affairs of the Partnership; (iii) the giving of notice by the Participants to the Managing General Partner of their similar election through the affirmative vote of Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription; or (iv) the termination of the Partnership under 708(b)(1)(A) of the Code or the Partnership ceases to be a going concern.

(25) "Fracturing" or "Frac" means a treatment to a potentially productive geological formation intended to enhance the ability of oil or gas to migrate through the formation to the well hole. Fracturing may involve the application of hydraulic pressure to the reservoir formation or the use of explosive devices to create or enlarge fractures through which oil or gas may move.

(26) "Horizon" means a zone of a particular formation; that part of a formation of sufficient porosity and permeability to form a petroleum reservoir.

(27) "Independent Expert" means a person with no material relationship to the Sponsor or its Affiliates who is qualified and who is in the business of rendering opinions regarding the value of oil and gas properties based upon the evaluation of all pertinent economic, financial, geologic and engineering information available to the Sponsor or its Affiliates.

(28) "Initial Closing Date" means the date, on or before the Offering Termination Date, but after the minimum Partnership Subscription has been received, that the Managing General Partner, in its sole discretion, elects for the Partnership to begin business activities, including the drilling of wells. It is anticipated that this date will be December 1, 1997.

(29) "Intangible Drilling Costs" or "Non-Capital Expenditures" means those expenditures associated with property acquisition and the drilling and completion of oil and gas wells that under present law are generally accepted as fully deductible currently for federal income tax purposes; and includes all expenditures made with respect to any well prior to the establishment of production in commercial quantities for wages, fuel, repairs, hauling, supplies and other costs and expenses incident to and necessary for the drilling of such well and the preparation thereof for the production of oil or gas, that are currently deductible pursuant to Section 263(c) of the Code and Treasury Reg. Section 1.612-4, which are generally termed "intangible drilling and development costs," including the expense of plugging and abandoning any well prior to a completion attempt.

(30) "Interim Closing Date" means such date(s) after the Initial Closing Date of the Partnership, but prior to the Offering Termination Date, that the Managing General Partner, in its sole discretion, applies additional Agreed Subscriptions to additional Partnership activities, including drilling activities.

(31) "Investor General Partners" means the persons signing the Subscription Agreement as Investor General Partners and the Managing General Partner to the extent of any optional subscription under
 3.03(b)(2) of the Partnership Agreement. All Investor General Partners will be of the same class and have the same rights.

(32)  "IRS" means the United States Internal Revenue Service.

(33) "Landowner's Royalty Interest" means an interest in production, or the proceeds therefrom, to be received free and clear of all costs of development, operation, or maintenance, reserved by a landowner upon the creation of an oil and gas Lease.

(34) "Leases" means full or partial interests in oil and gas leases, oil and gas mineral rights, fee rights, licenses, concessions, or other rights under which the holder is entitled to explore for and produce oil and/or gas, and further includes any contractual rights to acquire any such interest.
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(35) "Limited Partners" means the persons signing the Subscription Agreement as Limited Partners, the Managing General Partner to the extent of any optional subscription under 3.03(b)(2) of the Partnership Agreement, the Investor General Partners upon the conversion of their Investor General Partner Units to Limited Partner interests pursuant to 6.01 (c) of the Partnership Agreement, and any other persons who are admitted to the Partnership as additional or substituted Limited Partners. All Limited Partners will be of the same class and have the same rights; provided, however, Limited Partners who were formerly Investor General Partners remain liable for Partnership obligations incurred prior to the conversion of their Investor General Partner Units to Limited Partner interests in the Partnership, as set forth in the Partnership Agreement.

(36) "Managing General Partner" means Atlas Resources, Inc. or any Person admitted to the Partnership as a general partner other than as an Investor General Partner pursuant to the Partnership Agreement who is designated to exclusively supervise and manage the operations of the Partnership.

(37)  "MCF" means one thousand cubic feet of natural gas.

(38) "Net Revenue Interest" means that percentage of revenues attributable to the oil and gas rights subject to a particular Lease which a party acquiring a Lease is entitled to receive by virtue of its interest therein.

(39) "Offering Termination Date" means the date after the minimum Partnership Subscription has been received on which the Managing General Partner determines, in its sole discretion, the Partnership's subscription period is closed and the acceptance of subscriptions ceases, which shall not be later than December 31, 1997.

(40) "Operating Costs" means expenditures made and costs incurred in producing and marketing oil or gas from completed wells, including, in addition to labor, fuel, repairs, hauling, materials, supplies, utility charges and other costs incident to or therefrom, ad valorem and severance taxes, insurance and casualty loss expense, and compensation to well operators or others for services rendered in conducting such operations. Subject to the foregoing, Operating
Costs also include reworking, workover, subsequent equipping and similar expenses relating to any well.

(41) "Operator" means Atlas, as operator of Partnership Wells in Pennsylvania, Atlas Energy as operator of Partnership Wells in Ohio and Atlas or an Affiliate as operator of Partnership Wells in other areas of the United States.

(42) "Organization Costs" means all costs of organizing the offering, including, but not limited to, expenses for printing, engraving, mailing, charges of transfer agents, registrars, trustees, escrow holders, depositaries, engineers and other experts, expenses of qualification of the sale of the securities under Federal and State law, including taxes and fees, accountants' and attorneys' fees and other front-end fees.

(43) "Organization and Offering Costs" means all costs of organizing and selling the offering including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activities, charges of transfer agents, registrars, trustees, escrow holders, depositaries, engineers and other experts, expenses of qualification of the sale of the securities under federal and state law, including taxes and fees, accountants' and attorneys' fees and other front-end fees.

(44) "Overriding Royalty Interest" means an interest in the oil and gas produced pursuant to a specified oil and gas lease or leases, or the proceeds from the sale thereof, carved out of the Working Interest, to be received free and clear of all costs of development, operation, or maintenance.

(45) "Participants" means the Managing General Partner to the extent of its optional subscription under 3.03(b)(2) of the Partnership
Agreement, the Limited Partners and the Investor General Partners.

(46) "Partners" means the Managing General Partner, the Investor General Partners and the Limited Partners.

(47) "Partnership" means Atlas-Energy for the Nineties-Public #6 Ltd., the Pennsylvania limited partnership formed pursuant to the Partnership Agreement.

(48) "Partnership Agreement" means the Amended and Restated Certificate and Agreement of Limited Partnership, including all Exhibits thereto, as set forth in Exhibit (A) to this Prospectus.

(49) "Partnership Net Production Revenues" means gross revenues after deduction of the related Operating Costs, Direct Costs, Administrative Costs and all other Partnership costs not specifically allocated.

(50) "Partnership Subscription" means the aggregate Agreed Subscriptions of the parties to the Partnership Agreement; provided, however, with respect to Participant voting rights under the Partnership
Agreement, the term "Partnership Subscription" shall be deemed not to include the Managing General Partner's required subscription under  3.03(b)(1) of the Partnership Agreement.
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(51) "Partnership Well" means a well, some portion of the revenues from which is received by the Partnership.

(52) "Person" means a natural person, partnership, corporation, association, trust or other legal entity.

(53) "Program" means one or more limited or general partnerships or other investment vehicles formed, or to be formed, for the primary purpose of exploring for oil, gas and other hydrocarbon substances or investing in or holding any property interests which permit the exploration for or production of hydrocarbons or the receipt of such production or the proceeds thereof.

(54) "Prospect" means an area covering lands which are believed by the Managing General Partner to contain subsurface structural or stratigraphic conditions making it susceptible to the accumulations of hydrocarbons in commercially productive quantities at one or more Horizons. The area, which may be different for different Horizons, shall be designated by the Managing General Partner in writing prior to the conduct of Partnership operations and shall be enlarged or contracted from time to time on the basis of subsequently acquired information to define the anticipated limits of the associated hydrocarbon reserves and to include all acreage encompassed therein.
A "Prospect" with respect to a particular Horizon may be limited to the minimum area permitted by state law or local practice, whichever is applicable, to protect against drainage from adjacent wells if the well to be drilled by the Partnership is to a Horizon containing Proved Reserves. Subject to the foregoing sentence, with respect to the Clinton/Medina geological formation in Ohio and Pennsylvania "Prospect" shall be deemed the drilling or spacing unit.

(55) "Proved Reserves" means the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.
(i) Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes (a) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any; and (b) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

(ii) Reserves which can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the "proved" classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

(iii)     Estimates of proved reserves do not include the following:
(a) oil that may become available from known reservoirs but is classified separately as "indicated additional reserves"; (b) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors; (c) crude oil, natural gas, and natural gas liquids, that may occur in undrilled prospects; and (d) crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.

(56) "Proved Developed Oil and Gas Reserves" means reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

(57) "Proved Undeveloped Reserves" means reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for
recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.
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(58) "Roll-Up" means a transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Partnership and the issuance of securities of a Roll-Up Entity. Such term does not include: (a) a transaction involving securities of the Partnership that have been listed for at least twelve months on a national exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or
(b) a transaction involving the conversion to corporate, trust or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in any of the following: voting rights, the term of existence of the Partnership, the Managing General Partner's compensation and the Partnership's investment objectives.

(59) "Roll-Up Entity" means a partnership, trust, corporation or other entity that would be created or survive after the successful completion of a proposed roll-up transaction.

(60) "Sales Commissions" means all underwriting and brokerage discounts and commissions incurred in the sale of Units in the Partnership payable to registered broker-dealers, excluding the Dealer-Manager fee, reimbursement for bona fide accountable due diligence expenses and wholesaling fees.

(61) "Selling Agents" means those broker-dealers selected by the Dealer-Manager which will participate in the offer and sale of the Units.

(62) "Sponsor" means any person directly or indirectly instrumental in organizing, wholly or in part, a program or any person who will manage or is entitled to manage or participate in the management or control of a program. "Sponsor" includes the managing and controlling general partner(s) and any other person who actually controls or selects the person who controls 25% or more of the exploratory, development or producing activities of the program, or any segment thereof, even if that person has not entered into a contract at the time of formation of the program. "Sponsor" does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of units. Whenever the context so requires, the term "sponsor" shall be deemed to include its affiliates.

(63) "Spud" means with respect to any well the commencement of the first boring of the hole for the well for which a "spudding bit" may be used, or such other meaning as is generally accepted in the oil and gas industry.

(64) "Shut-In" means temporary cessation of operation of a producing well; such as down time for repair and maintenance or due to the lack of market for production or as a result of a decrease in the price of gas the Managing General Partner has ceased producing all or a portion of the gas from the well.

(65) "Subscription Agreement" means an execution and subscription instrument in the form attached as Exhibit (I-B) to the Partnership Agreement.

(66) "Subordinated Interest" means an equity interest in a program issued to a person, without payment of full consideration, after the attainment of certain specified performance by the program.

(67) "Tangible Costs"or "Capital Expenditures" means those costs associated with the drilling and completion of oil and gas wells which are generally accepted as capital expenditures pursuant to the provisions of the Internal Revenue Code; and includes all costs of equipment, parts and items of hardware used in drilling and completing a well, and those items necessary to deliver acceptable oil and gas production to purchasers to the extent installed downstream from the wellhead of any well and which are required to be capitalized pursuant to applicable provisions of the Code and regulations promulgated thereunder.

(68) "Tax Matters Partner" means the Managing General Partner.

(69) "Units" or "Units of Participation" means the Limited Partner interests and the Investor General Partner interests purchased by Participants in the Partnership under the provisions of 3.03 and its subsections of the Partnership Agreement.

(70) "Working Interest" means an interest in an oil and gas leasehold which is subject to some portion of the Cost of development, operation, or maintenance.

                    SUMMARY OF PARTNERSHIP AGREEMENT

NOTE: THE RIGHTS AND OBLIGATIONS OF THE MANAGING GENERAL PARTNER AND THE PARTICIPANTS ARE GOVERNED BY THE PARTNERSHIP AGREEMENT, A COPY OF WHICH IS ATTACHED AS EXHIBIT (A) TO THIS PROSPECTUS
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 NO PROSPECTIVE
PARTICIPANT SHOULD SUBSCRIBE TO THE PARTNERSHIP WITHOUT FIRST THOROUGHLY REVIEWING SUCH PARTNERSHIP AGREEMENT. THE FOLLOWING IS A SUMMARY OF CERTAIN PROVISIONS IN THE PARTNERSHIP AGREEMENT NOT COVERED ELSEWHERE IN THIS PROSPECTUS.

RESPONSIBILITY OF MANAGING GENERAL PARTNER
The Managing General Partner will have the exclusive management and control of all aspects of the business of the Partnership. (See 4.02(b) of the Partnership Agreement.) No Participant, including the Investor General Partners, will have any voice in the day-to-day business operations of the Partnership. (See 4.03(a)(2) of the Partnership Agreement.) The Managing General Partner is authorized to delegate and subcontract its duties under the Partnership Agreement to others, including entities related to it. (See 4.02(c)(3)(a) of the Partnership Agreement.)

LIABILITIES OF GENERAL PARTNERS, INCLUDING INVESTOR GENERAL PARTNERS General Partners, including Investor General Partners, will not be protected by limited liability for Partnership activities. The Investor General Partners will be jointly and severally liable for all obligations and liabilities to creditors and claimants, whether arising out of contract or tort, in the conduct of Partnership operations. (See
 4.05(b) of the Partnership Agreement.)

If an Investor General Partner is called upon to pay an additional Capital Contribution to the Partnership and fails to pay such required Capital Contribution when due, the remaining Investor General Partners, pro rata, must pay such defaulting Investor General Partner's share of Partnership liabilities and obligations. In that event, the remaining Investor General Partners will have a first and preferred lien on the defaulting Investor General Partner's interest in the Partnership to secure payment of the amount in default plus interest at the legal rate; will be entitled to receive 100% of the defaulting Investor General Partner's cash distributions directly from the Partnership until the amount in default is recovered in full plus interest at the legal rate; and may commence legal action to collect the amount due plus interest at the legal rate. (See 3.05(b) of the Partnership Agreement.)

The Managing General Partner maintains general liability insurance. (See
 4.02(c)(1)(vi) of the Partnership Agreement.) In addition, the Managing General Partner and Atlas Group have agreed to indemnify each of the Investor General Partners for obligations related to casualty and business losses which exceed available insurance coverage and Partnership net assets. (See 4.05(b) of the Partnership Agreement.)

LIABILITY OF LIMITED PARTNERS
The Partnership will be governed by the Pennsylvania Revised Uniform Limited Partnership Act under which a Limited Partner will not be liable to third parties for the obligations of the Partnership unless he is also an Investor General Partner or, in addition to the exercise of his rights and powers as a Limited Partner, such person takes part in the control of the business of the Partnership. (See 4.05(c) of the Partnership Agreement.)

Under Pennsylvania law, the Limited Partners should have no liability to the Partnership in excess of their respective Capital Contributions to the Partnership and their share of the Partnership's assets and undistributed income, except generally to the extent of (i) a failure to make a required Capital Contribution, and (ii) for a period of two years, any Capital Contributions "wrongfully" returned to a Limited Partner in violation of the Partnership Agreement or Pennsylvania law, with interest thereon, including but not limited to any distribution to the Limited Partners to the extent that, after giving effect to such distribution, all liabilities of the Partnership, other than liabilities to the Participants on account of their contributions and to the Managing General Partner, exceed Partnership assets. Participants will not be obligated to restore any negative balances which exist in their Capital Accounts after liquidation of their interests in the Partnership. (See 3.04(a) of the Partnership Agreement.)

AMENDMENTS
Amendments to the Partnership Agreement may be proposed by the Managing General Partner or by Participants whose Agreed Subscriptions equal 10% or more of the Partnership Subscription and adopted upon the affirmative vote of Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription. The Partnership Agreement may also be amended by the Managing General Partner for certain purposes, but no amendment materially and adversely affecting the Participants can be made without the consent of the Participants who are so affected. In addition, the Managing General Partner may not, without the affirmative vote of Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription, change the investment and business purpose of the Partnership or cause the Partnership to engage in activities outside the stated business purposes of the Partnership through joint ventures
with other entities. (See   1.04 and 8.05 of the Partnership Agreement.)

NOTICE
Notice to Participants runs from the date of mailing and is binding on the Participants irrespective of whether or not the notice is in fact received by them. The notice periods are frequently quite short (a minimum of 15 business days) and apply to matters which may seriously affect the Participants' rights. Except where the Partnership Agreement expressly requires affirmative approval, any Participant who fails to timely respond to a request by the Managing General Partner for approval of or concurrence in a proposed action will conclusively be deemed to
have approved such action. (See   8.01(d) and 8.01(e) of the Partnership
Agreement.)
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VOTING RIGHTS
Generally, Participants will be entitled to vote with respect to any and all Partnership matters at any time a meeting of the Partners is called by the Managing General Partner or Participants owning 10% or more of the Partnership Subscription. Provided, however, except for the special voting rights discussed below, the exercise by Limited Partners of these voting rights is subject to the prior legal determination that the limited liability of the Limited Partners will not be adversely affected, unless in the opinion of counsel to the Partnership, such legal determination is not necessary to maintain the limited liability of the Limited Partners. The Investor General Partners may exercise these rights, whether or not the Limited Partners can participate in the vote, if they represent the requisite percentage of the Participants necessary to take such action. (See 4.03(c) of the Partnership Agreement.)

Each Unit is entitled to one vote on all matters; each fractional Unit is entitled to that fraction of one vote equal to the fractional interest in the Unit. In addition to the foregoing, at any time upon the request of Participants whose Agreed Subscriptions equal 10% or more of the Partnership Subscription, Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription may, without the concurrence of the Managing General Partner or its Affiliates, vote without a meeting to:

(1) amend the Partnership Agreement; provided however, any such amendment may not increase the duties or liabilities of any Participant or the Managing General Partner or increase or decrease the profit or loss sharing or required Capital Contribution of any Participant or the Managing General Partner without the approval of such Participant or the Managing
General Partner. Furthermore, any such amendment may not affect the classification of Partnership income and loss for federal income tax purposes without the unanimous approval of all Participants;
(2)  dissolve the Partnership;
(3)  remove the Managing General Partner and elect a new Managing
General Partner;
(4) elect a new Managing General Partner if the Managing General Partner elects to withdraw from the Partnership;
(5)  remove the Operator and elect a new Operator;
(6) approve or disapprove the sale of all or substantially all of the assets of the Partnership; and
(7) cancel any contract for services with the Managing General Partner, or the Operator or their Affiliates without penalty upon 60 days notice.

The Managing General Partner and its officers and directors and Affiliates may also subscribe for Units in the Partnership on the same basis as Limited Partners or Investor General Partners, except that they are not required to pay the Dealer-Manager fee, Sales Commissions or due diligence reimbursements. Also, the Managing General Partner and its Affiliates may buy up to 10% of the Units, which will not be applied towards the minimum Partnership Subscription required for the
Partnership to begin operations,    although the Managing General Partner
currently does not anticipate that it and its Affiliates will purchase
any Units.     Subject to the foregoing, any subscription by the Managing
General Partner or its officers, directors or Affiliates will dilute the voting rights of the Participants. However, any Units owned by the Managing General Partner or its Affiliates will not be included with respect to the issues set forth in (3) and (5) above, and any other transaction between the Managing General Partner or its Affiliates and the Partnership. In determining the requisite percentage in interest of Units necessary to approve any Partnership matter on which the Managing General Partner and its Affiliates may not vote or consent, any Units owned by the Managing General Partner and its Affiliates shall not be included. (See 4.03(c)(1) of the Partnership Agreement.)

ACCESS TO RECORDS
Participants will have access to all records of the Partnership including a list of the Participants, after adequate notice, at any reasonable time, except that logs, well reports and other drilling and operating data may be kept confidential for reasonable periods of time. A Participant's ability to obtain the Participant List is subject to additional requirements set forth in the Partnership Agreement. (See
  4.03(b)(5) and 4.03(b)(6) of the Partnership Agreement.)

WITHDRAWAL OF MANAGING GENERAL PARTNER
At any time commencing ten years after the Offering Termination Date and the Partnership's primary drilling activities, the Managing General Partner may voluntarily withdraw as Managing General Partner for whatever reason upon giving 120 days' written notice of withdrawal to the Participants. The withdrawing Managing General Partner is not required to provide a substitute Managing General Partner. However, a new Managing General Partner may be substituted by the affirmative vote of Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription.

If Atlas would withdraw as Managing General Partner of the Partnership and the Participants failed to elect to continue the Partnership and to designate a substituted Managing General Partner of the Partnership, the Partnership would terminate and dissolve and adverse tax and other consequences could result. If the Partnership was dissolved the Participants may receive a distribution of direct property interests.
As joint interest owners, Limited Partners would have joint and several
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liability for the obligations or liabilities arising out of joint owner operations and might find it desirable to obtain insurance protection or dispose of the property interests, which may be difficult. To reduce this risk the Managing General Partner will attempt upon liquidation and dissolution to use its best efforts to sell the Partnership's properties or to cause some type of entity which would preserve the limited liability of the former Limited Partners, such as a liquidating trust, to be established to hold the Partnership's properties. However, even if the properties were transferred to a liquidating trust upon dissolution of the Partnership, it might be difficult for the liquidating trust to deal with such assets and realize their full value. For example, to replace the management provided by the Managing General Partner, the trustee of the liquidating trust would need the services of professional operators. Further, after dissolution and the completion of payments to third party creditors, the Managing General Partner has priority in liquidation for any claims of indebtedness before the Participants.
Such distributions may also have adverse income tax consequences to the Participants. (See Risk Factors - Special Risks of the Partnership - Unlimited Liability of Investor General Partners" and "Tax Aspects - Disposition of Partnership Interests".)

The Managing General Partner may not partially withdraw a property interest held by the Partnership in the form of a Working Interest in the Partnership Wells equal to or less than its respective interest in the revenues of the Partnership unless such withdrawal is necessary to satisfy the bona fide request of its creditors or approved by Participants whose Agreed Subscriptions equal a majority of the
Partnership Subscription. (See   4.04(a)(3) and 6.03 of the Partnership
Agreement.)

REMOVAL OF OPERATOR
The Operator may be replaced at any time upon 60 days advance written notice to the outgoing Operator by the Managing General Partner acting on behalf of the Partnership upon the affirmative vote of Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription. (See 4.04(a)(4) of the Partnership Agreement and "Summary of Drilling and Operating Agreement".)

TERM AND DISSOLUTION
The Partnership will continue in existence for 50 years unless earlier terminated by certain Final Terminating Events, including an election by the Managing General Partner or the affirmative vote of Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription. The Partnership may terminate on the occurrence of various events, other than a Final Terminating Event, but a successor limited partnership will automatically be formed under those circumstances. (See
  7.01 and 7.02 of the Partnership Agreement.)

     SUMMARY OF DRILLING AND OPERATING AGREEMENT

Atlas will serve as the Operator pursuant to the Drilling and Operating Agreement, Exhibit (II) to the Partnership Agreement, for wells situated in Pennsylvania, Atlas Energy will serve as the Operator for any wells situated in Ohio and Atlas or an Affiliate will serve as the Operator for any wells situated in other areas of the United States. The Operator may be replaced at any time upon sixty days advance written notice to the outgoing Operator by the Managing General Partner acting on behalf of the Partnership upon the affirmative vote of Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription.

The Drilling and Operating Agreement provides a number of material provisions, including, without limitation, those set forth below.

(1)     The right of the Operator to resign after five years.

(2) The right of the Operator of a Partnership well beginning three years after the well is placed into production to retain $200 per month to cover future plugging and abandonment of such well, although Atlas historically has never done this after only three years.

(3) The grant of a first lien and security interest in the wells and related production to secure payment of amounts due to the Operator by the Partnership.

(4) The prescribed insurance coverage to be maintained by the Operator.

(5) Limitations on the Operator's authority to incur extraordinary costs with respect to producing wells in excess of $5,000 per well.

(6) Restrictions on the Partnership's ability to transfer its interest in fewer than all wells, unless such transfer is of an equal undivided interest in all wells.

(7)     The limitation of the Operator's liability except for
violations of law, negligence or misconduct by it, its employees, agents or subcontractors and breach of the Drilling and Operating
Agreement.
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(8) The excuse for nonperformance by the Operator due to force majeure.

The foregoing is only a summary of some of the many provisions of the proposed form of Drilling and Operating Agreement, and is qualified in its entirety by reference to such form attached to the Partnership Agreement as Exhibit (II). No prospective Participant should subscribe to the Partnership without first thoroughly reviewing the Drilling and Operating Agreement.


     REPORTS TO INVESTORS

The Partnership will provide the reports set forth below to investors and to the state securities commissions which request the reports.

(1) Commencing with the 1997 calendar year, the Partnership will provide each Participant an annual report within 120 days after the close of the calendar year, and commencing with the 1998 calendar year, a report within 75 days after the end of the first six months of its calendar year, containing, except as otherwise indicated, at least the following information:

(a) Audited financial statements of the Partnership, including a balance sheet and statements of income, cash flow and Partners' equity prepared in accordance with generally accepted accounting principles. Semiannual reports need not be audited. (See 4.03(b)(1)(a) of the Partnership
Agreement.)
(b) A summary of the total fees and compensation paid by the Partnership to the Managing General Partner, the Operator and their Affiliates. In addition, Participants shall be provided the percentage that the annual unaccountable, fixed payment reimbursements for Administrative Costs bears to annual Partnership revenues. (See 4.03(b)(1)(b) of the Partnership Agreement.)
(c) A description of each Prospect owned by the Partnership, including the cost, location, number of acres and the Working Interest except succeeding reports need contain only material changes, if any. (See 4.03(b)(1)(c) of the Partnership Agreement.)
(d) A list of the wells drilled or abandoned by the Partnership (indicating whether each of such wells has or has not been completed), and a statement of the cost of each well completed or abandoned. (See 4.03(b)(1)(d) of the Partnership Agreement.)
(e) A description of all farmins and joint ventures. (See 4.03(b)(1)(e) of the Partnership Agreement.)
(f) A schedule reflecting the total Partnership costs, the costs paid by the Managing General Partner and the costs paid by the Participants, the total Partnership revenues, the revenues received or credited to the Managing General
Partner and the revenues received or credited to the Participants. (See 4.03(b)(1)(f) of the Partnership
Agreement.)
(2) The Partnership will, within 75 days after the end of each fiscal year, transmit to each Partner such information as may be needed to enable such Partner to file his federal and state income tax returns. (See 4.03(b)(2) of the Partnership Agreement.)

(3) Beginning January 1, 1999, and every year thereafter, Atlas shall provide a computation of the total oil and gas Proved
Reserves of the Partnership and the dollar value thereof. The reserve computations shall be based upon engineering reports prepared by the Managing General Partner and reviewed by an Independent Expert. (See 4.03(b)(3) of the Partnership Agreement.)

(4) The cost of all such reports described above will be paid by the Partnership as Direct Costs. (See 4.03(b)(4) of the
Partnership Agreement.)

     REPURCHASE OBLIGATION

Beginning in 2001, Participants may present their interests for purchase by the Managing General Partner but are not obligated to do so. The Managing General Partner is obligated to purchase up to 5% of the Units in each calendar year unless the Managing General Partner determines, in its sole discretion, that it does not have the necessary cash flow or it is unable to borrow funds for such purpose on terms it deems reasonable, in which case the Managing General Partner may suspend its repurchase obligation by so notifying the Participants. Following such notice, if such notice is given, the Managing General Partner will not be contractually obligated to purchase any interests presented for repurchase. In addition, the Managing General Partner's repurchase of
Units may be conditioned, in the Managing General Partner's sole discretion, on the receipt of an opinion of counsel that such transfers will not cause the Partnership to be treated as a "publicly traded partnership" under the Code.
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The Managing General Partner will not purchase less than one Unit of a Participant's interest unless such lesser amount represents the entire amount of the Participant's interest. If less than all interests presented at any time are to be purchased, the Participants whose interests are to be purchased will be selected by lot and in any calendar year the Managing General Partner will not purchase more than 5% of the Units. The Managing General Partner may waive these limitations in its sole discretion, other than the limitations on its purchasing more than 5% of the Units in any calendar year.

The Managing General Partner's obligation to purchase interests presented for purchase may be discharged for the benefit of the Managing General Partner by a third party or an Affiliate. The interests of the selling Participant will be transferred to the party who pays for it. A selling Participant will be required to deliver an executed assignment of his interests, together with such other documentation as the Managing General Partner may reasonably request.

The Managing General Partner will make a written offer to repurchase a Participant's interest in cash in every year beginning in 2001 within 120 days of the Partnership reserve report prepared by the Managing General Partner and reviewed by an Independent Expert (the "Reserve Report") discussed below. A Participant may accept the repurchase offer by a written acceptance; and no presentment will be considered effective until after the payment has been made to the Participant in cash. In addition, in accordance with Treas. Reg. 1.7704-1(f), no repurchase shall occur until at least 60 calendar days after the Participant notifies the Partnership in writing of the Participant's intention to exercise the repurchase right.

The amount attributable to Partnership reserves will be determined based upon the last Reserve Report. Beginning in 1999 and every year thereafter, the reserve computations will be based on an engineering report prepared by the Managing General Partner and reviewed by an Independent Expert. The Participants will be provided a computation of the total oil and gas Proved Reserves of the Partnership and the present worth thereof as determined by the Managing General Partner. In making this estimate of the present worth of future net revenues, the Managing General Partner will employ a discount rate equal to 10%, use a constant price for the oil and base the price of gas upon the existing gas contract(s) at the time of the repurchase.

The purchase price to be paid to the Participant will be based upon the Participant's share of the net assets and liabilities of the Partnership and allocated pro rata to each Participant based upon his Agreed Subscription. The purchase price will include the sum of the following items: (i) an amount based on 70% of the present worth of future net revenues from the Partnership's Proved Reserves, determined as described above, (ii) Partnership cash on hand, (iii) prepaid expenses and accounts receivable of the Partnership, less a reasonable amount for doubtful accounts, and (iv) the estimated market value of all assets of the Partnership not separately specified above, determined in accordance with standard industry valuation procedures. There will be deducted from the foregoing sum the following items: (i) an amount equal to all Partnership debts, obligations and other liabilities, including accrued expenses, and (ii) any distributions made to the Participants between the date of the request and the actual payment; provided, however, that if any cash distributed was derived from the sale, subsequent to the request, of oil, gas or other mineral production or of a producing property owned by the Partnership, for purposes of determining the reduction of the purchase price, such distributions shall be discounted at the same rate used to take into account the risk factors employed to determine the present worth of the Partnership's Proved Reserves (see above). The purchase price may be further adjusted by the Managing General Partner for estimated changes therein from the date of the Reserve Report to the date of payment of the purchase price to the
Participants: (i) by reason of production or sales of, or additions to, reserves and lease and well equipment, sale or abandonment of Leases, and similar matters occurring prior to payment of the purchase price to the selling Participant, and (ii) by reason of any of the following occurring prior to payment of the purchase price to the selling
Participant: changes in well performance, increases or decreases in the market price of oil, gas or other minerals, revision of regulations relating to the importing of hydrocarbons, changes in income, ad valorem and other tax laws (e.g., material variations in the provisions for depletion) and similar matters.

Because of the difficulty in accurately estimating oil and gas reserves, the purchase price may not reflect the full value of the Partnership property to which it relates. Such estimates are merely appraisals of value and may not correspond to realizable value. There can be no assurance that the revenues received by the Participant prior to the repurchase offer and the purchase price paid for the interests will be equal to the original price paid for such interests. The Participants are not obligated to tender their Units for repurchase and a Participant should recognize that he may realize a greater return if he retains rather than sells the Units as provided herein. The Managing General Partner has and will incur similar presentment obligations in connection with other Programs which it or its Affiliates may sponsor. There can be no assurance that the Managing General Partner will have any funds available to repurchase any interests presented. Also, the sale of interests pursuant to the Managing General Partner's repurchase obligation will be a taxable event for the Participants, and gain or loss generally will be recognized for federal income tax purposes. (See "Tax Aspects - Disposition of Partnership Interests".)


     TRANSFERABILITY OF UNITS

IN GENERAL
Transferability of the Units is restricted. The restrictions on transferability are as follows: (i) no sale, exchange, transfer or assignment may be made if it would, in the opinion of counsel for the Partnership, result in the termination of the Partnership within the
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meaning of Section 708 of the Code, or would result in materially adverse tax consequences to the Partnership or the Partners; and (ii) no sale, assignment, pledge, hypothecation or transfer of a Partnership interest other than by operation of law may be made in the absence of an effective registration of the Units under the Securities Act of 1933, as amended, and qualification under applicable state securities law or an opinion of counsel acceptable to the Managing General Partner that such registration and qualification are not required. The Managing General Partner and the Partnership have no obligation to register the Units for
resale by any Participant.     The Managing General Partner will not
consent to a transfer and substitution of a Participant if doing so would result in a violation of the securities laws or cause the Partnership to be terminated or treated as a publicly traded partnership for tax purposes. (See "Tax Aspects - Limitations on Passive
Activities" and " - Termination of a Partnership".)

Subject to the foregoing and to the consent of the Managing General Partner the Partnership will recognize the assignment of one or more whole Units unless the Participant owns less than a whole Unit, in which case his entire fractional interest must be assigned. The Managing General Partner may delay the recognition of the assignment until the last day of the calendar month in which it is made.

Such assignment must be properly executed by the assignor and assignee on a form satisfactory to the Managing General Partner and its terms must not contravene those of the Partnership Agreement. An assignee of Units only has the right to receive all or part of the share of profit, loss, income, gain, cash distributions or return of capital to which the assignor of the Units would otherwise be entitled. The Costs associated with a transfer or assignment are to be borne by the assignor Partner.

An assignee may become a substituted Limited Partner or Investor General Partner only upon meeting certain further conditions, which include: (i) the assignor gives the assignee such right; (ii) the Managing General Partner consents to such substitution, which consent shall be in the Managing General Partner's absolute discretion; (iii) the assignee pays to the Partnership all costs and expenses incurred in connection with such substitution; and (iv) the assignee executes and delivers such instruments, in form and substance satisfactory to the Managing General Partner, necessary or desirable to effect such substitution and to confirm the agreement of the assignee to be bound by all terms and provisions of the Partnership Agreement. A substitute Limited Partner or Investor General Partner is entitled to all of the rights attributable to full ownership of the assigned Units, including the right to vote.

The Partnership will amend its records at least once each calendar year to effect the substitution of substituted Participants. Any transfer permitted where the assignee does not become a substituted Limited Partner or Investor General Partner will be effective as of midnight of the last day of the calendar month in which it is made, or, at the Managing General Partner's election, 7:00 A.M. of the following day.

CONVERSION OF UNITS BY INVESTOR GENERAL PARTNERS
The Investor General Partners will have their Units automatically converted into Limited Partner interests and thereafter become Limited Partners of the Partnership after substantially all of the Partnership Wells have been drilled and completed. (See "Summary of the Offering - Actions to be Taken by Managing General Partner to Reduce Risks of Additional Payments by Investor General Partners".)

     PLAN OF DISTRIBUTION

COMMISSIONS
The Units will be offered on a "best efforts" basis by Anthem Securities, Inc., a registered broker-dealer which is a member of the NASD and a wholly-owned subsidiary of Atlas Group, acting as Dealer-Manager in all states other than Minnesota and New Hampshire, and by other selected registered broker-dealers, which are members of the NASD, acting as Selling Agents. Anthem Securities became an NASD member firm in April, 1997, and has participated as Dealer-Manager in one other Atlas sponsored Program. Bryan Funding, Inc., a member of the NASD, will serve as Dealer-Manager in the states of Minnesota and New Hampshire, and will receive the same compensation as Anthem Securities, Inc. with respect to sales in those states. Best efforts means that the Dealer-Manager and broker-dealers will not guarantee the sale of a certain amount of Units.

The Dealer-Manager will manage and oversee the offering of the Units as described above and will receive from the Partnership on each Unit sold to investors a 2.5% Dealer-Manager fee, a 7.5% Sales Commission and a
 .5% reimbursement of the Selling Agents' bona fide accountable due diligence expenses. The 7.5% Sales Commission and the .5% reimbursement of accountable due diligence expenses will be reallowed to the Selling
Agents.  Atlas is also utilizing the services of three wholesalers:     Mr.
Eric Koval, Mr. Bruce Bundy and Mr. Robert Gourlay.  Mr. Koval     is
associated with Anthem Securities, Inc., and    Messrs. Bundy and Gourlay
are associated with Bryan Funding, Inc. The 2.5% Dealer-Manager fee will be reallowed to the wholesalers for Agreed Subscriptions obtained through such wholesalers' effort.

The offering will be made in compliance with Rule 2810 of the NASD
Conduct Rules and all compensation to broker-dealers and wholesalers, regardless of the source, will be limited to 10% of the gross proceeds of the offering, plus the reimbursement for bona fide accountable due diligence expenses of .5% on each Agreed Subscription.
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All Dealer-Manager fees, Sales Commissions, due diligence reimbursements and wholesaling fees will be aggregated and paid by the Managing General Partner as a part of Organization and Offering Costs and will not be deducted from subscription proceeds. Notwithstanding, the broker-dealers and officers and directors of the Managing General Partner may purchase Units in the offering on the same terms and conditions as other investors net of Dealer-Manager fees, Sales Commissions, due diligence reimbursements and wholesaling fees. Any Units purchased by the Managing General Partner and its Affiliates will be held for investment and not for resale.

Subject to the receipt of the minimum Partnership Subscription and the checks having cleared the banking system, Dealer-Manager fees, Sales Commission and accountable due diligence reimbursements will be paid to the broker-dealers approximately every two weeks until the Offering Termination Date. (See "Terms of the Offering - Partnership Closings and Escrow".)

INDEMNIFICATION
The Dealer-Managers may be deemed underwriters as that term is defined in the Securities Act of 1933, as amended, and the Sales Commissions and Dealer-Manager fees may be deemed underwriting compensation. Atlas and the Dealer-Managers have agreed to indemnify each other, and it is anticipated that the Dealer-Managers and each Selling Agent will agree to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, as amended.


                        SALES MATERIAL

The Managing General Partner will utilize sales material in addition to the Prospectus in connection with the offering of the Units. The sales material will consist of a brochure entitled "Atlas-Energy for the Nineties-Public #6 Ltd." and The Atlas Group, Inc.'s corporate profile. (See "Management".) The Managing General Partner has not authorized the use of other sales material and the offering of Units is made only by means of this Prospectus. Sales material must be preceded or accompanied by this Prospectus. Although the information contained in the sales material does not conflict with any of the information set forth herein, such material does not purport to be complete. Sales material should not be considered a part of or incorporated into this Prospectus or the Registration Statement of which this Prospectus is a part.

ATLAS ALSO HAS NOT AUTHORIZED ANY PERSON TO MAKE ANY REPRESENTATION OR STATEMENT TO BROKER-DEALERS, CONSULTANTS, ANY PROSPECTIVE SUBSCRIBER OR ANY OTHER PERSON WHICH IS NOT CONSISTENT WITH THIS PROSPECTUS.
ACCORDINGLY, PROSPECTIVE SUBSCRIBERS SHOULD NOT BASE ANY INVESTMENT DECISION ON ANY SUCH REPRESENTATION BY ANY PERSON.


                        LEGAL OPINIONS

Kunzman & Bollinger, Inc., has issued its opinion to the Managing General Partner regarding the validity and due issuance of the Units offered hereby and its opinion on material tax consequences to individual investors in the Partnership, including an opinion that, under current federal income tax law, it is more likely than not that the Partnership will be classified as a partnership for federal income tax purposes and not as an association taxable as a corporation. Notwithstanding, the factual statements herein are those of the Managing General Partner, and counsel has not given any opinions with respect to any of the tax or other legal aspects of this offering except as expressly set forth above.

                          EXPERTS

The financial statements included in this Prospectus for the Partnership, Atlas Group (formerly AEGH) and subsidiaries as of July 31, 1996 and 1995, and for Atlas as of July 31, 1996 and 1995, have been audited by McLaughlin & Courson, as of the date indicated in their reports thereon which appear elsewhere herein. The financial statements have been included in reliance on their reports given on their authority as experts in auditing and accounting.

The geological report of United Energy Development Consultants, Inc., which is not affiliated with Atlas and its Affiliates, appearing in "Proposed Activities - Information Regarding Currently Proposed Prospects" has been included herein in reliance upon the authority of United Energy Development Consultants, Inc. as an expert with respect to the matters covered by such report and in the giving of such report.

                         LITIGATION

The Managing General Partner knows of no litigation pending or threatened to which the Managing General Partner or the Partnership is subject or may be a party, which it believes would have a material adverse effect upon the Partnership or its business, and no such proceedings are known to be contemplated by governmental authorities or other parties. Notwithstanding, on November 22, 1995, Winston
Management Services Corporation ("Winston") and Professional Planning & Technologies, Inc. ("PPT")
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filed a complaint in the United States
District Court for the District of Rhode Island against Atlas Resources, Inc., Atlas Energy Group, Inc., and others. The gist of the complaint is for the alleged breach of contract relating to the interpretation of broker-dealer agreements entered into between Winston and PPT and Atlas and Atlas Energy for the marketing of interests in limited partnerships in 1987, 1988, 1989 and 1990. The complaint seeks compensatory damages in an unspecified amount in excess of $50,000 plus an unspecified amount of punitive damages together with interest and costs of the lawsuit. Atlas believes the lawsuit is without merit and intends to fight it vigorously.


                         ADDITIONAL INFORMATION

A Registration Statement (together with amendments thereto, hereinafter referred to as the "Registration Statement") on Form SB-2 with respect to the Units offered hereby has been filed on behalf of the Partnership with the Securities and Exchange Commission, Washington, D.C. 20549, under the Securities Act of 1933, as amended. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission. Reference is made to such Registration Statement, including exhibits, for further information. Statements contained in this Prospectus as to the contents of any document are not necessarily complete, and, in each instance, reference is hereby made to the copy of such document filed as an exhibit to the Registration Statement for full statements of the provisions thereof, and each such statement in this Prospectus is qualified in all respects by this reference. Copies of any materials filed as a part of the Registration Statement, including the Tax Opinion as set forth on Exhibit 8, may be obtained from the Securities and Exchange Commission by payment of the requisite fees therefor and may be examined in the offices of the Commission without charge. In addition, a copy of the Tax Opinion may be obtained by prospective investors or their advisors from the Managing General Partner at no cost. The delivery of this Prospectus at any time does not imply that the information contained herein is correct as of any time subsequent to the date hereof.

Atlas is fully aware of its obligations under Rule 13e-4 of the Securities Exchange Act of 1934. It is fully the intention of Atlas to comply with Rule 13e-4 and to cause the Partnership to comply with Rule 13e-4.

            FINANCIAL INFORMATION CONCERNING THE MANAGING GENERAL
                 PARTNER, ATLAS GROUP AND THE PARTNERSHIP

Financial information concerning the Partnership, Atlas and Atlas Group (formerly AEGH) is reflected in the following financial statements. The financial statements of Atlas Group are included in this Prospectus because both Atlas and Atlas Group have agreed to indemnify each Investor General Partner from any liability incurred in connection with the Partnership which is in excess of such Investor General Partner's share of Partnership assets. Since July, 1995, Atlas is the wholly owned subsidiary of AIC, Inc. which is the wholly owned subsidiary of Atlas Group. (See "Management".)

THE SECURITIES OFFERED BY THIS PROSPECTUS ARE NOT SECURITIES OF, NOR IS THE INVESTOR ACQUIRING AN INTEREST IN ATLAS, ATLAS ENERGY, ATLAS GROUP, THEIR AFFILIATES, OR ANY OTHER ENTITY OTHER THAN THE PARTNERSHIP.

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                             AUDITED FINANCIAL STATEMENT

                     ATLAS-ENERGY FOR THE NINETIES-PUBLIC #6 LTD.
                   A PENNSYLVANIA LIMITED PARTNERSHIP JULY 1, 1997
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McLaughlin & Courson
Certified Public Accounts
2002 Law & Finance Building
Pittsburgh, PA  15219


                       INDEPENDENT AUDITORS' REPORT
To the Partners
Atlas-Energy for the Nineties-Public #6 Ltd.
A Pennsylvania Limited Partnership

     We have audited the accompanying statement of assets and partner's capital of Atlas-Energy for the Nineties-Public #6 Ltd., A Pennsylvania Limited Partnership as of July 1, 1997. This financial statement is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of AtlasEnergy for the Nineties-Public #6 Ltd., A Pennsylvania Limited Partnership as of July 1, 1997 in conformity with generally accepted accounting principles.



/s/ McLaughlin & Courson
McLaughlin & Courson
Pittsburgh, Pennsylvania
July 11, 1997



     BALANCE SHEET

     ATLAS-ENERGY FOR THE NINETIES-PUBLIC #6 LTD.
        A PENNSYLVANIA LIMITED PARTNERSHIP

                    JULY 1, 1997

                      ASSETS
Receivable from managing general partner     $100

     PARTNER'S CAPITAL
Partner's capital                            $100


See notes to financial statement
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      NOTES TO FINANCIAL STATEMENT
ORGANIZATION AND DESCRIPTION OF BUSINESS
     Atlas-Energy for the Nineties-Public #6 Ltd. (the "Partnership"), is a Pennsylvania limited partnership which will include Atlas Resources, Inc. ("Atlas"), of Pittsburgh, Pennsylvania, as Managing General Partner and Operator, and subscribers to Units as either Limited Partners or Investor General Partners. The Partnership will be funded to drill gas wells which are proposed to be located primarily in Mercer County, Pennsylvania, although the Managing General Partner has reserved the right to use up to 15% of the Partnership Subscription to drill wells in other areas of the United States.
     Subscriptions at a cost of $10,000 per unit will be sold through wholesalers and broker-dealers including Anthem Securities, Inc., an affiliated company which will be compensated in an amount equal to 10% of the subscription cost plus a .5% accountable due diligence fee. Commencement of Partnership operations is subject to the receipt of minimum Partnership subscriptions of $1,000,000 (to a maximum of $10,000,000 by December 31, 1997).

PROPOSED ACCOUNTING POLICIES
     Financial statements are to be prepared in accordance with generally accepted accounting principles.
The Partnership proposes to use the successful efforts method of accounting for oil and gas producing activities. Costs to acquire mineral interests in oil and gas properties and to drill and equip wells are capitalized.
     Capitalized costs are to be expensed at unit cost rates calculated annually based on the estimated volume of recoverable gas and the related costs.

FEDERAL INCOME TAXES
     The Partnership is not treated as a taxable entity for federal income tax purposes. Any item of income, gain, loss, deduction or credit flows through to the partners as though each partner had incurred such item directly. As a result, each partner must take into account his pro rata share of all items of partnership income and deductions in computing his federal income tax liability. Many provisions of the federal income tax laws are complex and subject to various interpretations.
PARTICIPATION IN REVENUES AND COSTS
       Atlas and the other partners will generally participate in revenues and costs in the following manner:
                                                          OTHER
                                                ATLAS     PARTNERS
          Organization and offering costs        100   %      0   %
          Lease costs                            100   %      0   %
          Revenues                                25   %     75   %
          Direct operating costs                  25   %     75   %
          Intangible drilling costs               0    %    100   %
          Tangible costs                          14   %     86   %
          Tax deductions:
     Intangible drilling and development costs     0   %     100  %
               Depreciation                       14   %      86  %
               Depletion allowances               25   %      75  %
TRANSACTIONS WITH ATLAS AND ITS AFFILIATES
     The Partnership intends to enter into the following significant transactions with Atlas and its affiliates for wells in the Mercer County Area.

          Drilling contracts to drill and complete Partnership wells at an anticipated cost of $37.39 per foot on completed wells.
          Administrative costs at $75 per well per month
          Well supervision fees initially of $275 per well per month plus the cost of third party materials and services
          Gas transportation and marketing charges at competitive rates which currently is 29 cents per MCF
     Anthem Securities is an affiliated company.
PURCHASE COMMITMENT
     Subject to certain conditions, investor partners may present their interests beginning in 2001 for purchase by Atlas. Atlas is not obligated to purchase more than 5% of the units in any calendar year. SUBORDINATION OF MANAGING GENERAL PARTNER'S REVENUE SHARE
     Atlas will subordinate a part of its partnership revenues in an amount up to 10% of production revenues of the Partnership net of related operating costs, administrative costs and well supervision fees to the receipt by participants of cash distributions from the
Partnership equal to at least 10% of their agreed subscriptions, determined on a cumulative basis, in each of the first five years of Partnership operations, commencing with the first distribution of revenues to the Participants.
INDEMNIFICATION
     In order to limit the potential liability of the investor general partners, Atlas and The Atlas Group, Inc. (parent company of Atlas) have agreed to indemnify each investor general partner from any liability incurred which exceeds such partner's share of Partnership assets.
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                   AUDITED CONSOLIDATED BALANCE SHEETS
                        ATLAS RESOURCES, INC.
                           JULY 31, 1996
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McLaughlin & Courson
Certified Public Accounts
2002 Law & Finance Building
Pittsburgh, PA  15219


                      INDEPENDENT AUDITORS' REPORT


Board of Directors Atlas Resources, Inc.
Coraopolis, Pennsylvania

     We have audited the accompanying consolidated balance sheets of Atlas Resources, Inc. and subsidiary as of July 31, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheets are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheets. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audits of the balance sheets provide a reasonable basis for our opinion.
     In our opinion, the consolidated balance sheets referred to above present fairly, in all material respects, the financial position of Atlas Resources, Inc. as of July 31, 1996 and 1995, in conformity with generally accepted accounting principles.


/s./ McLaughlin & Courson
McLaughlin & Courson


Pittsburgh, Pennsylvania
November 11, 1996
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                            CONSOLIDATED BALANCE SHEETS
                              ATLAS RESOURCES, INC.
                              JULY 31, 1996 AND 1995



     ASSETS
                                                       1996         1995
CURRENT ASSETS
     Cash                                       $ 9,303,958  $ 1,717,898
     Trade accounts and notes receivable          2,080,317    1,639,274
     Costs in excess of billings of $-0- in
       1996 and 1995 on uncompleted contracts       244,856      291,379
     Inventories                                    449,193      495,063
     Prepaid expenses and other current assets      214,174      145,602
                                                 ----------    ---------
          TOTAL CURRENT ASSETS                   12,292,498    4,289,216

OIL AND GAS PROPERTIES
     Oil and gas wells and leases                28,359,364   23,195,675
     Less accumulated depreciation, depletion and
amortization                                      9,108,310    6,454,328
                                                  ---------   -----------
                                                 19,251,054   16,741,347
PROPERTY, PLANT AND EQUIPMENT
     Land                                           161,000      161,000
     Building                                     1,636,990    1,636,990
     Equipment                                      778,844      778,237
               Gathering lines                      983,560      994,953
                                                  ---------    ---------
                                                  3,560,394    3,571,180
     Less accumulated depreciation                2,022,300    1,838,518
                                                  ---------    ---------
                                                  1,538,094    1,732,662
                                                 ----------    ---------
                                                $33,081,646  $22,763,225
                                                ===========  ===========
                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
     Accounts payable and accrued expenses      $ 2,053,489   $2,428,135
     Working interests and royalties payable      3,501,547    1,741,474
     Billings in excess of costs of $1,851,449
     in 1996 and $1,486,813 in 1995 on
     uncompleted contracts                      10,405,362     5,455,355
     Current maturities on long-term debt          185,714       246,014
                                                ----------     ---------
          TOTAL CURRENT LIABILITIES             16,146,112      9,870,978

 LONG-TERM DEBT, net of current maturities         928,572      1,114,286
 OTHERLONG-TERM LIABILITIES                        191,804         40,880

ADVANCES FROM PARENT COMPANY                     4,491,561      4,548,448
STOCKHOLDERS' EQUITY
     Capital stock - stated value $10
per share: Authorized - 500
shares;    issued and outstanding - 200 shares       2,000          2,000
     Retained earnings                          11,321,597      7,186,633
                                                ----------      ---------
                                                11,323,597      7,188,633

                                               $33,081,646    $22,763,225
                                               ===========    ===========
See notes to financial statements
--------------------------------------------------------------------------

               NOTES TO AUDITED CONSOLIDATED BALANCE SHEETS
                         ATLAS RESOURCES, INC.
1. DESCRIPTION OF BUSINESS
      Atlas Resources, Inc. (the Company) and its subsidiary ARD
Investments, are engaged in the exploration for development, production, and marketing of natural gas and oil primarily in the Appalachian Basin Area.
In addition, the Company performs contract drilling and well operation services.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     AFFILIATED COMPANIES
          Atlas Resources, Inc. is a wholly owned subsidiary of AIC, Inc. which is a wholly owned subsidiary of AEG Holdings, Inc. (AEGH) formerly Atlas Energy Group, Inc. (parent company) and is affiliated with other companies controlled by AEGH. The Company's operations are dependent upon the resources and services provided by the parent company.

     INVESTMENT IN OIL AND GAS PARTNERSHIPS
          The Company's proportionate share of the assets and liabilities of affiliated oil and gas partnerships are included in the balance sheets.
     INVENTORIES
          Inventories, consisting of oil and gas field materials and supplies, are stated at the lower offirst-in, first-out cost or market.

     METHOD OF ACCOUNTING FOR OIL AND GAS PROPERTIES
          The Company uses the successful efforts method of accounting for oil and gas producing activities. Property acquisition costs are capitalized when incurred. Geological and geophysical costs and delay rentals are expensed when incurred. Development costs, including equipment and intangible drilling costs related to both producing wells and developmental dry holes, are capitalized. All capitalized costs are generally depreciated and depleted on the unit-of-production method using estimates of proven reserves. Oil and gas properties are periodically assessed and when unamortized costs exceed expected future net cash flows, a loss is recognized by recording a charge to income.
          On the sale or retirement of oil and gas properties, the cost and related accumulated depreciation, depletion and amortization are eliminated from the property accounts, and the resultant gainor loss is recognized.
          For tax purposes, intangible drilling costs are being written off as incurred. The greater of cost or percentage depletion as defined by the Internal Revenue Code, is used as a deduction from income.

PROPERTY, PLANT AND EQUIPMENT
          Land, building, equipment and gathering lines are recorded at cost. Major additions and betterments are charged to the property accounts while replacements, maintenance and repairs which do not improve or extend the life of the respective assets are expensed currently. As property is retired or otherwise disposed of, the cost of the property is removed from the asset account, accumulated depreciation is charged with an amount equivalent to the depreciation provided, and the difference, if any, is charged or credited to income. Depreciation is computed over the estimated useful life of the assets generally by the straight-line method.

     REVENUE RECOGNITION
          The Company sells interests in oil and gas wells and retains therefrom a working interest and/or an overriding royalty in the producing wells. The income from the working interests and royalties is recorded when the natural gas and oil are produced.
          The Company also contracts to drill oil and gas wells. The income from these contracts is recorded upon substantial completion of the well.
          Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation costs. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.
          Costs in excess of amounts billed are classified as current assets under costs in excess of billings on uncompleted contracts. Billings in excess of costs are classified under current liabilities as billings in excess of costs on uncompleted contracts. Contract retentions are included in accountsreceivable.

     USE OF ESTIMATES
          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.  Actual results could differ from those estimates.
---------------------------------------------------------------------------

3. INCOME TAXES
     Atlas Resources, Inc. and its subsidiary file a consolidated federal income tax return with AEG Holdings, Inc. (parent company). Atlas Resources, Inc.'s allocations for federal income taxes are included in advances from parent company.

4. LONG-TERM DEBT
     Long-term debt on Atlas Resources, Inc.'s books at July 31, 1996 and 1995 consists of the following:

                                                           1996         1995
          Note payable to bank in monthly installments
          through August 2002 of $15,476, plus interest at or below
          prime rate plus one-half percent (1/2%) (7.88% and 8.125%
          at July 31, 1996 and 1995, respectively).  Secured by
          building and equipment having a net book value of
          $1,245,216 at July 31, 1996.  The July 31, 1995 balance
sheet has been reclassified to reflect the transfer
          of this liability to Atlas Resources, Inc.     $1,114,286 $1,300,000

          Other                                          -0-            60,300
                                                          1,114,286  1,360,300
          Less current maturities                          (185,714) (246,014)
                                                         $  928,572 $1,114,286
       Aggregate maturities on long-term debt are as follows:

               YEAR ENDING JULY 31
                    1997     185,714
                    1998     185,714
                    1999     185,714
                    2000     185,715
                    2001     185,715
                             -------
                            $928,572
                            ========
5. REVOLVING CREDIT AND TERM LOAN AGREEMENT
    A revolving credit and term loan agreement enables the Company or AEGH to borrow $5,000,000 on a revolving credit basis until August 1, 1997. A commitment fee at a rate of three-eights of one percent
(3/8%) is charged on the unused portion. During the revolving credit period, loans bear interest at or below prime rate plus one-quarter percent (1/4%). The interest rate at July 31, 1996 was 8.50%. The Company may convert any outstanding borrowings into a 5-year term loan, repayable in equal monthly installments, plus interest at or below prime rate plus one-half percent (1/2%). At July 31, 1996 AEGH (parent company) had borrowed $4,750,000 under the revolving credit line.
    The revolving credit line and term loan agreements are secured by certain assets of the Company.

6. OPTION ON BUILDING
     AEGH (parent company) has granted the majority shareholders of AEGH an option to acquire the land and building utilized as the Company's headquarters for a period of six months commencing on August 15, 2003 and ending February 15, 2004 for $500 ,000.

7. COMMITMENTS
    Atlas Resources, Inc., as general partner in several oil and gas limited partnerships, and AEGH have agreed to indemnify each investor general partner from any liability incurred which exceeds such partner's share of partnership assets.  Management believes that any such liabilities that may occur will be covered by insurance and, if not covered by insurance, will not result in a significant loss to AEGH and its subsidiaries.
     Subject to certain conditions, investor general partners in certain oil and gas limited partnerships may present their interests beginning in 1996 for purchase by Atlas Resources, Inc., as managing general partner.  Atlas Resources, Inc. is not obligated to purchase more than
5% of the units in any calendar year.
     Atlas Resources, Inc., as managing general partner in a certain oil and gas limited partnership, has also agreed to subordinate its share of production revenues to the receipt by investor partners of cash distributions equal to at least 10% of their subscriptions in each of the first five years of partnership operations.
----------------------------------------------------------------------------

8. FUTURES CONTRACTS
     The Company enters into natural gas futures contracts to hedge its exposure to changes in natural gas prices. At any point in time, such contracts may include regulated
NYMEX
futures contracts and non- regulated over-the-counter futures contracts with qualified counterparties. The futures contracts employed by the Company are commitments to purchase or sell natural gas at a future date and generally cover one month periods for up to 18 months in the future. Realized gains (losses) are recorded in the income accounts in the month(s) that the futures contracts are intended to hedge. Unrealized gains (losses) are deferred until realized. Deferred gains (losses) were $115,240 and $- 0 at July 31, 1996 and 1995, respectively.

9. IMPAIRMENT OF ASSETS
     In 1996 the Company evaluated the carrying value of long-lived assets for impairment of value in accordance with the Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of
Long-Lived Assets and for Long-Lived Assets to be Disposed of."  The
Company recognized a noncash write-down in the carrying value of oil and gas properties of $1,700,000 which primarily was a result of the sustained decrease in gas and oil prices. The write-down was determined based upon the estimated future net cash flows from the properties.

10. NATURAL GAS AND OIL PRODUCING ACTIVITIES (UNAUDITED)

     The supplementary information summarized below presents the results of natural gas and oil activities in accordance with SFAS No. 69, "Disclosures About Oil and Gas Producing Activities."

(1) PRODUCTION COSTS
     The following table presents the costs incurred relating to natural gas and oil production activities:

                                                      1996          1995
     Capitalized costs at July 31:
         Capitalized costs                      $28,359,364      $23,195,675
         Accumulated depreciation and depletion  (9,108,310)     (6,454,328)
                                                -----------       ----------
                Net capitalized costs           $19,251,054      $16,741,347
     Costs incurred during the year ended July 31:
          Property acquisition costs -
         proved undeveloped properties
$                                               $    15,000      $       -0-
                                                ===========      ===========
           Development costs                    $ 6,863,689      $ 4,669,626
                                                ===========      ===========
    Property acquisition costs include costs to purchase, lease or otherwise acquire a property.
Development costs include costs to gain access to and prepare development well locations for drilling, to drill and equip development wells and to provide facilities to extract, treat, gather and store oil and gas.

(2) RESULTS OF OPERATIONS FOR PRODUCING ACTIVITIES
     The following table presents the results of operations related to natural gas and oil production for the years ended July 31, 1996 and 1995:

                                                     1996           1995
      Revenues                                  $ 4,011,924      $ 2,991,813
      Production costs                             (248,743)       (185,356)
      Depreciation and depletion                 (2,653,982)      (1,072,962)
      Income tax expense                           (122,726)        (364,315)
                                                 ----------      ------------
           Results of operations from
            producing activities                    $986,473      $ 1,369,180
                                                 ==========       ===========
      Depreciation, depletion and amortization of natural gas and oil properties are provided on the unit- of-production method.
-----------------------------------------------------------------------------

(3) RESERVE INFORMATION
     The information presented below represents estimates of proved natural gas and oil reserves. Proved developed reserves represent only those reserves expected to be recovered from existing wells and support equipment. Proved undeveloped reserves represent proved reserves expected to be recovered from new wells after substantial development costs are incurred. All reserves are located in Eastern Ohio and Western
Pennsylvania.

                                  1996                     1995
                    NATURAL GAS        OIL        NATURAL GAS       OIL
                      (MCF)           (BARRELS)     (MCF)         (BARRELS)
(BARRELS)
     Proved developed and undeveloped reserves:

 Beginning of period 57,211,350      13,596      50,226,287       7,386
 Revision of
previous estimates    2,320,454     (5,713)        (684,821)      6,816
Extensions,
discoveries and
other additions      11,720,742        -0-       21,535,654         -0-
        Production  (1,720,056)     (1,551)      (1,499,244)      (606)
 Sales of
 minerals in place (12,673,528)        -0-      (12,366,526)        -0-
                   -----------       ------      ----------      ------
 End of period      56,858,962        6,332      57,211,350      13,596
 Proved            ===========      =======       =========      ======
developed reserves:
Beginning of period 17,378,470      13,596       14,603,407       7,386
                  =============     =======      ==========      ======
End of period       20,276,092       6,332       17,378,470      13,596
                  =============     =======      ==========      ======
(4) STANDARD MEASURE OF DISCOUNTED FUTURE CASH FLOWS
     Management cautions that the standard measure of discounted future cash flows should not be viewed as an indication of the fair market value of natural gas and oil producing properties, nor of the future cash flows expected to be generated therefrom. The information presented does not give recognition to future changes in estimated reserves, selling prices or costs and has been discounted at an arbitrary rate of 10%.
Estimated future net cash flows from natural gas and oil reserves based on selling prices and costs at July
31, 1996 and July 31, 1995 price levels are as follows:

                                           1996              1995
     Future cash inflows               $121,474,607      $128,363,532
      Future production costs           (27,878,540)     (27,812,401)
     Future development costs           (34,814,000)     (41,574,000)
     Future income tax expense         (11,560,671)      (11,406,096)
                                      -------------     -------------
     Future net cash flow                  47,221,396      47,571,035

       10% annual discount for
 estimated timing of cash flows
                                       (32,795,257)      (35,761,224)
                                     -------------       ------------
     Standardized measure of
discounted future net cash flows        $14,426,139      $ 11,809,811
                                    ==============       ============
     Summary of changes in the standardized measure of discounted future net cash flows:

                                           1996            1995

      Sales of gas and oil produced - net $    (986,473)     $(1,369,180)
     Net changes in prices,
 production and development costs             (3,426,850)     (3,969,631)
     Extensions, discoveries, and
improved recovery, less
       related costs                             178,794           58,615
     Development costs incurred                4,686,481        5,081,411
     Revisions of previous quantity estimates  1,555,239        (330,491)
      Sales of minerals in place                (464,705)     (1,216,889)
     Accretion of discount                     1,633,496        1,006,878
     Net change in income taxes                 (559,654)         676,087
                                           -------------      -----------
         Net increase (decrease)               2,618,328         (63,200)
       Beginning of period                    11,809,811       11,873,011
                                           ------------       -----------
     End of period                         $  14,426,139      $11,809,811
                                           =============      ===========
--------------------------------------------------------------------------

                         ATLAS RESOURCES, INC., ,
                 CONSOLIDATED BALANCE SHEET (UNAUDITED), ,
                        AS OF MAY 31, 1997,
--------------------------------------------------------------------------

                                                   1997         1996
                                  ASSETS
CURRENT ASSETS, ,
     Cash and cash equivalents,                   $420,980 ,  $332,109
     Trade accounts receivable,                  2,742,332 , 2,866,783
     Accounts receivable from affiliates,        2,143,125 ,         0
     Costs in excess of billings on
     uncompleted contracts,                              0 ,   407,849
     Inventories,                                    7,498 ,   496,391
     Other current assets,                          97,936 ,    20,701
TOTAL CURRENT ASSETS,                            5,621,871 , 4,123,833
, ,
OIL AND GAS PROPERTIES, ,
     Oil and gas wells and leases,              30,552,053 ,28,558,094
     Less accumulated depreciation,
 depletion and amortization,                    11,255,305 , 7,700,321
NET OIL & GAS PROPERTIES,                       19,296,748 ,20,857,773
, ,
OTHER ASSETS,                                      133,123 ,     2,613
, ,
PROPERTY, PLANT AND EQUIPMENT, ,
     Land,                                         174,385 ,   161,000
     Buildings,                                  2,371,519 , 1,641,671
     Equipment,                                    864,954 ,   779,253
     Gathering Lines,                            1,050,124 ,   978,879
Sub-total,                                       4,460,982 , 3,560,803
     Less accumulated depreciation,              2,155,348 , 1,974,462
NET PROPERTY, PLANT & EQUIPMENT,                 2,305,634 , 1,586,341
, ,
TOTAL ASSETS,                                  $27,357,376 $26,570,560
, ,                                            =======================
, ,
                 LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES, ,
     Accounts payable and accrued expenses,     $2,985,198  $3,705,281
     Working interests and royalties payable,    5,527,672   4,900,058
     Billings in excess of costs
     on uncompleted contracts,                     950,425 , 1,356,043
     Current maturities on long-term debt:,        185,714 ,   185,714
      Income taxes payable,                        538,145 ,   885,868
TOTAL CURRENT LIABILITIES,                      10,187,154  11,032,964
, ,
LONG-TERM DEBT, net of current maturities,         773,810 ,   959,524
, ,
ADVANCES FROM AFFILIATED COMPANIES,              1,650,000 ,   584,193
, ,
DEFERRED CREDITS AND OTHER LONG-TERM LIABILITIES,   83,000   , 708,801
, ,
STOCKHOLDERS' EQUITY, ,
     Capital stock, stated value $10.00:
 Authorized - 500 shs; Issued - 200 shs.,            2,000 ,     2,000
     Retained earnings,                         14,661,412 ,13,283,078
TOTAL STOCKHOLDERS' EQUITY,                     14,663,412 ,13,285,078
, ,
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY,    $27,357,376 $26,570,560
,                                              =======================
----------------------------------------------------------------------

ATLAS RESOURCES, INC., ,
CONSOLIDATED STATEMENT OF INCOME (UNAUDITED), ,
TEN MONTHS  ENDED MAY 31, 1997, ,
INCOME                                             1997          1996
     Sales-gas wells,                         $16,682,188 , $16,302,706
     Purchased gas revenues,                        3,765 ,       1,470
     Well operating fees,                       1,707,477 ,   1,841,788
     Working interest and royalties,            3,778,551 ,   3,213,021
     Non-recurring income (Note 2),                     0 ,   2,059,179
     Interest Income,                              72,635 ,      84,495
     Other,                                       351,404 ,     542,066
TOTAL INCOME,                                  22,596,020 ,  24,044,725
, ,
COST OF SALES AND OTHER EXPENSES, ,
     Costs of sales-gas wells,                 13,278,965 ,  11,881,671
     Cost of purchased gas,                         2,189 ,       1,365
     Cost of well operations,                     744,887 ,     298,533
     General and administrative,                  892,997 ,   2,003,215
     Interest expense,                            133,192 ,     181,431
     Depreciation, depletion and amortization,  2,200,745 ,   1,381,937
TOTAL COST OF SALES AND OTHER EXPENSES,        17,252,975 ,  15,748,152
, ,
INCOME BEFORE INCOME TAXES,                     5,343,045 ,   8,296,573
, ,
INCOME TAXES,                                   1,503,230 ,   2,202,302
, ,
NET INCOME,                                    $3,839,815 ,  $6,094,271
, ,                                            ==========    ==========
, ,
, ,
ATLAS RESOURCES, INC., ,
CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED), ,
TEN MONTHS  ENDED MAY 31, 1997, ,
, ,
                                                 1997            1996
NET CASH PROVIDED BY OPERATING ACTIVITIES,   $(2,293,378),  $ 8,144,146
, ,
CASH FLOW FROM INVESTING ACTIVITIES:, ,
     Investment in oil and gas wells
and property, plant and equipment,            (3,093,277),   (5,352,042)
, ,
CASH FLOWS USED IN FINANCING ACTIVITIES:, ,
     Borrowings from banks,                     (154,762),    1,084,938
     Repayment of advances from affiliates,   (2,841,561),   (5,262,831)
     Dividends to parent company,               (500,000),            0
Net cash used in financing activities,        (3,496,323),   (4,177,893)
, ,
Net increase (decrease) in cash and
 cash equivalents,                            (8,882,978),   (1,385,789)
, ,
Cash and cash equivalents at beginning of year, 9,303,958 ,   1,717,898
, ,
Cash and cash equivalents at end of period,      $420,980 ,    $332,109
, ,                                           ============= ===========
-----------------------------------------------------------------------

ATLAS RESOURCES, INC.
NOTE TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
MAY 31, 1997


1.  INTERIM FINANCIAL STATEMENTS

The consolidated financial statements as of May 31, 1997 and for the ten months then ended have been prepared by the management of the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and foot note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. These consolidated financial statements should be read in conjunction with the audited July 31, 1996 and 1995 consolidated financial statements. In the opinion of management, all adjustments (consisting of only normal recurring accruals) considered necessary for presentation have been included.

2. The non-recurring income item in the period ended May 31, 1996 pertains to a settlement of certain claims with Columbia Gas Transmission Corporation.

-------------------------------------------------------------------------------

            AUDITED CONSOLIDATED FINANCIAL STATEMENTS
                     AEG HOLDINGS, INC.
                        JULY 31, 1996

McLaughlin & Courson
Certified Public Accountants
2002 Law & Finance Building
Pittsburgh, PA 15219


                           INDEPENDENT AUDITORS' REPORT


Board of Directors
AEG Holdings, Inc.
Coraopolis, Pennsylvania


       We have audited the accompanying consolidated statements of financial position of AEG Holdings, Inc. and subsidiaries as of July 31, 1996 and 1995, and the related consolidated statements of income and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AEG Holdings, Inc. as of July 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


/s/McLaughlin & Courson
McLaughlin & Courson


Pittsburgh, Pennsylvania
November 11, 1996
--------------------------------------------------------------------------

                  CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
                               AEG HOLDINGS, INC.
                              JULY 31, 1996 AND 1995

     ASSETS
                                                    1996            1995
CURRENT ASSETS
     Cash and cash equivalents                  $13,914,902      $8,224,721
     Trade accounts and notes receivable
, less allowance for doubtful
        accounts of $200,000 in 1996 and
 $100,000 in 1995                                 6,073,523       3,278,178
     Other receivables                              253,159         501,174
     Costs in excess of billings of $-0- in
1996 and 1995 on uncompleted contracts              238,555         293,372
     Inventories                                    449,193         495,063
     Prepaid expenses and other current assets      792,573         409,969
                                                 ----------      ----------
                 TOTAL CURRENT ASSETS            21,721,905      13,202,477
OIL AND GAS PROPERTIES
     Oil and gas wells and leases                31,927,784      28,185,190
 Less accumulated depreciation,
depletion and amortization
                                                 12,211,283      10,518,131
                                                 ----------      ----------
                                                 19,716,501      17,667,059

OTHER ASSETS                                        308,127         294,851

PROPERTY, PLANT AND EQUIPMENT
     Land                                           380,568         359,193
     Buildings                                    1,805,471       1,785,776
     Equipment                                    1,168,561       1,025,609
     Gathering lines                             18,444,239      16,666,091
                                                 ----------      ----------
                                                 21,798,839      19,836,669
     Less accumulated depreciation               13,331,940      11,695,999
                                                 ----------      ----------
                                                  8,466,899       8,140,670
                                                ----------       ----------
                                                $50,213,432     $39,305,057
                                                ===========     ===========
     LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
      Accounts payable and accrued expenses     $ 6,008,372      $5,007,209
     Working interests and royalties payable      4,077,102       2,217,294
    Billings in excess of costs of $2,011,277
in 1996 and $1,636,992
        in 1995 on uncompleted contracts         10,412,624       5,472,266
     Current maturities on long-term debt:
        Subordinated notes payable to
stockholders                                      1,669,661       1,461,795
        Other                                       185,714         246,014
     Income taxes payable                           998,873         234,057
                                                 ----------      ----------
                TOTAL CURRENT LIABILITIES        23,352,346      14,638,635

DEFERRED INCOME TAXES                               655,000       1,330,000

LONG-TERM DEBT, net of current maturities:
     Subordinated notes payable to stockholders   3,255,273       4,924,934
     Other                                        5,678,572       5,864,286

OTHER LONG-TERM LIABILITIES                         310,046         265,640

STOCKHOLDERS' EQUITY
     Capital stock, no par; authorized
 2,000,000 shares; issued 500,000
shares                                                1,250           1,250
     Paid-in capital                                560,093         560,093
     Retained earnings                           21,892,247      17,351,614
       Treasury stock, at cost
(137,419 shares and 140,919 shares,
respectively)                                    (5,491,395)    (5,631,395)
                                                 -----------     ----------
                                                 16,962,195      12,281,562
                                                -----------     -----------
                                                $50,213,432     $39,305,057
 b                                              ===========     ===========
See notes to consolidated financial statements
---------------------------------------------------------------------------

                    CONSOLIDATED STATEMENTS OF INCOME
                        AEG HOLDINGS, INC.
                 YEARS ENDED JULY 31, 1996 AND 1995


                                                  1996             1995
INCOME
     Sales - gas wells                        $20,482,825      $22,707,513
Purchased gas revenues                         47,293,957       12,602,845
Well operating fees                             3,262,835        3,132,886
Gathering line charges                          2,605,816         1,970,964
Working interests and royalties                 4,796,736         3,903,888
Interest                                          236,210           151,749
     Non-recurring income                       4,370,000                -0
     Other                                        426,225           198,925
                                              -----------      ------------
                                               83,474,604        44,668,770

COSTS OF SALES AND OTHER EXPENSES

     Costs of sales - gas wells                16,898,962        19,216,912
     Cost of purchased gas                     47,326,785        12,987,224
     Gathering line operation and maintenance   1,856,801         1,592,691
      General and administrative                3,677,756         3,221,659
     Interest:
        Subordinated notes payable to
         stockholders                             749,469           925,139
        Other                                     304,973           268,162
     Depreciation, depletion and amortization   3,961,725         2,711,514
       Impairment of assets                     2,370,000               -0-
                                               ----------        ----------
                                               77,146,471        40,923,301
                                              -----------        ----------
          INCOME BEFORE INCOME TAXES            6,328,133         3,745,469

INCOME TAXES

     Current:
        Federal                                 1,850,000           380,000
               State                              630,000           240,000
      Deferred                                   (675,000)          230,000
                                                ---------           -------
                                                1,805,000           850,000
                                                ---------           -------
          NET INCOME                          $ 4,523,133       $ 2,895,469
                                              ===========       ===========

See notes to consolidated financial statements
---------------------------------------------------------------------------

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             AEG HOLDINGS, INC.
                     YEARS ENDED JULY 31, 1996 AND 1995


                                                   1996         1995

Cash flows from operating activities:
     Net income                                $ 4,523,133      $ 2,895,469
Adjustments to reconcile net income to
net cash provided by
    operating activities:
    Depreciation, depletion and amortization    3,961,725          2,711,514
          Impairment of assets                  2,370,000                -0-
         Expense funded by issuance of
         capital stock                            157,500            172,200
          Other, net                               14,700            (3,579)
             Change in assets and liabilities:
           Receivables                         (2,547,330)         1,180,462
Inventories                                        45,870             73,492
 Prepaid expenses and other current assets       (382,604)         (144,242)
   Accounts payable and accrued expenses and
working interests and royalties payable         2,860,971            183,252
           Uncompleted contract billings, net   4,995,175            515,791
           Income taxes payable                   764,816          (176,295)
            Deferred income taxes                (675,000)           230,000
           Long-term liabilities                   44,406           (88,481)
                                               ----------          ---------
Net cash provided by operating activities      16,133,362          7,549,583

Cash flows used in investing activities:
     Proceeds from sale of assets                     -0-             47,000
    Investment in oil and gas wells and leases (6,745,226)       (4,753,547)
     Liquidations of other assets, net            (13,276)             6,091
     Gathering line additions                  (1,778,148)       (1,218,666)
 Other property additions                        (184,022)         (196,250)
                                               -----------       -----------
     Net cash used in investing activities     (8,720,672)       (6,115,372)

Cash flows (used in) provided by
financing activities:
     Proceeds from long-term borrowings         4,750,000         6,050,000
     Principal payments on long-term borrowings(4,935,714)      (4,000,000)
     Principal payments on notes payable
 to stockholders                               (1,461,795)      (1,279,808)
     Principal payments on other term loans       (75,000)        (475,000)
             Net cash (used in) provided       ----------         ----------
by financing activities
                                               (1,722,509)          295,192
                                              ------------       -----------
Net increase in cash and cash equivalents       5,690,181         1,729,403

Cash and cash equivalents at beginning of year  8,224,721         6,495,318

Cash and cash equivalents at end of year      $13,914,902        $8,224,721
                                              ===========        ==========
Additional Cash Flow Information:
     Cash paid during the year for:
       Interest                               $ 1,045,235       $ 1,196,345
       Income taxes                             1,715,184           796,295

See notes to consolidated financial statements
-----------------------------------------------------------------------------

     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     AEG HOLDINGS, INC.

1. DESCRIPTION OF BUSINESS
     AEG Holdings, Inc. (AEGH) was formed in July, 1995 to hold, through its wholly owned subsidiary AIC,Inc. also formed in July, 1995, Atlas Energy Group and its subsidiaries,including Atlas Resources, Inc. and Atlas Gas Marketing, Inc. The purpose of the reorganization is to achieve more efficient concentration offunds of the Atlas group of companies, thereby minimizing transaction costs and maximizing returns on investment vehicles. No changes in the consolidated assets, liabilities or stockholders' equity occurred as a result of the reorganization.
     AEGH and subsidiaries are engaged in the exploration for, development, production, and marketing of natural gas and oil primarily in the Appalachian Basin area. In addition, the Company performs contract drilling and well operation services.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     PRINCIPLES OF CONSOLIDATION
          The consolidated financial statements include the accounts of
AEG Holdings, Inc., and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.
     INVENTORIES
          Inventories, consisting of oil and gas field materials and supplies, are stated at the lower of first-in, first-out cost or market.
     METHOD OF ACCOUNTING FOR OIL AND GAS PROPERTIES
          The Company uses the successful efforts method of accounting for oil and gas producing activities.
Property acquisition costs are capitalized when incurred.  Geological
And geophysical costs and delay rentals are expensed when incurred.
Development costs, including equipment and intangible drilling costs related to both producing wells and developmental dry holes, are capitalized. All capitalized costs are generally depreciated and depleted on the unit-of-production method using estimates of proven reserves. Oil and gas properties are periodically assessed and when unamortized costs exceed expected future net cash flows, a loss is recognized by recording a charge to income.
          On the sale or retirement of oil and gas properties, the cost and related accumulated depreciation, depletion and amortization are eliminated from the property accounts, and the resultant gain or loss is recognized.
          For tax purposes, intangible drilling costs are being written off as incurred. The greater of cost or percentage depletion as defined by the Internal Revenue Code, is used as a deduction from income.
     PROPERTY, PLANT AND EQUIPMENT
          Land, buildings, equipment and gathering lines are recorded at cost. Major additions and betterments are charged to the property accounts while replacements, maintenance and repairs which do not improve or extend the life of the respective assets are expensed currently. As prope rty is retired or otherwise disposed of, the cost of the property is removed from the asset account, accumulated depreciation is charged with an amount equivalent to the depreciation provided, and the difference, if any, is charged or credited to income.  Depreciation is computed over the estimated useful life of the assets generall y by the straight-line method.
     REVENUE RECOGNITION
          The Company sells interests in oil and gas wells and retains therefrom a working interest and/or overriding royalty in the producing wells. The income from the working interests is recorded when the natural gas and oil are produced.
          The Company also contracts to drill oil and gas wells.  The income from these contracts is recorded upon substantial completion of the well.
          Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation costs. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.
           Costs in excess of amounts billed are classified as current assets under costs in excess of billings on uncompleted contracts.  Billings in excess of costs are classified under current liabilities as billings in excess of costs on uncompleted contracts. Contract retentions are included in accounts receivable.
     WORKING INTERESTS AND ROYALTIES
          Revenues from working interests and royalties are recognized when the natural gas and oil are produced. For the year ended July 31, 1996, the Company recognized working interest income of $3,800,437 and royalty income of $996,299.  Working interest and royalty income during the year ended July 31, 1995 amounted to $3,008,027 and $895,861, respectively.
------------------------------------------------------------------------

     CASH EQUIVALENTS
          For purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.
     USE OF ESTIMATES
          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3. AFFILIATED OIL AND GAS PARTNERSHIPS
     In connection with the sponsorship of oil and gas partnerships, the Company is reimbursed by the partnerships for certain operating and overhead costs incurred on their behalf. These reimbursements totalled approximately $320,000 and $265,000 during the years ended July 31, 1996 and 1995, respectively. In addition, as part of its duties as well operator, the Company receives proceeds from the sale of oil and gas and makes distributions to investors according to their working interest in the related oil and gas properties.

4. PLAN OF REORGANIZATION
    On November 8, 1990 the Company adopted a plan of reorganization whereby a substantial portion of the common stock of the two majority shareholders would be purchased by the Company and shares of the Company's stock would be granted to certain key employees of the Company
(Management Investors) giving the Management Investors control of the Company.

     PURCHASE OF TREASURY SHARES AND NOTES PAYABLE TO STOCKHOLDERS
          On November 14, 1990 the Company entered into an agreement effective as of August 16, 1990 to purchase 248,717 shares of common stock from its two majority shareholders at $40.00 per share ($9,948,680).
          The purchase price is evidenced by promissory notes bearing interest at 13.5%. Quarterly principal payments range from $100,574 on November 15, 1991 to a final payment of $856,103 on November 15, 1998. Payments may be deferred or accelerated under certain circumstances. Principal payments totaled $1,461,795 and $1,279,808 during the years ended July 31, 1996 and 1995 respectively. Interest expense amounted to $749,469 and $925,139 for the years ended July 31, 1996 and 1995, respectively.
          The notes are subordinate to all direct and indirect debt, past, present or future and all obligations, if any, to make contributions to any employee stock ownership plan now in existence or hereinafter created .
          The promissory notes are secured by warrants on the common stock of the Company that are exercisable upon an uncorrected event of default. At July 31, 1996 and 1995, the following warrants were outstanding:

                                              1996        1995
                    Number of shares        382,668      643,824
                   Exercise price            12.87        9.92

          The Company has options to purchase, and the majority
shareholders had options to sell 131,425 shares of the Company's common stock at per share prices ranging from $63.25 to $74.10 commencing on the earlier of the satisfaction of all the Company's obligations under the foregoing promissory notes or November 14, 1999. The shareholders also had an option on November 14, 2004 to sell 87,356 shares to the
Company.  The shareholder options to sell the 218,781 shares of common stock to the Company were waived on November 24, 1992 and the waiver has been retroactively applied in the accompanying financial statements.
-----------------------------------------------------------------------------

     STOCK GRANTS
          The Company has established a management employee stock option consisting of an aggregate of options to acquire 47,578 shares of common stock at $1.00 per share. No options have been granted as of
July 31, 1996.  The option will terminate August 15, 2012.
          There are restrictions on the sale of the vested Management
Investor and ESOP shares of common stock which include among other restrictions, that shares may not be sold until obligations to the majority shareholders are satisfied. Shares offered for sale must first be offered to the Company and then to other shareholders before being offered to a third party. Further conditions apply to sales that would result in a third party owning 5% or more of the total shares of the Company.
 5. OTHER LONG-TERM DEBT AND CREDIT FACILITY
     Long-term debt at July 31, 1996 and 1995 consists of the following:
                                                    1996         1995
          Revolving credit loan payable to bank     $4,750,000 $4,750,000

       Note payable to bank in monthly installments through August 2002 of $15,476, plus interest at or below prime rate plus one-half percent (1/2%) (7.88% and 8.125% at July 31, 1996 and 1995, respectively).  Secured by building and equipment having a net
       book value of $1,245,216 at July 31, 1996     1,114,286  1,300,000

          Other                                        -0-         60,300
                                                      ---------- ---------
                                                     5,864,286  6,110,300
          Less current maturities                     (185,714) (246,014)
                                                    -----------  --------
                                                    $5,678,572 $5,864,286
                                                    ========== ==========
        The revolving credit and term loan agreement enables the Company to borrow $5,000,000 on a revolving basis until August 1, 1997. A commitment fee at a rate of three-eights of one percent (3/8%) is charged on the unused portion. During the revolving credit period, loans bear interest at or below prime rate plus one-quarter percent (1/4%). The interest rate at July 31, 1996 was 8.50%. The agreement provides that the Company may convert any outstanding borrowings into a 5 year term loan, payable in equal monthly installments, plus interest at or below prime rate plus one-half percent (1/2%).
        The loan agreements are secured by certain assets of the Company.

6. MATURITIES ON LONG-TERM DEBT
     Aggregate maturities on long-term debt at July 31, 1996 for the next five fiscal years are as follows:

               FISCAL    SUBORDINATED       OTHER
               YEAR      NOTES PAYABLE      LONG-TERM
               ENDING   TO STOCKHOLDERS     DEBT       TOTAL
               1997     $1,669,661     $ 185,714      $1,855,375
               1998      1,907,084     1,135,714      3,042,798
               1999      1,348,189     1,135,714      2,483,903
               2000         -0-        1,135,714      1,135,714
               2001         -0-        1,135,714      1,135,714

7. INCOME TAXES
      Net deferred tax liabilities consist of the following:

                                                       JULY 31,
                                                 1996            1995
          Exploration and development costs expensed
            for income tax reporting         $1,210,000      $1,782,000
          Tax credits                          (280,000)       (601,000)
          Other                                (275,000)        149,000
                                             -----------     -----------
                                             $  655,000      $1,330,000
                                             ==========      ==========

    A reconciliation between the Company's effective tax rate and the U.S. statutory rate is as follows:

                                                   1996     1995
          U.S. statutory rate                     34.0 %     34.0 %
          State income taxes net of federal
income tax benefit                                 4.5        5.8
          Depletion                               (3.5)      (7.0)
          Nonconventional fuels and
          alternative minimum tax credits        (9.2)      (10.0)
          Other                                    2.7       (0.1)
          Effective tax rate                      28.5 %      22.7 %
---------------------------------------------------------------------------

 8. PROFIT SHARING PLAN
     The Company maintains a defined contribution 401 (K) profit sharing plan covering substantially all of its employees. The Plan Administrator set the maximum allowable employee contribution at the lesser of 15%
of their compensation or $9,500 and $9,240 for the calendar years 1996 and 1995, respectively. The Company matches employee contributions by contributing an amount equal to 50% and 30% of each employee's contribution for the calendar years 1996 and 1995, respectively.
Pension expense under the 401 (K) profit sharing plan was $118,083 and $67,974 for the years July 31, 1996 and 1995, respectively.

9. OPTION ON BUILDING
    The majority shareholders were granted an option to acquire the land and building utilized as the Company's headquarters for a period of six months commencing on August 15, 2003 and ending February 15, 2004 for $500,000.
10. CHANGES IN STOCKHOLDERS' EQUITY
Changes in stockholders' equity during the years ended July31, 1996 and 1995 were as follows:
                          CAPITAL     PAID-IN      RETAINED       TREASURY
                          STOCK       CAPITAL      EARNINGS       STOCK
BALANCE AT JULY 31, 1994  $1,250      $560,093  $14,451,945      $(5,784,760)
Treasury stock issued to ESOP
(3,000 shares)                                        3,000          120,000
               Other (700 shares net)                 1,200           33,365
               Net income for the year            2,895,469
                         ----------------------------------------------------
BALANCE AT JULY 31, 1995  1,250      560,093      17,351,614      (5,631,395)
               Treasury stock issued to ESOP
                  (3,000 shares)                      15,000         120,000
               Other (500 shares)                      2,500          20,000
                        ------------------------------------------------------
               Net income for the year             4,523,133
                        $1,250      $560,093      $21,892,247     $(5,491,395)
                       =======      ========      ===========     ============
11. EMPLOYEE STOCK OWNERSHIP PLAN
         Effective August 1, 1990 the Company established a non-contributory employee stock ownership plan (ESOP) covering substantially all employees except the Company's two majority shareholders. The Company contributed 3,000 shares of common stock with a fair market value of $45.00 ($135,000) and $41.00 ($123,000) to the plan during the years ended July 31, 1996 and 1995, respectively. The Company also contributed
$28,134 and $26,418 in cash during the years ended July 31, 1996 and 1995, respectively. Employee benefits vest after five years of service, including service prior to establishment of the plan. There are restrictions on the sale of the stock (see Plan of Reorganization).

12. FUTURES CONTRACTS
          The Company enters into natural gas futures contracts to hedge its exposure to changes in natural gas prices. At any point in time, such contracts may include regulated NYMEX futures contracts and non-regulated over-the-counter futures contracts with qualified counterparties. The futures contracts employed by the Company are commitments to purchase or sell natural gas at a future date and generally cover one month periods for up to 18 months in the future. Realized gains
(losses) are recorded in the income accounts in the month(s) that the futures contracts are intended to hedge. Unrealized gains (losses) are deferred until realized. Deferred gains (losses) were ($3,190) and $-
0at July 31, 1996 and 1995, respectively.

13. COMMITMENTS
          Atlas Resources, Inc., as general partner in several oil and gas limited partnerships, and AEG Holdings, Inc. have agreed to indemnify each investor general partner from any liability incurred which exceeds such partner's share of partnership assets. Management believes that such liabilities that may occur will be covered by insurance and, if not covered by insurance, will not result in a significant loss to AEG Holdings, Inc. and its subsidiaries.
          Subject to certain conditions, investor general partners in certain oil and gas limited partnerships may present their interests beginning in 1996 for purchase by Atlas Resources, Inc., as managing general partner. Atlas Resources, Inc. is not obligated to purchase more than 5% of the units in any calendar year.
          Atlas Resources, Inc., as managing general partner in certain oil and gas limited partnerships has also agreed to subordinate its share of production revenues to the receipt by investor partners of cash distributions equal to at least 10% of their subscriptions in each of the first five years of partnership operations.

14. NON-RECURRING INCOME
          The non-recurring income item pertains to a settlement of certain claims with Columbia Gas Transmission Corporation.
--------------------------------------------------------------------------

15. IMPAIRMENT OF ASSETS

          In 1996 the Company evaluated the carrying value of long-lived assets for impairment of value in accordance with the Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of
Long-Lived Assets and for Long-Lived Assets to be Disposed of."  The
Company recognized a noncash write-down in the carrying value of assets of $2,370,000 which primarily was a result of the sustained decrease in gas and oil prices. The write-down includes $1,930,000 in oil and gas properties and $440,000 in gathering lines. The write-down was determined based upon the estimated future net cash flows from the properties.

16. NATURAL GAS AND OIL PRODUCING ACTIVITIES (UNAUDITED)
          The supplementary information summarized below presents the results of natural gas and oil activities in accordance with SFAS No. 69, "Disclosures About Oil and Gas Producing Activities."

          (1) PRODUCTION COSTS
               The following table presents the costs incurred relating to natural gas and oil production activities:

                                                   1996               1995
               Capitalized costs at July 31:
             Capitalized costs                 $31,927,784        $28,185,190
              Accumulated depreciation
              and depletion
                                               (12,211,283)      (10,518,131)
                                               -----------       ------------
                Net capitalized costs          $19,716,501        $17,667,059
              Costs incurred during the        ===========       ============
              year ended July 31:
             roperty acquisition costs
             - proved undeveloped
                properties                    $     15,000              $ 500
                                              ============          ==========
                      Developed costs          $ 6,745,226       $  4,753,047
               Property acquisition costs include costs to purchase, lease or otherwise acquire a property. Development costs include costs to gain access to and prepare development well locations for drilling, to drill and equip development wells and to provide facilities to extract, treat, gather and store oil and gas.

     (2) RESULTS OF OPERATIONS FOR PRODUCING ACTIVITIES
          The following table presents the results of operations related to natural gas and oil production for the years ended July 31, 1996 and 1995:
                                                       1996         1995
             Revenues                       $ 4,796,736      $ 3,903,888
             Production costs                  (296,133)        (230,256)
             Depreciation and depletion      (2,765,784)      (1,313,993)
             Income tax expense                (310,189)        (631,545)
Results                                       ----------      -----------
  of operations from producing activities     $1,424,630      $ 1,728,094
  Depreciation, depletion and                 ==========      ===========
 amortization of natural gas and
 oilproperties are provided on the
unit-of- production method.

     (3) RESERVE INFORMATION
          The information presented below represents estimates of proved natural gas and oil reserves. Proved developed reserves represent only those reserves expected to be recovered from existing wells and support equipment.  Proved undeveloped reserves represent proved reserves expected to be recovered from new wells after substantial development costs are incurred. All reserves are located in Eastern Ohio and
Western Pennsylvania.
                                    1996                    1995
                               NATURAL GAS     OIL        NATURAL GAS     OIL
                              (MCF)          (BARRELS)     (MCF)    (BARRELS)
     Proved developed and undeveloped reserves:
Beginning of period            60,946,963      91,260      55,084,369   86,390
Revision of previous estimates  2,579,747     (10,327)     (1,604,824)  (1,833)
Extensions, discoveries
and other additions            11,720,742       -0-        22,723,456   121,285
         Production            (2,065,738)     (9,414)     (1,875,795)  (6,728)
 les of minerals in place     (12,673,528)       -0-      (13,380,243)(107,854)
            End of period      60,508,186       71,519     60,946,963    91,260
     Proved developed reserves:==========       =======    ===========  =======
      Beginning of period      21,114,083       91,260     19,461,489    86,390
                               ==========       ======     ==========    ======
          End of period        23,925,316       71,519     21,114,083    91,260
                               =========        ======     ==========    ======
------------------------------------------------------------------------------

     (4) STANDARD MEASURE OF DISCOUNTED FUTURE CASH FLOWS
          Management cautions that the standard measure of discounted future cash flows should not be viewedas an indication of the fair market value of natural gas and oil producing properties, nor of the future cash flows expected to be generated therefrom. The information presented does not give recognition to future changes in estimated reserves, selling prices or costs and has been discounted at an arbitrary rate of 10%. Estimated future net cash flows from natural gas and oil reserves based on selling prices and costs at July 31, 1996 and July 31, 1995 price levels are as follows:

                                               1996             1995
     Future cash inflows                  $131,532,670      $139,389,034
     Future production costs               (30,793,378)     (30,822,109)
     Future development costs              (34,814,000)     (41,574,000)
     Future income tax expense            (13,669,546)      (13,691,210)
                                          ------------      ------------
     Future net cash flow                  52,255,746         53,301,715
     10% annual discount for estimated
      timing of cash flows
                                          (35,246,698)      (38,511,020)
     Standardized measure of discounted    ------------     ------------
       future net cash flows               $17,009,048      $ 14,790,695
                                           ===========      ============

     Summary of changes in the standardized measure of discounted future net cash flows:

                                                  1996             1995
       Sales of gas and oil produced - net     $(1,424,630)     $(1,728,094)
     Net changes in prices, production and
      development costs                          (4,256,259)     (4,087,588)
     Extensions, discoveries, and improved recovery,
       less related costs                           178,794          792,963
     Development costs incurred                   4,686,481        5,081,411
     Revisions of previous quantity estimates     1,951,236        (961,361)
     Sales of minerals in place                    (464,705)     (1,843,660)
        Accretion of discount                     1,930,851        1,376,058
     Net change in income taxes                    (383,415)         703,049
                                                ------------      ----------
          Net (decrease) increase                 2,218,353        (667,222)
     Beginning of period                         14,790,695        15,457,917
                                                -----------      -------------
     End of period                              $17,009,048      $ 14,790,695
                                                ===========      ============
-----------------------------------------------------------------------------

                      THE ATLAS GROUP, INC.
               CONSOLIDATED BALANCE SHEET (UNAUDITED)
                     AS OF MAY 31, 1997
------------------------------------------------------------------------------

ASSETS                                            1997           1996
 CURRENT ASSETS
     Cash and cash equivalents               $2,736,884   $   6,021,315
     Trade accounts and notes receivable
     , less allowance for
        doubtful accounts of $246,000         6,225,103       6,411,167
     Other receivables                          144,868         828,880
     Costs in excess of billings on
     uncompleted contracts                          0           403,989
     Inventories                                592,055         496,391
     Prepaid expenses and other current
     assets TOTAL CURRENT ASSETS OIL AND GAS PROPERTIES
     Oil and gas wells and leases            34,560,372      33,548,231
     Less accumulated depreciation,
depletion and amortization
NET OIL & GAS PROPERTIES OTHER
ASSETS
PROPERTY, PLANT AND EQUIPMENT
     Land                                       407,093         365,568
     Buildings                                2,550,415       1,790,457
     Equipment                                1,406,646       1,153,733
     Gathering Lines Sub-total               24,610,016      21,533,085
     Less accumulated depreciation
 TOTAL PROPERTY, PLANT & EQUIPMENT
TOTAL ASSETS                                $40,871,874     $45,671,705
                                            ===========================
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILTIIES
     Accounts payable and accrued expenses   $5,333,605      $8,014,373
     Working interests and royalties payable  4,200,202       3,629,596
     Billings in excess of costs on
uncompleted contracts                         1,493,951       1,386,987
     Current maturities on long-term debt:
          Subordinated notes payable to
 stockholders                                 1,907,084       1,669,661
          Other                                 185,714         185,714
      Income taxes payable TOTAL
 CURRENT LIABILITIES
DEFERRED INCOME TAXES
LONG-TERM DEBT, net of current maturities
     Notes Payable to Banks                   5,523,810       5,709,524
     Subordinated notes payable to
 stockholders TOTAL LONG-TERM DEBT
DEFERRED REVENUE  AND OTHER LONG-TERM LIABILITIES
STOCKHOLDERS' EQUITY
     Capital stock, no par; authorized 2,000,000 shares;
          issued 500,000 shares                   1,250           1,250
     Paid-in capital                            560,093         560,093
     Retained earnings                       24,594,574      23,342,993
     Treasury stock, at cost
 (133,919 and 137,419 shares, respectively)
 TOTAL STOCKHOLDERS' EQUITY
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY  $40,871,874     $45,671,705
------------------------------------------------------------------------

THE ATLAS GROUP, INC.
CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
TEN MONTHS  ENDED MAY 31, 1997

 INCOME                                            1997         1996
     Sales-gas wells                           $16,682,188  $16,302,706
     Purchased gas revenues                     26,865,659   34,917,254
     Well operating fees                         2,689,834    2,685,711
     Gathering line charges                      2,112,752    2,172,349
     Working interest and royalties              4,590,002    3,858,537
     Gain on sale of assets                        164,582        8,148
     Interest                                      201,133      198,529
     Non-recurring Income (Note 2)                       0    2,924,146
     Other TOTAL INCOME
COST OF SALES AND OTHER EXPENSES
     Costs of sales-gas wells                   14,203,478   13,693,934
     Cost of purchased gas                      27,526,168   34,932,992
     Gathering line operation and maintenance    1,471,075    1,183,033
     Exploration Expense                           250,748      128,983
     General and administrative                  3,075,483    2,471,129
     Interest:
        Subordinated notes payable to stockholders 462,852      638,658
        Other                                      122,371      345,292
     Depreciation, depletion and amortization TOTAL EXPENSES
INCOME BEFORE INCOME TAXES                       3,587,928    8,046,728

INCOME TAXES
NET INCOME                                    $  2,688,208   $5,976,379
                                             ==========================
THE ATLAS GROUP, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
TEN MONTHS  ENDED MAY 31, 1997


CASH FLOWS FROM OPERATING ACTIVITIES:              1997         1996
     Net Income                                $2,688,208   $5,976,379
     Adjustments to reconcile net income
to net cash provided
       by (used in) operating activities:
Depreciation, depletion and amortization        3,164,635    2,469,995
(Increase) Decrease in Current assets             572,004   (3,999,761)
Increase (Decrease) in Current liabilities    (10,066,269)   1,112,218
Other assets and liabilities, net Net cash provided by operating activities
CASH FLOW USED IN INVESTING ACTIVITIES:
     Investment in oil and gas wells and leases(2,632,588)  (5,363,041)
     Investment in Gathering Facilities        (1,801,623)  (1,557,236)
     Other property additions Net cash used in investment activities CASH FLOWS FROM FINANCING ACTIVITIES:
     Principal payments on notes payable
 to stockholders                               (1,669,661)  (1,461,794)
     Principal payments on other long-term borrowings Net cash from financing activities
Net increase (decrease) in cash and cash
equivalents                                   (11,178,018)  (2,203,406)

Cash and cash equivalents at beginning of year
Cash and cash equivalents at end of period     $2,736,884   $6,021,315
                                               =======================
----------------------------------------------------------------------

THE ATLAS GROUP, INC.
NOTE TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
MAY 31, 1997


1.  INTERIM FINANCIAL STATEMENTS

The consolidated financial statements as of May 31, 1997 and for the ten months then ended have beenprepared by the management of the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. These consolidated financial statements should be read in conjunction with the audited July 31, 1996 and 1995 consolidated financial statements. In the opinion of management, all adjustments (consisting of only normal recurring accruals) considered necessary for presentation have been included.

2. The non-recurring income item in the period ended May 31, 1996 pertains to a settlement of certain claims with Columbia Gas Transmission Corporation.
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                            EXHIBIT (A)

                 AMENDED AND RESTATED CERTIFICATE
                               AND
                  AGREEMENT OF LIMITED PARTNERSHIP

            ATLAS-ENERGY FOR THE NINETIES-PUBLIC #6 LTD.

     TABLE OF CONTENTS



SECTION NO.          DESCRIPTION
PAGE

SECTION NO.          DESCRIPTION
PAGE

I.     FORMATION
1.01     Formation     1
1.02     Certificate of Limited
Partnership     1
1.03     Name, Principal Office and
Residence     1
1.04     Purpose     1

II.     DEFINITION OF TERMS
2.01     Definitions     1

III.     SUBSCRIPTIONS AND FURTHER
CAPITAL CONTRIBUTIONS
3.01     Designation of Managing
General Partner and
Participants     7
3.02     Participants     7
3.03     Subscriptions to the
Partnership     7
3.04     Capital Contributions
8
3.05     Payment of Subscriptions
9
3.06     Partnership Funds     9

IV.     CONDUCT OF OPERATIONS
4.01     Acquisition of Leases
10
4.02     Conduct of Operations
11
4.03     General Rights and
Obligations of the
Participants and Restricted
and Prohibited Transactions
14
4.04     Designation, Compensation
and Removal  of Managing
General Partner
          and Removal of Operator
20
4.05     Indemnification and
Exoneration     21
4.06     Other Activities     22

V.     PARTICIPATION IN COSTS AND
REVENUES, CAPITAL ACCOUNTS,
ELECTIONS AND DISTRIBUTIONS
5.01     Participation in Costs and
Revenues     23
5.02     Capital Accounts and
Allocations
Thereto     25
5.03     Allocation of Income,
Deductions and
Credits     25
5.04     Elections     27
5.05     Distributions     27

VI.     TRANSFER OF INTERESTS
6.01     Transferability     28
6.02     Special Restrictions on
Transfers     28
6.03     Right of Managing General
Partner to Hypothecate
and/or Withdraw Its
Interests     29
6.04     Repurchase Obligation
29




VII.     DURATION, DISSOLUTION, AND
WINDING
UP
7.01     Duration     30
7.02     Dissolution and Winding Up
31

VIII.     MISCELLANEOUS PROVISIONS
8.01     Notices     31
8.02     Time     31
8.03     Applicable Law     31
8.04     Agreement in Counterparts
32
8.05     Amendment     32
8.06     Additional Partners     32
8.07     Legal Effect     32

EXHIBITS

EXHIBIT (I-A)     -     Managing
General Partner
Signature Page
EXHIBIT (I-B)     -
Subscription Agreement
EXHIBIT (II)          -
Drilling and
Operating
Agreement

                 AMENDED AND RESTATED CERTIFICATE AND
                  AGREEMENT OF LIMITED PARTNERSHIP
            ATLAS-ENERGY FOR THE NINETIES-PUBLIC #6 LTD.

THIS AMENDED AND RESTATED CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP ("AGREEMENT"), amending and restating the original Certificate of Limited Partnership, is made and entered into as of , 1997, by and among Atlas Resources, Inc., hereinafter referred to as "Atlas" or the "Managing General Partner", and the remaining parties from time to time signing a Subscription Agreement for Limited Partner Units, such parties hereinafter sometimes referred to as "Limited Partners," or for Investor General Partner Units, such parties hereinafter sometimes referred to as "Investor General Partners".
     ARTICLE I
     FORMATION

1.01. FORMATION. The parties hereto form a limited partnership pursuant to the Pennsylvania Revised Uniform Limited Partnership
Act, upon the terms and conditions set forth herein.

1.02. CERTIFICATE OF LIMITED PARTNERSHIP. This document shall constitute not only the agreement among the parties hereto, but also shall constitute the Amended and Restated Certificate and Agreement of Limited Partnership of the Partnership and shall be filed or recorded in such public offices as is required under applicable law or deemed advisable in the discretion of the Managing General Partner. Amendments to the certificate of limited partnership shall be filed or recorded in such public offices as required under applicable law or deemed advisable in the discretion of the Managing General Partner.

1.03. NAME, PRINCIPAL OFFICE AND RESIDENCE. The name of the Partnership is Atlas-Energy for the Nineties-Public #6 Ltd. The residence of Atlas shall be its principal place of business at 311 Rouser Road, Moon Township, Pennsylvania 15108, which shall also serve as the principal place of business of the Partnership. The residence of each Participant shall be as set forth on the Subscription Agreement executed by each such party. All such addresses shall be subject to change upon notice to the parties. The name and address of the agent for service of process shall be Mr. J.R. O'Mara at Atlas Resources, Inc., 311 Rouser Road, Moon Township, Pennsylvania 15108.

1.04. PURPOSE. The Partnership shall engage in all phases of the oil and gas business, including, without limitation, exploration for, development and production of oil and gas upon the terms and conditions hereinafter set forth and any other proper purpose under the Pennsylvania Revised Uniform Limited Partnership Act. The Managing General Partner may not, without the affirmative vote of Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription, change the investment and business purpose of the Partnership or cause the Partnership to engage in activities outside the stated business purposes of the Partnership through joint ventures with other entities.
     ARTICLE II
     DEFINITION OF TERMS

2.01. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings hereinafter set forth:

1. "Administrative Costs" shall mean all customary and routine expenses incurred by the Sponsor for the conduct of Partnership administration, including: legal, finance, accounting, secretarial, travel, office rent, telephone, data processing and other items of a similar nature. No
Administrative Costs charged shall be duplicated under any other category of expense or cost. No portion of the salaries, benefits, compensation or remuneration of controlling persons of Atlas will be reimbursed by the Partnership as Administrative Costs. Controlling persons include directors, executive officers and those holding five percent or more equity interest in the Managing
General Partner or a person having power to direct or cause the direction of the Managing General Partner, whether through the ownership of voting securities, by contract, or otherwise.
2. "Administrator" shall mean the official or agency administering the securities laws of a state.

3.  "Affiliate" shall mean with respect to a specific person
(a) any person directly or indirectly owning, controlling, or holding with power to vote 10 per cent or more of the outstanding voting securities of such specified person;
(b) any person 10 per cent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such specified person; (c) any person directly or indirectly controlling, controlled by, or under common control with such specified person; (d) any officer, director, trustee or partner of such specified person; and (e) if such specified person is an officer, director, trustee or partner, any person for which such person acts in any such capacity.
4. "Agreed Subscription" shall mean that amount so designated on the Subscription Agreement executed by the Participant, or, in the case of the Managing General Partner, its subscription under 3.03(b) and its subsections.
5.  "Agreement" shall mean this Amended and Restated
Certificate and Agreement of Limited Partnership, including all exhibits hereto.
6. "Assessments" shall mean additional amounts of capital which may be mandatorily required of or paid voluntarily by a Participant beyond his subscription commitment.
7. "Atlas" shall mean Atlas Resources, Inc., a Pennsylvania corporation, whose principal executive offices are located at 311 Rouser Road, Moon Township, Pennsylvania 15108.
8.  "Atlas Energy" shall mean Atlas Energy Group, Inc., an
Ohio corporation, whose principal executive offices are located at 311 Rouser Road, Moon Township, Pennsylvania
15108.
9.  "Atlas Group" shall mean The Atlas Group, Inc., a
Pennsylvania corporation, whose principal executive offices are located at 311 Rouser Road, Moon Township,
Pennsylvania 15108. Atlas Group was formerly known as AEGH or AEG Holdings, Inc.
10. "Capital Account" or "account" shall mean the account established for each party hereto, maintained as provided in 5.02 and its subsections.
11. "Capital Contribution" shall mean the amount agreed to be contributed to the Partnership by a party pursuant to3.04 and 3.05 and their subsections.
12. "Carried Interest" shall mean an equity interest in the Partnership issued to a Person without consideration, in the form of cash or tangible property, in an amount proportionately equivalent to that received from the Participants.
13. "Code" shall mean the Internal Revenue Code of 1986, as amended.
14. "Cost", when used with respect to the sale of property to the Partnership, shall mean (a) the sum of the prices paid by the seller to an unaffiliated person for such property, including bonuses; (b) title insurance or examination costs, brokers' commissions, filing fees, recording costs, transfer taxes, if any, and like charges in connection with the acquisition of such property; (c) a pro rata portion of the seller's actual necessary and reasonable expenses for seismic and geophysical services; and (d) rentals and ad valorem taxes paid by the seller with respect to such property to the date of its transfer to the buyer, interest and points actually incurred on funds used to acquire or maintain such property, and such portion of the seller's reasonable, necessary and actual expenses for geological, engineering, drafting, accounting, legal and other like services allocated to the property cost in conformity with generally accepted accounting principles and industry standards, except for expenses in connection with the past drilling of wells which are not producers of sufficient quantities of oil or gas to make commercially reasonable their continued operations, and provided that the expenses enumerated in this subsection (d) hereof shall have been incurred not more than 36 months prior to the purchase by the Partnership. When used with respect to services, "cost" shall mean the reasonable, necessary and actual expense incurred by the seller on behalf of the Partnership in providing such services, determined in accordance with generally accepted accounting principles. As used elsewhere, "cost" shall mean the price paid by the seller in an arm's-length transaction.
15. "Dealer-Manager" shall mean Anthem Securities, Inc., a wholly owned subsidiary of AIC, Inc. and the broker-dealer which will manage the offering and sale of the Units in all states except Minnesota and New Hampshire, and Bryan
Funding, Inc., the broker-dealer which will manage the offering and sale of Units in Minnesota and New Hampshire.

16. "Development Well" shall mean a well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic Horizon known to be productive.
17. "Direct Costs" shall mean all actual and necessary costs directly incurred for the benefit of the Partnership and generally attributable to the goods and services provided to the Partnership by parties other than the Sponsor or its Affiliates. Direct Costs shall not include any cost otherwise classified as Organization and Offering Costs, Administrative Costs, Intangible Drilling Costs, Tangible Costs, Operating Costs or costs related to the Leases.
Direct Costs may include the cost of services provided by the Sponsor or its Affiliates if such services are provided pursuant to written contracts and in compliance with 4.03(d)(7).
18. "Distribution Interest" shall mean an undivided interest in the assets of the Partnership after payments to creditors of the Partnership or the creation of a reasonable reserve therefor, in the ratio the positive balance of a party's Capital Account bears to the aggregate positive balance of the Capital Accounts of all of the parties determined after taking into account all Capital Account adjustments for the taxable year during which liquidation occurs (other than those made pursuant to liquidating distributions or restoration of deficit
Capital Account balances); provided, however, after the Capital Accounts of all of the parties have been reduced to zero, such interest in the remaining assets of the Partnership shall equal a party's interest in the related revenues of the Partnership as set forth in 5.01 and its subsections of this Agreement.
19. "Drilling and Operating Agreement" shall mean the proposed Drilling and Operating Agreement between Atlas, Atlas
Energy or an Affiliate as Operator, and the Partnership as Developer, a copy of the proposed form of which is attached hereto as Exhibit (II).
20. "Exploratory Well" shall mean a well drilled to find commercially productive hydrocarbons in an unproved area, to find a new commercially productive Horizon in a field previously found to be productive of hydrocarbons at another Horizon, or to significantly extend a known prospect.
21. "Farmout" shall mean an agreement whereby the owner of the leasehold or Working Interest agrees to assign his interest in certain specific acreage to the assignees, retaining some interest such as an Overriding Royalty
Interest, an oil and gas payment, offset acreage or other type of interest, subject to the drilling of one or more specific wells or other performance as a condition of the assignment.
22. "Final Terminating Event" shall mean any one of the following: (i) the expiration of the fixed term of the Partnership; (ii) the giving of notice to the Participants by the Managing General Partner of its election to terminate the affairs of the Partnership; (iii) the giving of notice by the Participants to the Managing General
Partner of their similar election through the affirmative vote of Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription; or (iv) the termination of the Partnership under 708(b)(1)(A) of the Code or the Partnership ceases to be a going concern.
23. "Horizon" shall mean a zone of a particular formation; that part of a formation of sufficient porosity and permeability to form a petroleum reservoir.
24. "Independent Expert" shall mean a person with no material relationship to the Sponsor or its Affiliates who is qualified and who is in the business of rendering opinions regarding the value of oil and gas properties based upon the evaluation of all pertinent economic, financial, geologic and engineering information available to the Sponsor or its Affiliates.
25. "Initial Closing Date" shall mean the date, on or before the Offering Termination Date, but after the minimum Partnership Subscription has been received, that the Managing General Partner, in its sole discretion, elects for the Partnership to begin business activities, including the drilling of wells. It is anticipated that this date will be December 1, 1997.
26. "Intangible Drilling Costs"or "Non-Capital Expenditures" shall mean those expenditures associated with property acquisition and the drilling and completion of oil and gas wells that under present law are generally accepted as fully deductible currently for federal income tax purposes; and includes all expenditures made with respect to any well prior to the establishment of production in commercial quantities for wages, fuel, repairs, hauling, supplies and other costs and expenses incident to and necessary for the drilling of such well and the preparation thereof for the production of oil or gas, that are currently deductible pursuant to Section 263(c) of the Code and Treasury Reg. Section 1.612-4, which are generally termed "intangible drilling and development costs," including the expense of plugging and abandoning any well prior to a completion attempt.
27. "Interim Closing Date" shall mean such date(s) after the Initial Closing Date of the Partnership, but prior to the Offering Termination Date, that the Managing General
Partner, in its sole discretion, applies additional Agreed Subscriptions to additional Partnership activities, including drilling activities.
28. "Investor General Partners" shall mean the persons signing the Subscription Agreement as Investor General Partners and the Managing General Partner to the extent of any optional subscription under 3.03(b)(2). All Investor
General Partners shall be of the same class and have the same rights.
29. "Landowner's Royalty Interest" shall mean an interest in production, or the proceeds therefrom, to be received free and clear of all costs of development, operation, or maintenance, reserved by a landowner upon the creation of an oil and gas Lease.
30. "Leases" shall mean full or partial interests in oil and gas leases, oil and gas mineral rights, fee rights, licenses, concessions, or other rights under which the holder is entitled to explore for and produce oil and/or gas, and further includes any contractual rights to acquire any such interest.
31. "Limited Partners" shall mean the persons signing the Subscription Agreement as Limited Partners, the Managing General Partner to the extent of any optional subscription under 3.03(b)(2), the Investor General Partners upon the conversion of their Investor General Partner Units to Limited Partner interests pursuant to 6.01(c), and any other persons who are admitted to the Partnership as additional or substituted Limited Partners. Except as provided in 3.05(b), with respect to the required additional Capital Contributions of Investor General
Partners, all Limited Partners shall be of the same class and have the same rights.
32. "Managing General Partner" shall mean Atlas Resources, Inc. or any Person admitted to the Partnership as a general partner other than as an Investor General Partner pursuant to this Agreement who is designated to exclusively supervise and manage the operations of the Partnership.
33. "Managing General Partner Signature Page" shall mean an execution and subscription instrument in the form attached as Exhibit (I-A) to this Agreement, which is incorporated herein by reference.
34. "Offering Termination Date" shall mean the date after the minimum Partnership Subscription has been received on which the Managing General Partner determines, in its sole discretion, the Partnership's subscription period is closed and the acceptance of subscriptions ceases, which shall not be later than December 31, 1997.
35. "Operating Costs" shall mean expenditures made and costs incurred in producing and marketing oil or gas from completed wells, including, in addition to labor, fuel, repairs, hauling, materials, supplies, utility charges and other costs incident to or therefrom, ad valorem and severance taxes, insurance and casualty loss expense, and compensation to well operators or others for services rendered in conducting such operations. Subject to the foregoing, Operating Costs also include reworking, workover, subsequent equipping and similar expenses relating to any well.
36. "Operator" shall mean Atlas, as operator of Partnership Wells in Pennsylvania, Atlas Energy as operator of Partnership Wells in Ohio and Atlas or an Affiliate as Operator of Partnership Wells in other areas of the United States.
37. "Organization and Offering Costs" shall mean all costs of organizing and selling the offering including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activities, charges of transfer agents, registrars, trustees, escrow holders, depositaries, engineers and other experts, expenses of qualification of the sale of the securities under federal and state law, including taxes and fees, accountants' and attorneys' fees and other front-end fees.

38. "Overriding Royalty Interest" shall mean an interest in the oil and gas produced pursuant to a specified oil and gas lease or leases, or the proceeds from the sale thereof, carved out of the working interest, to be received free and clear of all costs of development, operation, or maintenance.
39. "Participants" shall mean the Managing General Partner to the extent of its optional subscription under 3.03(b)(2);
the Limited Partners, and the Investor General Partners.
40. "Partners" shall mean the Managing General Partner, the Investor General Partners and the Limited Partners.
41. "Partnership" shall mean Atlas-Energy for the Nineties-Public #6 Ltd., the Pennsylvania limited partnership formed pursuant to this Agreement.
42. "Partnership Net Production Revenues" shall mean gross revenues after deduction of the related Operating Costs, Direct Costs, Administrative Costs and all other
Partnership costs not specifically allocated.
43. "Partnership Subscription" shall mean the aggregate Agreed Subscriptions of the parties to this Agreement; provided, however, with respect to Participant voting rights under this Agreement, the term "Partnership Subscription" shall be deemed not to include the Managing General Partner's required subscription under 3.03(b)(1).
44. "Partnership Well" shall mean a well, some portion of the revenues from which is received by the Partnership.
45. "Person" shall mean a natural person, partnership, corporation, association, trust or other legal entity.
46. "Program" shall mean one or more limited or general partnerships or other investment vehicles formed, or to be formed, for the primary purpose of exploring for oil, gas and other hydrocarbon substances or investing in or holding any property interests which permit the exploration for or production of hydrocarbons or the receipt of such production or the proceeds thereof.
47. "Prospect" shall mean an area covering lands which are believed by the Managing General Partner to contain subsurface structural or stratigraphic conditions making it susceptible to the accumulations of hydrocarbons in commercially productive quantities at one or more
Horizons. The area, which may be different for different Horizons, shall be designated by the Managing General
Partner in writing prior to the conduct of Partnership operations and shall be enlarged or contracted from time to time on the basis of subsequently acquired information to define the anticipated limits of the associated hydrocarbon reserves and to include all acreage encompassed therein. A "Prospect" with respect to a particular Horizon may be limited to the minimum area permitted by state law or local practice, whichever is applicable, to protect against drainage from adjacent wells if the well to be drilled by the Partnership is to a Horizon containing Proved Reserves. Subject to the foregoing sentence, with respect to the Clinton/Medina geological formation in Ohio and Pennsylvania "Prospect" shall be deemed the drilling or spacing unit.
48. "Proved Reserves" shall mean the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions.
(i) Reservoirs are considered proved if economic producibility is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes (a) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any; and (b) the immediately adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.
(ii) Reserves which can be produced economically through application of improved recovery techniques
(such as fluid injection) are included in the "proved" classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.


(iii) Estimates of proved reserves do not include the following: (a) oil that may become available from known reservoirs but is classified separately as "indicated additional reserves"; (b) crude oil, natural gas, and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics, or economic factors; (c) crude oil, natural gas, and natural gas liquids, that may occur in undrilled prospects; and (d) crude oil, natural gas, and natural gas liquids, that may be recovered from oil shales, coal, gilsonite and other such sources.

49. "Proved Developed Oil and Gas Reserves" shall mean reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.
50. "Proved Undeveloped Reserves" shall mean reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.
51. "Roll-Up" shall mean a transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Partnership and the issuance of securities of a Roll-Up Entity. Such term does not include: (a) a transaction involving securities of the Partnership that have been listed for at least twelve months on a national exchange or traded through the National Association of Securities Dealers Automated
Quotation National Market System; or (b) a transaction involving the conversion to corporate, trust or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in any of the following: voting rights; the term of existence of the Partnership; the Managing General Partner's compensation; and the Partnership's investment objectives.
52. "Roll-Up Entity" shall mean a partnership, trust, corporation or other entity that would be created or survive after the successful completion of a proposed roll-up transaction.
53. "Sales Commissions" shall mean all underwriting and brokerage discounts and commissions incurred in the sale of Units in the Partnership payable to registered broker-dealers, excluding the Dealer-Manager fee, the reimbursement for bona fide accountable due diligence expenses and wholesaling fees.
54. "Selling Agents" shall mean those broker-dealers selected by the Dealer-Manager which will participate in the offer and sale of the Units.
55. "Sponsor" shall mean any person directly or indirectly instrumental in organizing, wholly or in part, a program or any person who will manage or is entitled to manage or participate in the management or control of a program. "Sponsor" includes the managing and controlling general partner(s) and any other person who actually controls or selects the person who controls 25% or more of the exploratory, development or producing activities of the program, or any segment thereof, even if that person has not entered into a contract at the time of formation of the program. "Sponsor" does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of units. Whenever the context so requires, the term
"sponsor" shall be deemed to include its affiliates.
56. "Subscription Agreement" shall mean an execution and subscription instrument in the form attached as Exhibit
(I-B) to this Agreement, which is incorporated herein by reference.
57. "Tangible Costs"or "Capital Expenditures" shall mean those costs associated with the drilling and completion of oil and gas wells which are generally accepted as capital expenditures pursuant to the provisions of the Internal Revenue Code; and includes all costs of equipment, parts and items of hardware used in drilling and completing a well, and those items necessary to deliver acceptable oil and gas production to purchasers to the extent installed downstream from the wellhead of any well and which are required to be capitalized pursuant to applicable provisions of the Code and regulations promulgated thereunder.
58. "Tax Matters Partner" shall mean the Managing General
Partner.
59. "Units" or "Units of Participation" shall mean the Limited Partner interests and the Investor General Partner interests purchased by Participants in the Partnership under the provisions of 3.03 and its subsections.
60. "Working Interest" shall mean an interest in an oil and gas leasehold which is subject to some portion of the Cost of development, operation, or maintenance.
     ARTICLE III
     SUBSCRIPTIONS AND FURTHER CAPITAL CONTRIBUTIONS

3.01. DESIGNATION OF MANAGING GENERAL PARTNER AND PARTICIPANTS. Atlas shall serve as Managing General Partner of the Partnership. Atlas shall further serve as a Participant to the extent of any subscription made by it pursuant to 3.03(b)(2). Limited Partners and Investor General Partners, including Affiliates of the Managing General Partner, shall serve as Participants; and except as provided under the Pennsylvania Revised Uniform Limited Partnership Act, the Limited Partners shall not be bound by the obligations of the Partnership.

3.02.   PARTICIPANTS.

3.02(a). LIMITED PARTNER AT FORMATION. Atlas Energy Group, Inc., as Original Limited Partner, has acquired one Unit and has made a Capital Contribution of $100. Upon the admission of Limited Partners and Investor General Partners pursuant to 3.02(c) below, the Partnership shall return to such Original Limited Partner its Capital Contribution and shall reacquire its Unit and such Original Limited Partner shall cease to be a Limited Partner in the Partnership with respect to such Unit.

3.02(b). OFFERING OF INTERESTS. The Partnership is authorized to admit to the Partnership after the receipt of the minimum Partnership Subscription and at or prior to the Offering Termination Date additional Limited Partners and Investor General Partners whose Agreed Subscriptions for Units are accepted by the Managing General Partner if, after the admission of such additional Limited Partners and Investor General Partners, the Agreed Subscriptions of all Limited Partners and Investor General Partners do not exceed the number of Units set forth in 3.03(c)(1). The Managing General Partner may refuse to admit any person as a Limited Partner or Investor General Partner for any reason whatsoever pursuant to 3.03(d).

3.02(c). ADMISSION OF LIMITED PARTNERS AND/OR INVESTOR GENERAL PARTNERS. No action or consent by the Participants shall be required for the admission of additional Limited Partners and Investor General Partners pursuant to 3.02(b). All subscribers' funds shall be held by an independent interest bearing escrow holder and shall not be released to the Partnership until the receipt of the minimum Partnership Subscription in 3.03(c)(2). Thereafter, subscriptions may be paid directly to the Partnership Account.

3.02(d). MINIMUM CAPITALIZATION AND DURATION OF OFFERING. The offering of Units shall be terminated not later than the earlier of (i) December 31, 1997; or (ii) at such time as Agreed Subscriptions for the maximum Partnership Subscription set forth in 3.03(c)(1) shall have been received and accepted by the Managing General Partner. The offering may be terminated earlier at the option of the Managing General Partner. If at the time of termination Agreed Subscriptions for fewer than 100 Units have been received and accepted, all monies deposited by subscribers shall be promptly returned to them with the interest earned thereon from the date such monies were deposited in escrow through the date of refund.

3.03.  SUBSCRIPTIONS TO THE PARTNERSHIP.

3.03(a).  SUBSCRIPTIONS BY PARTICIPANTS.

3.03(a)(1).  AGREED SUBSCRIPTION. A Participant's Agreed
Subscription to the Partnership shall be the amount so designated on his Subscription Agreement.



3.03(a)(2). SUBSCRIPTION PRICE AND MINIMUM AGREED SUBSCRIPTION. The subscription price of a Unit in the Partnership shall be $10,000, payable as set forth herein. The minimum Agreed Subscription per Participant shall be one Unit ($10,000); however, the Managing General Partner, in its discretion, may accept one-half Unit ($5,000) subscriptions. Larger Agreed Subscriptions shall be accepted in $1,000 increments.

3.03(a)(3).  EFFECT OF SUBSCRIPTION. Execution of a Subscription
Agreement shall serve as an agreement by such Limited Partner or Investor General Partner to be bound by each and every term of this Agreement.

3.03(b).  SUBSCRIPTIONS BY MANAGING GENERAL PARTNER.

3.03(b)(1). MANAGING GENERAL PARTNER'S REQUIRED SUBSCRIPTION. The Managing General Partner, as a general partner and not as a Limited Partner or Investor General Partner, shall contribute to the Partnership the Leases which will be drilled by the Partnership on the terms set forth in 4.01(a)(3) and shall pay the costs charged to it pursuant to 5.01(a). Such amounts shall be paid as set forth in 3.05(a).

3.03(b)(2). MANAGING GENERAL PARTNER'S OPTIONAL ADDITIONAL SUBSCRIPTION. In addition to the Managing General Partner's required subscription under 3.03(b)(1), the Managing General Partner may subscribe to up to 10% of the Units on the same basis as a Participant may subscribe to Units under the provisions of 3.03(a) and its subsections, and, subject to the limitations on voting rights set forth in 4.03(c)(1), to that extent shall be deemed a Participant in the Partnership for all purposes under this Agreement. Notwithstanding the foregoing, broker-dealers and the Managing General Partner and its officers and directors and Affiliates shall not be required to pay the Dealer-Manager fee, any Sales Commission or any reimbursement of accountable due diligence expenses.

3.03(b)(3). EFFECT OF AND EVIDENCING SUBSCRIPTION. The Managing General Partner has executed a Managing General Partner Signature Page which evidences the Managing General Partner's required subscription under 3.03(b)(1) and which may be amended to reflect the amount of any optional subscription under 3.03(b)(2). Execution of the Managing General Partner Signature Page serves as an agreement by the Managing General Partner to be bound by each and every term of this Agreement.

3.03(c).  MAXIMUM AND MINIMUM PARTNERSHIP SUBSCRIPTION.

3.03(c)(1). MAXIMUM PARTNERSHIP SUBSCRIPTION. The maximum Partnership Subscription excluding the Managing General Partner's required subscription under 3.03(b)(1) may not exceed $8,000,000 (800 Units). However, if subscriptions for all 800 Units being offered are obtained, the Managing General Partner, in its sole discretion, may offer not more than 200 additional Units and increase the maximum aggregate subscriptions with which the Partnership may be funded to not more than 1,000 Units ($10,000,000).

3.03(c)(2).  MINIMUM PARTNERSHIP SUBSCRIPTION. The minimum
Partnership Subscription shall equal at least $1,000,000 (100
Units). The Managing General Partner and its Affiliates may purchase up to 10% of the Partnership Subscription, none of which shall be applied to satisfy the $1,000,000 minimum.

3.03(d). ACCEPTANCE OF SUBSCRIPTIONS. Acceptance of subscriptions shall be discretionary with Atlas and Atlas may reject any subscription for any reason it deems appropriate. A Participant's subscription to the Partnership and Atlas' acceptance thereof shall be evidenced by the execution of a Subscription Agreement by the Limited Partner or the Investor General Partner and by Atlas. Agreed Subscriptions shall be accepted or rejected by the Partnership within thirty days of their receipt; if rejected, all funds shall be returned to the subscriber immediately. Upon the original sale of Units, the Participants shall be admitted as Partners not later than fifteen days after the release from escrow of Participants' funds to the Partnership, and thereafter Participants shall be admitted into the Partnership not later than the last day of the calendar month in which their Agreed Subscriptions were accepted by the Partnership.

3.04.  CAPITAL CONTRIBUTIONS.

3.04(a). CAPITAL CONTRIBUTIONS. Each Participant shall make a Capital Contribution to the Partnership equal to the sum of: (i) the Agreed Subscription of such Participant; and (ii) in the case of Investor General Partners, but not the Limited Partners, the additional Capital Contributions required in 3.05(b).
Participants shall not be required to restore any deficit balances in their Capital Accounts except as set forth in 5.03(h).


3.04(b).  ADDITIONAL MANAGING GENERAL PARTNER CAPITAL
CONTRIBUTIONS.

3.04(b)(1). ADDITIONAL CAPITAL CONTRIBUTIONS OF THE MANAGING GENERAL PARTNER. In addition to any Capital Contribution required of the Managing General Partner as provided in 3.03(b)(1) and any optional Capital Contribution as a Participant as provided in 3.03(b)(2), the Managing General Partner shall further contribute cash sufficient to pay all costs charged to it under this Agreement to the extent such costs exceed: (i) its Capital Contribution pursuant to 3.03(b); and (ii) its share of undistributed revenues. In any event, the Managing General Partner's aggregate Capital Contributions to the Partnership (including Leases contributed pursuant to 3.03(b)(1)) shall not be less than 16.5% of all Capital Contributions to the Partnership. Any payments by the Managing General Partner in excess of the costs set forth in 3.03(b)(1) shall be used to pay Partnership costs which would otherwise be charged to the Participants. Such Capital Contributions shall be paid by the Managing General Partner at the time such costs are required to be paid by the Partnership, but, in no event, later than December 31, 1998.

Upon liquidation of the Partnership or its interest in the Partnership, the Managing General Partner shall contribute to the Partnership any deficit balance in its Capital Account, determined after taking into account all adjustments for the Partnership's taxable year during which such liquidation occurs (other than adjustments made pursuant to this requirement), by the end of the taxable year in which its interest in the Partnership is liquidated (or, if later, within 90 days after the date of such liquidation), to be paid to creditors of the Partnership or distributed to the other parties hereto in accordance with 7.02 upon liquidation of the Partnership. The Managing General Partner shall maintain a minimum Capital Account balance equal to 1% of total positive Capital Account balances for the Partnership.

3.04(b)(2).  INTEREST FOR CONTRIBUTIONS. The interest of the
Managing General Partner in the capital and revenues of the Partnership is in consideration for, and is the only consideration for, its Capital Contribution to the Partnership.

3.04(c).  LIMITATION ON AMOUNT OF REQUIRED CAPITAL CONTRIBUTIONS
OF LIMITED PARTNERS. In no event shall a Limited Partner be required to make contributions to the Partnership greater than his required Capital Contribution under 3.04(a).

3.05.  PAYMENT OF SUBSCRIPTIONS.

3.05(a). MANAGING GENERAL PARTNER'S SUBSCRIPTIONS. The Managing General Partner shall contribute to the Partnership the Leases pursuant to 3.03(b)(1) and pay the costs charged to it when incurred by the Partnership, subject to 3.04(b)(1). Any optional subscription under 3.03(b)(2) shall be paid by the Managing General Partner in the same manner as provided for the payment of Participant subscriptions under 3.05(b).

3.05(b). PARTICIPANT SUBSCRIPTIONS AND ADDITIONAL CAPITAL CONTRIBUTIONS OF THE INVESTOR GENERAL PARTNERS. A Participant shall pay his Agreed Subscription 100% in cash at the time of subscribing. A Participant shall receive interest on his Agreed Subscription up until the Offering Termination Date.

Investor General Partners are obligated to make Capital Contributions to the Partnership when called by the Managing General Partner, in addition to their Agreed Subscriptions, for their pro rata share of any Partnership obligations and liabilities which are recourse to the Investor General Partners and are represented by their ownership of Units prior to the conversion of Investor General Units to Limited Partner interests pursuant to 6.01(c). The failure of an Investor General Partner to timely make a required additional Capital Contribution pursuant to this section results in his personal liability to the other Investor General Partners for the amount in default. The remaining Investor General Partners, pro rata, must pay such defaulting Investor General Partner's share of Partnership liabilities and obligations. In that event, the remaining Investor General Partners shall have a first and preferred lien on the defaulting Investor General Partner's interest in the Partnership to secure payment of the amount in default plus interest at the legal rate; shall be entitled to receive 100% of the defaulting Investor General Partner's cash distributions directly from the Partnership until the amount in default is recovered in full plus interest at the legal rate; and may commence legal action to collect the amount due plus interest at the legal rate.

3.06.  PARTNERSHIP FUNDS.

3.06(a). FIDUCIARY DUTY. The Managing General Partner shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the Managing General Partner's possession or control, and the Managing General Partner shall not employ, or permit another to employ, such funds and assets in any manner except for the exclusive benefit of the Partnership. Neither this Agreement nor any other agreement between the Sponsor and the Partnership shall contractually limit any fiduciary duty owed to the Participants by
the Sponsor under applicable law, except as provided in   4.01,
4.02, 4.04, 4.05 and 4.06 of this Agreement.

3.06(b). SPECIAL ACCOUNT AFTER THE RECEIPT OF THE MINIMUM PARTNERSHIP SUBSCRIPTION. Following the receipt of the minimum Partnership Subscription, the funds of the Partnership shall be held in a separate interest-bearing account maintained for the Partnership and shall not be commingled with funds of any other entity.

3.06(c). INVESTMENT. Partnership funds may not be invested in the securities of another person except in the following instances:
(1) investments in Working Interests or undivided Lease interests made in the ordinary course of the Partnership's business; (2) temporary investments made as set forth below; (3) multi-tier arrangements meeting the requirements of 4.03(d)(15); (4) investments involving less than 5% of the Partnership Subscription which are a necessary and incidental part of a property acquisition transaction; and (5) investments in entities established solely to limit the Partnership's liabilities associated with the ownership or operation of property or equipment, provided, in such instances duplicative fees and expenses shall be prohibited.

After the Offering Termination Date and until proceeds from the public offering are invested in the Partnership's operations, such proceeds may be temporarily invested in income producing short-term, highly liquid investments, where there is appropriate safety of principal, such as U.S. Treasury Bills.

ARTICLE IV
CONDUCT OF OPERATIONS

4.01.  ACQUISITION OF LEASES.

4.01(a).  ASSIGNMENT TO PARTNERSHIP.

4.01(a)(1). GENERAL. The Managing General Partner shall select, acquire and assign or cause to have assigned to the Partnership full or partial interests in Leases, by any method customary in the oil and gas industry, subject to the terms and conditions set forth below. The Partnership shall acquire only Leases reasonably expected to meet the stated purposes of the Partnership. No Leases shall be acquired for the purpose of a subsequent sale unless the acquisition is made after a well has been drilled to a depth sufficient to indicate that such an acquisition would be in the Partnership's best interest.

4.01(a)(2). FEDERAL AND STATE LEASES. The Partnership is authorized to acquire Leases on federal and state lands.

4.01(a)(3). TERMS AND OBLIGATIONS. Subject to the provisions of 4.03(d) and its subsections, such acquisitions of Leases or other property may be made under any terms and obligations, including any limitations as to the Horizons to be assigned to the Partnership, and subject to any burdens, as the Managing General Partner deems necessary in its sole discretion. Provided, however, that any Lease acquired from the Managing General Partner, the Operator or their Affiliates shall be credited towards the Managing General Partner's required Capital Contribution set forth in 3.03(b)(1) at the Cost of such Lease, unless the Managing General Partner shall have cause to believe that Cost is materially more than the fair market value of such property, in which case the credit for such contribution will be made at a price not in excess of the fair market value. A determination of fair market value must be supported by an appraisal from an Independent Expert. Such opinion and any associated supporting information must be maintained in the Partnership's records for six years.

To the extent the Partnership does not acquire a full interest in a Lease from the Managing General Partner, the remainder of the interest in such Lease may be held by the Managing General Partner which may either retain and exploit it for its own account or sell or otherwise dispose of all or a part of such remaining interest. Profits from such exploitation and/or disposition shall be for the benefit of the Managing General Partner to the exclusion of the Partnership.

4.01(a)(4). NO BREACH OF DUTY. Subject to the provisions of 4.03 and its subsections, acquisition of Leases from the Managing General Partner, the Operator or their Affiliates shall not be considered a breach of any obligation owed by the Managing General Partner, the Operator, or their Affiliates to the Partnership or the Participants.

4.01(b).  OVERRIDING ROYALTY INTERESTS. Neither the Managing
General Partner nor any Affiliate shall acquire or retain any Overriding Royalty Interest on the Lease interests acquired by the Partnership.

4.01(c).  TITLE AND NOMINEE ARRANGEMENTS.

4.01(c)(1). LEGAL TITLE. Legal title to all Leases acquired by the Partnership shall be held on a permanent basis in the name of the Partnership. However, Partnership properties may be held temporarily in the name of the Managing General Partner, the Operator or their Affiliates or in the name of any nominee designated by the Managing General Partner to facilitate the acquisition of the properties.

4.01(c)(2). TITLE. The Managing General Partner shall take such steps as are necessary in its best judgment to render title to the Leases to be acquired by the Partnership acceptable for the purposes of the Partnership. No operation shall be commenced on Leases acquired by the Partnership unless the Managing General Partner is satisfied that necessary title requirements have been satisfied. The Managing General Partner shall be free, however, to use its own best judgment in waiving title requirements and shall not be liable to the Partnership or to the other parties for any mistakes of judgment; nor shall the Managing General Partner be deemed to be making any warranties or representations, express or implied, as to the validity or merchantability of the title to the Leases assigned to the Partnership or the extent of the interest covered thereby except as otherwise may be provided in the Drilling and Operating Agreement.

4.02.  CONDUCT OF OPERATIONS.

4.02(a). IN GENERAL. The Managing General Partner shall establish a program of operations for the Partnership. Subject to the limitations contained in Article III of this Agreement concerning the maximum Capital Contribution which can be required of a Limited Partner, the Managing General Partner, the Limited
Partners and the Investor General Partners agree to participate in the program so established by the Managing General Partner.

4.02(b). MANAGEMENT. Subject to any restrictions contained in this Agreement, the Managing General Partner shall exercise full control over all operations of the Partnership.

4.02(c).  GENERAL POWERS OF THE MANAGING GENERAL PARTNER.

4.02(c)(1). IN GENERAL. Subject to the provisions of 4.03 and its subsections, and to any authority which may be granted the Operator under 4.02(c)(3)(b), the Managing General Partner shall have full authority to do all things deemed necessary or desirable by it in the conduct of the business of the Partnership. Without limiting the generality of the foregoing, the Managing General Partner is expressly authorized to engage in:
(i) the making of all determinations of which Leases, wells and operations will be participated in by the Partnership, which Leases are developed and which Leases are abandoned, or at its sole discretion, sold or assigned to other parties, including other investor ventures organized by the Managing General Partner, the Operator or any of their Affiliates;
(ii) the negotiation and execution on any terms deemed desirable in its sole discretion of any contracts, conveyances, or other instruments, considered useful to the conduct of such operations or the implementation of the powers granted it under this Agreement, including, without limitation, the making of agreements for the conduct of operations or the furnishing of equipment, facilities, supplies and material, services, and personnel and the exercise of any options, elections, or decisions under any such agreements;
(iii) the exercise, on behalf of the Partnership or the parties, in such manner as the Managing General Partner in its sole judgment deems best, of all rights, elections and options granted or imposed by any agreement, statute, rule, regulation, or order;
(iv) the making of all decisions concerning the desirability of payment, and the payment or supervision of the payment, of all delay rentals and shut-in and minimum or advance royalty payments;
(v) the selection of full or part-time employees and outside consultants and contractors and the determination of their compensation and other terms of employment or hiring;
(vi) the maintenance of such insurance for the benefit of the Partnership and the parties as it deems necessary, but, subject to 6.01(c), in no event less in amount or type than the following: (a) worker's compensation insurance in full compliance with the laws of the Commonwealth of Pennsylvania and any other applicable state laws; (b) liability insurance (including automobile) which has a $1,000,000 combined single limit for bodily injury and property damage in any one accident or occurrence and in the aggregate; and (c) such excess liability insurance as to bodily injury and property damage with combined limits of $50,000,000, per occurrence or accident and in the aggregate, which includes $250,000 of seepage, pollution and contamination insurance which protects and defends the insured against property damage or bodily injury claims from third parties (other than a co-owner of the Working Interest) alleging seepage, pollution or contamination damage resulting from an accident. Such excess liability insurance shall be in place and effective no later than the Initial Closing Date and shall continue until the Investor
General Partners are converted to Limited Partners, at which time the Partnership shall continue to enjoy the benefit of Atlas' $11,000,000 liability insurance on the same basis as Atlas and its Affiliates, including other
Programs in which Atlas serves as Managing General Partner;

(vii) the use of the funds and revenues of the Partnership, and the borrowing on behalf of, and the loan of money to, the Partnership, on any terms it sees fit, for any purpose, including without limitation the conduct or financing, in whole or in part, of the drilling and other activities of the Partnership or the conduct of additional operations, and the repayment of any such borrowings or loans used initially to finance such operations or activities;
(viii) the disposition, hypothecation, sale, exchange, release, surrender, reassignment or abandonment of any or all assets of the Partnership (including, without limitation, the Leases, wells, equipment and production therefrom) provided that the sale of all or substantially all of the assets of the Partnership shall only be made as provided in 4.03(d)(6);
(ix) the formation of any further limited or general partnership, tax partnership, joint venture, or other relationship which it deems desirable with any parties who it, in its sole and absolute discretion, selects, including any of its Affiliates;
(x) the control of any matters affecting the rights and obligations of the Partnership, including the employment of attorneys to advise and otherwise represent the Partnership, the conduct of litigation and other incurring of legal expense, and the settlement of claims and litigation;
(xi) the operation of producing wells drilled on the Leases owned by the Partnership, or on a Prospect which includes any part of the Leases;
(xii) the exercise of the rights granted to it under the power of attorney created pursuant to this Agreement; and
(xiii) the incurring of all costs and the making of all expenditures in any way related to any of the foregoing.

4.02(c)(2). SCOPE OF POWERS. The Managing General Partner's powers shall extend to any operation participated in by the Partnership or affecting its Leases, or other property or assets, irrespective of whether or not the Managing General Partner is designated operator of such operation by any outside persons participating therein.

4.02(c)(3).  DELEGATION OF AUTHORITY.

4.02(c)(3)(a). IN GENERAL. The Managing General Partner may subcontract and delegate all or any part of its duties hereunder to any entity chosen by it, including an entity related to it, and such party shall have the same powers in the conduct of such duties as would the Managing General Partner; but such delegation shall not relieve the Managing General Partner of its responsibilities hereunder.

4.02(c)(3)(b). DELEGATION TO OPERATOR. The Managing General Partner is specifically authorized to delegate any or all of its duties to the Operator by executing the Drilling and Operating Agreement, but such delegation shall not relieve the Managing General Partner of its responsibilities hereunder. In no event shall any consideration received for operator services be in excess of the competitive rates or duplicative of any consideration or reimbursements received pursuant to this Agreement. The Managing General Partner may not benefit by interpositioning itself between the Partnership and the actual provider of operator services.

4.02(c)(4). RELATED PARTY TRANSACTIONS. Subject to the provisions of 4.03 and its subsections, any transaction which the Managing General Partner is authorized to enter into on behalf of the Partnership under the authority granted in this section and its subsections, may be entered into by the Managing General Partner with itself or with any other general partner, the Operator or any of their Affiliates.

4.02(d). ADDITIONAL POWERS. In addition to the powers granted the Managing General Partner under 4.02(c) and its subsections or elsewhere in this Agreement, the Managing General Partner, where specified, shall have the following additional express powers.

4.02(d)(1). DRILLING CONTRACTS. Partnership Wells drilled in Pennsylvania and other areas of the Appalachian Basin may be drilled pursuant to the Drilling and Operating Agreement on a per-foot basis with Atlas or its Affiliates based on $37.39 per foot or, with respect to a well which the Partnership elects not to complete, $20.60 per foot. Partnership Wells in other areas of the United States shall be drilled at competitive rates and in no event shall Atlas or its Affiliates, as drilling contractor, receive a per foot rate which is not competitive with the rates charged by unaffiliated contractors in the same geographic region. No turnkey drilling contracts shall be made between the Managing General Partner or its Affiliates and the Partnership. Neither the Managing General Partner nor its Affiliates shall profit by drilling in contravention of its fiduciary obligations to the Partnership. The Managing General Partner may not benefit by interpositioning itself between the Partnership and the actual provider of drilling contractor services.

4.02(d)(2).  POWER OF ATTORNEY.

4.02(d)(2)(a). IN GENERAL. Each party hereto hereby makes, constitutes and appoints the Managing General Partner his true and lawful attorney-in-fact for him and in his name, place and stead and for his use and benefit, from time to time:
1. to create, prepare, complete, execute, file, swear to, deliver, endorse and record any and all documents, certificates or other instruments required or necessary to amend this Agreement as authorized under the terms of this Agreement, or to qualify the Partnership as a limited partnership or partnership in commendam and to conduct business under the laws of any jurisdiction in which the Managing General Partner elects to qualify the Partnership or conduct business; and
2. to create, prepare, complete, execute, file, swear to, deliver, endorse and record any and all instruments, assignments, security agreements, financing statements, certificates and other documents as may be necessary from time to time to implement the borrowing powers granted under this Agreement.

4.02(d)(2)(b). FURTHER ACTION. Each party hereto hereby authorizes such attorney-in-fact to take any further action which such attorney-in-fact shall consider necessary or advisable in connection with any of the foregoing and acknowledges that the power of attorney granted under this section is a special power of attorney coupled with an interest and is irrevocable and shall survive the assignment by a party of the whole or a portion of his interest in the Partnership; except that where such assignment is of such party's entire interest in the Partnership and the purchaser, transferee or assignee thereof, with the consent of the Managing General Partner, is admitted as a successor Limited Partner or Investor General Partner, the power of attorney shall survive the delivery of such assignment for the sole purpose of enabling such attorney-in-fact to execute, acknowledge and file any such agreement, certificate, instrument or document necessary to effect such substitution.

4.02(d)(2)(c).  POWER OF ATTORNEY TO OPERATOR. The Managing
General Partner is hereby authorized to grant a Power of Attorney to the Operator on behalf of the Partnership.

4.02(e).  BORROWINGS AND USE OF PARTNERSHIP REVENUES.

4.02(e)(1). POWER TO BORROW OR USE PARTNERSHIP REVENUES. If additional funds over the Partners' Capital Contributions are needed for Partnership operations, the Managing General Partner may: (i) use Partnership revenues allocable to the accounts of the Partners on whose behalf such Partnership revenues are expended for such purposes; or (ii) the Managing General Partner and its Affiliates may advance to the Partnership the funds necessary pursuant to 4.03(d)(8)(b) which borrowings (other than credit transactions on open account customary in the industry to obtain goods and services) shall be without recourse to the Investor General Partners and the Limited Partners except as otherwise provided herein. Also, the amount that may be borrowed at any one time (other than credit transactions on open account customary in the industry to obtain goods and services) shall not exceed an amount equal to 5% of the Partnership Subscription. Notwithstanding, the Managing General Partner and it Affiliates shall not be obligated to advance the funds to the Partnership. 4.02(e)(2). IMPLEMENTATION OF BORROWING PROVISIONS. 4.02(e)(2)(a). INDEMNIFICATION AND HOLD HARMLESS. Each party hereto for whose account an interest in Partnership assets is mortgaged, pledged or otherwise encumbered hereby indemnifies and agrees to hold harmless every other party from any loss resulting from such mortgage, pledge or encumbrance, limited to the amount of his agreed Capital Contribution.
4.02(e)(2)(b). FORECLOSURE. Should a foreclosure of a mortgage, pledge or security interest permitted hereunder occur, any revenues, proceeds and all taxable gain or loss resulting from such foreclosure shall be allocated entirely to the party for whose account such interest was pledged; and such party's interest in the remaining revenues of the Partnership shall be reduced to take into account the foreclosure of the interests foreclosed. 4.02(f). DESIGNATION OF TAX MATTERS PARTNER. Atlas is hereby designated the Tax Matters Partner of the Partnership pursuant to 6231(a)(7) of the Code and is authorized to act in such capacity on behalf of the Partnership and the Participants and to take such action, including settlement or litigation, as it in its sole discretion deems to be in the best interest of the Partnership. Costs incurred by the Tax Matters Partner shall be considered a Direct Cost of the Partnership. The Tax Matters Partner shall notify all Participants of any partnership administrative proceedings commenced by the Internal Revenue Service, and thereafter shall furnish all Participants periodic reports at least quarterly on the status of such proceedings. Each Partner agrees as follows: (1) he will not file the statement described in
Section 6224(c)(3)(B) of the Code prohibiting the Managing General Partner as the Tax Matters Partner for the Partnership from entering into a settlement on his behalf with respect to partnership items (as such term is defined in Section 6231(a)(3) of Code) of the Partnership; (2) he will not form or become and exercise any rights as a member of a group of Partners having a 5% or greater interest in the profits of the Partnership under
Section 6223(b)(2) of the Code; and (3) the Managing General Partner is authorized to file a copy of this Agreement (or pertinent portions hereof) with the Internal Revenue Service pursuant to Section 6224(b) of the Code if necessary to perfect the waiver of rights under this Subsection 4.02(f).
4.03. GENERAL RIGHTS AND OBLIGATIONS OF THE PARTICIPANTS AND RESTRICTED AND PROHIBITED TRANSACTIONS.
4.03(a)(1). LIMITED LIABILITY OF LIMITED PARTNERS. Limited Partners shall not be bound by the obligations of the Partnership and shall not be personally liable for any debts of the Partnership or any of the obligations or losses thereof beyond the amount of their agreed Capital Contributions, except to the extent such parties also subscribe to the Partnership as Investor General Partners, or, in the case of Atlas, as Managing General Partner. 4.03(a)(2). NO MANAGEMENT AUTHORITY OF PARTICIPANTS. Participants, as such, shall have no power over the conduct of the affairs of the Partnership; and no Participant, as such, shall take part in the management of the business of the Partnership, or have the power to sign for or to bind the Partnership.

4.03(b).  REPORTS AND DISCLOSURES.
     (1) Commencing with the 1997 calendar year, the Partnership shall provide each Participant an annual report within 120 days after the close of the calendar year, and commencing with the 1998 calendar year, a report within 75 days after the end of the first six months of its calendar year, containing, except as otherwise indicated, at least the information set forth below:
          (a) Audited financial statements of the Partnership, including a balance sheet and statements of income, cash flow and Partners' equity, all of which shall be prepared in accordance with generally accepted accounting principles and accompanied by an auditor's report containing an opinion of an independent public accountant selected by the Managing General Partner stating that his audit was made in accordance with generally accepted auditing standards and that in his opinion such financial statements present fairly the financial position, results of operations, partners' equity and cash flows in accordance with generally accepted accounting principles. Semiannual reports need not be audited.
          (b)     A summary itemization, by type and/or
classification of the total fees and compensation including any unaccountable, fixed payment reimbursements for Administrative Costs and Operating
Costs, paid by the Partnership, or indirectly on behalf of the Partnership, to the Managing General Partner, the Operator and their Affiliates. In addition, Participants shall be provided the percentage that the annual unaccountable, fixed fee reimbursement for
Administrative Costs bears to annual Partnership revenues.
          (c) A description of each Prospect in which the Partnership owns an interest, including the cost, location, number of acres under lease and the Working
Interest owned therein by the Partnership, except succeeding reports need contain only material changes, if any, regarding such Prospects.

(d) A list of the wells drilled or abandoned by the Partnership during the period of the report (indicating whether each of such wells has or has not been completed), and a statement of the cost of each well completed or abandoned. Justification shall be included for wells abandoned after production has commenced.

(e) A description of all farmins and joint ventures, made during the period of the report, including the Managing General Partner's justification for the arrangement and a description of the material terms.

(f) A schedule reflecting the total Partnership costs, the costs paid by the Managing General Partner and the costs paid by the Participants, the total Partnership revenues, the revenues received or credited to the Managing General Partner and the revenues received and credited to the Participants and a reconciliation of such expenses and revenues in accordance with the provisions of Article V.

(2) The Partnership shall, by March 15 of each year, prepare, or supervise the preparation of, and transmit to each Partner such information as may be needed to enable such Partner to file his federal income tax return, any required state income tax return and any other reporting or filing requirements imposed by any governmental agency or authority.

(3) Annually, beginning January 1, 1999, a computation of the total oil and gas Proved Reserves of the Partnership and the present worth of such reserves determined using a discount rate of 10%, a constant price for the oil and basing the price of gas upon the existing gas contracts shall be provided to each Participant along with each Participant's interest therein. The reserve computations shall be based upon engineering reports prepared by the Managing General Partner and reviewed by an Independent Expert. There shall also be included an estimate of the time required for the extraction of such reserves and a statement that because of the time period required to extract such reserves the present value of revenues to be obtained in the future is less than if immediately receivable. In addition to the foregoing computation and required estimate, as soon as possible, and in no event more than ninety days after the occurrence of an event leading to reduction of such reserves of the Partnership of 10% or more, excluding reduction as a result of normal production, sales of reserves or product price changes, a computation and estimate shall be sent to each Participant.

(4) The cost of all such reports described in this 4.03(b) shall be paid by the Partnership as Direct Costs.

(5) The Participants and/or their representatives shall be permitted access to all records of the Partnership, after adequate notice, at any reasonable time and may inspect and copy any of them. The Managing General Partner will provide a copy of this Agreement or other documents to the Participants after the Partnership's documents have been filed with the Commonwealth of Pennsylvania upon request.
The Managing General Partner shall maintain and preserve during the term of the Partnership and for six years thereafter all accounts, books and other relevant documents, including a record that a Participant meets the suitability standards established in connection with an investment in the Partnership and of fair market value as set forth in 4.01(a)(3). Notwithstanding the foregoing, the Managing General Partner may keep logs, well reports and other drilling and operating data confidential for reasonable periods of time. The Managing General Partner may release information concerning the operations of the Partnership to such sources as are customary in the industry or required by rule, regulation, or order of any regulatory body.

(6) The following provisions apply regarding access to the list of Participants: (a) an alphabetical list of the names, addresses and business telephone numbers of the Participants along with the number of Units held by each of them (the "Participant List") shall be maintained as a part of the books and records of the Partnership and shall be available for inspection by any Participant or its designated agent at the home office of the Partnership upon the request of the Participant; (b) the Participant List shall be updated at least quarterly to reflect changes in the information contained therein; (c) a copy of the Participant List shall be mailed to any Participant requesting the Participant List within ten days of the written request. The copy of the Participant List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). A reasonable charge for copy work shall be charged by the Partnership; (d) the purposes for which a Participant may request a copy of the Participant List include, without limitation, matters relating to Participant's voting rights under this Agreement and the exercise of Participant's rights under the federal proxy laws; and (e) if the Managing General Partner neglects or refuses to exhibit, produce, or mail a copy of the Participant List as requested, the Managing General Partner shall be liable to any Participant requesting the list for the costs, including attorneys fees, incurred by that Participant for compelling the production of the Participant List, and for actual damages suffered by any Participant by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Participant
List is to secure the list of Participants or other information for the purpose of selling such list or information or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Participant relative to the affairs of the Partnership. The Managing General Partner shall require the Participant requesting the Participant List to represent in writing that the list was not requested for a commercial purpose unrelated to the Participant's interest in the Partnership. The remedies provided hereunder to Participants requesting copies of the Participant List are in addition to, and shall not in any way limit, other remedies available to Participants under federal law, or the laws of any state.

(7) Concurrently with their transmittal to Participants, and as required, the Managing General Partner shall file a copy of each report provided for in this 4.03(b) with the Arkansas Securities Department, the California Commissioner of Corporations, the Kentucky Department of Financial Institutions, the Virginia State Corporation Commission and with the securities commissions of other states which request the report.

4.03(c). MEETINGS OF PARTICIPANTS. Meetings of the Participants may be called by the Managing General Partner or by Participants whose Agreed Subscriptions equal 10% or more of the Partnership Subscription for any matters for which Participants may vote. Such call for a meeting shall be deemed to have been made upon receipt by the Managing General Partner of a written request from holders of the requisite percentage of Agreed Subscriptions stating the purpose(s) of the meeting. The Managing General Partner shall deposit in the United States mail within fifteen days after the receipt of said request, written notice to all Participants of the meeting and the purpose of such meeting, which shall be held on a date not less than thirty days nor more than sixty days after the date of the mailing of said notice, at a reasonable time and place. Provided, however, that the date for notice of such a meeting may be extended for a period of up to sixty days, if in the opinion of the Managing General Partner such additional time is necessary to permit preparation of proxy or information statements or other documents required to be delivered in connection with such meeting by the Securities and Exchange Commission or other regulatory authorities. Participants shall have the right to vote in person or by proxy at any meetings of the Participants.

4.03(c)(1). SPECIAL VOTING RIGHTS. At the request of Participants whose Agreed Subscriptions equal 10% or more of the Partnership Subscription, the Managing General Partner shall call for a vote by Participants. Each Unit is entitled to one vote on all matters; each fractional Unit is entitled to that fraction of one vote equal to the fractional interest in the Unit. Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription may, without the concurrence of the Managing General Partner or its Affiliates, vote to:

(a) amend this Agreement; provided however, any such amendment may not increase the duties or liabilities of any Participant or the Managing General Partner or increase or decrease the profit or loss sharing or required Capital Contribution of any Participant or the Managing General
Partner without the approval of such Participant or the Managing General Partner. Furthermore, any such amendment may not affect the classification of Partnership income and loss for federal income tax purposes without the unanimous approval of all Participants;
     (b)     dissolve the Partnership;
     (c) remove the Managing General Partner and elect a new Managing General Partner;
     (d) elect a new Managing General Partner if the Managing General Partner elects to withdraw from the Partnership;
     (e)     remove the Operator and elect a new Operator;
     (f) approve or disapprove the sale of all or substantially all of the assets of the Partnership; and
     (g) cancel any contract for services with the Managing General Partner, or the Operator or their Affiliates, without penalty upon sixty days notice.

With respect to Units owned by the Managing General Partner or its Affiliates, the Managing General Partner and its Affiliates may not vote or consent on the matters set forth in (c) or (e) above, or regarding any transaction between the Partnership and the Managing General Partner or its Affiliates. In determining the requisite percentage in interest of Units necessary to approve any Partnership matter on which the Managing General Partner and its Affiliates may not vote or consent, any Units owned by the Managing General Partner and its Affiliates shall not be included.

4.03(c)(2). RESTRICTIONS ON LIMITED PARTNER VOTING RIGHTS. The exercise by the Limited Partners of the rights granted Participants under 4.03(c), except for the special voting rights granted Participants under 4.03(c)(1), shall be subject to the prior legal determination that the grant or exercise of such powers will not adversely affect the limited liability of Limited Partners, unless in the opinion of counsel to the Partnership, such legal determination is not necessary under Pennsylvania law to maintain the limited liability of the Limited Partners. A legal determination under this paragraph may be made either pursuant to an opinion of counsel, such counsel being independent of the Partnership and selected upon the vote of Limited Partners whose Agreed Subscriptions equal a majority of the Agreed Subscriptions held by Limited Partners, or a declaratory judgment issued by a court of competent jurisdiction. The Investor General Partners may exercise the rights granted to the Participants whether or not the Limited Partners can participate in such vote if the Investor General Partners represent the requisite percentage of the Participants necessary to take such action.

4.03(d).  RESTRICTED AND PROHIBITED TRANSACTIONS.

4.03(d)(1).  EQUAL PROPORTIONATE INTEREST.   When the Managing
General Partner or an Affiliate, excluding another Program in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership, sells, transfers or conveys any oil, gas or other mineral interests or property to the Partnership, it must, at the same time, sell to the Partnership an equal proportionate interest in all its other property in the same Prospect. Notwithstanding, a Prospect shall be deemed to consist of the drilling or spacing unit on which such well will be drilled by the Partnership if the geological feature to which such well will be drilled contains Proved Reserves and the drilling or spacing unit protects against drainage. With respect to an oil and gas Prospect located in Ohio and Pennsylvania on which a well will be drilled by the Partnership to test the Clinton/Medina geologic formation a Prospect shall be deemed to consist of the drilling and spacing unit if it meets the test in the preceding sentence. Neither the Managing General Partner nor its Affiliates may drill any well within 1,650 feet of an existing Partnership Well in the Clinton/Medina formation in Pennsylvania or within 1,100 feet of an existing Partnership Well in Ohio within five years of the drilling of the Partnership Well. In the event the Partnership abandons its interest in a well, this restriction will continue for one year following the abandonment.

If the area constituting the Partnership's Prospect is subsequently enlarged to encompass any area wherein the Managing General Partner or an Affiliate, excluding another Program in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership, owns a separate property interest, such separate property interest or a portion thereof shall be sold, transferred or conveyed to the Partnership as set forth in 4.01(a)(3), 4.03(d)(1) and 4.03(d)(2) if the activities of the
Partnership were material in establishing the existence of Proved Undeveloped Reserves which are attributable to such separate property interest. Notwithstanding, Prospects in the Clinton/Medina geological formation shall not be enlarged or contracted if the Prospect was limited to the drilling or spacing unit because the well was being drilled to Proved Reserves in the Clinton/Medina geological formation and the drilling or spacing unit protected against drainage.

4.03(d)(2). TRANSFER OF LESS THAN THE MANAGING GENERAL PARTNER'S AND ITS AFFILIATES' ENTIRE INTEREST. A sale, transfer or a conveyance to the Partnership of less than all of the ownership of the Managing General Partner or an Affiliate, excluding another Program in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership, in any Prospect shall not be made unless the interest retained by the Managing General Partner or the Affiliate is a proportionate Working Interest, the respective obligations of the Managing General Partner or its Affiliates and the Partnership are substantially the same after the sale of the interest by the Managing General Partner or its Affiliates, and the Managing General Partner's interest in revenues does not exceed the amount proportionate to its retained Working Interest. Neither the Managing General Partner nor any Affiliate will retain any Overriding Royalty Interests or other burdens on an interest sold by it to the Partnership. With respect to its retained interest the Managing General Partner shall not Farmout a Lease for the primary purpose of avoiding payment of its costs relating to drilling the Lease. This section does not prevent the Managing General Partner or its Affiliates from subsequently dealing with their retained interest as they may choose with unaffiliated parties or Affiliated partnerships.

4.03(d)(3).  TRANSFER OF LEASES TO THE MANAGING GENERAL PARTNER.
The Managing General Partner and its Affiliates shall not purchase any producing or non-producing oil and gas properties from the Partnership.

4.03(d)(4). LIMITATIONS ON ACTIVITIES OF THE MANAGING GENERAL PARTNER AND ITS AFFILIATES ON LEASES ACQUIRED BY THE PARTNERSHIP. During a period of five years from the Offering Termination Date of the Partnership, if the Managing General Partner or any of its Affiliates, excluding another Program in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership, proposes to acquire an interest, from an unaffiliated person, in a Prospect in which the Partnership possesses an interest or in a Prospect in which the Partnership's interest has been terminated without compensation within one year preceding such proposed acquisition, the following conditions shall apply:

(a) if the Managing General Partner or the Affiliate, excluding another Program in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership, does not currently own property in the Prospect separately from the Partnership, then neither the Managing General
Partner nor the Affiliate shall be permitted to purchase an interest in the Prospect; and

(b) if the Managing General Partner or the Affiliate, excluding another Program in which the interest of the Managing General Partner or its Affiliates is substantially similar to or less than their interest in the Partnership, currently own a proportionate interest in the Prospect separately from the Partnership, then the interest to be acquired shall be divided between the Partnership and the Managing General Partner or the Affiliate in the same proportion as is the other property in the Prospect;
provided, however, if cash or financing is not available to the Partnership to enable it to consummate a purchase of the additional interest to which it is entitled, then neither the Managing General Partner nor the Affiliate shall be permitted to purchase any additional interest in the Prospect.

4.03(d)(5). TRANSFER OF LEASES BETWEEN AFFILIATED LIMITED PARTNERSHIPS. The Partnership shall not purchase properties from or sell properties to any other Affiliated partnership. This prohibition, however, shall not apply to joint ventures among such Affiliated partnerships, provided that the respective obligations and revenue sharing of all parties to the transaction are substantially the same and the compensation arrangement or any other interest or right of either the Managing General Partner or its Affiliates is the same in each Affiliated partnership, or, if different, the aggregate compensation of the Managing General Partner or the Affiliate is reduced to reflect the lower compensation arrangement.

4.03(d)(6). SALE OF ALL ASSETS. The sale of all or substantially all of the assets of the Partnership (including, without limitation, Leases, wells, equipment and production therefrom) shall be made only with the consent of Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription.

4.03(d)(7). SERVICES. The Managing General Partner and any Affiliate shall not render to the Partnership any oil field, equipage or other services nor sell or lease to the Partnership any equipment or related supplies unless such person is engaged, independently of the Partnership and as an ordinary and ongoing business, in the business of rendering such services or selling or leasing such equipment and supplies to a substantial extent to other persons in the oil and gas industry in addition to the partnerships in which the Managing General Partner or an Affiliate has an interest; and the compensation, price or rental therefor is competitive with the compensation, price or rental of other persons in the area engaged in the business of rendering comparable services or selling or leasing comparable equipment and supplies which could reasonably be made available to the Partnership. If such person is not engaged in such a business then such compensation, price or rental will be the Cost of such services, equipment or supplies to such person or the competitive rate which could be obtained in the area, whichever is less. Any such services for which the Managing General Partner or an Affiliate is to receive compensation other than those described in this Prospectus shall be embodied in a written contract which precisely describes the services to be rendered and all compensation to be paid. Such contracts are cancellable without penalty upon sixty days written notice by Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription.

4.03(d)(8).  LOANS.

4.03(d)(8)(a). LOANS FROM THE PARTNERSHIP. No loans or advances shall be made by the Partnership to the Managing General Partner or any Affiliate.

4.03(d)(8)(b). LOANS TO THE PARTNERSHIP. Neither the Managing General Partner nor any Affiliate shall loan money to the Partnership where the interest to be charged exceeds the Managing General Partner's or the Affiliate's interest cost or where the interest to be charged exceeds that which would be charged to the Partnership (without reference to the Managing General Partner's or the Affiliate's financial abilities or guarantees) by unrelated lenders, on comparable loans for the same purpose, and neither the Managing General Partner nor any Affiliate shall receive points or other financing charges or fees, regardless of the amount, although the actual amount of such charges incurred from third-party lenders may be reimbursed to the Managing General Partner or the Affiliate.

4.03(d)(9).  FARMOUTS. The Partnership shall not Farmout its
Leases.

4.03(d)(10).  COMPENSATING BALANCES. Neither the Managing General
Partner nor any Affiliate shall use the Partnership's funds as compensating balances for its own benefit.

4.03(d)(11).  FUTURE PRODUCTION. Neither the Managing General
Partner nor any Affiliate shall commit the future production of a well developed by the Partnership exclusively for its own benefit.

4.03(d)(12). MARKETING ARRANGEMENTS. All benefits from marketing arrangements or other relationships affecting property of the Managing General Partner or its Affiliates and the Partnership shall be fairly and equitably apportioned according to the respective interests of each in such property. The Managing General Partner shall treat all wells in a geographic area equally concerning to whom and at what price the Partnership's gas will be sold and to whom and at what price the gas of other oil and gas Programs which the Managing General Partner has sponsored or will sponsor will be sold. The Managing General Partner calculates a weighted average selling price for all of the gas sold in a geographic area by taking all money received from the sale of all of the gas sold to its customers in a geographic area and dividing by the volume of all gas sold from the wells in that geographic area. Notwithstanding, the Managing General Partner and its Affiliates are parties to, and contract for, the sale of natural gas with industrial end-users and will continue to enter into such contracts on their own behalf, and the Partnership will not be a party to such contracts. The Managing General Partner and its Affiliates also have a substantial interest in certain pipeline facilities and compression facilities which access interstate pipeline systems, which it is anticipated will be used to transport the Partnership's gas production as well as Affiliated partnership and third-party gas production, and the Partnership will not receive any interest in the Managing General Partner's and its Affiliates' pipeline or gathering system or compression facilities.

4.03(d)(13). ADVANCE PAYMENTS. Advance payments by the Partnership to the Managing General Partner and its Affiliates are prohibited, except where advance payments are required to secure the tax benefits of prepaid drilling costs and for a business purpose. These advance payments, if any, shall not include nonrefundable payments for completion costs prior to the time that a decision was made that the well or wells warrant a completion attempt.

4.03(d)(14). NO REBATES. No rebates or give-ups may be received by the Managing General Partner or any Affiliate nor may the Managing General Partner or any Affiliate participate in any reciprocal business arrangements which would circumvent these guidelines.

4.03(d)(15). PARTICIPATION IN OTHER PARTNERSHIPS. If the Partnership participates in other partnerships or joint ventures (multi-tier arrangements), the terms of any such arrangements shall not result in the circumvention of any of the requirements or prohibitions contained in this Agreement, including the following: (i) there shall be no duplication or increase in organization and offering expenses, the Managing General Partner's compensation, Partnership expenses or other fees and costs; (ii) there shall be no substantive alteration in the fiduciary and contractual relationship between the Managing General Partner and the Participants; and (iii) there shall be no diminishment in the voting rights of the Participants.

4.03(d)(16).  ROLL-UP LIMITATIONS. In connection with a proposed
Roll-Up, the following shall apply:

(a) An appraisal of all Partnership assets shall be obtained from a competent Independent Expert. If the appraisal will be included in a prospectus used to offer securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and the Administrator as an exhibit to the registration statement for the offering. Accordingly, an issuer using the appraisal shall be subject to liability for violation of
Section 11 of the Securities Act of 1933 and comparable provisions under state law for any material misrepresentations or material omissions in the appraisal. Partnership assets shall be appraised on a consistent basis. The appraisal shall be based on all relevant information, including current reserve estimates prepared by an independent petroleum consultant, and shall indicate the value of the Partnership's assets as of a date immediately prior to the announcement of the proposed
Roll-Up transaction. The appraisal shall assume an orderly liquidation of the Partnership's assets over a twelve month period. The terms of the engagement of the Independent
Expert shall clearly state that the engagement is for the benefit of the Partnership and the Participants. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Participants in connection with a proposed Roll-Up.
(b) In connection with a proposed Roll-Up, Participants who vote "no" on the proposal shall be offered the choice of:
(1) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up;
(2) remaining as Participants in the Partnership and preserving their interests therein on the same terms and conditions as existed previously; or
(3) receiving cash in an amount equal to the Participants' pro rata share of the appraised value of the net assets of the Partnership.
(c) The Partnership shall not participate in any proposed Roll-Up which, if approved, would result in the diminishment of any Participant's voting rights under the Roll-Up Entity's chartering agreement. In no event shall the democracy rights of Participants in the Roll-Up Entity be less than those provided for under4.03(c) and 4.03(c)(1) of this Agreement. If the Roll-Up Entity is a corporation, the democracy rights of Participants shall correspond to the democracy rights provided for in this Agreement to the greatest extent possible.
(d) The Partnership shall not participate in any proposed Roll-Up transaction which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity); nor shall the Partnership participate in any proposed Roll-Up transaction which would limit the ability of a Participant to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Units held by that Participant.
(e) The Partnership shall not participate in a Roll-Up in which Participants' rights of access to the records of the Roll-Up Entity will be less than those provided for under 4.03(b)(5) and 4.03(b)(6) of this Agreement.
(f) The Partnership shall not participate in any proposed Roll-Up transaction in which any of the costs of the transaction would be borne by the Partnership if less than 75% in interest of the Participants vote to approve the proposed Roll-Up.
(g) The Partnership shall not participate in a Roll-Up transaction unless the Roll-Up transaction is approved by Participants whose Agreed Subscriptions equal 75% of the Partnership Subscription.

4.03(d)(17). DISCLOSURE OF BINDING AGREEMENTS. Any agreement or arrangement which binds the Partnership must be disclosed in the Prospectus.


4.03(d)(18) FAIR AND REASONABLE.   Neither the Managing General
Partner nor any Affiliate will sell, transfer, or convey any property to or purchase any property from the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable, nor take any action with respect to the assets or property of the Partnership which does not primarily benefit the Partnership.

4.04.  DESIGNATION, COMPENSATION AND REMOVAL OF MANAGING GENERAL
PARTNER AND REMOVAL OF OPERATOR.

4.04(a).  MANAGING GENERAL PARTNER.

4.04(a)(1).  TERM OF SERVICE. Atlas shall serve as the Managing
General Partner of the Partnership until it is removed pursuant to 4.04(a)(3).

4.04(a)(2). COMPENSATION OF MANAGING GENERAL PARTNER. Charges by the Managing General Partner for goods and services must be fully supportable as to the necessity thereof and the reasonableness of the amount charged. All actual and necessary expenses incurred by the Partnership may be paid out of the Partnership Subscription and out of Partnership revenues.

In addition to the compensation set forth in 4.01(a)(3) and 4.02(d)(1) Atlas, as Managing General Partner, and its Affiliates shall be reimbursed for all Direct Costs and credited pursuant to 5.01(a) for Organization and Offering Costs not exceeding 15% of the Partnership Subscription; provided, however, Direct Costs shall be billed directly to and paid by the Partnership to the extent practicable. In addition, subject to the above paragraph, Atlas shall receive an unaccountable, fixed payment reimbursement for its Administrative Costs of $75 per well per month, which shall be proportionately reduced to the extent the Partnership acquires less than 100% of the Working Interest in the well. The unaccountable, fixed payment reimbursement of $75 per well per month shall not be increased in amount during the term of the Partnership. Further, Atlas, as Managing General Partner, shall not be reimbursed for any additional Partnership Administrative Costs and the unaccountable, fixed payment reimbursement of $75 per well per month shall be the entire payment to reimburse Atlas for the Partnership's Administrative Costs. Finally, Atlas, as Managing General Partner, shall not receive the unaccountable, fixed payment reimbursement of $75 per well per month for plugged or abandoned wells.

Atlas and its Affiliates shall also receive a combined transportation and marketing fee at a competitive rate for transporting and marketing the Partnership's gas.

The Dealer-Manager will receive from the Partnership on each Unit sold to investors, a 2.5% Dealer-Manager fee, a 7.5% Sales
Commission and a .5% reimbursement of the Selling Agents' bona fide accountable due diligence expenses.

The Managing General Partner and its Affiliates may enter into transactions pursuant to 4.03(d)(7) and shall be entitled to compensation pursuant to such section. In addition, the Managing General Partner and its Affiliates shall receive compensation as set forth in the Drilling and Operating Agreement.

4.04(a)(3). REMOVAL OF MANAGING GENERAL PARTNER. The Managing General Partner may be removed and a new Managing General Partner or Managing General Partners may be substituted at any time upon sixty days advance written notice to the outgoing Managing General Partner, by the affirmative vote of Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription. Should Participants vote to remove the Managing General Partner from the Partnership, Participants must elect by an affirmative vote of Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription either to terminate, dissolve and wind up the Partnership or to continue as a successor limited partnership under all the terms of this Partnership Agreement, as provided in 7.01(c). If the Participants elect to continue as a successor limited partnership, the Managing General Partner shall not be removed until a substituted Managing General Partner has been selected by an affirmative vote of Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription and installed as such.

In the event the Managing General Partner is removed, the Managing General Partner's interest in the Partnership shall be determined by appraisal by a qualified Independent Expert selected by mutual agreement between the removed Managing General Partner and the incoming Managing General Partner, such appraisal to take into account an appropriate discount, to reflect the risk of recovery of oil and gas reserves, but not less than that utilized in the most recent repurchase offer, if any. The cost of such appraisal shall be borne equally by the removed Managing General Partner and the Partnership. The incoming Managing General Partner shall have the option to purchase 20% of the removed Managing General Partner's interest for the value determined by the Independent Expert.


The method of payment for such interest must be fair and must protect the solvency and liquidity of the Partnership. Where the termination is voluntary, the method of payment shall be a non-interest bearing unsecured promissory note with principal payable, if at all, from distributions which the Managing General Partner otherwise would have received under the Partnership Agreement had the Managing General Partner not been terminated. Where the termination is involuntary, the method of payment shall be an interest bearing promissory note coming due in no less than five years with equal installments each year. The interest rate shall be that charged on comparable loans. The removed Managing General Partner, at the time of its removal shall cause, to the extent it is legally possible, its successor to be transferred or assigned all its rights, obligations and interests as Managing General Partner of the Partnership in contracts entered into by it on behalf of the Partnership. In any event, the removed Managing General Partner shall cause its rights, obligations and interests as Managing General Partner of the Partnership in any such contract to terminate at the time of its removal. Notwithstanding any other provision in this Agreement, the Partnership or the successor Managing General Partner shall not be a party to any gas purchase agreement that Atlas or its Affiliates enters into with a third party and shall not have any rights pursuant to such gas purchase agreement. Further, the Partnership or the successor Managing General Partner shall not receive any interest in Atlas' and its Affiliates' pipeline or gathering system or compression facilities.

At any time commencing ten years after the Offering Termination Date of the Partnership and the Partnership's primary drilling activities, the Managing General Partner may voluntarily withdraw as Managing General Partner upon giving 120 days' written notice of withdrawal to the Participants and its interest in the Partnership shall be determined as provided above with respect to removal. Such interest shall be distributed to the Managing General Partner as described above with respect to voluntary removal, subject to the option of any successor Managing General Partner to purchase 20% of such interest at the value determined as described above with respect to removal.

The Managing General Partner has the right at any time to withdraw a property interest held by the Partnership in the form of a Working Interest in the Partnership Wells equal to or less than its respective interest in the revenues of the Partnership pursuant to the conditions set forth in 6.03. The Managing
General Partner shall fully indemnify the Partnership against any additional expenses which may result from a partial withdrawal of its interests and such withdrawal may not result in a greater amount of Direct Costs or Administrative Costs being allocated to the Participants. The expenses of withdrawing shall be borne by the withdrawing Managing General Partner.

4.04(a)(4). REMOVAL OF OPERATOR. The Operator may be removed and a new Operator may be substituted at any time upon 60 days advance written notice to the outgoing Operator by the Managing General Partner acting on behalf of the Partnership upon the affirmative vote of Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription. The Operator shall not be removed until a substituted Operator has been selected by an affirmative vote of Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription and installed as such.

4.05.  INDEMNIFICATION AND EXONERATION.

4.05(a). GENERAL STANDARDS. The Managing General Partner, the Operator and their Affiliates shall have no liability whatsoever to the Partnership or to any Participant for any loss suffered by the Partnership or Participants which arises out of any action or inaction of the Managing General Partner, the Operator or their Affiliates if the Managing General Partner, the Operator and their Affiliates, determined in good faith that such course of conduct was in the best interest of the Partnership, the Managing General Partner, the Operator and their Affiliates were acting on behalf of or performing services for the Partnership and such course of conduct did not constitute negligence or misconduct of the Managing General Partner, the Operator or their Affiliates.

The Managing General Partner, the Operator and their Affiliates shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Partnership, provided that the Managing General Partner, the Operator and their Affiliates determined in good faith that the course of conduct which caused the loss or liability was in the best interest of the Partnership, the Managing General Partner, the Operator and their Affiliates were acting on behalf of or performing services for the Partnership and such course of conduct was not the result of negligence or misconduct of the Managing General Partner, the Operator or their Affiliates.

Provided, however, payments arising from such indemnification or agreement to hold harmless are recoverable only out of the tangible net assets of the Partnership, including any insurance proceeds.

Notwithstanding anything to the contrary contained in the above, the Managing General Partner, the Operator and their Affiliates and any person acting as a broker-dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission, the Massachusetts Securities Division, and the position of any state securities regulatory authority in which plaintiffs claim they were offered or sold Partnership Units, with respect to the issue of indemnification for violation of securities laws.

The advancement of Partnership funds to the Managing General Partner or its Affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if the Partnership has adequate funds available and the following conditions are satisfied: (1) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership; (2) the legal action is initiated by a third party who is not a Participant, or the legal action is initiated by a Participant and a court of competent jurisdiction specifically approves such advancement; and (3) the Managing General Partner or its Affiliates undertake to repay the advanced funds to the Partnership, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

The Partnership shall not bear the cost of that portion of insurance which insures the Managing General Partner, the Operator or their Affiliates for any liability for which the Managing General Partner, the Operator or their Affiliates could not be indemnified pursuant to the first two paragraphs of this 4.05(a).

4.05(b). LIABILITY OF PARTNERS. Pursuant to the Pennsylvania Revised Uniform Limited Partnership Act the Investor General Partners are liable jointly and severally for all liabilities and obligations of the Partnership. Notwithstanding the foregoing, as among themselves, the Investor General Partners hereby agree that each shall be solely and individually responsible only for his pro rata share of the liabilities and obligations of the Partnership. In addition, Atlas and Atlas Group agree to use their corporate assets and not the assets of the Partnership to indemnify each of the Investor General Partners against all Partnership related liabilities which exceed such Investor General Partner's interest in the undistributed net assets of the Partnership and insurance proceeds, if any. Further, Atlas and Atlas Group agree to indemnify each Investor General Partner against any personal liability as a result of the unauthorized acts of another Investor General Partner. Upon such indemnification by Atlas and Atlas Group, each Investor General Partner who has been indemnified shall and does hereby transfer and subrogate his rights for contribution from or against any other Investor General Partner to Atlas and/or Atlas Group.

4.05(c). ORDER OF PAYMENT. Claims shall be paid first out of any insurance proceeds, next out of the assets and revenues of the Partnership, and finally by the Managing General Partner as provided in 3.05(b) and 4.05(b). No Limited Partner shall be required to reimburse the Managing General Partner, the Operator or their Affiliates or the Investor General Partners for any liability in excess of his agreed Capital Contribution, except for a liability resulting from such Limited Partner's unauthorized participation in Partnership management, or from some other breach by such Limited Partner of this Agreement.

4.05(d). AUTHORIZED TRANSACTIONS. No transaction entered into or action taken by the Partnership or the Managing General Partner, the Operator or their Affiliates, which is authorized by this Agreement to be entered into or taken with such party shall be deemed a breach of any obligation owed by the Managing General Partner, the Operator or their Affiliates to the Partnership or the Participants.

4.06. OTHER ACTIVITIES. The Managing General Partner, the Operator and their Affiliates are now engaged, and will engage in the future, for their own account and for the account of others, including other investors, in all aspects of the oil and gas business, including, without limitation, the evaluation, acquisition and sale of producing and nonproducing Leases, and the exploration for and production of oil, gas, and other minerals. The Managing General Partner is required to devote only so much of its time as is necessary to manage the affairs of the Partnership. Except as expressly provided to the contrary in this Agreement, and subject to fiduciary duties, such parties may continue such activities, or initiate further such activities, individually, jointly with others, or as a part of any other limited or general partnership, tax partnership, joint venture, or other entity or activity to which they are or may become a party, in any locale and in the same fields, areas of operation or prospects in which the Partnership may likewise be active; may reserve partial interests in Leases being assigned to the Partnership or any other interests not expressly prohibited by this Agreement; may deal with the Partnership as independent parties or through any other entity in which they may be interested; may conduct business with the Partnership as set forth herein; may participate in such other investor operations, as investors or otherwise; and shall not be required to permit the Partnership or the Participants to participate in any such operations in which they may be interested or share in any profits or other benefits therefrom. However, except as otherwise provided herein, the Managing General Partner and any of its Affiliates may pursue business opportunities that are consistent with the Partnership's investment objectives for their own account only after they have determined that such opportunity either cannot be pursued by the Partnership because of insufficient funds or because it is not appropriate for the Partnership under the existing circumstances. Atlas or its Affiliates may manage multiple programs simultaneously. Notwithstanding any other provision in this Agreement, the Partnership shall not be a party to any gas supply agreement that Atlas or its Affiliates enters into with a third party and shall not have any rights pursuant to such gas supply agreement. Further, the Partnership shall not receive any interest in Atlas' and its Affiliates' pipeline or gathering system or compression facilities.

     ARTICLE V
     PARTICIPATION IN COSTS AND REVENUES,
     CAPITAL ACCOUNTS, ELECTIONS AND DISTRIBUTIONS

5.01. PARTICIPATION IN COSTS AND REVENUES. Except as otherwise provided in this Agreement, costs and revenues shall be charged and credited to the Managing General Partner and the Participants as set forth in this 5.01 and its subsections.

5.01(a).  COSTS. Costs shall be charged as follows:

(1) Organization and Offering Costs shall be charged 100% to the Managing General Partner. For purposes of sharing in revenues, pursuant to 5.01(b)(4), the Managing General Partner shall be credited with Organization and Offering Costs up to and including 15% of the Partnership
Subscription which were paid by the Managing General
Partner. Notwithstanding, Organization and Offering Costs in excess of 15% of the Partnership Subscription shall be charged 100% to the Managing General Partner without recourse to the Partnership and the Managing General
Partner shall not be credited with such amounts towards its required Capital Contribution.

(2) Intangible Drilling Costs shall be charged 100% to the Participants.

(3)     Tangible Costs shall be charged 14% to the Managing
General Partner and 86% to the Participants.

(4) Operating Costs, Direct Costs, Administrative Costs and all other Partnership costs not specifically allocated shall be charged 75% to the Participants and 25% to the Managing General Partner. Provided, however, in the event a portion of the Managing General Partner's Partnership Net
Production Revenues are subordinated pursuant to 5.01(b)(4), all such Operating Costs, Direct Costs,
Administrative Costs and all other Partnership costs not specifically allocated shall be charged between the Managing General Partner and the Participants in the same ratio as the related production revenues are being credited.

Intangible Drilling Costs and the Participants' share of Tangible Costs of a well or wells to be drilled and completed with the proceeds of a Partnership closing shall be charged 100% to the Participants who are admitted to the Partnership in such closing and shall not be reallocated to take into account other Partnership closings. Although the proceeds of each Partnership closing will be used to pay the costs of drilling different wells, each Participant will pay the same amount of such costs regardless of when he subscribes.

5.01(b). REVENUES. Revenues of the Partnership from all sources and wells shall be commingled and credited as follows:

(1) If the Partners' Capital Accounts are adjusted to reflect the simulated depletion of an oil or gas property of the Partnership, the portion of the total amount realized by the Partnership upon the taxable disposition of such property that represents recovery of its simulated tax basis therein shall be allocated to the Partners in the same proportion as the aggregate adjusted tax basis of such property was allocated to such Partners (or their predecessors in interest). If the Partners' Capital
Accounts are adjusted to reflect the actual depletion of an oil or gas property of the Partnership, the portion of the total amount realized by the Partnership upon the taxable disposition of such property that equals the Partners' aggregate remaining adjusted tax basis therein shall be allocated to the Partners in proportion to their respective remaining adjusted tax bases in such property. Thereafter, any excess shall be allocated to Atlas in an amount equal to the difference between the fair market value of the Lease at the time it was contributed to the Partnership and its simulated or actual adjusted tax basis at such time.
Finally, any excess shall be credited to the parties in accordance with the sharing ratios provided in (4), below.
In the event of a sale of developed oil and gas properties with equipment thereon, the Managing General Partner may make any reasonable allocation of proceeds between the equipment and the Leases.

(2) Interest earned on Agreed Subscriptions before the Offering Termination Date pursuant to 3.05(b) shall be credited to the accounts of the respective subscribers who paid such subscriptions to the Partnership and paid approximately eight weeks after the Offering Termination
Date. After the Offering Termination Date and until proceeds from the offering are invested in the Partnership's oil and gas operations, any interest income from temporary investments shall be allocated pro rata to the Participants providing such Agreed Subscriptions. All other interest income, including interest earned on the deposit of production revenues, shall be credited as provided in (4), below.

(3) Proceeds from the sale or disposition of equipment shall be credited to the parties charged with the costs of such equipment in the ratio in which such costs were charged.

(4)     All other revenues of the Partnership shall be
credited 75% to the Participants and 25% to the Managing
General Partner. Notwithstanding, the Managing General
Partner shall subordinate a part of its Partnership
production revenues in an amount up to 10% of the
Partnership's Net Production Revenues  (which are net of
the related costs as provided in 5.01(a)(4)), to the
receipt by Participants of cash distributions from the
Partnership equal to 10% of their Agreed Subscriptions in
each of the first five twelve-month periods of Partnership
operations  commencing with the first distribution of
revenues to the Participants.  In this regard, however, the
Managing General Partner shall not subordinate an amount
greater than 10% of the Partnership's production revenues
net of the related costs as provided in 5.01(a)(4) in any
such distribution period. The subordination shall be
determined by:

(i) carrying forward to subsequent twelve-month periods the amount, if any, by which cumulative cash distributions to Participants (including any subordination payments) are less than 10% of Participants' Agreed Subscriptions in the first twelve-month period, 20% of Participants' Agreed Subscriptions in the second twelve-month period, 30% of Participants'
Agreed Subscriptions in the third twelve-month period, or 40% of Participants' Agreed Subscriptions in the fourth twelve-month period (no carry forward is required if such distributions are less than 50% of Participants' Agreed Subscriptions in the fifth twelve-month period because the Managing General Partner's subordination obligation terminates upon the expiration of the fifth twelve-month period) ; and

(ii) reimbursing the Managing General Partner for any previous subordination payments to the extent cumulative cash distributions to Participants
(including any subordination payments) would exceed 10% of Participants' Agreed Subscriptions in the first twelve-month period, 20% of Participants' Agreed
Subscriptions in the second twelve-month period, 30% of Participants' Agreed Subscriptions in the third twelve-month period, 40% of Participants' Agreed Subscriptions in the fourth twelve-month period, or 50% of Participants' Agreed Subscriptions in the fifth twelve-month period.

The Managing General Partner's subordination obligation shall be determined and paid at the time of each Partnership distribution during the subordination period, and may be prorated in the Managing General Partner's discretion (e.g. in the case of a quarterly distribution, the Managing General Partner will not have any subordination obligation if the distributions to Participants equal 2.5% or more of their Agreed Subscriptions assuming there is no subordination owed for any preceding periods). The Managing General Partner shall not be required to return Partnership distributions previously received by it, even though a subordination obligation arises subsequent to such distributions, and no subordination payments to Participants or reimbursements to the Managing General Partner shall be made after the expiration of the fifth twelve-month subordination period. Subject to the foregoing provisions of this 5.01(b)(4), only Partnership revenues in the current distribution period shall be debited or credited to the Managing General Partner as may be necessary to provide, to the extent possible, such distributions to the Participants and reimbursements to the Managing General Partner.

The revenues from all Partnership wells will be commingled, so regardless of when a Participant subscribes he will share in the revenues from all wells on the same basis as the other
Participants.

5.01(c).  ALLOCATIONS.

5.01(c)(1). ALLOCATIONS AMONG PARTICIPANTS. Except as provided otherwise in this Agreement, costs and revenues shared or credited to the Participants as a group shall be allocated among the Participants (including the Managing General Partner to the extent of any optional subscription pursuant to 3.03(b)(2)) in the ratio of their respective Agreed Subscriptions.

5.01(c)(2). COSTS AND REVENUES NOT DIRECTLY ALLOCABLE TO A PARTNERSHIP WELL. Costs and revenues not directly allocable to a particular Partnership Well or additional operation shall be allocated among the Partnership Wells or additional operations in any manner the Managing General Partner in its reasonable discretion, shall select, and shall then be charged or credited in the same manner as costs or revenues directly applicable to such Partnership Well or additional operation are being charged or credited.

5.01(c)(3). DISCRETION IN MAKING ALLOCATIONS. In determining the proper method of allocating charges or credits among the parties, or in making any other allocations hereunder, the Managing General Partner may adopt any method of allocation which it, in its reasonable discretion, selects, if, in its sole discretion based on advice from its legal counsel or accountants, a revision to such allocations is required for such allocations to be recognized for federal income tax purposes either because of the promulgation of Treasury Regulations or other developments in the tax law. Any new allocation provisions shall be provided by an amendment to this Agreement and shall be made in a manner that would result in the most favorable aggregate consequences to the Participants as nearly as possible consistent with the original allocations described herein.

5.02.  CAPITAL ACCOUNTS AND ALLOCATIONS THERETO.

5.02(a). CAPITAL ACCOUNTS. A single, separate Capital Account shall be established for each party to this Agreement, regardless of the number of interests owned by such party, the class of the interests and the time or manner in which such interests were acquired.

5.02(b). CHARGES AND CREDITS. Except as otherwise provided in this Agreement, the Capital Account of each party shall be determined and maintained in accordance with Treas. Reg. 1.704-l(b)(2)(iv) and shall be increased by: (i) the amount of money contributed by him to the Partnership; (ii) the fair market value of property contributed by him (without regard to 7701(g)
of the Code) to the Partnership (net of liabilities secured by the contributed property that the Partnership is considered to assume or take subject to under 752 of the Code); and (iii) allocations to him of Partnership income and gain (or items thereof), including income and gain exempt from tax and income and gain described in Treas. Reg. 1.704-l(b)(2)(iv)(g), but excluding income and gain described in Treas. Reg. 1.704-l(b)(4)(i); and shall be decreased by (iv) the amount of money distributed to him by the Partnership; (v) the fair market value of property distributed to him (without regard to 7701(g) of the Code) by the Partnership (net of liabilities secured by the distributed property that he is considered to assume or take subject to under 752 of the Code); (vi) allocations to him of Partnership expenditures described in 705(a)(2)(B) of the Code; and (vii) allocations to him of Partnership loss and deduction (or items thereof), including loss and deduction described in Treas. Reg. 1.704-l(b)(2)(iv)(g), but excluding items described in (vi)
above, and loss or deduction described in Treas. Reg. 1.704-l(b)(4)(i) or (iii). If Treas. Reg.1.704-l(b)(2)(iv)fails to provide guidance, Capital Account adjustments shall be made in a manner that: (i) maintains equality between the aggregate governing Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes; (ii) is consistent with the underlying economic arrangement of the Partners; and (iii) is based, wherever practicable, on federal tax accounting principles.

5.02(c). PAYMENTS TO THE MANAGING GENERAL PARTNER. The Capital Account of the Managing General Partner shall be reduced by payments to it pursuant to 4.04(a)(2) only to the extent of the Managing General Partner's distributive share of any Partnership deduction, loss, or other downward Capital Account adjustment resulting from such payments.

5.02(d). DISCRETION OF MANAGING GENERAL PARTNER. Notwithstanding any other provisions of this Agreement, the method of maintaining Capital Accounts may be changed from time to time, in the discretion of the Managing General Partner, to take into consideration 704 and other provisions of the Code and such rules, regulations and interpretations relating thereto as may exist from time to time.

5.02(e). REVALUATIONS OF PROPERTY. In the discretion of the Managing General Partner the Capital Accounts of the Partners may be increased or decreased to reflect a revaluation of Partnership property, including intangible assets such as goodwill, (on a property-by-property basis except as otherwise permitted under 704(c) of the Code and the regulations thereunder) on the Partnership's books, in accordance with Treas. Reg. 1.704-l(b)(2)(iv)(f).

5.02(f). AMOUNT OF BOOK ITEMS. In cases where 704(c) of the Code or 5.02(e) applies, Capital Accounts shall be adjusted in accordance with Treas. Reg. 1.704-l(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain and loss, as computed for book purposes, with respect to such property.

5.03.  ALLOCATION OF INCOME, DEDUCTIONS AND CREDITS.

5.03(a). IN GENERAL. To the extent permitted by law and except as otherwise provided in this Agreement, all deductions and credits, including, but not limited to, intangible drilling and development costs and depreciation, shall be allocated to the party who has been charged with the expenditure giving rise to such deductions and credits; and to the extent permitted by law, such parties shall be entitled to such deductions and credits in computing taxable income or tax liabilities to the exclusion of any other party. Except as otherwise provided in this Agreement, all items of income and gain, including gain on disposition of assets, shall be allocated in accordance with the related revenue allocations set forth in 5.01(b) and its subsections.

5.03(b). TAX BASIS. Subject to 704(c) of the Code, the tax basis of each oil and gas property for computation of cost depletion and gain or loss on disposition shall be allocated and reallocated when necessary based upon the capital interest in the Partnership as to such property and the capital interest in the Partnership for such purpose as to each property shall be considered to be owned by the parties hereto in the ratio in which the expenditure giving rise to the tax basis of such property has been charged as of the end of the year.

5.03(c). GAIN OR LOSS ON OIL AND GAS PROPERTIES. Each party shall separately compute its gain or loss on the disposition of each oil and gas property in accordance with the provisions of 613A(c)(7)D) of the Code, and the calculation of such gain or loss shall consider the party's adjusted basis in his property interest computed as provided in 5.03(b) and the party's allocable share of the amount realized from the disposition of the property.

5.03(d). GAIN ON DEPRECIABLE PROPERTY. Gain from each sale or other disposition of depreciable property shall be allocated to each party whose share of the proceeds from such sale or other disposition exceeds its contribution to the adjusted basis of the property in the ratio that such excess bears to the sum of the excesses of all parties having such an excess.

5.03(e). LOSS ON DEPRECIABLE PROPERTY. Loss from each sale, abandonment or other disposition of depreciable property shall be allocated to each party whose contribution to the adjusted basis of the property exceeds its share of the proceeds from such sale, abandonment or other disposition in the proportion that such excess bears to the sum of the excesses of all parties having such an excess.

5.03(f). RECAPTURE. Any recapture treated as an increase in ordinary income by reason of 1245, 1250, or 1254 of the Code shall be allocated to the parties in the amounts in which such recaptured items were previously allocated to them; provided that to the extent recapture allocated to any party is in excess of such party's gain from the disposition of the property, such excess shall be allocated to the other parties but only to the extent of such other parties' gain from the disposition of the property.

5.03(g). TAX CREDITS. If a Partnership expenditure (whether or not deductible) that gives rise to a tax credit in a Partnership taxable year also gives rise to valid allocations of Partnership loss or deduction (or other downward Capital Account adjustments) for such year, then the Partners' interests in the Partnership with respect to such credit (or the cost giving rise thereto) shall be in the same proportion as such Partners' respective distributive shares of such loss or deduction (and adjustments). Identical principles shall apply in determining the Partners' interests in the Partnership with respect to tax credits that arise from receipts of the Partnership (whether or not taxable).

5.03(h). DEFICIT CAPITAL ACCOUNTS AND QUALIFIED INCOME OFFSET. Notwithstanding any provisions of this Agreement to the contrary, an allocation of loss or deduction which would result in a Partner having a deficit Capital Account balance as of the end of the taxable year to which such allocation relates, if charged to such Partner, (to the extent such Partner is not required to restore such deficit to the Partnership), taking into account: (i) adjustments that, as of the end of such year, reasonably are expected to be made to such Partner's Capital Account for depletion allowances with respect to the Partnership's oil and gas properties; (ii) allocations of loss and deduction that, as of the end of such year, reasonably are expected to be made to such Partner pursuant to 704(e)(2) and 706(d) of the Code and Treas. Reg. 1.751-1(b)(2)(ii); and (iii) distributions that, as of the end of such year, reasonably are expected to be made to such Partner to the extent they exceed offsetting increases to such Partner's Capital Account (assuming for this purpose that the fair market value of Partnership property equals its adjusted tax basis) that reasonably are expected to occur during (or prior to) the Partnership taxable years in which such distributions reasonably are expected to be made, shall be charged to the Managing General Partner; provided further, the Managing General Partner shall be credited with an additional amount of Partnership income or gain equal to the amount of such loss or deduction as quickly as possible (to the extent such chargeback does not cause or increase deficit balances in the Partners' Capital Accounts which are not required to be restored to the Partnership). Notwithstanding any provisions of this Agreement to the contrary, if such Partner unexpectedly receives an adjustment, allocation, or distribution described in (i), (ii), or (iii) above, or any other distribution, which causes or increases a deficit balance in such Partner's Capital Account which is not required to be restored to the Partnership, such Partner shall be allocated items of income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income, and gain for such year) in an amount and manner sufficient to eliminate such deficit balance as quickly as possible.

5.03(i). PARTNERS' ALLOCABLE SHARES. Except as otherwise provided in this Agreement, each Partner's allocable share of Partnership income, gain, loss, deductions and credits shall be determined by the use of any method prescribed or permitted by the Secretary of the Treasury by regulations or other guidelines and selected by the Managing General Partner which takes into account the varying interests of the Partners in the Partnership during the taxable year. In the absence of such regulations or guidelines, except as otherwise provided in this Agreement, such allocable share shall be based on actual income, gain, loss, deductions and credits economically accrued each day during the taxable year in proportion to each Partner's varying interest in the Partnership on each day during the taxable year.

5.04.  ELECTIONS.

5.04(a). INTANGIBLES ELECTION. The Partnership's federal income tax return shall be made in accordance with an election under the option granted by the Code to deduct intangible drilling and development costs.

5.04(b). NO ELECTION OUT OF SUBCHAPTER K. No election shall be made by the Partnership, any Partner, or the Operator for the Partnership to be excluded from the application of the provisions of Subchapter K of the Code.

5.04(c). CONTINGENT INCOME. If it is determined that any taxable income results to any party by reason of its entitlement to a share of profits or revenues of the Partnership before such profit or revenue has been realized by the Partnership, the resulting deduction as well as any resulting gain, shall not enter into Partnership net income or loss but shall be separately allocated to such party.

5.04(d). 754 ELECTION. In the event of the transfer of an interest in the Partnership, or upon the death of an individual party hereto, or in the event of the distribution of property to any party hereto, the Managing General Partner may choose for the Partnership to file an election in accordance with the applicable Treasury Regulations to cause the basis of the Partnership's assets to be adjusted for federal income tax purposes as provided by734 and 743 of the Code.

5.05.  DISTRIBUTIONS.

5.05(a). IN GENERAL. The Managing General Partner shall review the accounts of the Partnership at least quarterly to determine whether cash distributions are appropriate and the amount to be distributed, if any. The Partnership shall distribute funds to the Managing General Partner and the Participants allocated to their accounts which the Managing General Partner deems unnecessary to retain by the Partnership. In no event, however, shall funds be advanced or borrowed for purposes of distributions, if the amount of such distributions would exceed the Partnership's accrued and received revenues for the previous four quarters, less paid and accrued Operating Costs with respect to such revenues. The determination of such revenues and costs shall be made in accordance with generally accepted accounting principles, consistently applied. Cash distributions from the Partnership to the Managing General Partner shall only be made in conjunction with distributions to Participants and only out of funds properly allocated to the Managing General Partner's account.

At any time after three years from the date each Partnership Well is placed into production, the Managing General Partner shall have the right to deduct each month from the Partnership's proceeds of the sale of the production from the well up to $200 for the purpose of establishing a fund to cover the estimated costs of plugging and abandoning said well. All such funds shall be deposited in a separate interest bearing account for the benefit of the Partnership, and the total amount so retained and deposited shall not exceed the Managing General Partner's reasonable estimate of such costs.

5.05(b). DISTRIBUTION OF UNCOMMITTED SUBSCRIPTION PROCEEDS. Any net subscription proceeds not expended or committed for expenditure, as evidenced by a written agreement, by the Partnership within twelve months of the Offering Termination Date of the Partnership, except necessary operating capital, shall be distributed pro rata to the Participants in the ratio of their Agreed Subscriptions to the Partnership, as a return of capital and the Managing General Partner shall reimburse the Participants for the selling or other offering expenses allocable to the return of capital. For purposes of this subsection, "committed for expenditure" shall mean contracted for, actually earmarked for or allocated by the Managing General Partner to the Partnership's drilling operations, and "necessary operating capital" shall mean those funds which, in the opinion of the Managing General Partner, should remain on hand to assure continuing operation of the Partnership.

5.05(c).  DISTRIBUTIONS ON WINDING UP. Upon the winding up of the
Partnership distributions shall be made as provided in 7.02.

5.05(d). INTEREST AND RETURN OF CAPITAL. It is agreed among the parties hereto that no party shall under any circumstances be entitled to any interest on amounts retained by the Partnership, and that each Participant shall look only to his share of distributions, if any, from the Partnership for a return of his Capital Contribution.


ARTICLE VI
     TRANSFER OF INTERESTS

6.01.  TRANSFERABILITY.

6.01(a). IN GENERAL. In addition to other restrictions on transferability provided in this Agreement, interests in the Partnership (and any rights to income or other attributes of Units in the Partnership) shall be nontransferable except transfers to or with the consent of the Managing General Partner where the transfer of a Participant's interest is involved, and, except as otherwise provided in this Agreement, the consent of Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription where a transfer by the Managing General Partner is involved. Unless an assignee becomes a substituted Partner in accordance with the provisions set forth below, he shall not be entitled to any of the rights granted to a Partner hereunder, other than the right to receive all or part of the share of the profits, losses, income, gain, credits and cash distributions or returns of capital to which his assignor would otherwise be entitled.

6.01(b). OBJECTIONS TO TRANSFER. Failure to notify the transferring party of an objection to any proposed or completed transfer of the transferor's interest hereunder within thirty days following the receipt of notice thereof shall conclusively serve as a consent to such transfer.

6.01(c). CONVERSION OF INVESTOR GENERAL PARTNER UNITS TO LIMITED PARTNER INTERESTS. After substantially all of the Partnership Wells have been drilled and completed the Managing General Partner shall file an amended certificate of limited partnership with the Secretary of State of the Commonwealth of Pennsylvania for the purpose of converting the Investor General Partner Units to Limited Partner interests. Upon such conversion the Investor General Partners shall be Limited Partners entitled to limited liability; however, they shall remain liable to the Partnership for any additional Capital Contribution required for their proportionate share of any Partnership obligation or liability arising prior to the conversion of their Units as provided in 3.05(b). Such conversion shall not affect the allocation to any Partner of any item of Partnership income, gain, loss, deduction or credit or other item of special tax significance (other than Partnership liabilities, if any) and shall not affect any Partner's interest in the Partnership's oil and gas properties and unrealized receivables.

Notwithstanding the foregoing, the Managing General Partner shall notify all Participants at least thirty days prior to the effective date of any adverse material change in the Partnership's insurance coverage. If the insurance coverage is to be materially reduced, the Investor General Partners shall have the right to convert their Units into Limited Partner interests prior to such reduction by giving written notice to the Managing General Partner.

6.02.  SPECIAL RESTRICTIONS ON TRANSFERS.

6.02(a). IN GENERAL. Only whole Units may be assigned unless the Participant owns less than a whole Unit, in which case his entire fractional interest must be assigned. The costs and expenses associated with the assignment must be paid by the assignor Partner and the assignment must be in a form satisfactory to the Managing General Partner. The terms of the assignment must not contravene those of this Agreement. Transfers of interest in the Partnership are subject to the following additional restrictions.

6.02(a)(1). SECURITIES LAWS RESTRICTION. Subject to transfers permitted by 6.04 and transfers by operation of law, no interest in the Partnership shall be sold, assigned, pledged, hypothecated or transferred in the absence of an effective registration of the Units under the Securities Act of 1933, as amended and qualification under applicable state securities laws or an opinion of counsel acceptable to the Managing General Partner that such registration and qualification are not required. Transfers are also subject to any conditions contained in the Subscription Agreement and Exhibit (B) to the Prospectus.

6.02(a)(2). TAX LAW RESTRICTIONS. No sale, exchange, transfer or assignment shall be made which, in the opinion of counsel to the Partnership, would result in the Partnership being considered to have been terminated for purposes of Section 708 of the Code or would result in materially adverse tax consequences to the Partnership or the Partners.

6.02(a)(3). SUBSTITUTE PARTNER. An assignee of a Limited Partner's or Investor General Partner's interest in the Partnership shall become a substituted Limited Partner or Investor General Partner entitled to all the rights of a Limited Partner or Investor General Partner, as the case may be, if, and only if: (i) the assignor gives the assignee such right; (ii) the Managing General Partner consents to such substitution, which consent shall be in the Managing General Partner's absolute discretion; (iii) the assignee pays to the Partnership all costs and expenses incurred in connection with such substitution; and (iv) the assignee executes and delivers such instruments, in form and substance satisfactory to the Managing General Partner, necessary or desirable to effect such substitution and to confirm the agreement of the assignee to be bound by all of the terms and provisions of this Agreement. A substitute Limited Partner or Investor General Partner is entitled to all of the rights attributable to full ownership of the assigned Units including the right to vote.

6.02(b). EFFECT OF TRANSFER. The Partnership shall amend its records at least once each calendar quarter to effect the substitution of substituted Participants. Any transfer permitted hereunder where the assignee does not become a substituted Limited Partner or Investor General Partner shall be effective as of midnight of the last day of the calendar month in which it is made, or, at the Managing General Partner's election, 7:00 A.M. of the following day. No such transfer, including a transfer of less than all of a party's rights hereunder or the transfer of rights hereunder to more than one party, shall relieve the transferor of its responsibility for its proportionate part of any expenses, obligations and liabilities hereunder related to the interest so transferred, whether arising prior or subsequent to such transfer, nor shall any such transfer require an accounting by the Managing General Partner, or the granting of rights hereunder as between such parties and the remaining parties hereto, including the exercise of any elections hereunder, to more than one party unanimously designated by the transferees and, if he should have retained an interest hereunder, the transferor.

Until a proper designation acceptable to it is received by the Managing General Partner, it shall continue to account only to the person to whom it was furnishing notices prior to such time pursuant to 8.01 and its subsections; and such party shall continue to exercise all rights applicable to the entire interest previously owned by the transferor.

6.03. RIGHT OF MANAGING GENERAL PARTNER TO HYPOTHECATE AND/OR WITHDRAW ITS INTERESTS. The Managing General Partner shall have the authority (without the consent of the Participants and without affecting the allocation of costs and revenues received or incurred hereunder), to hypothecate, pledge, or otherwise encumber, on any terms it sees fit, its Partnership interest (or an undivided interest in the assets of the Partnership equal to or less than its respective interest in the revenues of the Partnership) to obtain funds for use by it for its own general purposes. All repayments of such borrowings and costs and interest or other charges related thereto shall be borne and paid separately by the Managing General Partner; and in no event shall such repayments, costs, interest, or other charges be charged to the account of the Participants. In addition, subject to a required participation of not less than 1% of the Partnership Subscription, the Managing General Partner may withdraw a property interest held by the Partnership in the form of a Working Interest in the Partnership Wells equal to or less than its respective interest in the revenues of the Partnership if such withdrawal is necessary to satisfy the bona fide request of its creditors or approved by Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription.

6.04.  REPURCHASE OBLIGATION.

6.04(a). IN GENERAL. Participants shall have the right to present their interests to the Managing General Partner subject to the conditions and limitations set forth in this section. The Managing General Partner shall not purchase more than 5% of the Units in any calendar year and shall not purchase less than one Unit of a Participant's interests in the Partnership unless such lesser amount represents the entire amount of the Participant's interest. The Managing General Partner may waive these limitations in its sole discretion other than the limitation that it shall not purchase more than 5% of the Units in any calendar year. The Participant is not obligated to accept such repurchase offer.

The Managing General Partner shall offer to repurchase a Participant's interest in cash in every year beginning in 2001. The commencement of the offer must be made within 120 days of the reserve report set forth in 4.03(b)(3). A Participant may accept the repurchase offer by a written acceptance. No repurchase shall be considered effective until after the payment has been made to the Participant in cash. In addition, in accordance with Treas. Reg. 1.7704-1(f), no repurchase shall occur until at least 60 calendar days after the Participant notifies the Partnership in writing of the Participant's intention to exercise the repurchase right.

6.04(b). INDEPENDENT PETROLEUM CONSULTANT. The amount attributable to Partnership reserves shall be determined based upon the last reserve report of the Partnership prepared by the Managing General Partner and reviewed by the Independent Expert. The Managing General Partner shall estimate the present worth of future net revenues attributable to the Partnership's interest in the Proved Reserves, and in making this estimate, it shall employ a discount rate equal to 10%, use a constant price for the oil and base the price of gas upon the existing gas contracts at the time of the repurchase. The calculation of the repurchase price shall be as set forth in6.04(c).

6.04(c). CALCULATION OF REPURCHASE PRICE. The purchase price shall be based upon the Participant's share of the net assets and liabilities of the Partnership and allocated pro rata to each Participant based upon his Agreed Subscription. The repurchase price shall include the sum of the following items:
(i) an amount based on 70% of the present worth of future net revenues from the Partnership's Proved Reserves determined as described in 6.04(b);
(ii)     Partnership cash on hand;
(iii) prepaid expenses and accounts receivable of the Partnership, less a reasonable amount for doubtful accounts; and
(iv) the estimated market value of all assets of the Partnership, not separately specified above, determined in accordance with standard industry valuation procedures.
There shall be deducted from the foregoing sum the following items:
(i) an amount equal to all Partnership debts, obligations, and other liabilities, including accrued expenses; and
(ii) any distributions made to the Participants between the date of the request and the actual payment; provided, however, that if any cash distributed was derived from the sale, subsequent to the request, of oil, gas or other mineral production, or of a producing property owned by the Partnership, for purposes of determining the reduction of the purchase price, such distributions shall be discounted at the same rate used to take into account the risk factors employed to determine the present worth of the Partnership's Proved Reserves.

The purchase price may be further adjusted by the Managing General Partner for estimated changes therein from the date of such report to the date of payment of the purchase price to the Participants:
(i) by reason of production or sales of, or additions to, reserves and lease and well equipment, sale or abandonment of Leases, and similar matters occurring prior to the request for repurchase, and
(ii) by reason of any of the following occurring prior to payment of the purchase price to the selling Participants: changes in well performance, increases or decreases in the market price of oil, gas, or other minerals, revision of regulations relating to the importing of hydrocarbons, changes in income, ad valorem, and other tax laws (e.g. material variations in the provisions for depletion) and similar matters.

6.04(d). SELECTION BY LOT. If less than all interests presented at any time are to be purchased, the Participants whose interests are to be purchased will be selected by lot. The Managing General Partner's obligation to purchase such interests may be discharged for the benefit of the Managing General Partner by a third party or an Affiliate. The interests of the selling Participant will be transferred to the party who pays for it. A selling Participant will be required to deliver an executed assignment of his interest, together with such other documentation as the Managing General Partner may reasonably request.

6.04(e).  NO OBLIGATION OF THE MANAGING GENERAL PARTNER TO
ESTABLISH A RESERVE. The Managing General Partner shall have no obligation to establish any reserve to satisfy the repurchase obligations under this section.

6.04(f). SUSPENSION OF REPURCHASE OBLIGATION. The Managing General Partner may suspend its repurchase obligation at any time if it does not have sufficient cash flow or is unable to borrow funds for such purpose on terms it deems reasonable, by so notifying the Participants. In addition, the Managing General Partner's repurchase obligation may be conditioned, in the Managing General Partner's sole discretion, on the Managing General Partner's receipt of an opinion of counsel that such transfers will not cause the Partnership to be treated as a "publicly traded partnership" under the Code. The Managing General Partner shall hold such repurchased Units for its own account and not for resale.


     ARTICLE VII
     DURATION, DISSOLUTION, AND WINDING UP

7.01.  DURATION.

7.01(a). FIFTY YEAR TERM. The Partnership shall continue in existence for a term of fifty years from the effective date of this Agreement unless sooner terminated as hereinafter set forth.

7.01(b). TERMINATION. The Partnership shall terminate following the occurrence of a Final Terminating Event, or upon the occurrence of any event which under the Pennsylvania Revised
Uniform Limited Partnership Act causes the dissolution of a limited partnership.

7.01(c). CONTINUANCE OF PARTNERSHIP. Except upon the occurrence of a Final Terminating Event, the Partnership or any successor limited partnership shall not be wound up, but shall be continued by the parties and their respective successors as a successor limited partnership under all the terms of this Agreement. Such successor limited partnership shall succeed to all of the assets of the Partnership. As used throughout this Agreement, the term "Partnership" shall include such successor limited partnerships and the parties thereto.

7.02. DISSOLUTION AND WINDING UP. Upon the occurrence of a Final Terminating Event, the affairs of the Partnership shall be wound up and there shall be distributed to each of the parties its Distribution Interest in the remaining assets of the Partnership. To the extent practicable and in accordance with sound business practices in the judgment of the Managing General Partner, liquidating distributions shall be made by the end of the taxable year in which liquidation occurs (determined without regard to 706(c)(2)(A) of the Code) or, if later, within ninety days after the date of such liquidation. Provided, however, amounts withheld for reserves reasonably required for liabilities of the Partnership and installment obligations owed to the Partnership need not be distributed within the foregoing time period so long as such withheld amounts are distributed as soon as practicable. Any in kind property distributions to the Participants shall be made to a liquidating trust or similar entity for the benefit of the Participants, unless at the time of the distribution:

(1) the Managing General Partner shall offer the individual Participants the election of receiving in kind property distributions and the Participants accept such offer after being advised of the risks associated with such direct ownership; or

(2) there are alternative arrangements in place which assure the Participants that they will not, at any time, be responsible for the operation or disposition of Partnership properties.

It shall be presumed that a Participant has refused such consent if the Managing General Partner has not received such consent within thirty days after the Managing General Partner mailed the request for such consent. Any Partnership asset which would otherwise be distributed in kind to a Participant, but for the failure or refusal of such Participant to give his written consent to such distribution, may instead be sold by the Managing General Partner at the best price reasonably obtainable from an independent third party who is not an Affiliate of the Managing General Partner.


     ARTICLE VIII
     MISCELLANEOUS PROVISIONS

8.01.  NOTICES.

8.01(a). METHOD. Any notice required hereunder shall be in writing, and given by mail or wire addressed to the party to receive such notice at the address designated in 1.03.

8.01(b). CHANGE IN ADDRESS. The address of any party hereto may be changed by written notice to the other parties hereto in the event of a change of address by the Managing General Partner or to the Managing General Partner in the event of a change of address by a Participant. However, in the event of a transfer of rights hereunder, no notice to any such transferee shall be required, nor shall such transferee have any rights hereunder, until notice thereof shall have been given to the Managing General Partner. Any transfer of rights hereunder shall not increase the duty to give notice, and in the event of a transfer of rights hereunder to more than one party, notice to any owner of any interest in such rights shall be notice to all owners thereof.

8.01(c). TIME NOTICE DEEMED GIVEN. Any notice shall be considered given, and any applicable time shall run, from the date such notice is placed in the mails or delivered to the telegraph company as to any notice given by the Managing General Partner and when received as to any notice given by any Participant.

8.01(d). EFFECTIVENESS OF NOTICE. Any notice to a party other than the Managing General Partner, including a notice requiring concurrence or nonconcurrence, shall be effective, and any failure to respond binding, irrespective of whether or not such notice is actually received, and irrespective of any disability or death on the part of the noticee, whether or not known to the party giving such notice.

8.01(e). FAILURE TO RESPOND. Except where this Agreement expressly requires affirmative approval of a Participant, any Participant who fails to respond in writing within the time specified for such response (which time shall be not less than fifteen business days from the date of mailing of such request) to a request by the Managing General Partner for approval of or concurrence in a proposed action shall be conclusively deemed to have approved such action.

8.02. TIME. Time is of the essence of each part of this Agreement.

8.03. APPLICABLE LAW. The terms and provisions hereof shall be construed under the laws of the Commonwealth of Pennsylvania, provided, however, this 8.03 shall not be deemed to limit causes of action for violations of federal or state securities law to the laws of the Commonwealth of Pennsylvania. Neither this Agreement nor the Subscription Agreement shall require mandatory venue or mandatory arbitration of any or all claims by Participants against the Sponsor.

8.04. AGREEMENT IN COUNTERPARTS. This Agreement may be executed in counterpart and shall be binding upon all parties executing this or similar agreements from and after the date of execution by each party.

8.05. AMENDMENT. No changes herein shall be binding unless proposed in writing by the Managing General Partner, and adopted with the consent of Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription; or unless proposed in writing by Participants whose Agreed Subscriptions equal 10% or more of the Partnership Subscription and approved by an affirmative vote of Participants whose Agreed Subscriptions equal a majority of the Partnership Subscription. However, the Managing General Partner is authorized to amend this Agreement and its exhibits without such consent in any way deemed necessary or desirable by it: (i) to add or substitute (in the case of an assigning party) additional Limited Partners or Investor General Partners; (ii) to enhance the tax benefits of the Partnership to the parties; and (iii) to satisfy any requirements, conditions, guidelines, options, or elections contained in any opinion, directive, order, ruling, or regulation of the Securities and Exchange Commission, the Internal Revenue Service, or any other federal or state agency, or in any federal or state statute, compliance with which it deems to be in the best interest of the Partnership. Notwithstanding the foregoing, no amendment materially and adversely affecting the interests or rights of Participants shall be made without the consent of the Participants whose interests will be so affected.

8.06. ADDITIONAL PARTNERS. Each Participant hereby consents to the admission to the Partnership of such additional Limited
Partners or Investor General Partners as the Managing General
Partner, in its discretion, chooses to admit.

8.07. LEGAL EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties, their heirs, devisees, personal representatives, successors and assigns, and shall run with the interests subject hereto. The terms "Partnership," "Limited Partner," "Investor General Partner," "Participant," "Partner," "Managing General Partner," "Operator," or "parties" shall equally apply to any successor limited partnership, and any heir, devisee, personal representative, successor or assign of a party.


IN WITNESS WHEREOF, the parties hereto set their hands and seal as of the day and year hereinabove shown.


ATLAS:     ATLAS RESOURCES, INC.
     Managing General Partner


     By:

Attest:


(SEAL)     Secretary


------------------------------------------------------------------






     EXHIBIT (I-A)

     MANAGING GENERAL PARTNER SIGNATURE PAGE



     EXHIBIT (I-A)
     MANAGING GENERAL PARTNER SIGNATURE PAGE



Attached to and made a part of the AMENDED AND RESTATED
CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP of ATLAS-ENERGY
FOR THE NINETIES-PUBLIC #6 LTD.

The undersigned agrees:

1.     to serve as the Managing General Partner of ATLAS-ENERGY
FOR THE NINETIES-PUBLIC #6 LTD. (the "Partnership"), and hereby executes, swears to and agrees to all the terms of the Partnership Agreement;

2.     to pay the required subscription of the Managing General
Partner under 3.03(b)(1) of the Partnership Agreement;
and

3.     to subscribe to the Partnership as follows:

(a)     $___________________ [________] Unit(s)] under
3.03(b)(2) of the Partnership Agreement as a Limited
Partner; or

(b)     $___________________ [________] Unit(s)] under
3.03(b)(2) of the Partnership Agreement as an Investor General Partner.



MANAGING GENERAL PARTNER:

Atlas Resources, Inc.          Address:


By:     ______________________________________     311 Rouser Road
J.R. O'Mara, President and CEO     Moon Township, Pennsylvania
15108




ACCEPTED this ________ day of __________________ , 1997.



ATLAS RESOURCES, INC.
MANAGING GENERAL
PARTNER

By:
______________________________________
J.R. O'Mara,
President and CEO
Attest

______________________________________________
(SEAL)                                                   Secretary

------------------------------------------------------------------






     EXHIBIT (I-B)

     SUBSCRIPTION AGREEMENT

     ATLAS-ENERGY FOR THE NLNETLES-PUBLLC #6 LTD.


  SUBSCRIPTION AGREEMENT


The undersigned hereby offers to purchase Units of Atlas-Energy for the Nineties-Public #6 Ltd. in the amount set forth on the Signature Page of this Subscription Agreement and on the terms described in the current Prospectus for Atlas-Energy for the Nineties-Public #6 Ltd. (as supplemented or amended from time to time). The undersigned acknowledges and agrees that his execution of this Subscription Agreement also constitutes his execution of the Amended and Restated Certificate and Agreement of Limited Partnership (the "Partnership Agreement") the form of which is attached as Exhibit (A) to the Prospectus and the undersigned agrees to be bound by all of the terms and conditions of the Partnership Agreement if his Agreed Subscription is accepted by the Managing General Partner. The undersigned understands and agrees that this offer may not be assigned or withdrawn by the undersigned. The undersigned hereby irrevocably constitutes and appoints Atlas Resources, Inc. (and its duly authorized agents) the undersigned's agent and attorney-in-fact, in the undersigned's name, place and stead, to make, execute, acknowledge, swear to, file, record and deliver the Amended and Restated Certificate and Agreement of Limited Partnership and any certificates related thereto.

In order to induce Atlas to accept this subscription, the undersigned hereby represents, warrants, covenants and agrees as follows:



     _____     The undersigned has received the Prospectus.

     _____     The undersigned (other than Minnesota residents)
recognizes that prior to this offering there has been no public market for the Units and that it is not likely that after the offering there will be any such market. In addition, the undersigned understands that the transferability of the Units is restricted and that he cannot expect to be able to readily liquidate his investment in the Units in case of emergency or other change in circumstances.

     _____     The undersigned is purchasing the Units for his own
account, for investment purposes and not for the account of others and he is not purchasing the Units with the present intention of reselling them.

     _____     The undersigned, if he is an individual, is a citizen of
the United States of America and is at least twenty-one years of age, or, if a partnership, corporation or trust, the members, stockholders or beneficiaries thereof are citizens of the United
States and each is at least twenty-one years of age.

     _____     The undersigned, if he is not an individual, is
empowered and duly authorized under a governing document, trust instrument, pension plan, charter, certificate of incorporation, by-law provision or the like to enter into this Subscription Agreement and to perform the transactions contemplated by the Prospectus, including the exhibits thereto.

     _____     (a)     The undersigned has: (i) a net worth of at least
$225,000 (exclusive of  home,  furnishings and automobiles);
or (ii) a net worth (exclusive of home, furnishings and automobiles) of at least $60,000 and had during the last tax year, or estimates that he will have during the current tax year, "taxable income" as defined in Section 63 of the Code of at least $60,000, without regard to an investment in the Partnership.
          (B) IN ADDITION, IF A RESIDENT OF ALABAMA, ARIZONA, CALIFORNIA, KANSAS, INDIANA, IOWA, KENTUCKY, MAINE,
MASSACHUSETTS, MICHIGAN, MINNESOTA, MISSISSIPPI, MISSOURI,
NEW HAMPSHIRE, NEW MEXICO, NORTH CAROLINA, OHIO, OKLAHOMA,
OREGON, PENNSYLVANIA, SOUTH DAKOTA, TENNESSEE, TEXAS,
VERMONT OR WASHINGTON, THE UNDERSIGNED REPRESENTS THAT HE IS
AWARE OF AND MEETS THAT STATE'S QUALIFICATIONS AND
SUITABILITY STANDARDS SET FORTH IN EXHIBIT (B) TO THE
PROSPECTUS.
          (c) If a fiduciary, I am purchasing for a person or entity having the appropriate income and/or net worth specified in (a) or (b) above.
          (d) If a resident of Michigan or Ohio, the undersigned's investment does not exceed 10% of his net worth (exclusive of home, furnishings and automobiles).

_____     An Investor General Partner will have unlimited joint and
several liability for Partnership obligations and liabilities including amounts in excess of his Agreed Subscription to the extent such obligations and liabilities exceed the Partnership's insurance proceeds, the Partnership's assets and indemnification by the Managing General Partner and Atlas Group. Insurance may be inadequate to cover such liabilities and there is no insurance coverage for certain claims.

_____     Partnership losses allocable to a Limited Partner generally may be used only to the extent of his net passive income from passive activities in such year, with any excess losses being deferred.

THE ABOVE REPRESENTATIONS DO NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT I MAY HAVE UNDER THE ACTS ADMINISTERED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE REGULATORY AGENCY ADMINISTERING STATUTES BEARING ON THE SALE OF SECURITIES.

No state or federal governmental authority has made any finding or determination relating to the fairness for public investment of the Units and no state or federal governmental authority has recommended or endorsed or will recommend or endorse the Units.

The Soliciting Dealer or registered representative is required to inform potential investors of all pertinent facts relating to the Units, including the following:
(a) the risks involved in the offering, including the speculative nature of the investment and the speculative nature of drilling for oil and gas;
(b) the financial hazards involved in the offering, including the risk of losing the entire investment;
(c)     the lack of liquidity of this investment;
(d)     the restrictions on transferability of the Units;
(e) the background of the Managing General Partner and the Operator;
(f)     the tax consequences of the investment; and
(g)     the unlimited joint and several liability of the Investor
General Partners.

Investors are required to execute their own Subscription Agreements. The Managing General Partner will not accept any Subscription Agreement that has been executed by someone other than the investor unless such person has been given the legal power of attorney to sign on the investor's behalf and the investor meets all of the conditions herein. In the case of sales to fiduciary accounts, the minimum standards set forth herein shall be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Partnership interests if the donor or grantor is the fiduciary.

The execution of the Subscription Agreement by a subscriber constitutes a binding offer to buy Units in the Partnership and an agreement to hold the offer open until the Agreed Subscription is accepted or rejected by the Managing General Partner. Once an investor subscribes he will not have any revocation rights. The Managing General Partner has the discretion to refuse to accept any Agreed Subscription without liability to the subscriber. Agreed Subscriptions will be accepted or rejected by the Partnership within thirty days of their receipt; if rejected, all funds will be returned to the subscriber immediately. Upon the original sale of Units, the Participants will be admitted as Partners not later than fifteen days after the release from escrow of Participants' funds to the Partnership, and thereafter Participants will be admitted into the Partnership not later than the last day of the calendar month in which their Agreed Subscriptions were accepted by the Partnership.

The Managing General Partner may not complete a sale of Units to an investor until at least five business days after the date the investor receives a final Prospectus. In addition, the Managing General Partner will send each investor a confirmation of purchase.

NOTICE TO CALIFORNIA RESIDENTS: This offering deviates in certain respects from various requirements of Title 10 of the California Administrative Code. These deviations include, but are not limited to the following: the definition of Prospect in the Prospectus, unlike Rule 260.140.127.2(b) and Rule 260.140.121(1) does not require enlarging or contracting of the size of the area on the basis of geological data in all cases.

If a resident of California the undersigned acknowledges the receipt of California Rule 260.141.11 set forth in Exhibit (B) to the Prospectus.





  SIGNATURE PAGE OF SUBSCRIPTION AGREEMENT

The undersigned agrees to purchase ________ Units of Participation at $10,000 per Unit in ATLAS-ENERGY FOR THE NINETIES-PUBLIC #6 LTD. (the "Partnership") as (check one):


          INVESTOR GENERAL PARTNER     AGREED SUBSCRIPTION
          LIMITED PARTNER     $ ___________________________
                              (______________________# Units)

Make check payable to: "National City Bank, Escrow Agent, Atlas Public
#6 Ltd."
Minimum Subscription: one Unit ($10,000), however, the Managing General Partner, in its discretion, may accept one-half Unit ($5,000) subscriptions; and Additional Subscriptions in $1,000 increments.



Subscriber (All individual investors must personally     Address
                  sign this Signature Page.)

_________________________________________________
____________________________________________________
Print Name

_________________________________________________
____________________________________________________
Signature

_________________________________________________
____________________________________________________
Print Name

_________________________________________________
Signature

_________________________________________________
Name of Entity if a Trust, Corporation or Partnership is Subscribing
Address for Distributions if
Different from Above

_______________________________

_______________________________



Date: __________________   Telephone No.: Business
______________________________  Home _________________________

Tax I.D. No. (Social Security No.):
_______________________________________________________________________

CHECK ONE):  Calendar Year Taxpayer  __________     Fiscal Year
Taxpayer  __________

(CHECK ONE): OWNERSHIP -     Tenants-in-Common    ________
Partnership                                       ________
Joint Tenancy     ________     C Corporation
                                                  ________
Individual        ________     S Corporation
                                                  ________
Trust             ________     Community Property
                                                  ________
                               Other      ________



  TO BE COMPLETED BY REGISTERED REPRESENTATIVE (FOR COMMISSION AND
OTHER PURPOSES)
I hereby represent that I have discharged my affirmative obligations under Rule 2810(b)(2)(B) and (b)(3)(D) of the NASD's Conduct Rules and specifically have obtained information from the above-named subscriber concerning his/her age, net worth, annual income, federal income tax bracket, investment objectives, investment portfolio and other financial information and have determined that an investment in the Partnership is suitable for such subscriber, that such subscriber is or will be in a financial position to realize the benefits of this investment, and that such subscriber has a fair market net worth sufficient to sustain the risks for this investment. I have also informed the subscriber of all pertinent facts relating to the liquidity and marketability of an investment in the Partnership, of the risks of unlimited liability regarding an investment as an Investor General Partner, and of the passive loss limitations for tax purposes of an investment as a Limited Partner.





_________________________________________________
____________________________________________________
Registered Representative Name and Number     Name of Broker-Dealer

Registered Representative Office Address:


     Company Name (if other than Broker-Dealer Name)



Phone Number; Facsimile Number

NOTICE TO BROKER-DEALER:

Send complete and signed      and   to:

Mr. Eric D. Koval
Anthem Securities, Inc.
P.O. Box 911
Coraopolis, Pennsylvania 15108-0911
(412) 262-1680

TO BE COMPLETED BY ATLAS RESOURCES, INC.



ACCEPTED THIS ______ day
of  _________________ , 1997

Attest



(SEAL)     Secretary



ATLAS RESOURCES, INC.,
MANAGING GENERAL PARTNER

By:
J.R. O'Mara, President

==================================================================







     EXHIBIT (II)

     DRILLING AND OPERATING AGREEMENT
     ATLAS-ENERGY FOR THE NINETIES-PUBLIC #6 LTD.


     INDEX

SECTION     PAGE

1.     Assignment of Well Locations; Representations;
Designation of Additional Well Locations;
  Outside Activities     1

2.     Drilling of Wells; Interest of Developer;  Right
of Substitution     2

3.     Operator - Responsibilities in General; Term     3

4.     Operator's Charges for Drilling and Completing
Wells; Completion Determination     3

5.     Title Examination of Well Locations; Liability for
Title Defects     4

6.     Operations Subsequent to Completion of the Wells;
Price Determinations; Plugging and Abandonment     5

7.     Billing and Payment Procedure with Respect to
Operation of Wells; Records, Reports and Information
6

8.     Operator's Lien     6

9.     Successors and Assigns; Transfers; Appointment of
Agent     7

10.     Insurance; Operator's Liability     7

11.     Internal Revenue Code Election, Relationship of
Parties; Right to Take Production in Kind     8

12.     Force Majeure     8

13.     Term     9

14.     Governing Law and Invalidity     9

15.     Integration     9

16.     Waiver of Default or Breach     9

17.     Notices     9

18.     Interpretation     10

19.     Counterparts     10

Signature Page     10

Exhibit A     Description of Leases and Initial Well
Locations
Exhibits A-l through A-___     Maps of Initial Well
Locations
Exhibit B     Form of Assignment
Exhibit C     Form of Addendum


     DRILLING AND OPERATING AGREEMENT

THIS AGREEMENT made this ______ day of _______________, 1997, by and between ATLAS RESOURCES, INC., a Pennsylvania corporation (hereinafter referred to as "Atlas" or "Operator"),

     and

ATLAS-ENERGY FOR THE NINETIES-PUBLIC #6 LTD., a Pennsylvania limited partnership, (hereinafter referred to as the "Developer").

     WITNESSETH THAT:

WHEREAS, Atlas, by virtue of the Oil and Gas Leases (the "Leases") described on Exhibit A attached hereto and made a part hereof, has certain rights to develop the ____________ (______) initial well locations identified on the maps attached hereto as Exhibits A-l through A-______ (the "Initial Well Locations");

WHEREAS, the Developer, subject to the terms and conditions hereof, desires to acquire certain of Atlas' rights to develop the aforesaid ____________ (______) Initial Well Locations and to provide for the development upon the terms and conditions herein set forth of additional well locations ("Additional Well Locations") which the parties may from time to time designate; and

WHEREAS, Operator is in the oil and gas exploration and development business, and the Developer desires that Operator, as its independent contractor, perform certain services in connection with its efforts to develop the aforesaid Initial and Additional Well Locations (hereinafter collectively referred to as the "Well Locations") and to operate the wells completed thereon, on the terms and conditions herein set forth;

NOW THEREFORE, in consideration of the mutual covenants herein contained and subject to the terms and conditions hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

1.     .

(a) Atlas shall execute an assignment of an undivided percentage of Working Interest in the Well Location acreage for each well to the Developer as shown on Exhibit A attached hereto, which assignment shall be limited to a depth from the surface to the top of the Queenston formation in Mercer County, Pennsylvania and Ohio. The assignment shall be substantially in the form of Exhibit B attached hereto and made a part hereof. The amount of acreage included in each Initial Well Location and the configuration thereof are indicated on the maps attached hereto as Exhibits A-l through A-______. The amount of acreage included in each Additional Well Location and the configuration thereof shall be indicated on the maps to be attached as exhibits to the applicable addendum as provided in sub-section (c) below.

(b) As of the date hereof, Atlas represents and warrants to the Developer that Atlas is the lawful owner of said Lease and rights and interest thereunder and of the personal property thereon or used in connection therewith; that Atlas has good right and authority to sell and convey the same, and that said rights, interest and property are free and clear from all liens and encumbrances, and that all rentals and royalties due and payable thereunder have been duly paid. The foregoing representations and warranties shall also be made by Atlas at the time of each recorded assignment of the acreage included in each Initial Well Location and at the time of each recorded assignment of the acreage included in each Additional Well Location designated pursuant to sub-section (c) below, such representations and warranties to be included in each recorded assignment substantially in the manner set forth in the form of assignment attached hereto and made a part hereof as Exhibit B. Atlas agrees to indemnify, protect and hold the Developer and its successors and assigns harmless from and against all costs (including but not limited to reasonable attorneys' fees), liabilities, claims, penalties, losses, suits, actions, causes of action, judgments or decrees resulting from the breach of any of the aforesaid representations and warranties. It is understood and agreed that, except as specifically set forth above, Atlas makes no warranty or representation, express or implied, as to its title or the title of the lessors in and to the lands or oil and gas interests covered by said Leases.

(c) In the event that the parties hereto desire to designate Additional Well Locations to be developed in accordance with the terms and conditions of this Agreement, each of said parties shall execute an addendum substantially in the form of Exhibit C attached hereto and made a part hereof specifying the undivided percentage of Working Interest and the Oil and Gas Leases to be included as Leases hereunder, specifying the amount and configuration of acreage included in each such Additional Well Location on maps attached as exhibits to such addendum and setting forth their agreement that such Additional Well Locations shall be developed in accordance with the terms and conditions of this Agreement.

(d) It is understood and agreed that the assignment of rights under the Leases and the oil and gas development activities contemplated by this Agreement relate only to the Initial Well Locations described herein and to the Additional Well Locations designated pursuant to sub-section (c) above. Nothing contained in this Agreement shall be interpreted to restrict in any manner the right of each of the parties hereto to conduct without the participation of any other party hereto any additional activities relating to exploration, development, drilling, production or delivery of oil and gas on lands adjacent to or in the immediate vicinity of the aforesaid Initial and Additional Well Locations or elsewhere.

2.     .

(a) Operator, as Developer's independent contractor, agrees to drill, complete (or plug) and operate ____________ (_____) natural gas wells on the ____________ (______) Initial Well Locations in accordance with the terms and conditions of this Agreement, and Developer, as a minimum commitment, agrees to participate in and pay the Operator's charges for drilling and completing the wells and any extra costs pursuant to Section 4 hereof in proportion to the share of the Working Interest owned by the Developer in the wells with respect to all ___________ (______) initial wells, it being expressly understood and agreed that, subject to sub-section (e) below, Developer does not reserve the right to decline participation in the drilling of any of the ____________ (______) initial wells to be drilled hereunder.

(b) Operator will use its best efforts to commence drilling the first well within thirty (30) days after the date of this Agreement and to commence the drilling of each of said ______________ (_____) initial wells for which payment is made pursuant to Section 4(b) of this Agreement, on or before March 31, 1998. Subject to the foregoing time limits, Operator shall determine the timing of and the order of the drilling of said ____________ (______) Initial Well Locations.

(c) The ____________ (______) initial wells to be drilled on the Initial Well Locations designated pursuant to this Agreement and any additional wells drilled hereunder on any Additional Well Locations designated pursuant to Section l(c) above shall be drilled and completed (or plugged) in accordance with the generally accepted and customary oil and gas field practices and techniques then prevailing in the geographical area of the Well Locations and shall be drilled to a depth sufficient to test thoroughly the objective formation or the deepest assigned depth, whichever is less.

(d) Except as otherwise provided herein, all costs, expenses and liabilities incurred in connection with the drilling and other operations and activities contemplated by this Agreement shall be borne and paid, and all wells, gathering lines of up to approximately 1,500 feet on the Prospect, equipment, materials, and facilities acquired, constructed or installed hereunder shall be owned, by the Developer in proportion to the share of the Working Interest owned by the Developer in the wells. Subject to the payment of lessor's royalties and other royalties and overriding royalties, if any, production of oil and gas from the wells to be drilled hereunder shall be owned by the Developer in proportion to the share of the Working Interest owned by the Developer in the wells.

(e) Notwithstanding the provisions of sub-section (a) above, in the event the Operator or Developer determines in good faith, with respect to any Well Location, before operations commence hereunder with respect to such Well Location, based upon the production (or failure of production) of any other wells which may have been recently drilled in the immediate area of such Well Location, or upon newly discovered title defects, or upon such other evidence with respect to the Well Location as may be obtained, that it would not be in the best interest of the parties hereto to drill a well on such Well Location, then the party making the determination shall notify the other party hereto of such determination and the basis therefor and, unless otherwise instructed by Developer, such well shall not be drilled. If such well is not drilled, Operator shall promptly propose a new well location (including such information with respect thereto as Developer may reasonably request) within Pennsylvania or Ohio to be substituted for such original Well Location and Developer shall thereafter have the option for a period of seven (7) business days to either reject or accept the proposed new well location. If the new well location is rejected, Operator shall promptly propose another substitute well location pursuant to the provisions hereof. Once the Developer accepts a substitute well location or does not reject it within said seven (7) day period, this Agreement shall terminate as to the original Well Location and the substitute well location shall become subject to the terms and conditions hereof.

     3.     .

(a)     Atlas shall be the Operator of the wells and Well
Locations subject to this Agreement and, as the Developer's independent contractor, shall, in addition to its other obligations hereunder, (i) make the necessary arrangements for the drilling and completion of wells and the installation of the necessary gas gathering line systems and connection facilities; (ii) make the technical decisions required in drilling, testing, completing and operating such wells; (iii) manage and conduct all field operations in connection with the drilling, testing, completing, equipping, operating and producing of the wells;
(iv) maintain all wells, equipment, gathering lines and facilities in good working order during the useful life thereof; and (v) perform the necessary administrative and accounting functions. In the performance of work contemplated by this Agreement, Operator is an independent contractor with authority to control and direct the performance of the details of the work.

(b) Operator covenants and agrees that (i) it shall perform and carry on (or cause to be performed and carried on) its duties and obligations hereunder in a good, prudent, diligent and workmanlike manner using technically sound, acceptable oil and gas field practices then prevailing in the geographical area of the aforesaid Well Locations; (ii) all drilling and other operations conducted by, for and under the control of Operator hereunder shall conform in all respects to federal, state and local laws, statutes, ordinances, regulations, and requirements; (iii) unless otherwise agreed in writing by the Developer, all work performed hereunder pursuant to a written estimate shall conform to the technical specifications set forth in such written estimate and all equipment and materials installed or incorporated in the wells and facilities hereunder shall be new or used and of good quality; (iv) in the course of conducting operations hereunder, it shall comply with all terms and conditions of the Leases (and any related assignments, amendments, subleases, modifications and supplements) other than any minimum drilling commitments contained therein; (v) it shall keep the Well Locations subject to this Agreement and all wells, equipment and facilities located thereon, free and clear of all labor, materials and other liens or encumbrances arising out of operations hereunder; (vi) it shall file all reports and obtain all permits and bonds required to be filed with or obtained from any governmental authority or agency in connection with the drilling or other operations and activities which are the subject of this Agreement; and (vii) it will provide competent and experienced personnel to supervise the drilling, completing (or plugging), and operating of the wells and use the services of competent and experienced service companies to provide any third party services necessary or appropriate in order to perform its duties hereunder.

(c) Atlas shall serve as Operator hereunder until the earliest of (i) the termination of this Agreement pursuant to Section 13 hereof;
(ii) the termination of Atlas as Operator by the Developer which may be effected by the Developer at any time in its discretion, with or without cause; upon sixty (60) days advance written notice to the Operator; or (iii) the resignation of Atlas as Operator hereunder which may occur upon ninety (90) days' written notice to the Developer at any time after five (5) years from the date hereof, it being expressly understood and agreed that Atlas shall have no right to resign as Operator hereunder prior to the expiration of the aforesaid five-year period. Any successor Operator hereunder shall be selected by the Developer. Nothing contained in this sub-section (c) shall relieve or release Atlas or the Developer from any liability or obligation hereunder which accrued or occurred prior to Atlas' removal or resignation as Operator hereunder. Upon any change in Operator pursuant to this provision, the then present Operator shall deliver to the successor Operator possession of all records, equipment, materials and appurtenances used or obtained for use in connection with operations hereunder and owned by the Developer.

4.     (a)     All natural gas wells which are drilled and
completed hereunder shall be drilled and completed on a footage basis for a price of $37.39 per foot to the depth of the well at its deepest penetration as recorded by Operator. The aforesaid footage price for each of said natural gas wells shall be set forth in an AFE which shall be attached to this Agreement as an Exhibit, and shall cover all ordinary costs which may be incurred in drilling and completing each such well for production of natural gas, including without limitation, site preparation, permits and bonds, roadways, surface damages, power at the site, water, Operator's overhead and profit, rights-of-way, drilling rigs, equipment and materials, costs of title examination, logging, cementing, fracturing, casing, meters (other than utility purchase meters), connection facilities, salt water collection tanks, separators, siphon string, rabbit, tubing, an average of 1,500 feet of gathering line per well, geological and engineering services and completing two (2) zones; provided, that such footage price shall not include the cost of (i) completing more than two (2) zones; (ii) completion procedures, equipment, or any facilities necessary or appropriate for the production and sale of oil and/or natural gas liquids; and (iii) equipment or materials necessary or appropriate to collect, lift or dispose of liquids for efficient gas production, except that the cost of saltwater collection tanks, separators, siphon string and tubing shall be included in the aforesaid footage price. Any such extra costs shall be billed to Developer in proportion to the share of the Working Interest owned by the Developer in the wells on a direct cost basis equal to the sum of (i) Operator's invoice costs of third party services performed and materials and equipment purchased plus ten percent (10%) to cover supervisory services and overhead; and
(ii) Operator's standard charges for services performed directly by it.

(b) In order to enable Operator to commence site preparation for ________________ (______) initial wells, to obtain suitable subcontractors for the drilling and completion of such wells at currently prevailing prices, and to insure the availability of equipment and materials, the Developer shall pay to Operator, in proportion to the share of the Working Interest owned by the Developer in the wells, one hundred percent (100%) of the estimated price for all _________________ (______) initial wells upon execution of this Agreement, such payment to be nonrefundable in all events, except that Developer shall not be required to pay completion costs prior to the time that a decision is made that the well warrants a completion attempt and Atlas' share of such payments as Managing General Partner of the Developer shall be paid within five (5) business days of notice from Operator that such costs have been incurred. With respect to each additional well drilled on the Additional Well Locations, if any, in order to enable Operator to commence site preparation, to obtain suitable subcontractors for the drilling and completion of such wells at currently prevailing prices, and to insure the availability of equipment and materials, Developer shall pay Operator, in proportion to the share of the Working Interest owned by the Developer in the wells, one hundred percent (100%) of the estimated price for such well upon execution of the applicable addendum pursuant to Section l(c) above, except that Developer shall not be required to pay completion costs prior to the time that a decision is made that the well warrants a completion attempt and Atlas' share of such payments as Managing General Partner of the Developer shall be paid within five (5) business days of notice from Operator that such costs have been incurred. With respect to each well, Developer shall pay to Operator, in proportion to the share of the Working Interest owned by the Developer in the wells, all other costs for such well within five (5) business days of receipt of notice from Operator that such well has been drilled to the objective depth and logged and is to be completed. Developer shall pay, in proportion to the share of the Working Interest owned by the Developer in the wells, any extra costs incurred with respect to each well pursuant to sub-section (a) above within ten (10) business days of its receipt of Operator's statement therefor.

(c) Operator shall determine whether or not to run the production casing for an attempted completion or to plug and abandon any well drilled hereunder; provided, however, that a well shall be completed only if Operator has made a good faith determination that there is a reasonable possibility of obtaining commercial quantities of oil and/or gas.

(d) If Operator determines at any time during the drilling or attempted completion of any well hereunder, in accordance with the generally accepted and customary oil and gas field practices and techniques then prevailing in the geographic area of the well location, that such well should not be completed, it shall promptly and properly plug and abandon the same. In such event, such well shall be deemed a dry hole and the dry hole footage price for each well drilled hereunder shall be $20.60 per foot multiplied by the depth of the well, as specified in sub-section (a) above, and shall be charged to the Developer in proportion to the share of the Working Interest owned by the Developer in the well. Any amounts paid by the Developer with respect to such dry hole which exceed the aforesaid dry hole footage price shall be retained by Operator and shall be applied to the costs for an additional well or wells to be drilled on the Additional Well Locations.

5.     .

(a) The Developer hereby acknowledges that Operator has furnished Developer with the title opinions identified on Exhibit A, and other documents and information which Developer or its counsel has requested in order to determine the adequacy of the title to the Initial Well Locations and leased premises subject to this Agreement. The Developer hereby accepts the title to said Initial Well Locations and leased premises and acknowledges and agrees that, except for any loss, expense, cost or liability caused by the breach of any of the warranties and representations made by Atlas in Section l(b) hereof, any loss, expense, cost or liability whatsoever caused by or related to any defect or failure of such title shall be the sole responsibility of and shall be borne entirely by the Developer.

(b) Prior to commencing the drilling of any well on any Additional Well Location designated pursuant to this Agreement, Operator shall conduct, or cause to be conducted, a title examination of such Additional Well Location, in order to obtain appropriate abstracts, opinions and certificates and other information necessary to determine the adequacy of title to both the applicable Lease and the fee title of the lessor to the premises covered by such Lease. The results of such title examination and such other information as is necessary to determine the adequacy of title for drilling purposes shall be submitted to the Developer for its review and acceptance, and no drilling shall be commenced until such title has been accepted in writing by the Developer. After any title has been accepted by the Developer, any loss, expense, cost or liability whatsoever, caused by or related to any defect or failure of such title shall be the sole responsibility of and shall be borne entirely by the Developer, unless such loss, expense, cost or liability was caused by the breach of any of the warranties and representations made by Atlas in Section l(b) of this Agreement.


6.     .

(a) Commencing with the month in which a well drilled hereunder begins to produce, Operator shall be entitled to an operating fee of $275 per month for each well being operated under this Agreement, proportionately reduced to the extent the Developer owns less than 100% of the Working Interest in the wells, in lieu of any direct charges by Operator for its services or the provision by Operator of its equipment for normal superintendence and maintenance of such wells and related pipelines and facilities. Such operating fees shall cover all normal, regularly recurring operating expenses for the production, delivery and sale of natural gas, including without limitation well tending, routine maintenance and adjustment, reading meters, recording production, pumping, maintaining appropriate books and records, preparing reports to the Developer and government agencies, and collecting and disbursing revenues, but shall not cover costs and expenses related to the (i) production and sale of oil, (ii) collection and disposal of salt water or other liquids produced by the wells, (iii) rebuilding of access roads, and (iv) purchase of equipment, materials or third party services, which, subject to the provisions of sub-section (c) of this Section 6, shall be paid by the Developer in proportion to the share of the Working Interest owned by the Developer in the wells. Any well which is temporarily abandoned or shut-in continuously for the entire month shall not be considered a producing well for purposes of determining the number of wells in such month subject to the aforesaid operating fee.

(b) The monthly operating fee set forth in sub-section (a) above may in the following manner be adjusted annually as of the first day of January (the "Adjustment Date") each year beginning January l, 1999. Such adjustment, if any, shall not exceed the percentage increase in the average weekly earnings of "Crude Petroleum, Natural Gas, and Natural Gas Liquids" workers, as published by the U.S. Department of Labor, Bureau of Labor Statistics, and shown in Employment and Earnings Publication, Monthly Establishment Data, Hours and Earning Statistical Table C-2, Index Average Weekly Earnings of "Crude Petroleum, Natural Gas, and Natural Gas Liquids" workers, SIC Code #131-2, or any successor index thereto, since January l, 1996, in the case of the first adjustment, and since the previous Adjustment Date, in the case of each subsequent adjustment.

(c) Without the prior written consent of the Developer, pursuant to a written estimate submitted by Operator, Operator shall not undertake any single project or incur any extraordinary cost with respect to any well being produced hereunder reasonably estimated to result in an expenditure of more than $5,000, unless such project or extraordinary cost is necessary to safeguard persons or property or to protect the well or related facilities in the event of a sudden emergency. In no event, however, shall the Developer be required to pay for any project or extraordinary cost arising from the negligence or misconduct of Operator, its agents, servants, employees, contractors, licensees or invitees. All extraordinary costs incurred and the cost of projects undertaken with respect to a well being produced hereunder shall be billed at the invoice cost of third party services performed or materials purchased together with a reasonable charge by Operator for services performed directly by it, in proportion to the share of the Working Interest owned by the Developer in the wells. Operator shall have the right to require the Developer to pay in advance of undertaking any such project all or a portion of the estimated costs thereof in proportion to the share of the Working Interest owned by the Developer in the wells.

(d) Developer shall have no interest in the pipeline gathering system, which gathering system shall remain the sole property of Operator and shall be maintained at Operator's sole cost and expense.

(e) Notwithstanding anything herein to the contrary, the Developer shall have full responsibility for and bear all costs in proportion to the share of the Working Interest owned by the Developer in the wells with respect to obtaining price determinations under and otherwise complying with the Natural Gas Policy Act of 1978 and the implementing state regulations. Such responsibility shall include, without limitation, preparing, filing, and executing all applications, affidavits, interim collection notices, reports and other documents necessary or appropriate to obtain price certification, to effect sales of natural gas, or otherwise to comply with said Act and the implementing state regulations. Operator agrees to furnish such information and render such assistance as the Developer may reasonably request in order to comply with said Act and the implementing state regulations without charge for services performed by its employees.

(f) The Developer shall have the right to direct Operator to plug and abandon any well which has been completed hereunder as a producer, and Operator shall not plug and abandon any such well prior to obtaining the written consent of the Developer; provided, however, that if Operator in accordance with the generally accepted and customary oil and gas field practices and techniques then prevailing in the geographic area of the well location, determines that any such well should be plugged and abandoned and makes a written request to the Developer for authority to plug and abandon any such well and the Developer fails to respond in writing to such request within forty-five
(45) days following the date of such request, then the Developer shall be deemed to have consented to the plugging and abandonment of such well(s). All costs and expenses related to plugging and abandoning the wells which have been drilled and completed as producing wells hereunder shall be borne and paid by the Developer in proportion to the share of the Working Interest owned by the Developer in the wells. At any time after three (3) years from the date each well drilled and completed hereunder is placed into production, Operator shall have the right to deduct each month from the proceeds of the sale of the production from the well operated hereunder up to $200, in proportion to the share of the Working Interest owned by the Developer in the wells, for the purpose of establishing a fund to cover the estimated costs of plugging and abandoning said well. All such funds shall be deposited in a separate interest bearing escrow account for the account of the Developer, and the total amount so retained and deposited shall not exceed Operator's reasonable estimate of such costs.

7.     .

(a) Operator shall promptly and timely pay and discharge on behalf of the Developer, in proportion to the share of the Working Interest owned by the Developer in the wells, all severance taxes, royalties, overriding royalties, operating fees, pipeline gathering charges and other expenses and liabilities payable and incurred by reason of its operation of the wells in accordance with this Agreement and shall pay, in proportion to the share of the Working Interest owned by the Developer in the wells, on or before the due date any third party invoices rendered to Operator with respect to such costs and expenses; provided, however, that Operator shall not be required to pay and discharge as aforesaid any such costs and expenses which are being contested in good faith by Operator. Operator shall deduct the foregoing costs and expenses from the Developer's share of the proceeds of the oil and/or gas sold from the wells operated hereunder and shall keep an accurate record of the Developer's account hereunder, showing expenses incurred and charges and credits made and received with respect to each well. In the event that such proceeds are insufficient to pay said costs and expenses, Operator shall promptly and timely pay and discharge the same, in proportion to the share of the Working Interest owned by the Developer in the wells, and prepare and submit an invoice to the Developer each month for said costs and expenses, such invoice to be accompanied by the form of statement specified in sub-section (b) below. Any such invoice shall be paid by the Developer within ten (10) business days of its receipt.

(b) Operator shall disburse to the Developer, on a monthly basis, the Developer's share of the proceeds received from the sale of oil and/or gas sold from the wells operated hereunder, less (i) the amounts charged to the Developer under sub-section (a) hereof, and (ii) such amount, if any, withheld by Operator for future plugging costs pursuant to sub-section (f) of Section 6. Each such disbursement made and/or invoice submitted pursuant to sub-section (a) above shall be accompanied by a statement itemizing with respect to each well (i) the total production of oil and/or gas since the date of the last disbursement or invoice billing period, as the case may be, and the Developer's share thereof, (ii) the total proceeds received from any sale thereof, and the Developer's share thereof, (iii) the costs and expenses deducted from said proceeds and/or being billed to the Developer pursuant to sub-section (a) above, (iv) the amount withheld for future plugging costs, and (v) such other information as Developer may reasonably request, including without limitation copies of all third party invoices listed thereon for such period. Operator agrees to deposit all proceeds from the sale of oil and/or gas sold from the wells operated hereunder in a separate checking account maintained by Operator, which account shall be used solely for the purpose of collecting and disbursing funds constituting proceeds from the sale of production hereunder.

(c)     In addition to the statements required under sub-section
(b) above, Operator, within seventy-five (75) days after the completion of each well drilled hereunder, shall furnish the Developer with a detailed statement itemizing with respect to such well the total costs and charges under Section 4(a) hereof and the Developer's share thereof, and such information as is necessary to enable the Developer
(i) to allocate any extra costs incurred with respect to such well between tangible and intangible and (ii) to determine the amount of investment tax credit, if applicable.

(d) Upon request, Operator shall promptly furnish the Developer with such additional information as it may reasonably request, including without limitation geological, technical and financial information, in such form as may reasonably be requested, pertaining to any phase of the operations and activities governed by this Agreement. The Developer and its authorized employees, agents and consultants, including independent accountants shall, at Developer's sole cost and expense, (i) upon at least ten (10) days' written notice have access during normal business hours to all of Operator's records pertaining to operations hereunder, including without limitation, the right to audit the books of account of Operator relating to all receipts, costs, charges and expenses under this Agreement, and (ii) have access, at its sole risk, to any wells drilled by Operator hereunder at all times to inspect and observe any machinery, equipment and operations.

8.     .

(a) The Developer hereby grants Operator a first and preferred lien on and security interest in the interest of the Developer covered by this Agreement, and in the Developer's interest in oil and gas produced and the proceeds thereof, and upon the Developer's interest in materials and equipment, to secure the payment of all sums due from Developer to Operator under the provisions of this Agreement.

(b) In the event that the Developer fails to pay any amount owing hereunder by it to the Operator within the time limit for payment thereof, Operator, without prejudice to other existing remedies, is authorized at its election to collect from any purchaser or purchasers of oil or gas and retain the proceeds from the sale of the Developer's share thereof until the amount owed by the Developer, plus twelve percent (12%) interest on a per annum basis and any additional costs (including without limitation actual attorneys' fees and costs) resulting from such delinquency, has been paid. Each purchaser of oil or gas shall be entitled to rely upon Operator's written statement concerning the amount of any default.

9.     .

(a) This Agreement shall be binding upon and shall inure to the benefit of the undersigned parties and their respective successors and permitted assigns; provided, however, that Operator may not assign, transfer, pledge, mortgage, hypothecate, sell or otherwise dispose of any of its interest in this Agreement, or any of the rights or obligations hereunder, without the prior written consent of the Developer, except that such consent shall not be required in connection with (i) the assignment of work to be performed for Operator by subcontractors, it being understood and agreed, however, that any such assignment to Operator's subcontractors shall not in any manner relieve or release Operator from any of its obligations and responsibilities under this Agreement, or (ii) any lien, assignment, security interest, pledge or mortgage arising under or pursuant to Operator's present or future financing arrangements, or (iii) the liquidation, merger, consolidation or sale of substantially all of the assets of Operator or other corporate reorganization; and provided, further, that in order to maintain uniformity of ownership in the wells, production, equipment, and leasehold interests covered by this Agreement, and notwithstanding any other provisions to the contrary, the Developer shall not, without the prior written consent of Operator, sell, assign, transfer, encumber, mortgage or otherwise dispose of any of its interest in the wells, production, equipment or leasehold interests covered hereby unless such disposition encompasses either (i) the entire interest of the Developer in all wells, production, equipment and leasehold interests subject hereto or (ii) an equal undivided interest in all such wells, production, equipment, and leasehold interests.

(b) Subject to the provisions of sub-section (a) above, any sale, encumbrance, transfer or other disposition made by the Developer of its interests in the wells, production, equipment, and/or leasehold interests covered hereby shall be made (i) expressly subject to this Agreement, (ii) without prejudice to the rights of the other party, and
(iii) in accordance with and subject to the provisions of the Lease.

(c) If at any time the interest of the Developer is divided among or owned by co-owners, Operator may, at its discretion, require such co-owners to appoint a single trustee or agent with full authority to receive notices, reports and distributions of the proceeds from production, to approve expenditures, to receive billings for and approve and pay all costs, expenses and liabilities incurred hereunder, to exercise any rights granted to such co-owners under this Agreement, to grant any approvals or authorizations required or contemplated by this Agreement, to sign, execute, certify, acknowledge, file and/or record any agreements, contracts, instruments, reports, or documents whatsoever in connection with this Agreement or the activities contemplated hereby, and to deal generally with, and with power to bind, such co-owners with respect to all activities and operations contemplated by this Agreement; provided, however, that all such co-owners shall continue to have the right to enter into and execute all contracts or agreements for their respective shares of the oil and gas produced from the wells drilled hereunder in accordance with sub-section (c) of Section 11 hereof.

10.     .

(a) Operator shall obtain and maintain at its own expense so long as it is Operator hereunder all required Workmen's Compensation Insurance and comprehensive general public liability insurance in amounts and coverage not less than $1,000,000 per person per occurrence for personal injury or death and $1,000,000 for property damage per occurrence, which insurance shall include coverage for blow-outs and total liability coverage of not less than $10,000,000. Subject to the aforesaid limits, the Operator's general public liability insurance shall be in all respects comparable to that generally maintained in the industry with respect to services of the type to be rendered and activities of the type to be conducted under this Agreement; Operator's general public liability insurance shall, if permitted by Operator's insurance carrier, (i) name the Developer and all of Developer's Investor General Partners as additional insured parties, and (ii) provide that at least thirty (30) days' prior notice of cancellation and any other adverse material change in the policy shall be given to the Developer and its Investor General Partners; provided, that the Developer shall reimburse Operator for the additional cost, if any, of including it and its Investor General Partners as additional insured parties under the Operator's insurance. Current copies of all policies or certificates thereof shall be delivered to the Developer upon request. It is understood and agreed that Operator's insurance coverage may not adequately protect the interests of the Developer hereunder and that the Developer shall carry at its expense such excess or additional general public liability, property damage, and other insurance, if any, as the Developer deems appropriate.

(b) Operator shall require all of its subcontractors to carry all required Workmen's Compensation Insurance and to maintain such other insurance, if any, as Operator in its discretion may require.

(c) Operator's liability to the Developer as Operator hereunder shall be limited to, and Operator shall indemnify the Developer and hold it harmless from, claims, penalties, liabilities, obligations, charges, losses, costs, damages or expenses (including but not limited to reasonable attorneys' fees) relating to, caused by or arising out of (i) the noncompliance with or violation by Operator, its employees, agents, or subcontractors of any local, state or federal law, statute, regulation, or ordinance; (ii) the negligence or misconduct of Operator, its employees, agents or subcontractors; or
(iii) the breach of or failure to comply with any provisions of this Agreement.

11.     .

(a) With respect to this Agreement, each of the parties hereto elects, under the authority of Section 761 (a) of the Internal Revenue Code of 1986, as amended, to be excluded from the application of all of the provisions of Subchapter K of Chapter 1 of Sub Title A of the Internal Revenue Code of 1986, as amended. If the income tax laws of the state or states in which the property covered hereby is located contain, or may hereafter contain, provisions similar to those contained in the Subchapter of the Internal Revenue Code of 1986, as amended, referred to under which a similar election is permitted, each of the parties agrees that such election shall be exercised. Beginning with the first taxable year of operations hereunder, each party agrees that the deemed election provided by Section 1.761-2(b)(2)(ii) of the Regulations under the Internal Revenue Code of 1986, as amended, will apply; and no party will file an application under Section 1.761-2
(b)(3)(i) and (ii) of said Regulations to revoke such election. Each party hereby agrees to execute such documents and make such filings with the appropriate governmental authorities as may be necessary to effect such election.

(b) It is not the intention of the parties hereto to create, nor shall this Agreement be construed as creating, a mining or other partnership or association or to render the parties liable as partners or joint venturers for any purpose. Operator shall be deemed to be an independent contractor and shall perform its obligations as set forth herein or as otherwise directed by the Developer.

(c) Subject to the provisions of Section 8 hereof, the Developer shall have the exclusive right to sell or dispose of its proportionate share of all oil and gas produced from the wells to be drilled hereunder, exclusive of production which may be used in development and producing operations, production unavoidably lost, and production used to fulfill any free gas obligations under the terms of the applicable Lease or Leases; and Operator shall not have any right to sell or otherwise dispose of such oil and gas. The Developer shall have the exclusive right to execute all contracts relating to the sale or disposition of its proportionate share of the production from the wells drilled hereunder. Developer shall have no interest in any gas purchase agreements of Operator, except the right to receive Developer's share of the proceeds received from the sale of any gas or oil from wells developed hereunder. The Developer agrees to designate Operator or Operator's designated bank agent as the Developer's collection agent in any such contract. Upon request, Operator shall render assistance in arranging such sale or disposition and shall promptly provide the Developer with all relevant information which comes to Operator's attention regarding opportunities for sale of production. In the event Developer shall fail to make the arrangements necessary to take in kind or separately dispose of its proportionate share of the oil and gas produced hereunder, Operator shall have the right, subject to the revocation at will by the Developer, but not the obligation, to purchase such oil and gas or sell it to others at any time and from time to time, for the account of the Developer at the best price obtainable in the area for such production, however, Operator shall have no liability to Developer should Operator fail to market such production. Any such purchase or sale by Operator shall be subject always to the right of the Developer to exercise at any time its right to take in kind, or separately dispose of, its share of oil and gas not previously delivered to a purchaser. Any purchase or sale by Operator of any other party's share of oil and gas shall be only for such reasonable periods of time as are consistent with the minimum needs of the Industry under the particular circumstance, but in no event for a period in excess of one (1) year.

12.     .

(a) If Operator is rendered unable, wholly or in part, by force majeure (as hereinafter defined) to carry out its obligations under this Agreement, the Operator shall give to the Developer prompt written notice of the force majeure with reasonably full particulars concerning it; thereupon, the obligations of the Operator, so far as it is affected by the force majeure, shall be suspended during but no longer than, the continuance of the force majeure. Operator shall use all reasonable diligence to remove the force majeure as quickly as possible to the extent the same is within reasonable control.

(b) The term "force majeure" shall mean an act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightning, fire, storm, flood, explosion, governmental restraint, unavailability of equipment or materials, plant shut-downs, curtailments by purchasers and any other causes whether of the kind specifically enumerated above or otherwise, which directly precludes Operator's performance hereunder and is not reasonably within the control of the Operator.

(c) The requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts, or other labor difficulty affecting the Operator, contrary to its wishes; the method of handling all such difficulties shall be entirely within the discretion of the Operator.

13.     .

This Agreement shall become effective when executed by Operator and the Developer and, except as provided in sub-section (c) of Section 3, shall continue and remain in full force and effect for the productive lives of the wells being operated hereunder.

14.     .

This Agreement shall be governed by, construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

15.     .

This Agreement, including the Exhibits hereto, constitutes and represents the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior negotiations, understandings, agreements, and representations relating to the subject matter hereof. No change, waiver, modification, or amendment of this Agreement shall be binding or of any effect unless in writing duly signed by the party against which such change, waiver, modification, or amendment is sought to be enforced.

16.     .

No waiver by any party hereto to any default of or breach by any other party under this Agreement shall operate as a waiver of any future default or breach, whether of like or different character or nature.

17.     .

Unless otherwise provided herein, all notices, statements, requests, or demands which are required or contemplated by this Agreement shall be in writing and shall be hand-delivered or sent by registered or certified mail, postage prepaid, to the following addresses until changed by certified or registered letter so addressed to the other party:

(i)     If to Atlas, to:

Atlas Resources, Inc.
311 Rouser Road
Moon Township, Pennsylvania 15108
Attention: President


(ii)     If to Developer, to:

Atlas-Energy for the Nineties-Public #6 Ltd.
c/o Atlas Resources, Inc.
311 Rouser Road
Moon Township, Pennsylvania 15108
Notices which are served by registered or certified mail upon the parties hereto in the manner provided in this Section shall be deemed sufficiently served or given for all purposes under this Agreement at the time such notice shall be mailed as provided herein in any post office or branch post office regularly maintained by the United States Postal Service or any successor to the functions thereof. All payments hereunder shall be hand-delivered or sent by United States mail, postage prepaid to the addresses set forth above until changed by certified or registered letter so addressed to the other party.

18. Whenever this Agreement makes reference to "this Agreement" or to any provision "hereof," or words to similar effect, such reference shall be construed to refer to the within instrument unless the context clearly requires otherwise. The titles of the Sections herein have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or construction of any of the terms and provisions hereof. As used in this Agreement, the plural shall include the singular and the singular shall include the plural whenever appropriate.

19.     .

The parties hereto may execute this Agreement in any number of separate counterparts, each of which, when executed and delivered by the parties hereto, shall have the force and effect of an original; but all such counterparts shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement under their respective seals as of the day and year first above written.



Attest


Secretary
[Corporate Seal]





Attest


Secretary
[Corporate Seal]



ATLAS RESOURCES, INC.

By:
President



ATLAS-ENERGY FOR NINETIES-PUBLIC #6 LTD.

By its Managing General Partner:

ATLAS RESOURCES, INC.

By:
President

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Exhibit A

             DESCRIPTION OF LEASES AND INITIAL WELL LOCATIONS

            [To be completed as information becomes available]



1. WELL LOCATION

(a) Oil and Gas Lease from _________________________________________
dated _____________________ and recorded in Deed Book Volume
__________, Page __________ in the Recorder's Office of County,
____________, covering approximately_________acres in
________________________________ Township, ___________________
County, __________________________.

(b) The portion of the leasehold estate constituting the ________________________________________________ No. __________
Well Location is described on the map attached hereto as Exhibit
A-l.

(c) Title Opinion of ____________________________________,
_____________________________________,
________________________________________,
________________________________________, dated
___________________, 19_____.

(d) The Developer's interest in the leasehold estate constituting
this Well Location is an undivided           % Working Interest to
those oil and gas rights from the surface to the bottom of the Medina/Whirlpool Formation, subject to the landowner's royalty interest and Overriding Royalty Interests.

Ehibit A
 (Page 1)
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Exhibit B

STATE OF  )
) ASSIGNMENT OF OIL AND GAS LEASE
COUNTY OF   )

KNOW ALL MEN BY THESE PRESENTS

THAT the undersigned
(hereinafter called Assignor), for and in consideration of One Dollar and other valuable consideration ($1.00 ovc), the receipt whereof is hereby acknowledged, does hereby sell, assign, transfer and set over unto

(hereinafter called Assignee), an undivided

in, and to, the oil and gas lease described as follows:

                       --------------------------
together with the rights incident thereto and the personal property thereto, appurtenant thereto, or used, or obtained, in connection therewith.

And for the same consideration, the assignor covenants with the said assignee his or its heirs, successors, or assigns that assignor is the lawful owner of said lease and rights and interest thereunder and of the personal property thereon or used in connection therewith; that the undersigned ___________________________ good right and authority to sell and convey the same, and that said rights, interest and property are free and clear from all liens and incumbrances, and that all rentals and royalties due and payable thereunder have been duly paid.

In Witness Whereof, The undersigned owner________________ and
assignor ha____    signed and sealed this instrument the _________ day
of ____________________, 19_____.
Signed and acknowledged in presence of
________________________________________


ACKNOWLEDGEMENT BY INDIVIDUAL

STATE OF  )
)   BEFORE ME, a Notary Public, in and for said
COUNTY OF  )

County and State, on this day personally appeared who acknowledged to me that __he did sign the foregoing instrument and that the same is ____________________free act and deed.

In Testimony Whereof, I have hereunto set my hand and offical seal, at ______________________________. This _____ day of
____________________________, A.D. 19____.

____________________________________
Notary Public

CORPORATION ACKNOWLEDGEMENT

STATE OF  )
)   BEFORE ME, a Notary Public, in and for said
COUNTY OF  )

County and State, on this day personally appeared      known to me
to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged that the same was the act of the said a corporation, and he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

In Testimony Whereof, I have herewith set my hand and offical seal, at ______________________________. This _____ day of
____________________________, A.D. 19____.


____________________________________
Notary Public

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     EXHIBIT (B)
     SPECIAL SUITABILITY REQUIREMENTS
     AND DISCLOSURES TO INVESTORS

     SPECIAL SUITABILITY REQUIREMENTS AND DISCLOSURES TO INVESTORS

Prospective investors, if a resident of one of the following states, must meet that state's qualification and suitability standards as follows:

SUBSCRIBERS TO LIMITED PARTNER UNITS.

If a Michigan or North Carolina resident (1) a net worth of not less than $225,000 (exclusive of home, furnishings and automobiles), or (2) a net worth of not less than $60,000 (exclusive of home, furnishings and automobiles) and estimated current year taxable income as defined in Section 63 of the Internal Revenue Code of 1986 of $60,000 or more without regard to an investment in the Partnership. In addition, a resident of Michigan, Ohio or Pennsylvania shall not make an investment in the Partnership in excess of 10% of his net worth (exclusive of home, furnishings and automobiles).

If a resident of California (1) a net worth of not less than $250,000 (exclusive of home, furnishings and automobiles) and expects to have gross income in the current year of $65,000 or more, or (2) a net worth of not less than $500,000 (exclusive of home, furnishings and automobiles), or (3) a net worth of not less than $1,000,000, or (4) expects to have gross income in the current year of not less than $200,000.

SUBSCRIBERS TO INVESTOR GENERAL PARTNER UNITS.

If a resident of California: (1) a net worth of not less than $250,000 (exclusive of home, furnishings and automobiles) and expects to have annual gross income in the current year of $120,000 or more; or (2) a net worth of not less than $500,000 (exclusive of home, furnishings and automobiles); or (3) a net worth of not less than $1,000,000; or (4) expects to have gross income in the current year of not less than $200,000.

If a resident of Alabama, Maine, Massachusetts, Minnesota, North Carolina, Pennsylvania, Tennessee, or Texas (1) an individual or joint net worth with my spouse of $225,000 or more, without regard to the investment in the Partnership, (exclusive of home, home furnishings and automobiles) and a combined gross income of $100,000 or more for the current year and for the two previous years; or (2) an individual or joint net worth with my spouse in excess of $1,000,000, inclusive of home, home furnishings and automobiles; or (3) an individual or joint net worth with my spouse in excess of $500,000, exclusive of home, home furnishings and automobiles; or (4) a combined "gross income" as defined in
Section 61 of the Internal Revenue Code of 1986, as amended, in excess of $200,000 in the current year and the two previous years.

If a resident of Arizona, Indiana, Iowa, Kansas, Kentucky, Michigan, Missouri, Mississippi, New Hampshire, New Mexico, Ohio, Oklahoma, Oregon, South Dakota, Vermont, or Washington: (1) an individual or joint net worth with my spouse of $225,000 or more, without regard to the investment in the Partnership, (exclusive of home, home furnishings and automobiles) and a combined "taxable income" of $60,000 or more for the previous year and expects to have a combined "taxable income" of $60,000 or more for the current year and for the succeeding year; or (2) an individual or joint net worth with my spouse in excess of $1,000,000, inclusive of home, home furnishings and automobiles; or (3) an individual or joint net worth with my spouse in excess of $500,000, exclusive of home, home furnishings and automobiles; or (4) a combined "gross income" as defined in Section 61 of the Internal Revenue Code of 1986, as amended, in excess of $200,000 in the current year and the two previous years. In addition, a resident of Michigan, Ohio or Pennsylvania shall not make an investment in the Partnership in excess of 10% of his net worth (exclusive of home, furnishings and automobiles).

If a resident of Missouri, I am aware that:

THESE SECURITIES ARE NOT ELIGIBLE FOR ANY TRANSACTIONAL EXEMPTION UNDER THE MISSOURI UNIFORM SECURITIES ACT (SECTION 409.402(B), R.S.MO.(1978). UNLESS THESE SECURITIES ARE AGAIN REGISTERED UNDER THE ACT, THEY MAY NOT BE REOFFERED FOR SALE OR RESOLD IN THE STATE OF MISSOURI (SECTION 409.301, R.S.MO.(1978)).

If a resident of California, I am aware that:

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.
As a condition of qualification of the Units for sale in the State of California, the following rule is hereby delivered to each California purchaser.

CALIFORNIA ADMINISTRATIVE CODE, TITLE 10, CH. 3, RULE 260.141.11.
RESTRICTION ON TRANSFER.

(a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6,
260.141.10 and 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

(b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

(1)     to the issuer;

(2)     pursuant to the order or process of any court;

(3)     to any person described in Subdivision (i) of Section
25102 of the Code or Section 260.105.14 of these rules;

(4) to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor's ancestors, descendants or spouse, or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

(5) to holders of securities of the same class of the same issuer;

(6)     by way of gift or donation inter vivos or on death;

(7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

(8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

(9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

(10) by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

(11) by a corporation or wholly-owned subsidiary of such corporation, or by a wholly-owned subsidiary of a corporation to such corporation;

(12)      by way of an exchange qualified under Section
25111, 25112 or 25113 of the Code, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

(13) between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

(14)     to the State Controller pursuant to the Unclaimed
Property Law or to the administrator of the unclaimed property law of another state;

(15)     by the State Controller pursuant to the Unclaimed
Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

(16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities;

(17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision
(f) of Section 25102;

provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

(c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

"IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS
SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY
CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT
OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF
CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S
RULES."

IF A RESIDENT OF NORTH CAROLINA, I AM AWARE THAT:

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
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TABLE OF CONTENTS


Page
Summary of the Offering     1
Risk Factors     8
Capitalization and Source of Funds and Use of
Proceeds     17
Compensation     19
Estimate of Administrative Costs and Direct
Costs to be Borne by the Partnership     21
Terms of the Offering     22
Conflicts of Interest     24
Fiduciary Responsibility of the Managing
     General Partner     31
Prior Activities     33
Management     40
Investment Objectives     45
Proposed Activities     45
Competition, Markets and Regulation     79
Participation in Costs and Revenues     80
Tax Aspects     84
Definitions     95
Summary of Partnership Agreement     100
Summary of Drilling and Operating Agreement     103
Reports to Investors     104
Repurchase Obligation     104
Transferability of Units     105
Plan of Distribution     106
Sales Material     107
Legal Opinions     107
Experts     107
Litigation     107
Additional Information     108
Financial Information Concerning the
Managing General Partner, Atlas Group
and the Partnership     108


EXHIBIT (A) - Amended and Restated Certificate and Agreement of Limited Partnership
EXHIBIT (I-A) - Managing General Partner Signa-ture Page
EXHIBIT (I-B) - Subscription Agreement
EXHIBIT (II) - Drilling and Operating Agreement
EXHIBIT (B) - Special Suitability Requirements and
Disclosures to Investors

No dealer, salesman or other person has been authorized to give any information or make any representations other than those contained in this Prospectus in connection with this offering, and if given or made, such information or representations must not be relied upon as having been authorized by the Managing General Partner. The delivery of this Prospectus at any time does not imply that the information herein is correct as of any time subsequent to its date of issue. This Prospectus does not constitute an offer to buy any of these securities in any State to any person to whom it is unlawful to make such offer or solicitation in such State.













     ATLAS-ENERGY FOR

     THE NINETIES -

     PUBLIC #6 LTD.















PROSPECTUS






     September ____, 1997

















Until December 31, 1997, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


     PART II
     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 22.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Section 1741 et seq. of the Pennsylvania Business Corporation Law provides for indemnification of officers, directors, employees and agents by a corporation subject to certain limitations.

Under Section 4.05 of the Amended and Restated Certificate and Agreement of Limited Partnership, the Participants, within the limits of their Capital Contributions, and the Partnership, generally agree to indemnify and exonerate the Managing General Partner, the Operator and their Affiliates from claims of liability to any third party arising out of operations of the Partnership provided that they determined in good faith that the course of conduct which caused the loss or liability was in the best interest of the Partnership, they were acting on behalf of or performing services for the Partnership and such course of conduct was not the result of their negligence or misconduct.

Paragraph 11 of the Dealer-Manager Agreement provides for the indemnification of Atlas, the Partnership and control persons under specified conditions by the Dealer-Manager and/or Selling
Agent.

ITEM 23.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The expenses to be incurred in connection with the issuance and distribution of the securities to be registered, other than underwriting discounts, commissions and expense allowances, are estimated to be as follows:

Accounting                       $  2,000.00 *
Legal Fees (including Blue Sky)    50,000.00 *
Printing                           95,000.00 *
SEC Registration Fee                3,030.00
Blue Sky Filing Fees
(excluding legal fees)             25,916.00 *
NASD Filing Fee                     1,500.00
Miscellaneous

Total    $450,000.00 *

*Estimated

ITEM 24.   RECENT SALES OF UNREGISTERED SECURITIES.
None by the Registrant.

Atlas Resources, Inc. ("Atlas"), an Affiliate of the Registrant, has made sales of unregistered and registered securities within the last three years. See the section of the Prospectus captioned "Prior Activities" regarding the sale of limited and general partner interests. In the opinion of Atlas, the foregoing unregistered securities in each case have been and/or are being offered and sold in compliance with exemptions from registration provided by the Securities Act of 1933, as amended, including the exemptions provided by Section 4(2) of that Act and certain rules and regulations promulgated thereunder. The securities in each case have been and/or are being offered and sold to a limited number of persons who had the sophistication to understand the merits and risks of the investment and who had the financial ability to bear such risks. The units of limited and general partner interests were sold to persons who were Accredited Investors, as that term is defined in Regulation D (17 CFR 230.501(a)), or who had, at the time of purchase, a net worth of at least $225,000 (exclusive of home, furnishings and automobiles) or a net worth (exclusive of home, furnishings and automobiles) of at least $125,000 and gross income of at least $75,000, or otherwise satisfied Atlas that the investment was suitable.

ITEM 25.  EXHIBITS.

1(a)     Proposed form of Dealer-Manager Agreement with
Anthem Securities, Inc.

1(b)     Proposed form of Dealer-Manager Agreement with
Bryan Funding, Inc.

3(a)     Articles of Incorporation of Atlas Resources,
Inc.

3(b)     Bylaws of Atlas Resources, Inc.

4(a)     Certificate of Limited Partnership for Atlas-
Energy for the Nineties-Public #6 Ltd.

4(b)     Amended and Restated Certificate and Agreement of
Limited Partnership for Atlas-Energy for the Nineties-
Public #6 Ltd. (See Exhibit (A) to Prospectus)

4(c)     Release from Shareholders

5     Opinion of Kunzman & Bollinger, Inc. as to the
legality of the Units registered hereby

8     Opinion of Kunzman & Bollinger, Inc. as to tax
matters

10(a)     Proposed Form of Escrow Agreement

10(b)     Drilling and Operating Agreement (See Exhibit
(II) to the Amended and Restated Certificate and Agreement of Limited Partnership, Exhibit (A) to
Prospectus)

24(a)     Consent of McLaughlin & Courson

24(b)     Consent of United Energy Development
Consultants, Inc.

24(c)     Consent of Kunzman & Bollinger, Inc. (See
Exhibits 5 and 8)

25     Power of Attorney

ITEM 26.  UNDERTAKINGS.

(a) As required by Item 512(a) of Regulation S-B and Rule 415, the undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a Post-Effective Amendment to this Registration Statement to:

(i)     include any Prospectus required by Section
10(a)(3) of the Securities Act of 1933;

(ii) reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or of the most recent
Post-Effective Amendment thereof) which, individually or together, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)     include any material information with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such Post-
Effective Amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)     To remove from registration by means of a Post-
Effective Amendment any of the securities being registered which remain unsold at the termination of the offering.

(e)          The undersigned Registrant undertakes:

(1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to Atlas and its directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, Atlas and the Registrant have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by Atlas and its directors, officers and controlling persons in the successful defense of any action, suit or proceeding) is asserted by such party in connection with the securities being registered, Registrant will unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act, and will be governed by final adjudication of such issue.





   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has authorized this Pre-Effective Amendment No. 1 to the Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in Moon Township, Pennsylvania, on the 8th day of September, 1997.

ATLAS-ENERGY FOR THE NINETIES-
PUBLIC #6 LTD.
(Registrant)

By:   Atlas Resources, Inc.,
Managing General Partner

James R. O'Mara and Bruce M. Wolf,         By:    /s/ James R. O'Mara
pursuant to the Registration Statement,            James R. O'Mara,
President, Chief Executive
have been granted Power of Attorney and are         Officer and
Director
signing on behalf of the names shown below,
in the capacities indicated.               By:    /s/ Bruce M. Wolf
Bruce M. Wolf, General Counsel,
Secretary
and Director


In accordance with the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SEPTEMBER 8, 1997

Signature and
Title
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Charles T. Koval

Chairman of the
Board and a
Director
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James. R. O'Mara

President, Chief
Executive Officer
and a Director
------------------
Bruce M. Wolf

General Counsel,
Secretary and a
Director
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Donald P. Wagner

Vice President of
Operations
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James J. Kritzo

Vice President of
the Land
Department
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Tony C. Banks

Vice President of
Finance and Chief
Financial Officer
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Frank P. Carolas
Vice President of
Geology
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Barbara J. Kransicki

Vice President of
Administration
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Joseph R. Sadowski

Director
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